Exhibit (a)-(1)
PRELIMINARY PROXY STATEMENT OF THE COMPANY
Shareholders of Smart Share Global Limited:
Re: Notice of Extraordinary General Meeting of Shareholders
Dear Shareholder:
You are cordially invited to attend an extraordinary general meeting of shareholders of Smart Share Global Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), to be held on                  at                  a.m. (Beijing Time). The meeting will be held at                  . The accompanying notice of the extraordinary general meeting and proxy statement provide information regarding the matters to be considered and voted on at the extraordinary general meeting, including at any adjournment or postponement thereof.
On August 1, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mobile Charging Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Mobile Charging Investment Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“MidCo”) and Mobile Charging Merger Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly-owned subsidiary of MidCo (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving company and becoming a wholly-owned subsidiary of MidCo (the “Surviving Company”). The purpose of the extraordinary general meeting is for you and the other shareholders of the Company to consider and vote, among other things, upon a proposal to authorize and approve the Merger Agreement and the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands in connection with the Merger (the “Plan of Merger”) and the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger (collectively, the “Transactions”). Copies of the Merger Agreement and the form of the Plan of Merger are attached as Annex A and Annex B, respectively, to the accompanying proxy statement.
Each of Parent, MidCo and Merger Sub was formed solely for purposes of the Merger and the investment and financing transactions related to the Merger. At the effective time of the Merger (the “Effective Time”), Parent will be beneficially owned by (a) Trustar Mobile Charging Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Trustar Capital”), (b) Trustar Capital Partners V, L.P. an exempted limited partnership formed under the laws of the Cayman Islands (“Trustar Fund”, and together with Trustar Capital, the “Trustar Filing Persons”), (c) Mr. Mars Guangyuan Cai, chairman of the board of directors and chief executive officer of the Company, (d) Smart Share Holdings Limited, a company incorporated under the laws of the British Virgin Islands, (e) Mr. Peifeng Xu, director and president of the Company, (f) Super June Limited, a company incorporated under the laws of the British Virgin Islands, (g) Mr. Victor Yaoyu Zhang, chief marketing officer of the Company, (h) Victor Family Limited, a company incorporated under the laws of the British Virgin Islands, (i) Ms. Maria Yi Xin, director and chief financial officer of the Company, and (j) Jade Dew Capital Limited, a company incorporated under the laws of the British Virgin Islands (together with Filing Persons (c) through (i), the “Management Filing Persons”), and their respective designated affiliates. Smart Share Holdings Limited, Super June Limited, Victor Family Limited and Jade Dew Capital Limited are collectively referred to herein as the “Rollover Shareholders”; and Parent, MidCo, Merger Sub, the Trustar Filing Persons and the Management Filing Persons are collectively referred to herein as the “Consortium”. As of August 1, 2025, the Rollover Shareholders collectively beneficially own 11,466,460 Class A ordinary shares, par value US$0.0001 per share, of the Company (each, a “Class A Share”) (including Class A Shares represented by American depositary shares (each currently representing two Class A Shares, “ADSs”), but excluding, for purpose of this calculation, the Class A Shares they may acquire through the exercise or vesting of options (“Company Options”) to purchase Shares (as defined below) under the Company Share Plan (as defined below) within 60 days of the date of the accompanying proxy statement), 73,973,970 Class B ordinary shares, par value US$0.0001 per share, of the Company (each, a “Class B Share” and together with Class A Share, each a “Share” and collectively “Shares”), which collectively represent approximately 16.8% of the total issued and outstanding Shares and approximately 64.0% of the total voting power of the outstanding Shares. If the Merger is completed, the Company will continue its operations as a privately held company and will be wholly owned by MidCo, the ADSs will no longer be listed on The Nasdaq Stock Market (“NASDAQ”) and the ADS program for the Class A Shares will terminate.
Under the terms of the Merger Agreement, if the Merger is completed, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined below), the Dissenting Shares (as defined below) and the Class A Shares represented by ADSs) will be cancelled in exchange for the right to receive US$0.625 in cash per Share, without interest and net of any applicable withholding taxes (the “Per Share Merger Consideration”), and each ADS (other than ADSs representing Excluded Shares) issued and outstanding immediately prior to the Effective Time, together with the underlying Class A Shares represented by such ADSs, will be cancelled in exchange for the right to receive US$1.25 in cash per ADS, without interest and net of any applicable withholding taxes (the “Per ADS Merger Consideration”). The ADS holders will pay any applicable taxes, stamp duty and other government charges due to or incurred by The Bank of New York Mellon (the “ADS Depositary”), in connection with the distribution of the Per ADS Merger Consideration and the cancellation of the ADSs surrendered, as well as the ADS Depositary’s ADS cancellation fee of US$5.00 per 100 ADSs (or portion thereof) plus a wire fee of US$17.50 per transaction pursuant to the terms of the deposit agreement dated as of March 31, 2021 (the “Deposit Agreement”) by and among the Company, the ADS Depositary, and the holders and beneficial owners of ADSs issued thereunder.
Notwithstanding the foregoing, if the Merger is completed, the following Shares will not be cancelled in exchange for the right to receive the Per Share Merger Consideration or the Per ADS Merger Consideration described above, but will be cancelled and shall cease to exist at the Effective Time as follows:
(a)
(i) 11,466,460 Class A Shares (including Shares represented by ADSs) and 73,973,970 Class B Shares beneficially owned (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the “Exchange Act”) by the Rollover Shareholders as of August 1, 2025, as well as any other Shares acquired by the Rollover Shareholders or any of such Rollover Shareholder’s affiliates following August 1, 2025, i.e., the date of the support agreement entered into among Parent and each of the Management Filing Persons (the “Support Agreement”), and prior to the Effective Time (collectively, the “Rollover Shares”), (ii) Shares held by Parent, MidCo, Merger Sub and any of their respective subsidiaries, (iii) Shares held by the Company or any subsidiary of the Company and (iv) 19,653,608 Class A Shares recorded under the name of the ADS Depositary as a member in the register of members of the Company and reserved for issuance and allocation pursuant to 2021 Share Incentive Plan (the “Company Share Plan”), in each case for (ii), (iii) and (iv), issued and outstanding immediately prior to the Effective Time, will be cancelled and cease to exist at the Effective Time without payment of any consideration or distribution therefor (collectively, “Excluded Shares”); and

(b)
Shares that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger and seek appraisal and payment of the fair value of their Shares, or dissenter rights, pursuant to Section 238 of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”) (collectively, the “Dissenting Shares”, and holders of the Dissenting Shares collectively, the “Dissenting Shareholders”) will be cancelled and cease to exist at the Effective Time and the Dissenting Shareholders will not be entitled to receive the Per Share Merger Consideration and will be entitled to receive only the payment of the fair value of their Dissenting Shares determined in accordance with Section 238 of the Cayman Islands Companies Act.

At the Effective Time, the Company will terminate the Company Share Plan and any relevant award agreements entered into under the Company Share Plan. In addition, at the Effective Time, each option to purchase Shares under the Company Share Plan (each, a “Company Option”) that is then outstanding and unexercised, whether or not vested or exercisable, and each Company restricted share and Company restricted share unit that is then outstanding, whether or not vested, will be treated as described below.
In connection with the Merger, (a) except for the Rollover Shareholders, each former holder (or his or her designee) of a Company Option that shall have become vested or are expected to vest on or prior to the Effective Time and remains outstanding on the closing date (the “Vested Company Option”) which is cancelled at the Effective Time shall, in exchange therefor, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (but in any event no later than 30 Business Days after the closing date) pursuant to the Company’s ordinary payroll practices, a cash amount (without interest) equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the exercise price of such Vested Company Option, and (ii) the number of Shares underlying such Vested Company Option; provided that if the exercise price of any such Vested Company Option is equal to or greater than the Per Share Merger Consideration, such Vested Company Option shall be cancelled without any payment therefor, (b) except for options held by the Rollover Shareholders, each Company Option that is not a Vested Company Option (the “Unvested Company Option”) which is cancelled at the Effective Time will be replaced, after the Effective Time, by an award comprised of other rights or property to the extent permitted by applicable law, which will be subject to substantially equivalent vesting schedule and conditions to such Unvested Company Option (in each case, as may be reasonably determined by Parent); (c) at the Effective Time, by virtue of the Merger, any and all awards granted under the Company Share Plan (other than Vested Company Options and Unvested Company Options), including any Company restricted shares and Company restricted share units that are outstanding, whether or not vested, shall be cancelled and cease to exist without payment of any consideration or distribution therefor, and (d) at the Effective Time, any and all Vested Company Options and Unvested Company Options held by the Rollover Shareholders shall be cancelled and cease to exist in exchange for shares of Parent, in each case in accordance with the Support Agreement.
The Consortium intends to fund the Merger consideration through a combination of (a) rollover equity from the Rollover Shareholders, which will be cancelled and cease to exist without payment of any cash consideration or distribution therefor, (b) cash contributions contemplated by those certain equity commitment letters, each dated August 1, 2025, between Parent and each of Trustar Fund and the Rollover Shareholders (each an “Equity Commitment Letter”, and collectively, the “Equity Commitment Letters”) and (c) proceeds from a committed term loan facility from Bank of China Limited, Shanghai Branch. Pursuant to the Equity Commitment Letters, Trustar Fund and the Rollover Shareholders have agreed, subject to the terms and conditions of the Equity Commitment Letters, to provide or procure the provision of the financing amounts specified therein for the purpose of financing the funds necessary to complete the Transactions. In addition, each of Trustar Fund and the Rollover Shareholders delivered a limited guarantee (each a “Limited Guarantee”, and collectively, the “Limited Guarantees”) in favor of the Company, to guarantee certain payment obligations of Parent under the Merger Agreement.
A special committee of the board of directors of the Company (the “Board”), composed solely of independent and disinterested directors (the “Special Committee”), acting with full power and authority delegated by the Board, reviewed and considered the terms and conditions of the Merger Agreement, the Plan of Merger, the Limited Guarantees and the Transactions. On August 1, 2025, the Special Committee, after consultation with its financial advisor and legal counsel and due consideration of all relevant factors, unanimously (a) determined that the Merger as contemplated in the Merger Agreement and the Plan of Merger is fair to and in the best interests of the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the unaffiliated security holders (as such term is defined in Rule 13e-3 of the Exchange Act, as amended, the “Unaffiliated Security Holders”), and it is advisable for the Company to enter into the Merger Agreement, the Plan of Merger, the Limited Guarantees and the consummation of the Transactions, and (b) recommended that the Board authorize and approve the Merger Agreement, the Plan of Merger, the Limited Guarantees, and the consummation of the Transactions.
On August 1, 2025, the Board, acting upon the unanimous recommendation of the Special Committee, (a) determined that the Merger as contemplated in the Merger Agreement and the Plan of Merger is fair to and in the best interests of the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the Unaffiliated Security Holders and it is advisable for the Company to enter into the Merger Agreement, the Plan of Merger and the Limited Guarantees and to consummate the

Transactions, (b) authorized and approved the Merger Agreement, the Plan of Merger, the Limited Guarantees and the Transactions, and (c) resolved to recommend the approval and authorization of the Merger Agreement, the Plan of Merger and the consummation of the Transactions to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the consummation of the Transactions be submitted to the shareholders of the Company for authorization and approval.
Accordingly, the Board recommends that you vote FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger, and the consummation of the Transactions, including (a) the Merger, (b) the variation of the authorized share capital of the Company from US$120,000 divided into 1,200,000,000 shares of a par value of US$0.0001 each, comprising of (i) 840,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (ii) 240,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and (iii) 120,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the Board may determine in accordance with the existing memorandum and articles of association of the Company to US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each (the “Variation of Capital”), and (c) the amendment and restatement of the existing memorandum and articles of association of the Company (as the Surviving Company) by their deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association at the Effective Time, in the form attached as Appendix II to the Plan of Merger (the “Adoption of Amended M&A”), FOR the proposal to authorize each of the directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution to be proposed at the extraordinary general meeting.
The Merger cannot be completed unless the Merger Agreement, the Plan of Merger and the Transactions are authorized and approved by a special resolution (as defined in the Cayman Islands Companies Act) and the memorandum and articles of association) of the Company passed by an affirmative vote of holders of Shares (including Shares represented by ADSs) representing at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy as a single class at the extraordinary general meeting or any adjournment or postponement thereof. Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Rollover Shares in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 64.0% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof). Accordingly, based on           Class A Shares and           Class B Shares expected to be issued and outstanding on            , the record date for voting Shares at the extraordinary general meeting (the “Share Record Date”),             Class A Shares owned by the shareholders of the Company (including ADS holders) other than the Rollover Shares as of the Share Record Date must be voted in favor of the execution of the Merger Agreement, the Plan of Merger and the Transactions in order to satisfy the requirement of the affirmative vote of at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy as a single class at the extraordinary general meeting of the Company’s shareholders in accordance with Section 233(6) of the Cayman Islands Companies Act and the memorandum and articles of association of the Company, assuming all shareholders of the Company will be present and voting in person or by proxy at the extraordinary general meeting and the Rollover Shareholders will vote all Rollover Shares in favor of such special resolution.
The accompanying proxy statement provides detailed information about, among other proposals, the Merger and the extraordinary general meeting. We encourage you to read the entire document and all of the attachments and other documents referred to or incorporated by reference herein carefully. You may also obtain more information about the Company from documents the Company has filed with the United States Securities and Exchange Commission (the “SEC”), which are available for free at the SEC’s website at www.sec.gov.
Voting at the extraordinary general meeting is expected to take place by poll voting, as the chairman of the meeting has the right to demand poll voting at the meeting pursuant to the memorandum and articles of association of the Company and is expected to exercise such right at the meeting. The effect of poll voting is that the number of votes each holder has will depend on the number of votes represented by Shares held by such holder. If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on the proxy card. Whether or not you plan to attend the extraordinary general meeting, please complete the accompanying proxy card, in accordance with the instructions set forth on the proxy card, as promptly as possible. The deadline to lodge your proxy card is           at            a.m. (Beijing Time). Each registered holder of Shares has one vote for each Class A Share and ten votes for each Class B Share held as of 5:00 p.m. New York City time on the Share Record Date.
Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if you hold your Shares through a financial intermediary such as a broker, bank or nominee, you must rely on the procedures of the financial intermediary through which you hold your Shares if you wish to vote at the extraordinary general meeting.
The Company will instruct the ADS Depositary to deliver to registered holders of ADSs as of the close of business in New York City on             (the “ADS Record Date”) an ADS Voting Instruction Card, and holders of ADS as of the ADS Record Date will have the right to instruct the ADS Depositary (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs) how to vote the Shares underlying their ADSs at the extraordinary general meeting, subject to and in accordance with the terms of the Deposit Agreement. A copy of the form Deposit Agreement is available free of charge at the SEC’s website at www.sec.gov.
ADS holders registered in the ADS Depositary’s books are strongly urged to sign, complete and return the ADS Voting Instruction Card to the ADS Depositary in accordance with the instructions printed thereon and in the ADS Depositary’s notice, as soon as possible and, in any event, so as to be received by the ADS Depositary no later than 12:00 p.m. (New York City time) on             (or if the extraordinary general meeting is adjourned, such later date as may be notified by the Company or the ADS Depositary). ADS holders holding through brokers or other securities intermediaries are strongly urged to return voting instructions as instructed and to be received by the cutoff date and time provided by their respective brokers or other securities intermediaries. Each broker and other intermediary will set its own cutoff date and time to receive instructions.
As the registered holder of the Class A Shares represented by ADSs, upon the timely receipt from an ADS holder as of the ADS Record Date of voting instructions in the manner specified by the ADS Depositary, the ADS Depositary will endeavor to vote (or to cause the vote of) (in person or by proxy), in so far as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the memorandum and articles of association of the Company and the provisions of the Class A Shares, the Class A Shares represented by ADSs at the extraordinary general meeting in accordance with the voting instructions timely received from holders of ADSs as of the ADS Record Date. The ADS Depositary will not itself exercise any voting discretion in respect of any Class A Shares represented by ADSs and it will not vote any Class A Shares represented by ADSs other than in accordance with signed voting instructions from the relevant ADS holder.
Holders of ADSs will not be able to attend or vote at the extraordinary general meeting directly (whether in person or by proxy) unless they surrender their ADSs to the ADS Depositary for cancellation and delivery of the corresponding Class A Shares and become registered in the Company’s register of members as holders of Class A Shares prior to the close of business in the New York City on the Share Record Date. ADS holders who wish to surrender their ADSs for cancellation and attend and vote at the extraordinary general meeting need to make arrangements with their broker or custodian to deliver the ADSs to the ADS Depositary for cancellation before the close of business in New York City on            together with (a) delivery instructions for the corresponding Class A Shares represented by such ADSs (including, if applicable, the name and address of person who will be the registered holder of such Shares), and (b) payment of ADS Depositary’s fees associated with such cancellation (US$5.00 per 100 ADSs (or portion thereof) plus a wire fee of US$17.50 per transaction), which will not be borne by the Company, and any applicable taxes. If you hold your ADSs in an account with a broker or other securities intermediary, please promptly contact your broker, or other intermediary to find out what actions you need to take to instruct the broker, or other intermediary, to surrender the ADSs on your behalf. Upon surrender of the ADSs, the ADS Depositary will direct The Hongkong and Shanghai Banking Corporation Limited, the custodian holding the Class A Shares, to deliver,

v

or cause the delivery of, the Class A Shares represented by the ADSs so cancelled to or upon the written order of the person(s) designated in the order delivered to the ADS Depositary for such purpose. If you hold ADSs through a broker or other securities intermediary, you should contact that broker or intermediary to determine the date by which you must instruct them to act in order that the necessary processing can be completed in time. It is uncertain how long the process of re-registration of Class A Shares upon surrender of ADSs will take. Therefore, ADS holders that wish to do this should take action as soon as possible. If after the registration of Class A Shares in your name you wish to receive a certificate evidencing the Class A Shares registered in your name, you will need to request the Company to issue and mail, or cause to be issued and mailed, a certificate to your attention. If the Merger is not consummated, the Company will continue to be a publicly traded company in the United States and the ADSs will continue to be listed on NASDAQ. Class A Shares are not listed and cannot be traded on any stock exchange other than NASDAQ, and in such case only as represented by ADSs. As a result, if you have surrendered your ADSs for cancellation to attend the extraordinary general meeting and the Merger is not consummated and you wish to be able to sell your Class A Shares on a stock exchange, you will need to deposit your Class A Shares into the Company’s ADS program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS Depositary for the issuance of ADSs (US5.00 per 100 ADSs (or portion thereof) issued), applicable share transfer taxes (if any), and related charges pursuant to the Deposit Agreement.
Shareholders who dissent from the Merger will have the right to seek appraisal and payment of the fair value of their Shares determined in accordance with Section 238 of the Cayman Islands Companies Act if the Merger takes effect, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and comply with all subsequent procedures and requirements of Section 238 of the Cayman Islands Companies Act for the exercise of dissenters’ rights, a copy of which is attached as Annex D to the accompanying proxy statement. The fair value of your Shares as determined by the Grand Court of the Cayman Islands under the Cayman Islands Companies Act could be more than, the same as, or less than the Merger consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Shares.
ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE CLASS A SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS FOR AND ON BEHALF OF THE ADS HOLDERS WITH RESPECT TO ANY OF THE CLASS A SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs BEFORE 10:00 A.M. (NEW YORK CITY TIME) ON                  TO THE ADS DEPOSITARY FOR DELIVERY OF CLASS A SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING CLASS A SHARES IN THE COMPANY’S REGISTER OF MEMBERS AND DELIVERY INSTRUCTIONS FOR THE CORRESPONDING CLASS A SHARES, AND BECOME REGISTERED HOLDERS OF CLASS A SHARES BEFORE THE VOTE TO AUTHORIZE AND APPROVE THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. FOR THE AVOIDANCE OF DOUBT, ANY ADS HOLDERS WHO CONVERT THEIR ADSs INTO CLASS A SHARES AFTER THE SHARE RECORD DATE WILL NOT BE ENTITLED TO ATTEND OR TO VOTE AT THE EXTRAORDINARY GENERAL MEETING, BUT WILL BE ENTITLED TO EXERCISE DISSENTERS’ RIGHTS IF THEY BECOME REGISTERED HOLDERS OF CLASS A SHARES BEFORE THE VOTE IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING, IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE. AFTER SURRENDERING THEIR ADSs AND BECOMING REGISTERED HOLDERS OF CLASS A SHARES, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE CLASS A SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES ACT. IF THE MERGER IS NOT CONSUMMATED, THE COMPANY WOULD CONTINUE TO BE A PUBLICLY TRADED COMPANY IN THE UNITED STATES AND THE ADSs WOULD CONTINUE TO BE LISTED ON NASDAQ. THE COMPANY’S CLASS A SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN NASDAQ, AND IN SUCH CASE ONLY AS REPRESENTED BY ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS SURRENDERED HIS, HER OR ITS

ADSs FOR CANCELLATION TO THE ADS DEPOSITARY IN ORDER TO EXERCISE DISSENTERS’ RIGHTS AND THE MERGER IS NOT CONSUMMATED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS CLASS A SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WILL NEED TO DEPOSIT HIS, HER OR ITS CLASS A SHARES INTO THE COMPANY’S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (US$5.00 PER 100 ADSs (OR PORTION THEREOF) ISSUED), APPLICABLE SHARE TRANSFER TAXES (IF ANY), AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.
Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this letter or in the accompanying notice of the extraordinary general meeting or proxy statement. Any representation to the contrary is a criminal offense.
If you have any questions or need assistance voting your Shares or ADSs, please contact our Investor Relations Department by email at ir@enmonster.com. ADS holders who have any questions should contact the ADS Depositary using the contact details provided on the ADS Voting Instruction Card. ADS holders who hold ADSs indirectly should contact their bank, broker, financial institution or administrator through which such ADSs are held.
Thank you for your cooperation and continued support.
Sincerely,	Sincerely,
Conor Chia-hung Yang Chairman of the Special Committee	Mars Guangyuan Cai Chairman of the Board
The accompanying proxy statement is dated                  , and is first being mailed to the Company’s shareholders and ADS holders on or about                  .

SMART SHARE GLOBAL LIMITED
NOTICE OF EXTRAORDINARY GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON
Dear Shareholder:
Notice is hereby given that an extraordinary general meeting of the shareholders of Smart Share Global Limited (referred to herein alternately as the “Company”, “us”, “we” or other terms correlative thereto) will be held on           at            a.m. (Beijing Time) at            .
Only registered holders of ordinary shares of the Company, par value US$0.0001 per share (each, a “Share”, including class A ordinary shares, par value US$0.0001 per share or “Class A Shares”, and class B ordinary shares, par value US$0.0001 per share or “Class B Shares”), as of 5:00 p.m. New York City time on            (the “Share Record Date”) or their proxy holders are entitled to attend and vote at this extraordinary general meeting or any adjournment thereof. At the extraordinary general meeting, you will be asked to consider and vote upon the following resolutions:
•
as a special resolution:

THAT the Agreement and Plan of Merger, dated as of August 1, 2025 (the “Merger Agreement”), among the Company, Mobile Charging Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Mobile Charging Investment Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“MidCo”) and Mobile Charging Merger Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly-owned Subsidiary of MidCo (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving company and becoming a wholly-owned subsidiary of MidCo (the “Surviving Company”) (such Merger Agreement being in the form attached as Annex A to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger required to be registered with the Registrar of Companies of the Cayman Islands in connection with the Merger (the “Plan of Merger”) (such Plan of Merger being substantially in the form attached as Annex B to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), and the consummation of the transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the “Transactions”) including (a) the Merger, (b) upon the Merger becoming effective (the “Effective Time”), the variation of the authorized share capital of the Company from US$120,000 divided into 1,200,000,000 shares of a par value of US$0.0001 each, comprising of (i) 840,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (ii) 240,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and (iii) 120,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the Board may determine in accordance with the existing memorandum and articles of association of the Company to US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each (the “Variation of Capital”) and (c) the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of the Company (as the Surviving Company) at the Effective Time, in the form attached as Appendix II to the Plan of Merger (the “Adoption of Amended M&A”) be approved and authorized by the Company; and
•
as an ordinary resolution:

THAT each director of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A; and
•
if necessary, as an ordinary resolution:

THAT the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution to be proposed at the extraordinary general meeting.

Please refer to the accompanying proxy statement, which is attached to and made a part of this notice. Capitalized terms used in this notice but not defined herein shall have the same meanings ascribed to them in the accompanying proxy statement. A list of the Company’s shareholders will be available at its principal executive offices at 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China, during ordinary business hours for the two business days immediately prior to the extraordinary general meeting.
Pursuant to the support agreement (the “Support Agreement”) entered into on August 1, 2025, each of Smart Share Holdings Limited, Super June Limited, Victor Family Limited and Jade Dew Capital Limited (collectively, the “Rollover Shareholders”) will vote all of 11,466,460 Class A Shares (including Class A Share represented by ADSs) and 73,973,970 Class B Shares held by the Rollover Shareholders as of August 1, 2025 and any other Shares acquired by such Rollover Shareholders or any of such Rollover Shareholder’s affiliates following August 1, 2025, i.e., the date of the Support Agreement, and prior to the Effective Time (collectively, the “Rollover Shares”), in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 64.0% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof).
After careful consideration and upon the unanimous recommendation of the Special Committee, the Board (a) determined that the Merger as contemplated in the Merger Agreement and the Plan of Merger is fair to and in the best interests of the Company, the Company’s shareholders and ADS holders(other than the holders of Excluded Shares) and the unaffiliated security holders (as such term is defined in Rule 13e-3 of the Securities Exchange Act of 1934, as amended, the “Unaffiliated Security Holders”), and it is advisable for the Company to enter into the Merger Agreement, the Plan of Merger and the limited guarantees by each of Trustar Fund and the Rollover Shareholders in favor of the Company pursuant to which each of Trustar Fund and the Rollover Shareholders will guarantee certain payment obligations of Parent under the Merger Agreement (collectively the “Limited Guarantees” and each a “Limited Guarantee”) and to consummate the Transactions, (b) authorized and approved the Merger Agreement, the Plan of Merger, the Limited Guarantees and the consummation of the Transactions, and (c) resolved to recommend the approval and authorization of the Merger Agreement, the Plan of Merger, and the consummation of the Transactions to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the consummation of the Transactions be submitted to a vote of the shareholders of the Company for authorization and approval. After careful consideration and upon the unanimous recommendation of the Special Committee composed solely of directors unaffiliated to any member of the management of the Company or any other participant of the Transactions, the Board recommends that you vote FOR the proposal to authorize and approve the execution, delivery and performance of the Merger Agreement the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A, FOR the proposal to authorize each director of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution to be proposed at the extraordinary general meeting.
Regardless of the number of Shares that you own, your vote is very important. The Merger cannot be completed unless the Merger Agreement, the Plan of Merger and the Transactions are authorized and approved by a special resolution (as defined in the Cayman Islands Companies Act) of the Company passed by an affirmative vote of holders of Shares (including Class A Shares represented by ADSs) representing at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy (or in the case of corporations, by their duly authorized representatives), as a single class at the extraordinary general meeting or any adjournment or postponement thereof. Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Rollover Shares in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 64.0% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof). Accordingly, based

on             Class A Shares and            Class B Shares expected to be issued and outstanding on            , the record date for voting Shares at the extraordinary general meeting (the “Share Record Date”)             Class A Shares owned by the shareholders of the Company other than the Rollover Shares as of the Share Record Date and ADS holders must be voted in favor of the execution of the Merger Agreement and the Plan of Merger, and the Transactions in order to satisfy the requirement of the affirmative vote of at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy as a single class at the extraordinary general meeting of the Company’s shareholders in accordance with Section 233(6) of the Cayman Islands Companies Act and the memorandum and articles of association of the Company, assuming all shareholders of the Company will be present and voting in person or by proxy at the extraordinary general meeting and the Rollover Shareholders will vote all Rollover Shares in favor of such special resolution.
Regardless of whether you plan to attend the extraordinary general meeting in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy card as promptly as possible. To be valid, your proxy card must be completed, signed, scanned and returned to the Company’s offices (to the attention of: Investor Relations Department) at            , no later than              a.m. (Beijing Time),                 . The proxy card is the “instrument of proxy” and the “instrument appointing a proxy” as referred to in the Company’s articles of association. The Rollover Shareholders who are registered shareholders of the Company have the right to demand poll voting at the meeting, and will exercise such right during the meeting. Accordingly, the voting is expected to take place by poll voting. The effect of poll voting is that the number of votes each holder has will depend on the number of Shares held by such holder. If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on the proxy card. Each registered holder of Shares has one vote for each Class A Share and ten votes for each Class B Share held as of 5:00 p.m. New York City time on the Share Record Date. If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on the proxy card.
Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the record holder a proxy issued in your name.
If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to your broker, bank or other nominee, your vote will not be counted.
When proxies are properly dated, executed and returned by holders of Shares, the Shares they represent will be voted at the extraordinary general meeting in accordance with the instructions of such shareholders. If no specific instructions are given by such shareholders, such Shares will be voted “FOR” the proposals as described above, unless you appoint a person other than the chairman of the meeting as your proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.
If you own ADSs as of the close of business in New York City on             (the “ADS Record Date”) (and do not surrender such ADSs for cancellation and become a registered holder of the Class A Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may give voting instructions to The Bank of New York Mellon, (the “ADS Depositary”) (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs), in its capacity as the ADS Depositary and the holder of the Class A Shares underlying your ADSs, how to vote the Class A Shares underlying your ADSs by completing and signing the ADS voting instruction card and returning it in accordance with the instructions printed on it as soon as possible. The ADS Depositary must receive your instructions no later than 12:00 p.m. (New York City time) on            in order to ensure the Class A Shares underlying your ADSs are properly voted at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other securities account, you must rely on the procedures of the broker,

x

bank or other securities intermediary through which you hold your ADSs if you wish to vote. Your broker or other securities intermediary should inform you as the cutoff date and time for giving voting instructions.
Alternatively, if you own ADSs, you may vote at the extraordinary general meeting directly if you surrender your ADSs to the ADS Depositary for cancellation and become a registered holder of the Class A Shares underlying your ADSs prior to the close of business in the New York on            , the Share Record Date. If you wish to surrender your ADSs to the ADS Depositary for cancellation for the purpose of voting Class A Shares directly, you need to make arrangements to deliver your ADSs to the ADS Depositary for cancellation before the close of business in New York City on            together with (a) delivery instructions for the corresponding Class A Shares (name and address of person who will be the registered holder of such Class A Shares), and (b) payment of the ADS cancellation fees (US5.00 per 100 ADSs (or portion thereof) to be cancelled and a wire fee of US$17.50 per transaction pursuant to the terms of the deposit agreement, dated as of March 31, 2021, by and among the Company, the ADS Depositary, and the holders and beneficial owners of ADSs issued thereunder (the “Deposit Agreement”)), which will not be borne by the Company, and any applicable taxes. If you hold your ADSs in an account with a broker or other securities intermediary, please promptly contact your broker, bank or other securities intermediary to find out what actions you need to take to instruct the broker, bank or other securities intermediary to surrender the ADSs for cancellation on your behalf. Upon surrender of the ADSs, the ADS Depositary will direct The Hongkong and Shanghai Banking Corporation Limited, the custodian holding the Class A Shares, to deliver, or cause the delivery of, the Class A Shares represented by the ADSs so cancelled to or upon the written order of the person(s) designated in the order delivered to the ADS Depositary for such purpose. It is difficult to predict how long the steps described above may take. ADS holders that wish to surrender the ADSs for cancellation to become registered holders of Class A Shares are advised to take action as soon as possible.
Shareholders who dissent from the Merger in accordance with the Cayman Islands Companies Act will have the right to receive payment of the fair value of their Class A Shares determined in accordance with Section 238 of the Cayman Islands Companies Act if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Act for the exercise of dissenters’ rights, a copy of which is attached as Annex D to the accompanying proxy statement. The fair value of their Shares determined under the Cayman Islands Companies Act could be more than, the same as, or less than the Merger consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares. This proxy statement is not to be construed or taken as legal advice on Cayman Islands law. Shareholders who wish to exercise any rights under Section 238 of the Cayman Islands Companies Act, or otherwise, should obtain their own copy of the complete Cayman Islands Companies Act and seek legal advice from a law firm authorized to practice Cayman Islands law without delay.
ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE CLASS A SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS FOR AND ON BEHALF OF THE ADS HOLDERS WITH RESPECT TO ANY OF THE CLASS A SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs FOR CANCELLATION BEFORE 10:00 A.M. (NEW YORK CITY TIME) ON                  TO THE ADS DEPOSITARY FOR DELIVERY OF CLASS A SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING CLASS A SHARES IN THE COMPANY’S REGISTER OF MEMBERS AND DELIVERY INSTRUCTIONS FOR THE CORRESPONDING CLASS A SHARES, AND BECOME REGISTERED HOLDERS OF CLASS A SHARES BEFORE THE VOTE TO AUTHORIZE AND APPROVE THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. FOR THE AVOIDANCE OF DOUBT, ANY ADS HOLDERS WHO SURRENDER THEIR ADSs FOR DELIVERY OF CLASS A SHARES AFTER THE SHARE RECORD DATE WILL NOT BE ENTITLED TO ATTEND OR TO VOTE AT THE EXTRAORDINARY GENERAL MEETING, BUT WILL BE ENTITLED TO EXERCISE DISSENTERS’ RIGHTS IF THEY BECOME REGISTERED HOLDERS OF CLASS A SHARES BEFORE THE VOTE IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING, IN ACCORDANCE WITH THE

IMMEDIATELY PRECEDING SENTENCE. AFTER SURRENDERING THEIR ADSs AND BECOMING REGISTERED HOLDERS OF CLASS A SHARES, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE CLASS A SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES ACT. IF THE MERGER IS NOT CONSUMMATED, THE COMPANY WOULD CONTINUE TO BE A PUBLICLY TRADED COMPANY IN THE UNITED STATES AND THE ADSs WOULD CONTINUE TO BE LISTED ON NASDAQ. THE COMPANY’S CLASS A SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN NASDAQ, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS SURRENDERED HIS, HER OR ITS ADSs FOR CANCELLATION TO THE ADS DEPOSITARY IN ORDER TO EXERCISE DISSENTERS’ RIGHTS AND THE MERGER IS NOT CONSUMMATED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS CLASS A SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WILL NEED TO DEPOSIT HIS, HER OR ITS CLASS A SHARES INTO THE COMPANY’S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (US$5.00 PER 100 ADSs (OR PORTION THEREF) ISSUED), APPLICABLE SHARE TRANSFER TAXES (IF ANY), AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.
If you have any questions or need assistance voting your Shares, please contact our Investor Relations Department by email at ir@enmonster.com.
The Merger Agreement, the Plan of Merger and the Transactions are described in the accompanying proxy statement. Copies of the Merger Agreement and the Plan of Merger are included as Annex A and Annex B, respectively, to the accompanying proxy statement. We urge you to read the entire accompanying proxy statement carefully.
Notes:
1.
In the case of joint holders, any one of such joint holder may vote, either in person or by proxy (or in the case of corporations, by their duly authorized representatives), in respect of such share as if he, she or it were solely entitled thereto, but if more than one of such joint holders be present at the extraordinary general meeting the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holders.

2.
The instrument appointing a proxy must be in writing under the hand of the appointer or of his or her attorney duly authorized in writing or, if the appointer is a corporation, either under its seal or under the hand of an officer, attorney or other person duly authorized to sign the same.

3.
A proxy need not be a member (registered shareholder) of the Company.

4.
The proxy card must be deposited in the manner set out in the notice of the extraordinary general meeting. A proxy card that is not deposited in the manner permitted will be invalid.

5.
Votes given in accordance with the terms of a proxy card will be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer was received by the Company at ir@enmonster.com, Attention: Investor Relations Department, at least two hours before the commencement of the extraordinary general meeting, or adjourned meeting at which such proxy is used.

BY ORDER OF THE BOARD OF DIRECTORS,

Mars Guangyuan Cai

PROXY STATEMENT
Dated
SUMMARY VOTING INSTRUCTIONS
Ensure that your shares of Smart Share Global Limited can be voted at the extraordinary general meeting by submitting your proxy or contacting your broker, bank or other nominee.
If your shares are registered in the name of a broker, bank or other nominee:   check the voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares are voted at the extraordinary general meeting.
If your shares are registered in your name:   submit your proxy as soon as possible by signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope, so that your shares can be voted at the extraordinary general meeting in accordance with your instructions.
If you submit your signed proxy card without indicating how you wish to vote, the shares represented by your proxy will be voted in favor of the resolutions to be proposed at the extraordinary general meeting, unless you appoint a person other than the chairman of the meeting as your proxy, in which case the shares represented by your proxy will be voted (or not submitted for voting) as your proxy determines.
If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please contact our Investor Relations Department at ir@enmonster.com.

SUMMARY TERM SHEET
This “Summary Term Sheet” and the “Questions and Answers About the Extraordinary General Meeting and the Merger” highlight selected information contained in this proxy statement regarding the Merger (as defined below) and may not contain all of the information that may be important to your consideration of the Merger and other transactions contemplated by the Merger Agreement (as defined below) and the Plan of Merger (as defined below). You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the extraordinary general meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in “Where You Can Find More Information” beginning on page 110. In this proxy statement, the terms “the Company”, “us”, “we” or other terms correlative thereto refer to Smart Share Global Limited. All references to “dollars”, “US$” and “$” in this proxy statement are to U.S. dollars. All references to the “PRC” and “China” are to the People’s Republic of China.
The Parties Involved in the Merger
The Company
The Company is a consumer tech company providing mobile device charging services through an extensive online and offline network. The Company provides service through its power banks, placed in POIs operated by its location partners, such as entertainment venues, restaurants, shopping centers, hotels, transportation hubs and public spaces. Through its mini programs, users rent the Company’s power banks to carry with them when they use the Company’s service, and they can return the power banks at any of the Company’s POIs. The Company’s principal executive offices are located at 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China. The Company’s telephone number at this address is +86 21 6050 3535. The Company’s registered office is Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
For a description of the Company’s history, development, business, and organizational structure, please see the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 28, 2025 (the “2024 Form 20-F”), which is incorporated herein by reference. Please see “Where You Can Find More Information” beginning on page 110 for a description of how to obtain a copy of the Company’s 2024 Form 20-F.
The Company is the issuer of class A ordinary shares, par value US$0.0001 per share (each, a “Class A Share”), including the Class A Shares represented by American depositary shares, each representing two Class A Shares (each, an “ADS”), and class B ordinary shares, par value US$0.0001 per share (each, a “Class B Share”, together with Class A Share, each a “Share”). The Company is the subject company of the Transactions.
Parent
Mobile Charging Group Holdings Limited (“Parent”) is an exempted company with limited liability incorporated under the laws of the Cayman Islands and is a holding company formed solely for the purpose of holding the equity interest in MidCo (as defined below) and completing the Transactions, including the Merger. The registered office of Parent is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The business address and telephone number of Parent is 28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong, + 852 3710 6888.
MidCo
Mobile Charging Investment Limited (“MidCo”) is an exempted company with limited liability incorporated under the laws of the Cayman Islands and is a holding company formed solely for the purpose of holding the equity interest in Merger Sub (as defined below) and completing the Transactions, including the Merger. The registered office of MidCo is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town,

Grand Cayman KY1-9008, Cayman Islands. The business address and telephone number of MidCo is 28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong, + 852 3710 6888.
Merger Sub
Mobile Charging Merger Limited (“Merger Sub”) is an exempted company with limited liability incorporated under the laws of the Cayman Islands and is a holding company formed solely for the purpose of effecting the Transactions, including the Merger. The registered office of Merger Sub is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The business address and telephone number of Merger Sub is 28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong, + 852 3710 6888.
Trustar Filing Persons
Trustar Mobile Charging Holdings Limited (“Trustar Capital”) is an exempted company with limited liability incorporated under the laws of the Cayman Islands. Trustar Capital Partners V, L.P. (“Trustar Fund” and together with Trustar Capital, the “Trustar Filing Persons”) is an exempted limited partnership formed under the laws of the Cayman Islands. Trustar Capital is controlled by Trustar Fund. The principal business of Trustar Capital is investment holdings. The principal business of Trustar Fund is investment management for the benefit of its limited partners. The principal business address and telephone number of each Trustar Filing Person is 28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong, + 852 3710 6888.
Management Filing Persons
Mr. Mars Guangyuan Cai (“Mr. Cai”) is a citizen of the People’s Republic of China whose principal business address is 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China. His principal occupation is as chairman of the board of directors and chief executive officer of the Company.
Smart Share Holdings Limited is a company incorporated under the laws of the British Virgin Islands whose principal business address is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands. It is an investment holding company.
Mr. Peifeng Xu (“Mr. Xu”) is a citizen of the People’s Republic of China whose principal business address is 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China. His principal occupation is as director and president of the Company.
Super June Limited is a company incorporated under the laws of the British Virgin Islands whose principal business address is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands. It is an investment holding company.
Mr. Victor Yaoyu Zhang (“Mr. Zhang”) is a citizen of the People’s Republic of China whose principal business address is 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China. His principal occupation is as chief marketing officer of the Company.
Victor Family Limited is a company incorporated under the laws of the British Virgin Islands whose principal business address is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands. It is an investment holding company.
Ms. Maria Yi Xin (“Ms. Xin”) is a citizen of the People’s Republic of China whose principal business address is 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China. Her principal occupation is as director and chief financial officer of the Company.
Jade Dew Capital Limited is a company incorporated under the laws of the British Virgin Islands whose principal business address is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands. It is an investment holding company.
During the last five years, none of the persons referred to above under the heading “The Parties Involved in the Merger”, and their directors and executive officers as listed in Annex E of this proxy statement has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Throughout this proxy statement, (a) Smart Share Holdings Limited, Super June Limited, Victor Family Limited and Jade Dew Capital Limited are collectively referred to herein as the “Rollover Shareholders”, (b) Mr. Cai, Mr. Xu, Mr. Zhang, and Ms. Xin are collectively referred to herein as the “Management Parties”, (c) the Management Parties and the Rollover Shareholders are collectively referred to herein as the “Management Filing Persons”, (d) Trustar Fund and the Rollover Shareholders are collectively referred to herein as the “EC Investors” or the “Guarantors” and (e) Parent, MidCo, Merger Sub, the Trustar Filing Persons and the Management Filing Persons are collectively referred to as the “Consortium”.
The Merger (Page 76)
You are being asked to vote to authorize and approve the Agreement and Plan of Merger dated as of August 1, 2025 among the Company, Parent, MidCo and Merger Sub (the “Merger Agreement”), and the plan of merger required to be registered with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”), in connection with the Merger (the “Plan of Merger”), pursuant to which, once the Merger Agreement and the Plan of Merger are approved and authorized by the requisite vote of the shareholders of the Company and the other conditions to the completion of the transactions contemplated by the Merger Agreement and the Plan of Merger (the “Transactions”) are satisfied or waived in accordance with the terms of the Merger Agreement and the Plan of Merger, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving company and becoming a wholly-owned subsidiary of MidCo (the “Surviving Company”).
The Surviving Company will continue to do business under the name “Smart Share Global Limited” following the Merger. Copies of the Merger Agreement and the form of the Plan of Merger are attached as Annex A and Annex B, respectively, to this proxy statement. You should read the Merger Agreement and the Plan of Merger in their entirety because they, and not this proxy statement, are the legal documents that govern the Merger.
Merger Consideration (Page 76)
Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share of the Company, issued and outstanding immediately prior to the Effective Time, other than Excluded Shares (as defined below) and Dissenting Shares (as defined below) and Class A Shares represented by American depositary shares (each, an “ADS”), will be cancelled in exchange for the right to receive US$0.625 in cash per Share without interest and net of any applicable withholding taxes (the “Per Share Merger Consideration”) and each ADS (other than ADSs representing Excluded Shares) issued and outstanding immediately prior to the Effective Time, together with the underlying Class A Shares represented by such ADSs, will be cancelled in exchange for the right to receive US$1.25 in cash per ADS, without interest and net of any applicable withholding taxes (the “Per ADS Merger Consideration”). Notwithstanding the foregoing, if the Merger is completed, the following shares will not be cancelled in exchange for the right to receive the Per Share Merger Consideration or the Per ADS Merger Consideration described in the immediately preceding sentence, but will be cancelled and shall cease to exist at the Effective Time as follows:
(a)
(i) 11,466,460 Class A Shares (including Shares represented by ADSs) and 73,973,970 Class B Shares beneficially owned (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the Rollover Shareholders as of August 1, 2025 and any other Shares acquired by such Rollover Shareholders or any of such Rollover Shareholder’s affiliates following August 1, 2025, i.e., the date of the support agreement entered into among Parent and the Management Filing Persons (the “Support Agreement”), and prior to the Effective Time (collectively, the “Rollover Shares”), (ii) Shares held by Parent, MidCo, Merger Sub and any of their respective subsidiaries, (iii) Shares held by the Company or any subsidiary of the Company, and (iv) 19,653,608 Class A Shares recorded under the name of The Bank of New York Mellon as a member in the register of members of the Company and reserved for issuance and allocation pursuant to 2021 Share Incentive Plan (the “Company Share Plan”), in each case for (ii), (iii) and

(iv), issued and outstanding immediately prior to the Effective Time, will be cancelled and cease to exist at the Effective Time without payment of any consideration or distribution therefor (collectively, the “Excluded Shares”); and
(b)
Shares that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger, or dissenter rights, pursuant to Section 238 of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”) (collectively, the “Dissenting Shares”, and holders of the Dissenting Shares collectively, the “Dissenting Shareholders”) will be cancelled and cease to exist at the Effective Time and the Dissenting Shareholders will not be entitled to receive the Per Share Merger Consideration and will be entitled to receive only the payment of the fair value of their Dissenting Shares determined in accordance with Section 238 of the Cayman Islands Companies Act.

Treatment of Company Share Awards (Page 59)
At the Effective Time, the Company will (a) terminate the 2021 Share Incentive Plan (the “Company Share Plan”) and any relevant award agreements entered into under the Company Share Plan, and (b) provide for the treatment of each option to purchase Shares granted under the Company Share Plan (each, a “Company Option”) that is then outstanding and unexercised, whether or not vested or exercisable, and each Company restricted share and Company restricted share unit that is then outstanding, whether or not vested, as described below.
In addition to the foregoing, (a) except for the Rollover Shareholders, each former holder (or his or her designee) of a Company Option that shall have become vested or are expected to vest on or prior to the Effective Time and remains outstanding on the closing date (each, a “Vested Company Option”) which is cancelled at the Effective Time shall, in exchange therefor, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (but in any event no later than 30 Business Days after the closing date) pursuant to the Company’s ordinary payroll practices, a cash amount (without interest) equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the exercise price of such Vested Company Option, and (ii) the number of Shares underlying such Vested Company Option; provided that if the exercise price of any such Vested Company Option is equal to or greater than the Per Share Merger Consideration, such Vested Company Option shall be cancelled without any payment therefor, (b) except for Unvested Company Options (as defined below) held by the Rollover Shareholders, each Company Option that is not a Vested Company Option (each, an “Unvested Company Option”) which is cancelled at the Effective Time will be replaced, after the Effective Time, by an award comprised of other rights or property to the extent permitted by applicable law, which will be subject to substantially equivalent vesting schedule and conditions to such Unvested Company Option (in each case, as may be reasonably determined by Parent); (c) at the Effective Time, by virtue of the Merger, any and all awards granted under the Company Share Plan (other than Vested Company Options and Unvested Company Options), including any Company restricted shares and Company restricted share units that are outstanding, whether or not vested, shall be cancelled and cease to exist without payment of any consideration or distribution therefor, and (d) at the Effective Time, any and all Vested Company Options and Unvested Company Options held by the Rollover Shareholders shall be cancelled and cease to exist in exchange for shares of Parent, in each case in accordance with the Support Agreement.
Purposes and Effects of the Merger (Page 47)
The purpose of the Merger is to enable Parent to acquire 100% ownership and control of the Company in a transaction in which the Company’s shareholders and ADS holders, other than holders of Excluded Shares and Dissenting Shares, will be cashed out in exchange for the Per Share Merger Consideration or the Per ADS Merger Consideration, as applicable, so that Parent will bear the rewards and risks of the ownership of the Company after the Merger, including any future earnings and growth of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses. See “Special Factors — Purposes of and Reasons for the Merger” beginning on page 47 for additional information.
The ADSs are currently listed on The Nasdaq Stock Market (“NASDAQ”) under the symbol “EM”. Following the consummation of the Merger, the Company will cease to be a publicly traded company and will be a privately held company wholly owned by MidCo. Following the completion of the Merger, the ADSs will no longer be listed on any securities exchange or quotation system, including NASDAQ. See “Special Factors — Effects of the Merger on the Company” beginning on page 49 for additional information.
Plans for the Company after the Merger (Page 52)
The Consortium members anticipate that, after the Effective Time, the Company’s operations will be conducted substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of MidCo.
Following the completion of the Merger and the anticipated deregistration of the Class A Shares and the ADSs, the Company will no longer be subject to the reporting requirements of the Exchange Act, or the compliance and reporting requirements of NASDAQ and the related direct and indirect costs and expenses.
Recommendation of the Special Committee and the Board (Page 30)
The special committee of the board of directors of the Company (the “Board”), composed solely of independent and disinterested directors (the “Special Committee”), reviewed and considered the terms and conditions of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. The Special Committee, after consultation with its financial advisor and legal counsel and due consideration, unanimously (a) determined that the terms of the Merger Agreement and the Plan of Merger and the Transactions are fair to, and in the best interests of, the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the unaffiliated security holders (as such term is defined in Rule 13e-3 of the Exchange Act, the “Unaffiliated Security Holders”), and it is advisable for the Company to enter into the Merger Agreement, the Plan of Merger and the consummation of the Transactions and (b) recommended the approval and authorization of the Merger Agreement and the Plan of Merger substantially in the form presented to the Special Committee, and recommended the approval of the consummation of the Transactions by the shareholders of the Company, and unanimously recommended such to the Board and its audit committee and compensation committee.
The Board (other than Mr. Cai, Mr. Xu and Ms. Xin, who voluntarily abstained from the vote due to participation in the Consortium), acting upon the unanimous recommendation of the Special Committee, at a duly held meeting, has (a) determined that the terms of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are fair to and in the best interests of the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the Unaffiliated Security Holders, and it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger and to consummate the Transactions, (b) resolved that the execution, delivery and performance of the Merger Agreement and the Plan of Merger and the consummation of the Transactions be and each of them was, authorized and approved, and (c) resolved to direct that the Merger Agreement, the Plan of Merger and the Transactions be submitted to the shareholders of the Company for their approval and authorization at an extraordinary general meeting of the Company’s shareholders, with the recommendation of the Board that the shareholders of the Company authorize and approve the Merger Agreement, the Plan of Merger and the Transactions.
ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE AND APPROVE THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE CONSUMMATION OF THE TRANSACTIONS, INCLUDING THE MERGER, THE VARIATION OF CAPITAL AND THE ADOPTION OF AMENDED M&A, FOR THE PROPOSAL TO AUTHORIZE EACH DIRECTOR OF THE COMPANY TO DO ALL THINGS NECESSARY TO GIVE EFFECT TO THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE CONSUMMATION OF THE TRANSACTIONS, INCLUDING THE MERGER, THE VARIATION OF CAPITAL AND THE ADOPTION OF AMENDED M&A, AND FOR THE PROPOSAL TO ADJOURN THE EXTRAORDINARY GENERAL MEETING IN ORDER TO ALLOW THE COMPANY TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT PROXIES RECEIVED AT THE TIME OF THE EXTRAORDINARY GENERAL MEETING TO PASS THE SPECIAL RESOLUTIONS TO BE PROPOSED AT THE EXTRAORDINARY GENERAL MEETING.

For a detailed discussion of the material factors considered by the Special Committee and the Board in determining to recommend the approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A, and in determining that the Merger is fair to and in the best interests of the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the Unaffiliated Security Holders, see “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 30 and “Special Factors — Effects of the Merger on the Company — Primary Benefits and Detriments of the Merger” beginning on page 50. The foregoing summary is qualified in its entirety by reference to these sections.
Position of Consortium Members as to the Fairness of the Merger (Page 36)
Each Consortium member believes that the Merger is fair to the Unaffiliated Security Holders. Their belief is based upon the factors discussed under “Special Factors — Position of Consortium Members as to the Fairness of the Merger” beginning on page 36.
Financing of the Merger (Page 53)
The Company and the Consortium estimate that the total amount of funds necessary to complete the Transactions, including the Merger, is anticipated to be approximately US$267 million as of the date of this proxy statement, assuming no exercise of dissenters’ rights by shareholders of the Company. In calculating this amount, the Company and the Consortium did not consider the value of Excluded Shares. This amount includes the cash to be paid to the holder of Shares and ADSs (other than the Rollover Shareholders) and to the holders of Vested Company Options (other than Vested Company Options held by the Rollover Shareholders), as well as the related costs and expenses, in connection with the Transactions, including the Merger. The Consortium expects to provide this amount through a combination of (a) cash contributions contemplated by the equity commitment letters, dated as of August 1, 2025, between Parent and each EC Investor (each, an “Equity Commitment Letter”), and (b) proceeds from a committed term loan facility contemplated by the debt commitment letter, dated as of August 1, 2025 (the “Debt Commitment Letter”), by and between MidCo and Bank of China Limited, Shanghai Branch (the “Lender”).
See “Special Factors — Financing of the Merger” beginning on page 53 for additional information.
Support Agreement (Page 56)
Concurrently with the execution and delivery of the Merger Agreement, the Management Filing Persons entered into the Support Agreement with Parent, pursuant to which, among other things, each Rollover Shareholder and/or its respective affiliated Management Filing Person, as the case may be, agreed, upon the terms and subject to the conditions set forth therein, (a) to vote the Rollover Shares held by such Rollover Shareholder in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, and (b) to subscribe for or otherwise receive shares of Parent at or immediately prior to the Effective Time in consideration of, and receive no cash consideration for, the cancellation of the Rollover Shares and the Company Options held by such Rollover Shareholder in accordance with the terms of the Merger Agreement.
As of the date of this proxy statement, the Rollover Shareholders beneficially own in the aggregate approximately 16.8% of the total issued and outstanding Shares and approximately 64.0% of the total voting power of the outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof).
Limited Guarantees (Page 55)
Concurrently with the execution and delivery of the Merger Agreement, each Guarantor executed and delivered a limited guarantee in favor of the Company (each, a “Limited Guarantee”). Under the Limited Guarantees, each Guarantor has guaranteed in favor of the Company a portion of the payment obligations of Parent under the Merger Agreement for the termination fee and certain costs and expenses that may become payable to the Company by Parent under certain circumstances as set forth in the Merger Agreement.

Interim Investors Agreement (Page 56)
Concurrently with the execution and delivery of the Merger Agreement, Trustar Capital, the Management Parties, Parent, MidCo and Merger Sub entered into an interim investors agreement (the “Interim Investors Agreement”), which governs the relationship among the parties thereto with respect to the Merger Agreement and matters relating thereto until the termination of the Merger Agreement or consummation of the Merger.
The Interim Investors Agreement provides for, among other things, subject to certain limitations or exceptions therein, (a) the mechanism for making decisions relating to the equity and debt financing pending consummation of the Merger, (b) the mechanism for making decisions relating to the Merger Agreement and ancillary agreements pending consummation of the Merger, and (c) the arrangement for the sharing of certain fees and expenses among Trustar Capital and the Management Parties.
The Interim Investors Agreement also provides for (a) exclusivity obligations of the parties thereto, (b) obligations of the Management Parties to fund any equity financing shortfall amount resulting from a failure of an EC Investor affiliated with any Management Party to fund in full such EC Investor’s applicable cash equity commitment, and (c) obligations of each party to and to cause its affiliated EC Investor to use reasonable best efforts to obtain and keep in full effect any ODI Approvals (as defined below), and if any EC Investor fails to obtain on or before, and keep in full effect as of, certain backstop date, the necessary ODI Approvals for the full funding of such EC Investor’s applicable cash equity commitment, the obligation of the party affiliated with such EC Investor to provide additional cash equity commitments not subject to or conditional on such ODI Approvals for the shortfall amount resulting from such failure.
See “Special Factors — Interim Investors Agreement” beginning on page 56 for additional information.
Opinion of the Special Committee’s Financial Advisor (Page 41)
Pursuant to an engagement letter dated January 21, 2025 (the “D&P Engagement Letter”), the Special Committee engaged Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to serve as its independent financial advisor and to provide a fairness opinion in connection with the Merger. On August 1, 2025, Duff & Phelps rendered its oral opinion (which was subsequently confirmed in writing by the delivery of Duff & Phelps’s written opinion) to the Special Committee, to the effect that, as of that date and based upon and subject to the procedures followed, assumptions made, factors and matters considered and qualifications and limitations on the review undertaken by Duff & Phelps as set forth in its opinion, the Per Share Merger Consideration of US$0.625 to be received by the holders of Shares (other than Excluded Shares, the Dissenting Shares, and Shares represented by ADSs) and the Per ADS Merger Consideration of US$1.25 to be received by the holders of ADSs (other than ADSs representing Excluded Shares) in the Merger, were fair, from a financial point of view, to such holders (without giving effect to any impact of the Merger on any particular holder of Shares or ADSs other than in their capacity as holders of Shares or ADSs).
The opinion of Duff & Phelps was addressed to the Special Committee and only addressed the fairness from a financial point of view of the Per Share Merger Consideration to be received by holders of Shares (other than Excluded Shares, the Dissenting Shares, and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by holders of ADSs (other than ADSs representing Excluded Shares) in the Merger, and does not address any other aspect or implication of the Merger. The summary of the opinion of Duff & Phelps in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, factors and matters considered and qualifications and limitations on the review undertaken by Duff & Phelps in preparing its opinion. We encourage holders of Shares and ADSs to read carefully the full text of the written opinion of Duff & Phelps. However, the opinion of Duff & Phelps, the summary of the opinion and the related analyses set forth in this proxy statement are not intended to be, and do not constitute, advice or a recommendation to any holder of Shares or ADSs as to how to act or vote with respect to the Merger or any other matter.
See “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 41 for additional information.

Interests of the Company’s Executive Officers and Directors in the Merger (Page 58)
In considering the recommendation of the Special Committee and the Board, the Company’s shareholders should be aware that certain of the Company’s directors and executive officers have interests in the Transactions that are different from, and/or in addition to, the interests of the Company’s shareholders and ADS holders generally. These interests include:
•
the beneficial ownership of equity interests in Parent by the Management Filing Persons as a result of the Merger (if approved and consummated);

•
the potential enhancement or decline of the share value of the Surviving Company, of which the Management Filing Persons will have beneficial ownership as a result of the completion of the Merger, and future performance of the Surviving Company;

•
continued indemnification rights which will continue to be provided to the existing directors and officers of the Company following the completion of the Merger; and

•
the potential continuation of service of the executive officers of the Company with the Surviving Company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements with the Surviving Company.

As of the date of this proxy statement, the directors and executive officers of the Company hold an aggregate of 20,468,005 Class A Shares, 73,973,970 Class B Shares, 2,380,000 Company options or Company restricted share that are vested or will be vested within 60 days after the date of this proxy statement.
The Special Committee and the Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the Merger Agreement and related matters. See “Special Factors — Interests of Certain Persons in the Merger” beginning on page 58 for additional information.
Conditions to the Merger (Page 93)
The obligations of the Company, Parent, MidCo and Merger Sub to complete the Merger are subject to the satisfaction or waiver of the following conditions:
•
the Requisite Company Vote (as defined in “The Extraordinary General Meeting — Vote Required” beginning on page 71) has been obtained;

•
no governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or award, writ, injunction, determination, rule, regulation, judgment, decree or executive order, whether temporary, preliminary or permanent, which is then in effect or is pending or threatened, that has or would have the effect of, enjoining, restraining, prohibiting or otherwise making illegal the consummation of the Transactions, including the Merger; and

•
the applicable parties have made the necessary business concentration filing under the PRC anti-monopoly law in relation to the Transactions, including the Merger, and received, if necessary, clearance under the PRC anti-monopoly law approving the Transactions, including the Merger (the “PRC Antitrust Clearance”).

The obligations of Parent, MidCo and Merger Sub to complete the Merger are also subject to the satisfaction or waiver of the following conditions:
•
the representations and warranties of the Company set forth in the Merger Agreement are true and correct as of the date of the Merger Agreement and as of the closing date, subject to certain qualifications;

•
the Company has performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it under the Merger Agreement at or prior to the closing date;

•
the aggregate amount of available cash of the Company and its subsidiaries on a consolidated basis immediately prior to the closing equals or exceeds US$160 million (or its RMB equivalent);

•
there has not been any Company Material Adverse Effect (as defined in “The Merger Agreement —Representations and Warranties” beginning on page 78);

•
the Company has delivered to Parent a certificate, dated as of the closing date, signed by a senior executive officer of the Company, certifying that the immediately preceding conditions have been satisfied;

•
shareholders of the Company holding no more than 15% of the total issued and outstanding Shares have validly served a notice of dissent under section 238(2) of the Cayman Islands Companies Act; and

•
the outbound direct investment and foreign exchange approvals from the applicable PRC governmental authorities required in connection with the cash equity financing by the applicable Consortium members and/or their respective affiliates (the “ODI Approvals”) have been obtained and remain in full effect; provided that, upon the date that is four months after the date of the Merger Agreement, the condition relating to the ODI Approvals will immediately and automatically be deemed satisfied for all purposes of the Merger Agreement, whether or not Parent, MidCo, Merger Sub or any other Consortium member and/or their respective affiliates have obtained and maintained in full effect such ODI Approvals.

The obligations of the Company to complete the Merger are also subject to the satisfaction or waiver of the following conditions:
•
the representations and warranties of Parent, MidCo and Merger Sub in the Merger Agreement are true and correct as of the date of the Merger Agreement and as of the closing date of the Merger, subject to certain qualifications;

•
each of Parent, MidCo and Merger Sub has performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the closing date of the Merger; and

•
Parent has delivered to the Company a certificate dated the closing date, signed by a director of Parent, certifying as to the satisfaction of the immediately preceding conditions.

Termination of the Merger Agreement (Page 94)
The Merger Agreement may be terminated at any time prior to the Effective Time:
•
by mutual written consent of Parent and the Company; or

•
by either the Company (acting upon the recommendation of the Special Committee) or Parent (provided that this termination right is not available to either the Company or Parent if its failure (in the case of Parent, including failure of Parent, MidCo or Merger Sub) to fulfill any of its obligations under the Merger Agreement has been a primary cause of, or resulted in, the failure of any applicable condition to the Merger being satisfied), upon:

•
a Termination Date Termination Event;

•
a Permanent Order Termination Event; or

•
a No-Vote Termination Event;

•
by the Company (acting upon the recommendation of the Special Committee), upon:

•
a Parent Breach Termination Event;

•
a Parent Failure to Close Termination Event;

•
a Superior Proposal Termination Event; or

•
an Intervening Event Termination Event; or

•
by Parent, upon:

•
a Company Breach Termination Event; or

•
a Change in the Company Recommendation Termination Event;

each as defined in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 94.
U.S. Federal Income Tax Considerations (Page 62)
The receipt of cash pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. We believe that we were a passive foreign investment company, or “PFIC,” for U.S. federal income tax purposes for our 2024 taxable year and may continue to be classified as a PFIC for our 2025 taxable year, which may result in adverse U.S. federal income tax consequences to U.S. investors, including increased tax liability on gains on the disposition of the Shares and/or ADSs pursuant to the Merger and additional reporting requirements. See “Special Factors — U.S. Federal Income Tax Considerations” beginning on page 62. The tax consequences of the Merger to an owner of Shares or ADSs will depend upon its particular circumstances.
PRC Income Tax Consequences (Page 65)
The Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law (the “EIT Law”) or that the gains recognized on the receipt of Merger consideration for the Shares or ADSs should otherwise be subject to PRC income tax to holders of such Shares or ADSs that are not PRC tax residents. However, there is uncertainty regarding whether the PRC tax authorities would deem the Company to be a resident enterprise, or whether the receipt of the Merger consideration for the Shares or ADSs should otherwise be subject to PRC income tax. If the PRC tax authorities were to determine that the Company should be considered a resident enterprise under the EIT Law, or that the receipt of the Merger consideration for the Shares or ADSs should otherwise be subject to PRC income tax, then gains recognized on the receipt of Merger consideration for the Shares or ADSs pursuant to the Merger by the holders of such Shares or ADSs who are not PRC tax residents under the EIT Law could be treated as PRC-sourced income that would be subject to PRC enterprise income tax at a rate of 10% in the case of enterprises or individual income tax at a rate of 20% in the case of individuals (subject to applicable tax treaty relief, if any), and, regardless of whether the Company is considered a PRC resident enterprise, gains recognized on the receipt of Merger consideration for the Shares or ADSs will be subject to PRC income tax if the holders of such Shares or ADSs are PRC tax residents. It is unclear whether in practice non-PRC holders of such Shares or ADSs will be able to obtain the benefits of any applicable tax treaties if the Company is considered a resident enterprise for PRC tax purposes.
The Company does not believe that the Merger (or the Company’s offshore structure, if applicable) is without reasonable commercial purpose for purposes of the Bulletin on Certain Issues Relating to Indirect Transfer of Assets by Non-resident Enterprises (“Bulletin 7”) issued by the State Administration of Taxation, which became effective on February 3, 2015, and the Bulletin on the Source of Deduction of Income Tax for Non-resident Enterprises (“Bulletin 37”) issued by the State Administration of Taxation, which became effective on December 1, 2017, and, as a result, the Company does not intend to withhold any PRC enterprise income tax (under Bulletin 7 and Bulletin 37) from the Merger consideration to be paid to holders of the Shares or ADSs. You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including any PRC tax consequences.
Please see “Special Factors — PRC Income Tax Consequences” beginning on page 65 for additional information.
Cayman Islands Tax Consequences (Page 66)
The Cayman Islands currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of cash for the Shares and ADSs under the terms of the Merger Agreement. This is subject to the qualification that (a) Cayman Islands stamp duty may be payable if any transaction documents are brought into or executed or produced before a court in the Cayman Islands, (b) registration fees will be payable to the Registrar of Companies in the Cayman Islands to register the Plan of Merger and to file the Variation of Capital and the Adoption of Amended M&A, and (c) fees will be payable to the Cayman Islands Government Gazette Office to publish the notice of the Merger in the Cayman Islands Government Gazette.
Regulatory Matters (Page 61)
The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with effecting the Merger other than (a) the approvals, filings or notices required under the federal securities laws and applicable listing rules of NASDAQ, (b) the filing of the Plan of Merger (and supporting documentation as specified in the Cayman Islands Companies Act) with the Cayman Registrar and, in the event the Merger becomes effective, a copy of the Certificate of Merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Plan of Merger and notice of the Merger being published in the Cayman Islands Government Gazette, and (c) the PRC Antitrust Clearance and ODI Approvals and such other filing, permits, authorizations, consents and approvals as may be required under any applicable PRC laws.
Litigation Related to the Merger (Page 61)
We are not aware of any lawsuit that challenges the Merger, the Merger Agreement or the Transactions.
Accounting Treatment of the Merger (Page 61)
The Merger is expected to be accounted for as a business combination by Parent in accordance with Accounting Standards Codification 805 “Business Combinations”, initially at the fair value of the Company as of the date of the closing of the Merger, which is the date of the acquisition.

QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING AND
THE MERGER
The following questions and answers address briefly some questions you may have regarding the extraordinary general meeting and the Merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Q:
When and where will the extraordinary general meeting be held?

A:
The extraordinary general meeting will take place on           , at           a.m. (Beijing Time) at           .

Q:
What am I being asked to vote on?

A:
You will be asked to consider and vote on the following proposals:

•
as a special resolution, that the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A, be authorized and approved;

•
as an ordinary resolution, that each of the directors of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A; and

•
if necessary, as an ordinary resolution, that the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution to be proposed at the extraordinary general meeting.

Q:
What is the Merger?

A:
The Merger is a going private transaction pursuant to which Parent will acquire the Company. Once the Merger Agreement and the Plan of Merger are approved and authorized by the Company’s shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving the Merger as the Surviving Company. If the Merger is consummated, the Company will continue its operations as a privately held company wholly owned by MidCo and, as a result of the Merger, the ADSs will no longer be listed on NASDAQ.

Q:
When do you expect the Merger to be completed?

A:
We are working toward consummating the Merger as soon as possible and currently expect the Merger to consummate during the fourth quarter of 2025, after all conditions to the Merger have been satisfied or waived.

Q:
How does the Board recommend that I vote on the proposals?

A:
After careful consideration, and upon the unanimous recommendation of the Special Committee, the Board recommends you to vote:

•
FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A;

•
FOR the proposal to authorize each of the directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A; and

•
FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution to be proposed at the extraordinary general meeting.

Q:
What vote of the Company’s shareholders is required to authorize and approve the Merger Agreement and the Plan of Merger?

A:
An affirmative vote of holders of Shares (including Class A Shares represented by ADSs) representing at least two-thirds of the voting power of the outstanding Shares present and voting (as opposed to total outstanding Shares) in person or by proxy (or in the case of corporations, by their duly authorized representatives), as a single class at the extraordinary general meeting of the Company or any adjournment thereof is required to authorize and approve the Merger Agreement and the Plan of Merger, and the consummation of the Transactions.

Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Rollover Shares in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, which, as of August 1, 2025, collectively represent approximately 64.0% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date of this proxy statement).
Q:
What vote of the Company’s shareholders is required to approve the proposal to adjourn the extraordinary general meeting, if necessary, to solicit additional proxies?

A:
An affirmative vote of holders of Shares representing a simple majority of the votes cast by such holders entitled to vote, present and voting in person or by proxy (or in the case of corporations, by their duly authorized representatives), as a single class at the extraordinary general meeting is required.

Q:
How do I vote if my Shares are registered in my name?

A:
If Shares are registered in your name as of 5:00 p.m. New York City time on                 (the “Share Record Date”), you should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the accompanying return envelope as soon as possible so that it is received by the Company no later than                 a.m. (Beijing Time),                 , which is the deadline to lodge your proxy card for it to be valid, so that your Shares may be represented and voted at the extraordinary general meeting.

Alternatively, you can attend the extraordinary general meeting and vote in person. If your Shares are held by your broker, bank or other nominee, please see below for additional information.
Q:
How do I vote if I own ADSs?

A:
If you own ADSs as of the close of business in New York City on the ADS Record Date, you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS Depositary (as the holder of Class A Shares underlying your ADSs) (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs) how to vote the Class A Shares underlying your ADSs by completing and signing the ADS voting instruction card and returning it in accordance with the instructions printed on it as soon as possible (in the case of ADSs held directly on the books of the ADS Depositary) or by following the instructions provided by your broker or other securities intermediary (in the case of ADSs held through a broker or other intermediary). The ADS Depositary must receive such instructions no later than 12:00 p.m. (New York City time) on                 in order to ensure the Class A Shares underlying your ADSs are properly voted at the extraordinary general meeting. If you hold ADSs through a broker or other securities intermediary, you must follow the instructions you receive from that intermediary has to how to give instructions and the cutoff date and time by which those instructions must be received.

Alternatively, if you own ADSs, you may vote at the extraordinary general meeting directly if you surrender your ADSs for cancellation to the ADS Depositary and become a holder of the Class A Shares underlying your ADSs prior to the close of business in the New York City on the Share Record Date.
Q:
If my Shares or ADSs are held in a brokerage, bank or other securities account, will my broker, bank or other securities intermediary vote my Shares or ADSs on my behalf?

A:
Your broker, bank or other securities intermediary will only vote your Shares or give voting instruction with respect to Class A Shares underlying your ADSs on your behalf if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your broker, bank or other securities intermediary regarding how to instruct it to vote your Shares or ADSs. If you do not instruct your broker, bank or other securities intermediary how to vote your Shares that it holds, those Shares or ADSs will not be voted.

Q:
What will happen if I abstain from voting or fail to vote on the proposal to authorize and approve the Merger Agreement?

A:
If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to the ADS Depositary, your broker, bank, or other securities intermediary, your vote will not be counted.

Q:
May I change my vote?

A:
Yes. If you are a holder of Shares, you may change your vote in one of the following three ways:

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First, you may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting at least two hours before the commencement of the extraordinary general meeting. Any written notice revoking a proxy should also be sent to the Company’s offices at 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China, Attention: Investor Relations Department, at least two hours before the commencement of the extraordinary general meeting.

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Second, you may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company so that it is received by the Company no later than           a.m. (Beijing Time) on           , which is the deadline to lodge your proxy card.

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Third, you may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

Registered holders of ADSs may revoke their voting instructions by notification to the ADS Depositary in writing at any time prior to 12:00 p.m. (New York City time) on           . A holder of ADSs on the ADS Depositary’s register can do this in one of two ways:
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First, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS Depositary.

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Second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS Depositary bearing a later date than the ADS voting instruction card sought to be revoked.

If you hold your Shares or ADSs through a broker, bank or other securities intermediary and you have instructed your broker, bank or other securities intermediary to vote your Shares or ADSs, you must follow directions received from the broker, bank or other securities intermediary to change your instructions.
Q:
What should I do if I receive more than one set of voting materials?

A:
If you are a holder of record and your Shares or ADSs are registered in more than one name, you will receive more than one proxy or voting instruction or voting instruction card. Please submit each proxy card that you receive.

Q:
If I am a holder of certificated Shares or ADRs, should I send in my Share certificates or my ADRs now?

A:
No, please do NOT send in your certificates or ADRs now. After the Merger is completed, holders of certificated Shares will be sent a form of letter of transmittal with detailed written instructions for exchanging your share certificates for the Per Share Merger Consideration. Similarly, after the Merger is completed, ADR holders will be sent a form of letter of transmittal with detailed written instructions for exchanging your ADRs for the Per ADS Merger Consideration.

All holders of uncertificated Shares and uncertificated ADSs whose Shares or ADSs are held in book entry will automatically receive their net Merger consideration shortly after the Merger is completed without any further action required on the part of such holders. If your ADSs are held in a securities account with a broker or other securities intermediary, your broker or other securities intermediary will credit the net Merger consideration to your account.
Q:
Am I entitled to dissenters’ rights?

A:
Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares determined in accordance with Section 238 of the Cayman Islands Companies Act if the Merger is consummated, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Act for the exercise of dissenters’ rights, a copy of which is attached as Annex D to this proxy statement. The fair value of each of their Shares determined in accordance with the Cayman Islands Companies Act could be more than, the same as, or less than the Per Share Merger Consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares.

ADS holders will not have the right to exercise dissenters’ rights and seek appraisal and payment of the fair value of the Shares underlying their ADSs. The ADS Depositary will not attempt to exercise any dissenters’ rights for and on behalf of the ADS holders with respect to any of the Class A Shares that it holds, even if an ADS holder requests the ADS Depositary to do so. ADS holders wishing to exercise dissenters’ rights must surrender their ADSs to the ADS Depositary for cancellation, pay the ADS Depositary’s fees required for the cancellation of their ADSs, provide instructions for the registration of the corresponding Class A Shares in the Company’s register of members, and become registered holders of Class A Shares prior to the vote to authorize and approve the Merger is taken at the extraordinary general meeting. Thereafter, such former ADS holders must comply with the procedures and requirements for exercising dissenters’ rights with respect to the Shares under Section 238 of the Cayman Islands Companies Act.
We encourage you to read the section of this proxy statement entitled “Dissenters’ Rights” beginning on page 98 as well as “Annex D — Cayman Islands Companies Act (As Revised) — Section 238” to this proxy statement carefully. This proxy statement is not to be construed or taken as legal advice on Cayman Islands law. Shareholders who wish to exercise any rights under Section 238 of the Cayman Islands Companies Act, or otherwise, should obtain their own copy of the complete Cayman Islands Companies Act and seek legal advice from a law firm authorized to practice Cayman Islands law without delay.
Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, exhibits, attachments and the other documents referred to or incorporated by reference herein and to consider how the Merger affects you as a shareholder. After you have done so, please vote as soon as possible.

Q:
Will any proxy solicitors be used in connection with the extraordinary general meeting?

A:
No.

Q:
Who can help answer my questions?

A:
If you have any questions about the Merger or if you need additional copies of this proxy statement or the accompanying proxy card, you should contact our Investor Relations Department at ir@enmonster.com.

In order for you to receive timely delivery of any additional copy of this proxy statement or the accompanying proxy card in advance of the extraordinary general meeting, you must make your request no later than ten days prior to the date of the extraordinary general meeting.

SPECIAL FACTORS
Background of the Merger
Most of the events leading to the execution of the Merger Agreement described in this Background of the Merger occurred primarily in the PRC and Hong Kong. Therefore, all dates and times referenced in this Background of the Merger refer to China Standard Time unless otherwise indicated.
The Board and senior management of the Company have periodically reviewed the Company’s long-term strategic plans with the goal of maximizing shareholder value. As part of this ongoing process, the Board and senior management of the Company also have periodically reviewed strategic alternatives that may be available to the Company with the objective of increasing shareholder value, including potential commercial and strategic business partnerships, acquisition transactions, new business lines and capital market events.
In late 2024, Trustar Capital held preliminary discussions with certain Management Parties to explore the possibility of a potential going-private transaction with respect to the Company. On January 5, 2025, Trustar Capital and the Management Parties entered into a consortium agreement (the “Consortium Agreement”) regarding cooperation, participation and exclusivity in the evaluation, negotiation and consummation of a going-private transaction with respect to the Company.
On the same date, the Consortium submitted to the Board a preliminary non-binding proposal letter (the “Proposal”), proposing to acquire all of the outstanding Shares (including Shares represented by ADSs) not already beneficially owned by the Consortium members for a proposed acquisition price of US$1.25 per ADS or US$0.625 per Share in cash (the “Proposed Transaction”). The Proposal stated that the proposed acquisition price represented a premium of 74.8% to the closing price on the last trading day prior to the date of the Proposal and a premium of 68.1% and 70.1% to the volume-weighted average price during the prior 30 and 60 trading days, respectively. The Proposal also stated that the Consortium intended to fund the Proposed Transaction with a combination of equity and debt capital.
On January 6, 2025, the Board held a meeting via conference telephone call to discuss the Proposal. Representatives of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), as U.S. legal counsel to the Company with respect to SEC and NASDAQ compliance matters, explained to the members of the Board the principal terms and conditions set forth in the Proposal. During the meeting, the attending directors discussed the need to establish a special committee of the Board, composed solely of independent and disinterested directors of the Company, to review and evaluate the Proposed Transaction in light of the participation of the Management Parties, who are management members of the Company and among whom each of Mr. Cai, Mr. Xu and Ms. Xin is also a director of the Company, in the Proposed Transaction, which would result in a potential conflict of interest of the Management Parties. After the discussion, the Board determined that it was in the best interests of the Company and its shareholders to establish a special committee consisting solely of independent directors (the “Special Committee”) to consider the Proposal. Messrs. Conor Chia-hung Yang, Jiawei Gan and Benny Yucong Xu, each an independent director and free from any affiliation with any member of the Consortium, were then designated to be the members of the Special Committee, with Mr. Conor Chia-hung Yang serving as the chairman of the Special Committee. The Board then unanimously granted the Special Committee the full power and authority to, among other things, (i) establish, approve, modify, monitor and direct the process and procedures related to the review and evaluation of the Proposal and any Alternative Transaction (as defined below), including the authority to determine whether or not to proceed with any such process, procedures, review or evaluation, (ii) respond, including on behalf of the Board and/or the Company, to any communications, inquiries or proposals regarding the Proposal or any alternative transaction that may be available to the Company (each such alternative transaction, an “Alternative Transaction”), (iii) review, evaluate, investigate, pursue and negotiate on behalf of the Board and the Company the terms and conditions of the potential transactions contemplated under the Proposal or any Alternative Transaction, (iv) review, evaluate, investigate, pursue and negotiate on behalf of the Board and the Company the terms and conditions of any agreement entered into in connection with the Proposal or any Alternative Transaction, including any merger, acquisition, scheme of arrangement or other similar agreements, (v) solicit on behalf of the Board and the Company expressions of interest or other proposals for Alternative Transactions to the extent the Special Committee deems appropriate, (vi) determine on behalf of the Board and the Company whether the Proposal or any Alternative Transaction is advisable and is fair to, and in the best interests of, the Company and its shareholders (or any subset of the shareholders of the

Company that the Special Committee determines to be appropriate), (vii) approve or reject the Proposal or any Alternative Transaction, and to recommend such approval or rejection to the Board, (viii) authorize or recommend to the Board the consummation of the transactions contemplated under the definitive agreement related to the Proposal or any Alternative Transaction, (ix) review, analyze, evaluate and monitor all proceedings and activities of the Company related to the Proposal or any Alternative Transaction, (x) take such actions as the Special Committee may deem to be necessary or appropriate in connection with anti-takeover provisions, (xi) conduct such investigation of the Company and any prospective parties to the Proposal or Alternative Transaction and matters related thereto as the Special Committee may deem appropriate, (xii) make or cause to be made, on behalf of the Board and/or the Company, any filings with the SEC, NASDAQ and/or any other governmental or regulatory entity in connection with the Proposal or any Alternative Transaction, and (xiii) exercise any other power that otherwise may be exercised by the Board or take such other actions as the Special Committee may deem to be necessary or appropriate for the Special Committee to discharge its duties or exercise the foregoing powers and authorities.
Later on the same day, the Company issued a press release regarding its receipt of the Proposal and the Proposed Transaction, as well as the formation of the Special Committee, and furnished the press release to the SEC as an exhibit to its current report on Form 6-K.
Following its formation, the Special Committee reviewed proposals from law firms and financial advisory firms. After due consideration of the credentials, experience, reputation and other characteristics of each candidate, the Special Committee selected Skadden for an interview to assess its qualifications to act as U.S. legal counsel to the Special Committee and selected Duff & Phelps for an interview to assess its qualifications to act as independent financial advisor to the Special Committee.
During a meeting on January 16, 2025, the Special Committee interviewed Skadden. Noting the fact that Skadden had extensive experience in advising China-based issuers and/or independent committees of such issuers’ boards of directors in sale of control and other significant corporate transactions, that Skadden had no material relationship with any of the Consortium members and Skadden’s familiarity with the Company’s business, the Special Committee decided to retain Skadden to act as its U.S. legal counsel in connection with its review and evaluation of the Proposed Transaction or any Alternative Transaction.
Later during the same meeting, the Special Committee also interviewed Duff & Phelps. After considering the extensive experience of Duff & Phelps in advising issuers and/or independent committees of such issuers’ boards of directors in sale of control and other significant corporate transactions, and its strong reputation and knowledge of the industry in which the Company operates, the Special Committee decided to retain Duff & Phelps as its independent financial advisor in connection with the review and evaluation of the Proposed Transaction or any Alternative Transaction and to provide the Special Committee with such financial and market related advice and assistance as may be appropriate in connection with the Proposed Transaction or any Alternative Transaction.
On January 21, 2025, the Company issued a press release announcing the engagement by the Special Committee of Duff & Phelps as its independent financial advisor and Skadden as its U.S. legal counsel, and later furnished the press release to the SEC as an exhibit to its current report on Form 6-K.
On February 6, 2025, the Company, with the assistance of Skadden, shared a draft confidentiality agreement (the “Confidentiality Agreement”) with the Consortium.
On February 12, 2025, Hillhouse Investment Management, Ltd. (“Hillhouse”) and HHLR Advisors, Ltd, delivered a letter (the “Hillhouse Letter”) to Mr. Cai and Ms. Xin, addressing members of the Board and stating that the Proposal substantially undervalued the Company and that Hillhouse had concerns with respect to the Proposed Transaction, with the suggestion that the Company should remain a public company and should take actions to maximize shareholder value.
On February 14, 2025, the Special Committee convened a meeting via conference telephone call with representatives from Duff & Phelps and Skadden. During the meeting, the Special Committee discussed with Duff & Phelps and Skadden the general process for its review and consideration of the Proposal. As directed by the Special Committee, representatives from Skadden firstly made an introduction to the Special Committee of the U.S. securities laws and SEC regulations with respect to (i) the general process of a typical “going-private” transaction, (ii) the roles and purposes of the Special Committee in connection with its review and evaluation of a “going-private” transaction, (iii) the key information disclosure obligations of the Company in relation to a “going-private” transaction, and (iv) certain related matters regarding securities class actions under the U.S. securities laws, and discussed with the members of the Special Committee best practice for them to discharge their duties with respect thereto. Representatives from Duff & Phelps then provided a summary of its role and proposed working plan in assisting the Special Committee in its assessment of the Proposal and elaborated their plan on financial due diligence on the Company. The Special Committee then authorized and directed the Company to work with Duff & Phelps with respect to Duff & Phelps’s financial due diligence, including the preparation of the management projections for Duff & Phelps’s financial analysis work. The Special Committee also discussed with representatives of the Company and Skadden the ongoing negotiation between the Consortium and the Company with respect to the Confidentiality Agreement and the Consortium’s request to conduct its due diligence on the Company in connection with the Proposed Transaction, and directed the Company to duly continue such work.
Between February 6, 2025 and February 19, 2025, the Company, with the assistance of Skadden, and the Consortium, with the assistance of Davis Polk & Wardwell (“Davis Polk”), in its capacity as U.S. legal counsel to the Consortium and Trustar Capital, and Weil, Gotshal & Manges (“Weil”), in its capacity as U.S. legal counsel to the Consortium and the Management Parties, respectively, negotiated and exchanged drafts of the Confidentiality Agreement. On February 19, 2025, with the approval of the Special Committee, the Company and the Consortium agreed on the form of the Confidentiality Agreement. The agreed form of the Confidentiality Agreement contained customary confidentiality and transaction procedure management terms and a 24‑month “standstill” provision restricting Consortium members from acquiring additional securities of the Company without the Special Committee’s consent. On February 22, 2025, the Company, at the direction of the Special Committee, entered into Confidentiality Agreements with each of Trustar Capital and the Management Parties.
In the following weeks, the Company, under the direction of the Special Committee, continued to collaborate with the Consortium on its due diligence on the Company and work with Duff & Phelps with respect to Duff & Phelps’s financial due diligence.
On April 8, 2025, the Special Committee convened an organization meeting via conference telephone call with representatives from Duff & Phelps and Skadden. During the meeting, representative from the Company reported to the Special Committee regarding progress and updates on the Proposed Transaction, including an indicative timetable, status of due diligence and upcoming working plan. Then, the Special Committee discussed with representatives from Duff & Phelps and Skadden the Hillhouse Letter, which the Special Committee noted did not put forward any direct, actionable proposal other than concerns about the quantum of the merger consideration proposed by the Consortium. In connection with the topic and relevant work going forward, representatives from Duff & Phelps discussed with the Special Committee its valuation methodology and internal validation process in relation to its valuation work.
On June 6, 2025, on behalf of the Consortium, Davis Polk provided Skadden with an initial draft of the Merger Agreement.
On June 13, 2025, the Special Committee held a meeting via conference telephone call. Representatives from Skadden discussed with the Special Committee the key issues in the draft Merger Agreement and the effect and implications of various positions as to those key issues, and positions to be taken by the Special Committee. Among other things, the Special Committee and representatives from Skadden discussed (i) the approach to be taken by the Company with respect to the “non-solicitation” obligation and the “fiduciary out” in relation thereto, (ii) the shareholder approval requirement (the so-called “majority of the minority approval” condition), (iii) the approach to be taken by the Company on the risk allocation between the Company and the Consortium with respect to certain potential requisite regulatory approvals and other closing conditions in relation to the Proposed Transaction, (iv) termination rights of the parties and the applicable termination fees in relation thereto, and (v) the Company’s position with respect to its representations, warranties and covenants to be made in the Merger Agreement. Following the discussion, the Special Committee instructed Skadden to revise the draft Merger Agreement with desirable changes as discussed, including among others (i) the incorporation of the Company’s rights as a part of the “fiduciary out” to the “non-solicitation” obligation should an “Intervening Event” occur, (ii) the incorporation of the “majority of the minority approval” condition to the Proposed Transaction, (iii) the increase of the proposed Parent termination fee to 4% of transaction equity value (with the proposed Company termination fee increased to 2% of the transaction equity value), (iv) removal of, and changes to, certain closing conditions applicable to the Consortium, including changing the threshold for the maximum percentage of the Company’s total issued and outstanding Shares held by shareholders electing to initiate Cayman shareholder appraisal actions (the “Dissenting Shares Threshold”), as a closing condition, from no more than 5% to no more than 20%, and removing the receipt of third party consents by the Company in relation to the Proposed Transaction as a closing condition, (v) the incorporation of materiality and other applicable qualifiers to the Company’s representations, warranties and covenants that are customary for the similar transactions, subject to the Company’s continuing review at the advice of its Cayman and PRC counsel, and (vi) the incorporation of certain customary buyer representations with respect to solvency, parent group contracts and independent investigation. The Special Committee also instructed (i) Skadden to discuss with the Consortium’s legal counsel the applicable PRC regulatory approvals, and (ii) the Company’s management to review and consider if any further edits on the Company’s representations and covenants were preferred. The Special Committee also noted that the Consortium proposed a closing condition in relation to the Company’s available cash, which might be required by potential debt financing source engaged by the Consortium for the purpose of funding the Proposed Transaction subject to confirmation when the debt financing documents were finalized, and the Special Committee decided to revisit the issue when such debt financing documents were available.
On June 18, 2025, Skadden provided Davis Polk with a revised draft of the Merger Agreement, which reflected changes based on the discussion with the Special Committee as well as certain changes with respect to Cayman Islands law issues suggested by Maples and Calder (Hong Kong) LLP (“Maples”), Cayman Islands legal counsel to the Company.
On June 25, 2025, Davis Polk provided Skadden with an updated draft of the Merger Agreement. Among other things, the revised draft of the Merger Agreement rejected certain revisions reflected in the revised draft of the Merger Agreement sent by Skadden on June 18, 2025, including: (i) deleting the right of the Company to change the recommendation for the Proposed Transaction due to certain Intervening Events, (ii) deleting the “majority of the minority vote” requirement as a closing condition, (iii) rejecting the proposed increases to the Parent termination fee and the Company termination fee and counterproposed 2% of transaction equity value for the Parent termination fee and 1% of the transaction equity value for the Company termination fee, (iv) lowering the Dissenting Shares Threshold from no more than 20% to no more than 10%, and (v) rejecting certain changes to the definition of Superior Proposal (as defined below).
On July 1, 2025, the Special Committee convened a meeting via conference telephone call. As requested by the Special Committee, representatives from Duff & Phelps explained in detail certain financial projections prepared by the Company’s management and there followed discussion between Duff & Phelps and representatives of the Company in relation thereto, including the estimates and underlying assumptions relied on by the Company’s management for the preparation of such projected financials. The Special Committee raised questions and had extensive discussions with representatives from Duff & Phelps on these estimates and assumptions. Thereafter, representatives from Skadden reviewed with the Special Committee the role and obligations of the Special Committee in connection with its consideration and adoption of such financial projections, and the information disclosure requirements in relation thereto. Based on its review of all material components of the projected financials and the supplement explanation on the underlying assumptions thereof, the Special Committee authorized Duff & Phelps to conduct its valuation analysis on the basis of the approved projected financials, while giving due consideration of other relevant valuation factors as Duff & Phelps deemed appropriate.
Later during the same meeting, representatives from Skadden discussed with the Special Committee the key issues in the draft Merger Agreement and the effect and implications of various positions as to those key issues, and the positions to be taken by the Special Committee. Among other things, the Special Committee and representatives from Skadden discussed (i) the changes made by the Consortium with respect to the “non-solicitation” obligation and the “fiduciary out” in relation thereto, particularly the removal of the Company’s rights should an “Intervening Event” occur, (ii) the removal by the Consortium of the “majority of the minority approval” condition, (iii) the approach to be taken by the Company on the risk allocation between the Company and the Consortium with respect to certain potential requisite regulatory approvals and other closing conditions in relation to the Proposed Transaction, particularly the counterproposal of the Dissenting Shares Threshold of no more than 10%, (iv) termination rights of the parties and the applicable termination fees in relation thereto, especially the counterproposal of the Parent termination fee of 2% of the transaction equity value and the Company termination fee of 1% of the transaction equity value, and (v) the Company’s position with respect to its representations, warranties and covenants to be made in the Merger Agreement. Following the discussion, the Special Committee instructed Skadden to revise the draft Merger Agreement with desirable changes as discussed, including among others (i) the reinstatement of the Company’s rights as a part of the “fiduciary out” should an “Intervening Event” occur, (ii) the increase of the proposed Parent termination fee to 4% of transaction equity value (with proposed Company termination fee increased to 2% of the transaction equity value), (iii) increasing the Dissenting Shares Threshold to no more than 20%, and (iv) changes to the Company’s representations, warranties and covenants raised by representatives of the Company reflecting the operations of the Company.
On July 4, 2025, Skadden provided Davis Polk with a revised draft of the Merger Agreement, which reflected changes based on discussions with the Special Committee. In the following weeks, Skadden and Davis Polk also engaged in discussions with the purpose of clarifying the Company’s and the Consortium’s respective positions with respect to these issues.
On July 11, 2025, representatives of the Company, Skadden, Trustar Capital and Davis Polk held a meeting via conference telephone call and discussed the scope of certain representations and warranties and certain interim covenants of the Company.
On July 15, 2025, Davis Polk provided Skadden with a revised draft of the Merger Agreement. The revised draft of the Merger Agreement accepted certain changes reflected in the revised draft of the Merger Agreement sent by Skadden on July 11, 2025, including the inclusion of the right of the Company to change the recommendation for the Proposed Transaction due to certain Intervening Events (although narrowing the scope of the Intervening Events). The revised draft of the Merger Agreement also reflected the Consortium’s compromise positions on some other changes reflected in the revised draft of the Merger Agreement sent by Skadden on July 11, 2025, including (i) increasing the Dissenting Shares Threshold to no more than 15% (from the Consortium’s previously proposed no more than 10%) and (ii) increasing the Parent termination fee to 3% of the transaction equity value (from the Consortium’s previously proposed 2%), with the Company termination fee correspondingly increased to 1.5% of the transaction equity value (from the Consortium’s previously proposed 1%).
In the following days, representatives from Skadden discussed with the Special Committee the counterproposals by the Consortium in the revised draft of the Merger Agreement sent by Davis Polk on July 15, 2025, including (i) revised definitions for Intervening Event and Superior Proposal, especially the requirement for the Superior Proposal to offer a higher per Share consideration and be more favorable solely from a financial point of view than the Proposed Transaction, (ii) decreasing the Dissenting Shares Threshold to no more than 15%, and (iii) decreasing the Parent termination fee to 3% of transaction equity value (with proposed Company termination fee decreased to 1.5% of the transaction equity value). The Special Committee directed Skadden to further negotiate with legal counsel to the Consortium on the definitions of the Intervening Event and the Superior Proposal, and a revised closing condition in relation to the ODI Approvals.
On July 22, 2025, Davis Polk provided Skadden with the latest drafts of the form Equity Commitment Letter and the form Limited Guarantee, and on the next day, Davis Polk provided Skadden with the latest drafts of the Interim Investors Agreement and the Support Agreement (such agreements, collectively, the “Ancillary Documents”).
On July 25, 2025, Skadden provided Davis Polk with an updated draft of Merger Agreement and comments on the Ancillary Documents. The updated Merger Agreement reflected, among other things, the Company’s position that (i) the requirement for the Superior Proposal to offer a higher per Share consideration and be solely from a financial point of view better than the Proposed Transaction should be removed, and (ii) a revised buyer closing condition in relation to the ODI Approvals (the “expiring ODI condition”), pursuant to which such condition to obtain outbound direct investment and foreign exchange approvals required in connection with the equity financing by applicable Consortium members would be deemed satisfied automatically upon the date that is four months after the execution of the Merger Agreement.
From July 25, 2025 through July 31, 2025, Skadden and Davis Polk continued to negotiate and exchange comments on the Merger Agreement and Ancillary Documents to narrow down the remaining open issues with the view of finalizing the Merger Agreement and the Ancillary Documents, including reaching agreement on (i) the expiring ODI condition, and (ii) the definition of the Superior Proposal (which requires such proposal be solely from a financial point of view better than the Proposed Transaction). Skadden also provided the draft of Company disclosure schedule under the Merger Agreement, which was subsequently negotiated and agreed to.
On July 31, 2025 and August 1, 2025, Davis Polk provided drafts of the Debt Commitment Documents (as defined below) for the Special Committee’s reference. Representatives of the Consortium also reaffirmed the Consortium’s request to include the closing condition requiring available cash of the Company and its subsidiaries on a consolidated basis immediately prior to the closing of at least US$160 million. During the discussion of such closing condition among the Special Committee, representatives from the Company and Skadden, a representative of the Company confirmed the feasibility of satisfying such closing condition, and the Special Committee deemed such closing condition acceptable.
On August 1, 2025, the Special Committee convened a meeting via conference telephone call together with representatives of Duff & Phelps and Skadden. Representatives of Duff & Phelps reviewed and discussed its financial analyses with respect to the Company and the Merger and then delivered an oral opinion, which was subsequently confirmed in writing, to the Special Committee to the effect that, as of August 1, 2025 and based on and subject to the assumptions and other matters described in Duff & Phelps’s written opinion, the Per Share Merger Consideration of US$0.625 to be received by the holders of Shares (other than Excluded Shares, Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration of US$1.25 to be received by the holders of ADSs (other than ADSs representing Excluded Shares), in each case pursuant to the Merger Agreement, was fair, from a financial point of view, to such holders. The full text of Duff & Phelps’s written opinion dated August 1, 2025, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by Duff & Phelps, is attached as Annex C to this proxy statement. Representatives of Skadden then summarized for the Special Committee the key terms and final resolution of the issues that had been negotiated in the Merger Agreement and Ancillary Documents in the past few days. After considering the proposed terms of the Merger Agreement and the Ancillary Documents and the various presentations of Duff & Phelps and Skadden, including receipt of Duff & Phelps’s oral opinion, and taking into account the other factors described below under the section entitled “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board,” the Special Committee then unanimously (i) determined that the terms of the Merger Agreement, the Plan of Merger, the Limited Guarantees and the Transactions are fair to, and in the best interests of, the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the Unaffiliated Security Holders and (ii) recommended the approval and authorization of the Merger Agreement, the Plan of Merger and the Limited Guarantee substantially in the form presented to the Special Committee, and recommended the approval of the consummation of the Transactions, including the Merger, by the shareholders of the Company, and unanimously recommended such to the Board and its audit committee and compensation committee.
Following the meeting of the Special Committee, on the same date, the Board held a meeting together with representatives of Duff & Phelps and Skadden. At this meeting, the Special Committee presented its recommendation, described above, to the Board. After considering the proposed terms of the Merger Agreement, the Plan of Merger and the Limited Guarantees and taking into account the other factors described below under the section entitled “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board”, and that members of the audit committee and compensation committee of the Board, in their capacities thereof, approved the Merger Agreement and the Transactions, the Board (other than Mr. Cai, Mr. Xu and Ms. Xin, who voluntarily abstained from the vote due to participation in the Consortium) (i) determined that the terms of the Merger Agreement, the Plan of Merger and the Limited Guarantees and the Transactions, including the Merger, are fair to and in the best interests of the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the Unaffiliated Security Holders, and it is advisable for the Company to enter into the Merger Agreement, the Plan of Merger and the Limited Guarantees and consummate the Transactions, including the Merger (ii) resolved that the execution, delivery and performance of the Merger Agreement, the Plan of Merger and the Limited Guarantees and the consummation of the Transactions, including the Merger, contemplated thereby be and each of them hereby was, authorized and approved, and (iii) resolved to direct that the Merger Agreement, the Plan of Merger and the Transactions be submitted to the shareholders of the Company for their approval and authorization at an extraordinary general meeting of the Company’s shareholders, with the recommendation of the Board that the shareholders of the Company authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.
Later on the same date (U.S. Eastern Time), the Company and the Consortium executed and delivered the Merger Agreement and the Limited Guarantees, and the Company issued a press release announcing that it had entered into the Merger Agreement with the Consortium and furnished the press release to the SEC as an exhibit to its current report on Form 6-K.
Developments after the execution of the Merger Agreement
On August 13, 2025, Hillhouse delivered a proposal letter addressed to members of the Board, which set forth a competing proposal to acquire all outstanding Shares, including Class A Shares represented by ADSs that are not already beneficially owned by Hillhouse and its affiliates (other than the Shares beneficially owned by Management Filing Persons) at US$1.77 per ADS or US$0.885 per Share in cash (the “Hillhouse Proposal”). The proposal letter set forth certain key terms of the Hillhouse Proposal, including among others Hillhouse’s intention to fund its proposed transactions with equity capital provided by Hillhouse and to ask the Management Filing Persons to roll over all Shares they beneficially own into the acquisition entity carrying out the proposed transactions set forth in the Hillhouse Proposal.
On August 14, 2025, Skadden, on behalf of the Special Committee, delivered a written notice to the Consortium with respect to the Hillhouse Proposal pursuant to the terms of the Merger Agreement, and proposed to defer the filing of the Schedule 13E-3 transaction statement in light of this new development. On the same day, Davis Polk, on behalf of the Consortium, replied and confirmed that the Consortium was agreeable to deferring the filing to August 29, 2025, provided that the parties continue to work diligently to prepare the filing.
On August 15, 2025, the Company issued a press release announcing the receipt of the Hillhouse Proposal and furnished the press release to the SEC as an exhibit to its current report on Form 6-K.
On August 19, 2025, the Special Committee and its advisors scheduled a meeting on August 22, 2025 to discuss the Hillhouse Proposal. A notice of such meeting was also given to the Consortium pursuant to the terms of the Merger Agreement.
On August 21, 2025, Davis Polk, on behalf of the Consortium, sent an email to Skadden to reiterate the Consortium’s confidence in the parties’ ability to satisfy the closing conditions and the Consortium’s commitment to consummating the Transactions in a timely manner. The email also noted that members of the Consortium were subject to certain obligations under the Interim Investors Agreement, including obligations of exclusivity and voting against a competing transaction.
On August 22, 2025, the Special Committee convened a meeting via conference telephone call together with representatives of Skadden, Maples and the Company. Representatives from Skadden firstly went through the key terms of the Hillhouse Proposal as well as developments in relation thereto, including the announcement made by the Company and the filing by Hillhouse of a statement on Schedule 13D, each in connection with the Hillhouse Proposal. Members of the Special Committee then discussed with representatives from Skadden the immediate next steps, and directed Duff & Phelps to reach out to Hillhouse to seek clarification on certain matters in relation to Hillhouse’s purpose and plan with regard to the Hillhouse Proposal. Representatives from Skadden and Maples also discussed with members of the Special Committee best practice for them to discharge their duties with respect to the consideration of the Hillhouse Proposal in light of the Transactions and vice versa, and discussed the protocols for the Special Committee’s consideration of and conduct in relation to the Hillhouse Proposal.
On the same day, Skadden, on behalf of the Special Committee, delivered a written notice to the Consortium of the contemplated discussion with Hillhouse for the purpose of clarification pursuant to the terms of the Merger Agreement, and requested to further postpone the filing of the Schedule 13E-3 transaction statement in light of the relevant plans.
In the following days, Skadden and Duff & Phelps discussed with the Company and finalized an issues list for the initial discussion with Hillhouse. Meanwhile, the Company continued working with the Consortium on the preparation for the regulatory filing and the Schedule 13E-3 transaction statement pursuant to the terms of the Merger Agreement.
On September 1, 2025, Duff & Phelps conducted a conference telephone call with Hillhouse, during which Hillhouse reiterated its purpose in delivering the Hillhouse Proposal as set forth therein. Hillhouse stated that it had not engaged in any communication with the Management Filing Persons regarding the plans and arrangements for the rollover of Shares by such persons, and Hillhouse did not provide any plan for such communication. In response to the question raised by Duff & Phelps with respect to the shareholder votes required to adopt the proposed transactions contemplated by the Hillhouse Proposal, Hillhouse did not provide any executable plan on how Hillhouse could practicably enter into an arrangement with the Management Filing Persons to obtain their support for the Hillhouse Proposal.
On September 3, 2025, the Special Committee convened a meeting via conference telephone call together with representatives of Skadden, Maples, Duff & Phelps and the Company, a prior notice of which had been given to the Consortium pursuant to the Merger Agreement. Representatives from Duff & Phelps provided a summary of the conference call with Hillhouse, especially the fact that only limited information was provided by Hillhouse during the conference call. Then the Special Committee discussed with its advisors other recent developments in relation to the Hillhouse Proposal. With representatives from Duff & Phelps leaving the conference call, the Special Committee discussed with representatives from Skadden and Maples certain steps that might be taken by the Special Committee and the Company and the implications thereof. As a result, the Special Committee directed Duff & Phelps to send out a list of specific questions by email to Hillhouse demanding definitive answers on the feasibility of the Hillhouse Proposal.
On the next day, Skadden and Duff & Phelps finalized the questions list to be sent to Hillhouse for the purpose of clarification, which included questions regarding Hillhouse’s plans on rollover arrangements, obtaining support of the Management Parties, financing, due diligence, proposed closing conditions and timeline for its proposed transactions in general. Skadden also delivered a written notice to the Consortium of the contemplated communication with Hillhouse. The questions list was sent to Hillhouse by Duff & Phelps later on September 6, 2025.
On September 5, 2025, the Special Committee received an email from an investment institution which claimed to hold a considerable amount of ADSs (the “September Investor Letter”). In the email, this investment institution stated its view that US$1.25 per ADS merger price “significantly undervalues” the Company, and urged the Special Committee to “immediately engage with Hillhouse” and execute a new merger agreement that maximized shareholder value. In the following days, the Special Committee and representatives from Skadden and Maples had communications regarding the September Investor Letter and the next steps to be taken by the Company.
On September 9, 2025, Hillhouse provided responses to the questions raised in the earlier email sent by Duff & Phelps on September 6, 2025, which set forth Hillhouse’s understanding of the applicable internal and external approvals and conditions for its proposed transactions, as well as Hillhouse’s plan on due diligence, financing and timeline in general. However, Hillhouse’s responses again did not provide any executable plan on obtaining support for its proposed transactions from the Management Parties. Instead, Hillhouse stated that no communication with the Management Parties had been initiated yet and that Hillhouse expected that the Special Committee would connect Hillhouse and the Management Parties for such communication by “specifically instruct[ing]” the Management Parties to discuss with Hillhouse with respect to any rollover arrangement, as the Special Committee “has the authority to specifically request the [M]anagement [M]embers to cooperate with [Hillhouse] under both the Interim Investors Agreement and the Merger Agreement”.
Following discussions with its advisors in the following days, the Special Committee directed Skadden to send an email to the Consortium on behalf of the Special Committee to provide updates regarding the Hillhouse Proposal and the September Investor Letter and seek clarifications from the Consortium in relation thereto. Such email was sent to the Consortium on September 12, 2025 (the “September 12 Email”). Specifically, the Special Committee requested definitive answers on (i) whether the Management Parties planned to engage in negotiation with Hillhouse to support the Hillhouse Proposal, and if so, the contemplated timeline and steps for such negotiations, (ii) whether the Consortium planned to enhance the acquisition price under the Merger Agreement given the US$1.77 per ADS acquisition price offered in the Hillhouse Proposal, and (iii) whether the Consortium would, considering the recent developments, especially the Hillhouse

Proposal and the September Investor Letter, waive the dissenting shares closing condition if the Transactions were duly approved the Company’s shareholders.
On September 15, 2025, Davis Polk responded to the September 12 Email, noting that (i) under the Interim Investors Agreement, each Consortium member is prohibited from engaging in any discussions in relation to a competing transaction, including, in the case of the Management Parties, any rollover discussion in their capacity as shareholders of the Company, and the Management Parties are in addition obligated to vote in favor of the Transactions and against any competing transaction for a period of 12 months after the date of the Interim Investors Agreement, (ii) Trustar Capital had no intention to release the Management Parties from any of the foregoing obligations, (iii) the Consortium had no plan to change the acquisition price that the parties agreed to in the Merger Agreement, and (iv) the Consortium believed it was premature to consider or discuss any waiver of dissenting shares closing condition and expressly reserved all rights under the Merger Agreement. Later on the same date, Weil, on behalf of the Management Parties, responded to the September 12 Email and (i) reiterated the Management Parties’ obligations under the Interim Investors Agreement, including the exclusivity obligation to refrain from engaging in any negotiation with Hillhouse in their capacity as shareholders of the Company, (ii) observed that Hillhouse did not address the exclusivity or voting obligations of the Management Parties under the Interim Investors Agreement in a manner that could result in the completion of its proposed transactions, (iii) noted that Trustar Capital had advised the Management Parties that it had no intention to release the Management Parties from any of their exclusivity and voting obligations under the Interim Investors Agreement, and (iv) reaffirmed the Management Parties’ intention to continue to comply with their obligations under the Transaction Documents.
On September 17, 2025, Davis Polk, on behalf of the Consortium, provided certain comments and input to the draft Schedule 13E-3 transaction statement, and asked for the Special Committee’s proposed timeline for the initial filing of such statement. On the same day, Skadden replied on behalf of the Special Committee, noting their belief that it would not be practical to proceed with the filing until the Special Committee had formed a view regarding the Hillhouse Proposal and sharing the Special Committee’s plan with respect to its continuing review of the Hillhouse Proposal and preparation of the draft Schedule 13E-3 transaction statement, including targeting filing within approximately three business days following the Special Committee’s final decision to proceed with the Transactions, if and when made.
On September 18, 2025, Duff & Phelps sent an email to Hillhouse on behalf of the Special Committee. The email set forth the responses from the Consortium members with respect to the Interim Investors Agreement and Management Parties’ position, and noted that if Hillhouse disagreed with the Management Parties’ understanding of such contractual terms, Hillhouse should reach out to the Management Parties directly to discuss, as the Company was not a party to the Interim Investors Agreement. In addition, the email reiterated the provisions of the Merger Agreement that the Special Committee could change its recommendation of the Transactions pursuant to the Merger Agreement only when a Superior Proposal had been presented, which should be “reasonably likely to be consummated in accordance with its terms without undue delay, taking into account all legal, financial and regulatory aspects of the proposal”, and sought again Hillhouse’s clarification on its plan to enter into rollover arrangements with the Management Parties and cause them to vote in favor of the Hillhouse Proposal. Lastly, the email referred to Section 3.02 of the Interim Investors Agreement that prevents the Management Parties from voting in favor of any competing transactions for a period of 12 months after the date of the Interim Investors Agreement and sought Hillhouse’s clarification on its plan to circumvent such restriction.
On September 19, 2025, Davis Polk, on behalf of the Consortium, sent an email urging the Special Committee to “set a clear and definitive timeline for both the evaluation of the Hillhouse [P]roposal and the filing of Schedule 13E-3.” The Consortium pointed out in the email that Hillhouse’s proposal had been under consideration by the Special Committee for over a month and the filing of the Schedule 13E-3 transaction statement had been delayed for over a month. It also reminded the Special Committee of the parties’ contractual obligation to continue working towards the Transactions unless and until the Merger Agreement is terminated in accordance with its terms. Skadden circulated a revised draft Schedule 13E-3 transaction statement the next day, and no definitive timeline was provided by the Special Committee or Skadden given consideration of their perceived uncertainty with respect to the ongoing communication with Hillhouse.
On September 22, 2025, Hillhouse provided responses to the questions raised in the email sent by Duff & Phelps on September 18, 2025. In the email, Hillhouse expressed its belief that Section 3.02 of the Interim

Investors Agreement is “not enforceable” in the event such agreement is terminated due to a Superior Proposal, and highlighted that (i) the Company’s stock trades above US$1.25 since the Company’s announcement of [the Hillhouse Proposal], which showed the market “clearly thinks [US]$1.25 per ADS is inadequate and does not believe the [Interim Investors Agreement] creates any substantive obstacle to a better transaction”, (ii) the Special Committee has “an unequivocable legal right” under Section 3.1 of the Interim Investors Agreement to request “management to cooperate in respect of a competing proposal”, (iii) because the Company is not a party to the Interim Investors Agreement, the Consortium “cannot use the [Interim Investors Agreement] to obstruct a bona fide superior proposal or to deprive the Company and the public shareholders of the opportunity to obtain a higher price”, (iv) Hillhouse is “ready to engage with management constructively and [is] open to their suggestions of preferred rollover arrangement” and has “fully committed equity financing in place in case additional capital is required due to any modified rollover arrangement”, and (v) Hillhouse is “very disappointed that the Special Committee has not taken concrete steps to facilitate our proposal”.
In the following days, the Special Committee considered Hillhouse’s responses together with advice from Skadden and Maples. On September 26, 2025, the Special Committee convened a meeting via conference telephone call together with representatives of Skadden and Maples, during which the Special Committee reviewed recent developments in relation to the Hillhouse Proposal and discussed with representatives from Skadden and Maples current options and implications thereof. After giving due consideration of the relevant factors, including (i) the fact that Hillhouse failed to address the exclusivity or voting obligations of the Management Parties under the Interim Investors Agreement or subsequently engage in any meaningful communication with the Management Parties for their support for the Hillhouse Proposal either before or after a potential termination of the Merger Agreement, which failure would prevent the Hillhouse Proposal from constituting a Superior Proposal under the Merger Agreement, (ii) that the Company is under contractual obligations to proceed with the Transactions unless and until the Merger Agreement is terminated pursuant to its terms and would face significant negative consequences in the event of a breach thereof, and (iii) that even if the parties so wish, there are considerable uncertainties with respect to the ability of Hillhouse to consummate an alternative transaction and the incremental value to be brought to the Unaffiliated Security Holders by such transaction, the Special Committee determined that based on the responses provided by Hillhouse to date, Hillhouse had not shown that the Hillhouse Proposal could constitute a Superior Proposal.
On September 26, 2025, Duff & Phelps sent an email to Hillhouse on behalf of the Special Committee, which addressed several points raised by Hillhouse in its email sent on September 22, 2025, and noted that, while the Special Committee remained willing to further evaluate the Hillhouse Proposal if it could constitute a Superior Proposal, based on the responses from Hillhouse to date, this did not appear to be the be case to the Special Committee. In the email, the Special Committee requested Hillhouse to submit the definitive plan to obtain the Management Parties’ support of the Hillhouse Proposal through equity rollover and voting and such other information or material that could reasonably establish that the Hillhouse Proposal would constitute a Superior Proposal under the Merger Agreement by 6:00 pm on September 29, 2025.
Later on the same date, Skadden sent an email to the Consortium on behalf of the Special Committee noting the latest developments in relation to the Hillhouse Proposal as of such date.
On September 29, 2025, Hillhouse provided responses to the email sent by Duff & Phelps on September 26, 2025. In the email, Hillhouse noted it was “surprised to hear that [Special Committed did] not think [Hillhouse had] provided all requested information”, and set forth its proposed commercial terms designed to obtain the Management Parties’ support, including (i) full equity rollover by Management Parties at the closing, (ii) up to 15% post-closing ESOP grants tied to the Company’s financial performance and Hillhouse’s exit return, (iii) if desirable, funding the transaction with both equity and debt, as opposed to full equity, and (iv) contractual protection to management in the event of removal without cause, which Hillhouse believed would offer “better retention and incentives to management”. Hillhouse again mentioned it was “keen to engage in meaningful discussions with management members upon facilitation by the Special Committee”, while providing no information with respect to Hillhouse’s plan to address the contractual exclusivity obligations cited by the Consortium members or Hillhouse’s efforts to reach out to Management Parties for such communication. Lastly, Hillhouse mentioned the Company’s ADSs had been trading consistently above US$1.25 since August 15, 2025 and that the Company would be better off remaining as a public company, and asked the Special Committee to elaborate on why “a sale of the Company to insiders at a price below the stock trading price and below the Company’s cash amount (based on the Company’s SEC filings) is in the best interest of public shareholders”.

Later in the evening of September 29, 2025, the Special Committee determined, based on the fact that in Hillhouse’s email sent earlier, Hillhouse still failed to provide reasonably sufficient information showing that Hillhouse would be able to obtain the Management Parties’ support for the Hillhouse Proposal given the existing contractual exclusivity and voting provisions under the Interim Investors Agreement, with which the members of the Consortium had indicated their intention to continue to comply, including in their emails to Skadden on September 15, 2025. To avoid miscommunication, the Special Committee directed Duff & Phelps to email Hillhouse, noting that the key issue in the Hillhouse Proposal is the inability to obtain support from the Management Parties, and the Special Committee had received no information from Hillhouse with respect to any concrete and definitive plan and actions taken to address such issue and make the proposal feasible. In the email, the Special Committee made it clear that Hillhouse should present sufficient information on (i) Hillhouse’s discussion with the Management Parties so that a rollover arrangement can be practicably achieved, and (ii) the basis for Hillhouse’s belief that it is reasonably likely that the Hillhouse Proposal would be approved during a general meeting of the Company’s shareholders, and asked Hillhouse to directly contact the Management Parties for such purpose and provide appropriate summary of such discussion and other related information by 6:00 pm on September 30, 2025 to establish that the Hillhouse Proposal would reasonably be likely to constitute a Superior Proposal.
On September 30, 2025, Hillhouse provided responses to the email sent by Duff & Phelps on September 29, 2025. In the email, Hillhouse claimed that it had contacted the Management Parties twice trying to discuss rollover arrangement, but the Management Parties declined to engage, citing contractual obligations they were under. Hillhouse asserted in the email that the Special Committee “conflate[d] [the Management Parties’] capacity as directors/officers with that as shareholders because the [Special Committee] knows that the [Interim Investors Agreement] permits the former (in the capacity of directors/officers)” and that “[e]ven though [Hillhouse’s] August offer letter and subsequent emails [referred] to management rollover, retention and incentives and [Hillhouse] never asked the management to talk to [Hillhouse] in their capacity [as] shareholders, the [Special Committee] [argued] that it had no power to direct management in their capacity of shareholders while [omitting] its authority to do so as management also wears the director/officer hat”. Hillhouse reiterated its belief that its offer constituted a Superior Proposal and that “the requirement for a Superior Proposal to be ‘reasonably likely to be consummated’ under the Merger Agreement cannot be read to give effect to self-serving provision dictated by insiders attempting to preclude the consideration of any competing proposal”. Hillhouse noted again that the Company’s ADSs had been trading above US$1.25 every single day since August 15, and urged the “board members to fulfil their fiduciary duties and act in the best interest of public shareholders, not the interest of conflicted insiders”.
Later in the evening of September 30, 2025, the Special Committee determined that, the answers provided in Hillhouse’s response did not provide any meaningful information to address the Special Committee’s requests, such that the Hillhouse Proposal with its current terms would fail to constitute a Superior Proposal, and the Company should proceed with the Proposed Transaction pursuant to the terms of the Merger Agreement. The Special Committee then approved the filing of the Schedule 13E-3 transaction statement.
On October 1, 2025, Weil, on behalf of the Management Parties, sent an email to the Special Committee in response to Hillhouse’s claim that it had contacted the Management Parties twice trying to discuss rollover arrangement, noting that (i) between August 14 and August 15, 2025, an individual (who the Management Parties had understood to be previously affiliated with Hillhouse) reached out via mobile instant messaging to certain Management Parties, explicitly stating that he “was not part of the [Hillhouse] deal team” and was not “copied on any [Hillhouse] emails [regarding this matter]”, and that he “[did] not intend to discuss anything specific” with the Management Parties, (ii) on September 25, 2025, the same individual reached out for the second time to ask for the Management Parties’ availability to “have a chat”, again without specifying the purpose of such meeting or proposing any topics to be discussed, (iii) in none of the correspondences with the Management Parties did this individual indicate or suggest that he was initiating contact on behalf of Hillhouse or represented Hillhouse in any capacity, (iv) on September 26, 2025, the Management Parties replied to him by messages to clarify that they are under contractual obligations to not engage in such discussions, and (v) other than the limited communication described in the foregoing, which the Management Parties consider informal and lacking specificity and substance, Hillhouse has not reached out to any of the Management Parties to discuss the Hillhouse Proposal in any manner, despite having several communication channels available and known to Hillhouse as a valued shareholder of the Company.

Weil’s email also noted, in response to Hillhouse’s claim that the Special Committee had the authority to direct the Management Parties to engage in such discussion as directors or officers of the Company, that any discussion with respect to “rollover” arrangements in the context of the competing transaction contemplated by the Hillhouse Proposal would necessarily relate to the treatment of the Management Parties’ Shares in such transaction, and therefore could only be conducted by the Management Parties in their capacity as shareholders of the Company, rather than in their capacity as directors or officers of the Company, and accordingly, the assertion that the Management Parties would be permitted under the Interim Investors Agreement to have any rollover discussion with Hillhouse in their capacity as directors or officers of the Company is incorrect.
Reasons for the Merger and Recommendation of the Special Committee and the Board
At a meeting on August 1, 2025, the Special Committee, in consultation with Skadden and Duff & Phelps, and after considering and weighing various factors, and evaluating the proposed terms of the Merger and the related transactions, unanimously determined that the Merger Agreement, the Plan of Merger, and the Merger are fair to and in the best interests of the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the Unaffiliated Security Holders, and unanimously recommended that the Board (a) determine that the execution of the Merger Agreement and the Plan of Merger, and consummation of the Transactions, including the Merger, are fair to, and in the best interests of, the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the Unaffiliated Security Holders, and declare that it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger, and consummate the Transactions, including the Merger, (b) authorize and approve the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of Transactions, including the Merger, and (c) resolve to recommend the authorization and approval of the Merger Agreement, the Plan of Merger, and the consummation of the Transactions, including the Merger, by the Company’s shareholders at a meeting of the shareholders of the Company and direct that the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, be submitted to a vote of the Company’s shareholders for authorization and approval.
At a meeting later on the same day, the Board (other than Mr. Cai, Mr. Xu and Ms. Xin, who voluntarily abstained from the vote due to participation in the Consortium), acting on the unanimous recommendation of the Special Committee, and after each director duly disclosed his or her interests in the Transactions, including the Merger, as required by the memorandum and articles of association of the Company as amended to date and the Cayman Islands Companies Act, among other resolutions, (a) determined that the execution of the Merger Agreement and the Plan of Merger and consummation of the Transactions, including the Merger, are fair to, and in the best interests of, the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the Unaffiliated Security Holders, and declared that it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger and consummate the Transactions, including the Merger, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions, including the Merger, and (c) resolved to direct that the authorization and approval of the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions, including the Merger, be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorizing and approving the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions, including the Merger.
In reaching their determination, the Special Committee and the Board considered the factors and potential benefits of the Merger discussed below, each of which the Special Committee and the Board believe supported their decision to approve the Merger Agreement and their determination that the Merger is fair to the Unaffiliated Security Holders. These factors and potential benefits are not listed in any relative order of importance:
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the Special Committee’s and the Board’s knowledge of the Company’s business, financial condition, results of operations, prospects and competitive position and their respective belief that the Merger is financially more favorable to the Unaffiliated Security Holders than any other alternative reasonably available to the Company and the Unaffiliated Security Holders;

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the challenges faced by the Company, including, among others:

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the increased competition in the industries that the Company operates in, which could bring challenges to the Company’s ability to acquire network partners and expand its POI presence as well as the Company’s financial growth and profitability;

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the potential adverse effects on the Company’s business, financial condition and results of operations caused by the general economic slowdown globally and regional instabilities and the challenges in the macroeconomic environment;

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uncertainties with respect to the tightened regulatory environment, which may affect the general perception of power banks amongst consumers;

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uncertainties in policy in the renewable energy industry, which may affect the Company’s ability to maintain the growth and profitability of its photovoltaic business;

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uncertainties to the advancements in technology that may lessen consumers’ need for mobile device charging service; and

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the recent volatility and uncertainties in global equity markets;

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the estimated forecasts of the Company’s future financial performance prepared by the Company’s management, together with the management’s view of the Company’s financial condition, results of operations, business, prospects and competitive position;

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the current and historical market prices of the ADSs, and the fact that the Per ADS Merger Consideration of US$1.25 offered to the Unaffiliated Security Holders represents a premium of 74.8% to the closing trading price of the ADSs on January 3, 2025, the last trading day prior to the Company’s receipt of the Proposal, (ii) a premium of 68.1% and 70.1% to the volume-weighted average price during the last 30 and 60 trading days, respectively, prior to the Company’s receipt of the Proposal, and (iii) a premium of approximately 8.7% to the closing price of the ADSs on July 31, 2025, the last trading day prior to the date on which Company entered into the Merger Agreement;

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the limited trading volume of the ADSs on NASDAQ;

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the historical closing price of the ADSs was as low as US$0.45 per ADS during the 52-week period prior to the date on which the Company announced its receipt of the Proposal;

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the costs and administrative burdens associated with the Company’s status as a U.S. publicly traded company, including the costs associated with regulatory filings and compliance requirements, will be reduced. The Company has estimated that no longer being subject to such requirements will result in saving of direct costs of approximately US$1.8 million per year on a recurring basis;

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the recognition that, as an SEC-reporting company, the Company’s management and accounting staff must devote significant time to SEC reporting and compliance matters;

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the possibility that PRC-based U.S.-listed public companies could be subject to additional costs and burden of regulatory compliance by reason of the enactment in the U.S. of the Holding Foreign Companies Accountable Act as well as any other similar newly enacted law or regulation (including rules of the SEC implementing such laws);

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rising political tensions between China and the U.S. and the uncertainty of future trade policies, treaties, government regulations, tariffs and other matters;

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the recognition that, as a privately held entity, the Company’s management may have greater flexibility to focus on improving the Company’s long-term financial performance without the pressures created by the public equity market’s emphasis on short-term period-to-period financial performance;

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the recognition that, as an SEC-reporting company, the Company is required to disclose a considerable amount of business and financial information to the public, some of which would otherwise be considered competitively sensitive and would not be disclosed by a non-reporting company and which may help our actual or potential competitors, customers, lenders and vendors compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be;

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the fact that the consideration payable in the Merger is entirely in cash, which will allow the Unaffiliated Security Holders to immediately realize liquidity for their investment and provide them with certainty of the value of their Shares or ADSs;

•
the likelihood that the Merger would be consummated based on, among other things (not in any relative order of importance):

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the absence of a financing condition in the Merger Agreement;

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the fact that each of Trustar Fund and the Rollover Shareholders delivered an Equity Commitment Letter, committing sufficient equity financing to complete the Merger;

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the fact that MidCo had obtained debt financing commitment for the Merger from reputable financing source on reasonable terms and conditions;

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the Company’s ability, as set out in the Merger Agreement and the Equity Commitment Letters, to seek specific performance to prevent breaches of such agreements and to enforce specifically the terms of such agreements; and

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the fact that the Merger Agreement provides that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a termination fee of US$9.8 million (see “The Merger Agreement — Termination Fees and Reimbursement of Expenses” beginning on page 95 for additional information) and the guarantee of such payment obligation by the Consortium members and affiliates thereto pursuant to the Limited Guarantees;

•
the financial analyses reviewed by Duff & Phelps with the Special Committee, as well as the oral opinion of Duff & Phelps rendered to the Special Committee on August 1, 2025, (which was subsequently confirmed in writing by delivery of Duff & Phelps’s written opinion, dated August 1, 2025, to the Special Committee), as to the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the holders of Shares (other than Excluded Shares, the Dissenting Shares and Class A Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing Excluded Shares), as of the date thereof, based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by Duff & Phelps in preparing its opinion and without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs (See “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 41 for additional information); and

•
the possible alternative transaction to the proposed sale of the Company to the Consortium, the perceived potential benefits and risks of the possible alternative transaction and the timing and the likelihood of accomplishing the goals of such alternative transaction, and the assessment by the Special Committee that no alternative transaction was reasonably available nor likely to present superior opportunities for the Company or to create greater value for the Unaffiliated Security Holders than the Merger, taking into account (i) the business, competitive, industry and market risks, (ii) the fact that the Consortium controls approximately 64% of the voting power of the Company, and (iii) the execution of the Consortium Agreement pursuant to which Trustar Capital and each Management Party agreed to submit the Proposal to the Board and deal with each other on an exclusive basis in pursuing the Proposed Transaction as set forth in the Proposal. In addition, the Special Committee and the Board considered, as an alternative to the Merger, that the Company remains as a public company.

In addition, the Special Committee and the Board believed that sufficient procedural safeguards were and are present to ensure that the Merger is procedurally fair to the Unaffiliated Security Holders and to permit the Special Committee and the Board to represent effectively the interests of such Unaffiliated Security Holders, which procedural safeguards include the following, which are not listed in any relative order of importance:
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that the consideration and negotiation of the Merger Agreement were conducted entirely under the control and supervision of the Special Committee, which consists of three independent directors, and that no limitations were placed on the Special Committee’s authority;

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that, in considering the Proposed Transaction with the Consortium, the Special Committee acted solely to represent the interests of the Unaffiliated Security Holders, and the Special Committee had full control of the extensive negotiations with the Consortium and its advisors on behalf of the Unaffiliated Security Holders;

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that all members of the Special Committee during the entire process were and are independent directors and free from any affiliation with any member of the Consortium; in addition, no member of the Special Committee is or ever was an employee of the Company or any of its subsidiaries, and no member has any financial interest in the Merger that is different from that of the Unaffiliated Security Holders other than (a) the members’ receipt of Board compensation in the ordinary course and the compensation for their services as the members of the Special Committee (which is not contingent on the completion of the Merger or the Special Committee’s or the Board’s recommendation and/or authorization and approval of the Merger), and (b) their indemnification and liability insurance rights under their respective indemnification agreement entered into with the Company and the Merger Agreement;

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that the Special Committee was assisted in negotiations with the Consortium and in its evaluation of the Merger by Duff & Phelps as its financial advisor, and Skadden as its U.S. legal advisor;

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that the Special Committee was empowered to, among other things, review, evaluate and negotiate the terms of the Merger and to recommend to the Board what action should be taken by the Company, including not to engage in the Proposed Transaction;

•
that the terms and conditions of the Merger Agreement were the product of extensive negotiations between the Special Committee and its advisors, on the one hand, and the Consortium and their advisors, on the other hand;

•
that the Special Committee held meetings on multiple occasions to consider and review the terms of the Merger Agreement and the Proposed Transaction, and exchanged information and opinions through other means during the negotiation of the Proposed Transaction;

•
the recognition by the Special Committee that the Special Committee had no obligation to recommend the Merger or any other transaction;

•
the fact that the Company is able, subject to compliance with the terms and conditions of the Merger Agreement, to terminate the Merger Agreement prior to the receipt of the approval of the Company’s shareholders (including holders of the ADSs) of the Merger Agreement and the Transactions at the shareholder meeting convened for such purpose (a) in order to enter into an alternative agreement with respect to an acquisition proposal that is a Superior Proposal or (b) in the event that the Board changes its recommendation of the Merger as required by directors’ fiduciary duties in connection with an Intervening Event;

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the ability of the Special Committee to change, withhold, withdraw, qualify or modify its recommendation that the shareholders vote to approve the Merger Agreement in the event of a Superior Proposal or an Intervening Event; and

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the ability of the Special Committee to evaluate bona fide unsolicited alternative acquisition proposals that may arise between the date of the Merger Agreement and the date of the approval of the Merger by the Company’s shareholders, to furnish confidential information to and conduct negotiations with such third parties and, in certain circumstances, to terminate the Merger Agreement and accept a Superior Proposal where failures to do so would be expected to breach the Special Committee’s fiduciary obligations.

The Special Committee and the Board also considered a variety of potentially negative factors concerning the Merger Agreement and the Merger, including the following, which are not listed in any relative order of importance:
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the inclusion of a condition to closing of the Merger, pursuant to which Parent, MidCo or Merger Sub would not be required to close the Merger if the Company’s shareholders holding more than 15% of the Shares exercise their dissenters’ rights;

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that the Unaffiliated Security Holders will have no on-going equity participation in the Company following the Merger, and they will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of Shares, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company, which could include a dividend to shareholders;

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the restrictions on the conduct of the Company’s business prior to the consummation of the Merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending the consummation of the Merger;

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the risks and costs to the Company if the Merger is not consummated, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on the Company’s business and customer relationships;

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that members of the Consortium may have interests in the Merger that are different from, or in addition to, those of the Unaffiliated Security Holders (see “Special Factors — Interests of Certain Persons in the Merger” beginning on page 58 for additional information);

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that the Company may be required, under certain circumstances, to pay Parent a termination fee of US$4.9 million in connection with termination of the Merger Agreement;

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the a significant portion of the voting power of the Shares owned by the Management Filing Persons in the Consortium may have deterred, and may continue to deter, other potentially interested parties from proposing to acquire the Company at a price that is higher than US$0.625 per Share or US$1.25 per ADS;

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that, while the Special Committee expects to complete the Merger, there can be no assurance that all conditions to the parties’ obligations to complete the Merger under the Merger Agreement will be satisfied and, as a result, it is possible that the Merger may not be completed even if the Company’s shareholders approve it;

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the uncertainty with respect to the parties’ capabilities to obtain regulatory approvals specifically applicable to the Transactions, and such costs and expenses to be incurred for the application thereof;

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the possibility that the Merger might not be consummated and the negative impact of such a public announcement on the Company’s operating results, and the Company’s ability to attract and retain key management, marketing and technical personnel; and

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the taxability of an all-cash transaction to the Unaffiliated Security Holders who are U.S. Holders (as defined under “Special Factors — U.S. Federal Income Tax Considerations”) for U.S. federal income tax purposes, and the likely taxability of such a transaction to the Unaffiliated Security Holders in other jurisdictions.

Based on the considerations set forth in this section, the Special Committee and the Board concluded that it is more beneficial to the Unaffiliated Security Holders for the Company to enter into the Merger Agreement and pursue the consummation of the Transactions, and become a private company rather than to remain a public company.
Subsequent to August 1, 2025 and after taking into account developments since August 13, 2025, the Special Committee and the Board further considered, in addition to the factors set forth above, the circumstances of the Merger, including the following, which are not listed in any relative order of importance:
•
the Hillhouse Proposal and the actions taken by the relevant parties to date;

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that the binding obligations of the Consortium members under the Interim Investors Agreement prevent Hillhouse or other bidders from proposing an alternative transaction with a proposed acquisition price that is higher than US$0.625 per Share or US$1.25 per ADS that can practicably be completed; and

•
that the Company will be obligated to pay Parent a termination fee of US$4.9 million if the Special Committee changes its recommendation for the Transactions in favor of the Hillhouse Proposal or any other alternative transaction.

The foregoing discussion of information and factors considered by the Special Committee and the Board is not intended to be exhaustive, but includes all material factors considered by the Special Committee and the Board. In view of the wide variety of factors considered by the Special Committee and the Board, neither the Special Committee nor the Board found it practicable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the Special Committee and the Board may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Special Committee recommended that the Board authorize and approve, and the Board authorized and approved, the Merger Agreement, the Plan of Merger and the Transactions, based upon the totality of the information presented to and considered by it.
The Special Committee and the Board noted that the authorization and approval of the execution of the Merger Agreement, the Plan of Merger and the consummation of the Transactions are not subject to approval by a majority of the Unaffiliated Security Holders. Nevertheless, the Special Committee and the Board believe the Merger is procedurally fair to the Unaffiliated Security Holders given, among other things, (i) that various safeguards and protective measures as discussed above in this section have been adopted to ensure the procedural fairness of the Transactions, (ii) that the majority-of-the-minority voting requirement is not customary in going-private transactions involving Cayman Islands companies, and (iii) the financial analysis performed by Duff & Phelps.
In reaching its conclusion regarding the fairness of the Merger to the Unaffiliated Security Holders and its decision to recommend the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, the Special Committee considered financial analyses presented by Duff & Phelps. All of the material financial analyses as presented to the Special Committee on August 1, 2025 are summarized below under the section entitled “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 41. The Special Committee and the Board expressly adopted these analyses and opinions, among other factors considered, in reaching their respective determination as to the fairness of the Transactions.
Neither the Special Committee nor the Board considered the liquidation value of the Company’s assets because each considers the Company to be a viable going-concern business where value is derived from cash flows generated from its continuing operations. In addition, the Special Committee and the Board believe that the value of the Company’s assets that might be realized in a liquidation would be less than its going-concern value for the reasons that (i) liquidation sales generally result in proceeds substantially less than the sales of a going concern; (ii) it is impracticable to determine a liquidation value given the significant execution risk involved in any breakup of a company; (iii) an ongoing operation has the ability to continue to earn profit, while a liquidated company does not, such that the “going-concern value” will be higher than the “liquidation value” of a company because the “going concern value” includes the liquidation value of a company’s tangible assets as well as the value of its intangible assets, such as goodwill; and (iv) a liquidation process would involve additional legal fees, costs of sale and other expenses that would reduce any amounts that shareholders might receive upon liquidation. Furthermore, the Company has no intention of liquidation and the Merger will not result in the liquidation of the Company. Each of the Special Committee and the Board believes the analyses and additional factors it reviewed provided an indication of the Company’s going-concern value. Each of the Special Committee and the Board also considered the historical market prices of the ADSs as described under the section entitled “Market Price of the Company’s ADSs, Dividends and Other Matters — Market Price of the ADSs” beginning on page 67. Each of the Special Committee and the Board considered the purchase prices paid in previous purchases as described under “Transactions in the Shares and ADSs” beginning on page 103.
Neither the Special Committee nor the Board, however, considered the Company’s net book value, which is defined as total assets minus total liabilities, attributable to the Company’s shareholders, as a factor. The Special Committee and the Board believe that net book value is not a material indicator of the value of the Company as a going concern as it does not take into account the future prospects of the Company, market conditions, trends in the industry or the business risks inherent in competing with larger companies in that industry.
The Special Committee and the Board also noted that Hillhouse and another institutional investor had raised concerns with respect to the Merger Agreement and the Merger. The Special Committee concluded that sufficient substantive and procedural safeguards were and are present to ensure that these concerns are properly addressed, including among others the dissenting procedure.
Other than the Hillhouse Proposal, the Company is not aware of any firm offers made by any unaffiliated person, other than the filing persons, during the past two years for (i) the merger or consolidation of the Company with or into another company, (ii) the sale of all or a substantial part of the Company’s assets, or (iii) the purchase of the Company’s voting securities that would enable the holder to exercise control over the Company. With respect to the Special Committee’s consideration of the Hillhouse Proposal, please see disclosure under the section entitled “Special Factors — Background of the Merger — Developments after the execution of the Merger Agreement” beginning on page 25.
In reaching its determination that the Merger Agreement, the Plan of Merger and the Transactions are fair to, and in the best interests of, the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the Unaffiliated Security Holders and its decision to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, and recommend the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, by the Company’s shareholders, the Board, on behalf of the Company, considered the analysis and factors described above under this section and under “Special Factors — Background of the Merger” and “Special Factors — Opinion of the Special Committee’s Financial Advisor” and expressly adopted such determination, recommendation and analysis. During its consideration of the Merger Agreement and the Transactions, the Board was also aware that some of the Company’s shareholders, including the Rollover Shareholders and certain directors and employees of the Company, have interests with respect to the Merger that are, or may be, different from, or in addition to those of the Unaffiliated Security Holders generally, as described under the section entitled “Special Factors — Interests of Certain Persons in the Merger” beginning on page 58.
Except as set forth under “Special Factors — Background of the Merger” beginning on page 19, “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 30 and “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 41, no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of Unaffiliated Security Holders for purposes of negotiating the terms of the Transactions and/or preparing a report concerning the fairness of the Transactions.
For the foregoing reasons, the Special Committee and the Board believe that the Merger Agreement, the Plan of Merger and the Transactions are fair to, and in the best interests of, the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the Unaffiliated Security Holders.
Position of Consortium Members as to the Fairness of the Merger
Under SEC rules governing going-private transactions, each Consortium member is required to express its belief as to the fairness of the Merger to the Unaffiliated Security Holders. Each Consortium member is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Consortium members as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any shareholder or ADS holder of the Company as to how that shareholder or ADS holder should vote on the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. The Consortium members which are shareholders and/or ADS holders of the Company have interests in the Merger that are different from, and/or in addition to, those of the other shareholders or ADS holders of the Company by virtue of their continuing interests in the Surviving Company after the completion of the Merger. These interests are described under “— Interests of Certain Persons in the Merger — Interests of Consortium Members” beginning on page 58.
The Consortium members believe that the interests of the Unaffiliated Security Holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. The Consortium members attempted to negotiate a transaction that would be most favorable to them, and not to the Unaffiliated Security Holders and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were substantively or procedurally fair to the Unaffiliated Security Holders. None of the Consortium members or their respective affiliates participated in the deliberations of the Special Committee regarding, nor received any advice from the Special Committee’s independent legal or financial advisors as to, the fairness of the Merger to the Unaffiliated Security Holders.
Furthermore, none of the Consortium members or their respective affiliates undertook a formal evaluation of the fairness of the Merger to the Unaffiliated Security Holders. No financial advisor provided any Consortium member or its affiliates with any analysis or opinion with respect to the fairness of the Merger consideration to the Unaffiliated Security Holders.
Based on their knowledge and analysis of available information regarding the Company, discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Special Committee and the Board discussed under “— Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 30, and based on the following factors, which are not listed in any relative order of importance, the Consortium believes that the Merger is both substantively and procedurally fair to the Unaffiliated Security Holders:
•
the Per Share Merger Consideration of US$0.625 and the Per ADS Merger Consideration of US$1.25 represents a premium of 74.8% to the closing price of the ADSs on January 3, 2025, the last trading day prior to the Company’s receipt of the Proposal, a premium of 68.1% and 70.1% to the volume-weighted average price of the ADSs during the last 30 and 60 trading days, respectively, prior to the Company’s receipt of the Proposal, and a premium of approximately 8.7% to the closing price of the ADSs on July 31, 2025, the last trading day prior to the Company’s announcement of the Company’s entry into the Merger Agreement;

•
the historical closing price of the ADSs was as low as US$0.45 per ADS during the 52-week period prior to the Company’s receipt of the Proposal;

•
notwithstanding that the fairness opinion of Duff & Phelps was delivered to the Special Committee only and none of the Consortium members or any of their affiliates was entitled to rely or relied on such opinion, the fact that the Special Committee received an opinion dated August 1, 2025 from Duff & Phelps to the effect that, as of the date of the opinion and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Duff & Phelps as set forth therein, the Per Share Merger Consideration to be received by the holders of Shares (other than Excluded Shares, the Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing Excluded Shares) in the Merger is fair, from a financial point of view, to such holders (without giving effect to any impact of the Merger on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs);

•
the Merger consideration to be paid to the Unaffiliated Security Holders in the Merger is all cash, allowing the Unaffiliated Security Holders to immediately realize certainty of value and liquidity for all of their Shares and ADSs, without incurring brokerage and other costs typically associated with market sales;

•
the Special Committee consists solely of directors who are unaffiliated with any Consortium member or any member of the management of the Company and do not have any interests in the Merger different from, or in addition to, those of the Unaffiliated Security Holders, other than such directors’ (a) receipt of Board compensation in the ordinary course, (b) receipt of compensation in connection with their evaluation of the Merger and other strategic alternatives of the Company (which compensation is not contingent upon the consummation of the Merger or the Special Committee’s or the Board’s recommendation of the Merger), (c) rights as members of the Board, including as members of the Special Committee, to the directors’ indemnification and liability insurance rights under the Merger Agreement, and (d) right to receive cash consideration with respect to the Company Options that had been granted to them under the Company Share Plan;

•
the Special Committee was established and given authority to, among other things, review, evaluate and negotiate the terms of the Merger and to recommend to the Board what action should be taken by the Company, including not to engage in the Merger;

•
the Special Committee retained and was advised by independent legal and financial advisors who are experienced in advising committees such as the Special Committee in similar transactions;

•
the Special Committee met regularly to consider and review the terms of the Merger Agreement, the Plan of Merger, the other transaction documents, and the Transactions, including the Merger;

•
the terms and conditions of the Merger Agreement, the Plan of Merger, the other transaction documents, and the Transactions, including the Merger, were the product of robust negotiations between the Special Committee and its advisors, on the one hand, and the Consortium and its advisors, on the other hand;

•
the Board (other than Mr. Cai, Mr. Xu, and Ms. Xin who voluntarily abstained from the vote due to participation in the Consortium), acting upon the unanimous recommendation of the Special Committee, (a) determined that the Merger Agreement and the Plan of Merger are fair to, and in the best interests of, the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the Unaffiliated Security Holders, and declared that it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger, and to consummate the Transactions, including the Merger; (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the Plan of Merger and the consummation of the Transactions, including the Merger; and (c) resolved to direct that the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, be submitted to a vote at an extraordinary general meeting of the shareholders of the Company with the recommendation of the Board that the shareholders of the Company authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

•
the Special Committee was empowered to exercise any power or authority of the Board that the Special Committee determined was necessary or advisable in carrying out and fulfilling its duties and responsibilities;

•
the Special Committee and the Board had no obligation to recommend the approval and authorization of the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, or any other transaction and under the delegation of authority by the Board to the Special Committee, the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, required approval from the Special Committee;

•
none of the Consortium members participated in or sought to influence the deliberative process of, or the conclusions reached by, the Special Committee or the negotiating positions of the Special Committee;

•
the Special Committee and the Board were each fully informed about the extent to which the interests of certain shareholders and/or ADS holders of the Company who are Consortium members in the Merger differed from those of the Unaffiliated Security Holders;

•
the Merger was unanimously approved by the Special Committee;

•
the ability of the Company (subject to certain limitations and restrictions set forth in the Merger Agreement), in certain circumstances relating to an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction (as defined below), prior to obtaining the Requisite Company Vote, to furnish information to and engage or participate in discussions or negotiations with persons making such proposal or offer if the Special Committee determines in good faith that such proposal or offer constitutes or could reasonably be expected to result in a Superior Proposal (subject to certain other conditions, limitations and restrictions set forth in the Merger Agreement);

•
prior to obtaining the Requisite Company Vote, the Board (upon recommendation of the Special Committee) is permitted to effect a Change in the Company Recommendation (as defined below) and terminate the Merger Agreement (a) with respect to a bona fide written proposal or offer with respect to a Competing Transaction that is not withdrawn and the Board (upon recommendation of the Special Committee) concludes in good faith constitutes a Superior Proposal (subject to certain other conditions, limitations and restrictions set forth in the Merger Agreement), and/or (b) in response to an Intervening Event if the Board determines in good faith that failure to do so would be inconsistent with its fiduciary duties under applicable laws (subject to certain other conditions, limitations and restrictions set forth in the Merger Agreement);

•
the Merger is not conditioned on any financing being obtained by Parent, MidCo or Merger Sub, thus increasing the likelihood that the Merger will be consummated and the Merger consideration will be paid to the Unaffiliated Security Holders;

•
the Company has the ability, under certain circumstances, to specifically enforce the terms of the Merger Agreement;

•
the Merger Agreement requires Parent to pay a reverse termination fee of US$9.8 million, which is twice the amount of the termination fee payable by the Company to Parent if the Merger Agreement is terminated under certain circumstances;

•
MidCo obtained a debt financing commitment for the Transactions, including the Merger, as well as the limited number and nature of the conditions to such debt financing; and

•
under the law of the Cayman Islands, shareholders have the right to dissent from the Merger and to receive payment of the fair value of their Shares, which if not agreed will be determined in accordance with Section 238 of the Cayman Islands Companies Act.

The Consortium members’ consideration of the factors described above reflects their assessment of the fairness of the Per Share Merger Consideration and the Per ADS Merger Consideration in relation to the going-concern value of the Company on a stand-alone basis. However, the Consortium members did not seek to establish a pre-Merger going concern value for the Shares and ADSs to determine the fairness of the Merger consideration to the Unaffiliated Security Holders because following the Merger the Company will have a significantly different capital structure.
In their consideration of the fairness of the Merger, the Consortium members did not undertake an appraisal of the assets of the Company to determine the Company’s liquidation value for the Unaffiliated Security Holders as the Consortium members did not consider the Company’s liquidation value to be a relevant valuation method because they consider the Company to be a viable going concern where value is derived from cash flows generated from its continuing operations, and because the Company will continue to operate its business following the Merger. Moreover, the Consortium members believe that the value of the Company’s assets that might be realized in a liquidation would be less than its going-concern value.
The Consortium members did not consider net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger.
Except as otherwise disclosed in this proxy statement, the Consortium members are not aware of, and thus did not consider, any offers or proposals made by any unaffiliated person, other than the Consortium, during the past two years for (a) the merger or consolidation of the Company with or into another company, or vice versa, (b) an acquisition of the Company, (c) a tender offer or other acquisition of any class of the Company’s securities, (d) the sale or other transfer of a material amount of the assets of the Company or (e) a purchase of the Company’s securities that would enable the purchaser to exercise control over the Company. Except as otherwise disclosed in this proxy statement, the Consortium members did not make any purchases of securities of the Company during the past two years, and so did not consider any such purchases in their fairness determination.
Cayman Islands law does not require, and the Merger Agreement is not subject to, approval by holders of a majority of the Company’s outstanding Shares unaffiliated with the Consortium members. As a result of the procedural safeguards described above, the Consortium members concluded that the Merger is procedurally fair to the Unaffiliated Security Holders.
The foregoing is a summary of the information and factors considered and given weight by the Consortium members in connection with their evaluation of the fairness of the Merger to the Unaffiliated Security Holders, which is not intended to be exhaustive, but is believed by the Consortium members to include all material factors considered by them. The Consortium members did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching their conclusion as to the fairness of the Merger to the Unaffiliated Security Holders. Rather, their fairness determination was made after consideration of all of the foregoing factors as a whole.

The Consortium members believe these factors provide a reasonable basis for their belief that the Merger is both substantively and procedurally fair to the Unaffiliated Security Holders. This belief, however, is not intended to be and should not be construed as a recommendation by any Consortium member to any Unaffiliated Security Holder as to how such Unaffiliated Security Holder should vote with respect to the approval and adoption of the Merger Agreement.
Certain Financial Projections
The Company’s management prepared certain financial projections for the fiscal year ending December 31, 2025 through the fiscal year ending December 31, 2029 (“Management Projections”) for the Special Committee and Duff & Phelps in connection with the financial analysis for the Merger. These financial projections, which were based on the Company management’s estimates of the Company’s future financial performance as of the date provided, were prepared by the Company’s management for internal use and for use by Duff & Phelps in their respective financial analyses, and were not prepared with a view towards public disclosure or compliance with published guidelines of the SEC regarding forward-looking information or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or U.S. GAAP.
The Management Projections are not a guarantee of performance. They involve significant risks, uncertainties and assumptions. In compiling the projections, the Company’s management took into account historical performance, combined with estimates regarding revenue, operating loss and net loss. Although the projections are presented with numerical specificity, they were based on numerous assumptions and estimates as to future events made by the management that the management believed were prepared on a reasonable basis, reflected the best estimates and judgments available at that time and presented, to the best of the management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results, and shareholders are cautioned not to place undue reliance on the prospective financial information. In addition, factors such as industry performance, the market for the Company’s existing and new products, the competitive environment, expectations regarding future acquisitions or any other transaction and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management, may cause actual future results to differ materially from the results forecasted in these financial projections.
In addition, the projections generally do not take into account any circumstances or events occurring after the date that they were prepared. For instance, the projections do not give effect to completion of the Merger or any changes to the Company’s operations or strategy that may be implemented after the time the projections were prepared. As a result, there can be no assurance that the projections will be realized, and actual results may be significantly different from those contained in the projections.
The financial projections or any amounts derived therefrom or built thereupon included in this proxy statement have been prepared by, and are the responsibility of, the Company’s management (excluding the Management Parties). Neither PricewaterhouseCoopers Zhong Tian LLP nor any other independent accountants have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying financial projections or any amounts derived therefrom or built thereupon and, accordingly, neither PricewaterhouseCoopers Zhong Tian LLP nor any other independent accountants express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers Zhong Tian LLP report included in the 2024 Form 20-F relates to the Company’s previously issued financial statements. It does not extend to the financial projections or any amounts derived therefrom or built thereupon and should not be read to do so. The financial projections included in this proxy statement are included solely to give shareholders access to certain information that was made available to the Special Committee and Duff & Phelps, and are not included in this proxy statement in order to induce any shareholders to vote in favor of approval of the Merger Agreement or to elect not to seek appraisal for its, his or her Shares.
The following table sets forth a summary of the Management Projections prepared by the Company’s management and considered by the Special Committee and Duff & Phelps in connection with their analysis of the Merger. For descriptions of business of the Company, please see the 2024 Form 20-F. These projections have been considered by the Special Committee in connection with their analysis of the Merger and Duff & Phelps in connection with the delivery of its fairness opinion:

	2025P	2026P	2027P	2028P	2029P
	(in RMB millions except percentages)
Total Revenues	1,085	1,087	1,083	1,077	1,068
Cost of Revenue	660	624	604	583	566
Gross Profit	426	463	479	494	502
Margin%	39.2%	42.6%	44.3%	45.9%	47.0%
Research and development expenses	72	76	80	83	86
Sales and marketing expenses	249	260	261	260	259
General and administrative expenses	120	137	145	150	150
Profit from operations	(15)	(11)	(6)	2	6
Capital Expenditures(1)	97	100	102	103	105

(1)
Capital expenditures include acquisition of property, plant and equipment and intangible assets.

Opinion of the Special Committee’s Financial Advisor
In connection with its opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’s procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:
•
reviewed the Company’s audited consolidated financial statements as at and for the years ended December 31, 2019 through December 31, 2024 included in the Company’s annual reports on Form 20-F filed with the SEC;

•
reviewed certain unaudited and segment financial information for the Company as at and for the years ended December 31, 2020 through December 31, 2024, provided by the management of the Company (and together with paragraph a. above, the “Financial Information”);

•
reviewed a detailed consolidated financial projection model for the Company for the years ending December 31, 2025 through December 31, 2029, including segment financial information, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (the “Management Projections”);

•
reviewed other internal documents relating to the history, current operations and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company;

•
reviewed letters dated July 26, 2025 from the management of the Company, which made certain representations as to historical financial statements, the Management Projections and the underlying assumptions of such projections (the “Management Representation Letters”);

•
reviewed a draft of the Merger Agreement dated July 31, 2025;

•
reviewed a draft of the Support Agreement by and among Parent and certain shareholders of the Company and their affiliates dated July 31, 2025 (and together with the Merger Agreement, the “Transaction Documents”).

•
discussed the information referred to above and the background and other elements of the Merger with the management of the Company;

•
discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business;

•
reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

•
performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis and an analysis of selected public companies that Duff & Phelps deemed relevant; and

•
conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering its opinion with respect to the Merger, Duff & Phelps, with the consent of the Company and the Special Committee:
•
relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the management of the Company, and did not independently verify such information;

•
relied upon the fact that the Special Committee, the board of directors and the Company have been advised by counsel as to all legal matters with respect to the Merger, including whether all procedures required by law to be taken in connection with the Merger have been duly, validly and timely taken;

•
assumed that the Management Projections and any other estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person(s) furnishing the same, and Duff & Phelps expresses no opinion with respect to the Management Projections or the underlying assumptions;

•
assumed that information supplied and representations made by the management of the Company are substantially accurate regarding the Company and the Merger;

•
assumed that the representations and warranties made in the Transaction Documents and the Management Representation Letters are substantially accurate;

•
assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

•
assumed that there has been no material change in the assets, liabilities (contingent or otherwise), financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

•
assumed that all of the conditions required to implement the Merger will be satisfied and that the Merger will be completed in accordance with the Transaction Documents without any amendments thereto or any waivers of any terms or conditions thereof; and

•
assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Merger.

To the extent that any of the foregoing assumptions or any of the facts on which the opinion is based prove to be untrue in any material respect, Duff & Phelps’s opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’s analysis and in connection with the preparation of its opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Merger.
Duff & Phelps has prepared its opinion effective as of August 1, 2025. This opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of August 1, 2025, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after August 1, 2025.
Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger, the assets, businesses or operations of the Company, or any alternatives to the Merger; (ii) negotiate the terms of the Merger, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Merger; or (iii) advise the Special Committee or any other party with respect to alternatives to the Merger. Duff & Phelps did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. Management of the Company have represented in the Management Representation Letters that the Financial Information is the most current financial information of the Company available and that there have been no material change, financial or otherwise, in the business or affairs of the Company and that there have been no change of any fact which is of a nature as to render the Financial Information of the Company misleading or inaccurate in any material respect, and have further confirmed that they know of no facts that (a) would lead them to believe that the Financial Information of the Company is misleading or inaccurate in any material respect, and (b) have occurred other than the normal operation of the business of the Company as disclosed under the Management Projections.
Duff & Phelps is not expressing any opinion as to the market price or value of the Shares or ADSs (or anything else) prior to or after the announcement or the consummation of the Merger. Duff & Phelps’s opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.
In rendering its opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Merger consideration, or with respect to the fairness of any such compensation.
Duff & Phelps’s opinion is furnished for the use and benefit of the Special Committee in connection with its consideration of the Merger. Duff & Phelps’s opinion (i) does not address the merits of the underlying business decision to enter into the Merger versus any alternative strategy or transaction; (ii) does not address any transaction related to the Merger; (iii) is not a recommendation as to how the Special Committee, the board of directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction; and (iv) does not indicate that the Merger consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Merger consideration in the Merger is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which Duff & Phelps’s opinion is based. The opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.
Duff & Phelps’s opinion is solely that of Duff & Phelps, and Duff & Phelps’s liability in connection with the opinion shall be limited in accordance with the terms set forth in the D&P Engagement Letter. Duff & Phelps’s opinion is confidential, and its use and disclosure are strictly limited in accordance with the terms set forth in the D&P Engagement Letter.
Summary of Financial Analysis
Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with the delivery of its opinion to the Special Committee. This summary is qualified in its entirety by reference to the full text of Duff & Phelps’s opinion, attached hereto as Annex C. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the fairness opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’s own experience and judgment.
The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps’s financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps’s financial analyses.
Discounted Cash Flow Analysis
Duff & Phelps performed a discounted cash flow analysis of the projected future unlevered free cash flows attributable to the Company for the fiscal years ending December 31, 2025 through December 31, 2029, with unlevered “free cash flow” defined as cash that is available either to reinvest or to distribute to security holders. The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows using a weighted average cost of capital as the applicable discount rate. For the purposes of its discounted cash flow analysis, Duff & Phelps used and relied upon the Management Projections, which are described in this proxy statement in the section entitled “Special Factors — Certain Financial Projections” beginning on page 40. The costs associated with the Company being a publicly-listed company, as provided by the management of the Company, were excluded from the Management Projections because such costs would likely be eliminated as a result of the Merger.
Duff & Phelps compared the projected 2029 growth and margin metrics of the Company to the LTM and near-term projected growth and margin metrics of selected public companies, as well as comparative capital spending, and other characteristics relative to the selected public companies. Duff & Phelps estimated the net present value of all cash flows attributable to the Company after fiscal year 2029 (the “Terminal Value”) using a terminal EBIT multiple range of 6.0x to 8.0x, which took into consideration an estimate of the selected public companies’ multiples and financial metrics. Duff & Phelps used discount rates ranging from 16.25% to 18.25% to discount the projected free cash flows and the Terminal Value. Duff & Phelps estimated the Company’s discount rates by considering several factors including the Company’s: (1) current stage of its life cycle, (2) projected growth and financial performance, and (3) risks to achieve the projections, including execution, and competitive risks, among others. Duff & Phelps believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.
Based on these assumptions, Duff & Phelps’s discounted cash flow analysis resulted in an estimated enterprise value for the Company of RMB136.00 million to RMB165.00 million.
Selected Public Companies Analysis
Duff & Phelps analyzed selected public companies for purposes of estimating valuation multiples with which to calculate a range of implied enterprise values of the Company. This collective analysis was based on publicly available information and is described in more detail in the section that follow.
Duff & Phelps also researched merger and acquisition transactions involving target companies similar to the Company; however, Duff & Phelps did not directly utilize the M&A transactions analysis due to the lack of recent transactions with target companies comparable to the Company.
None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company. Duff & Phelps does not have access to nonpublic information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Merger cannot rely solely upon a quantitative review of the selected public companies, and involve complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Company. Therefore, the selected public companies analyses are subject to certain limitations.
Selected Public Companies Analysis. Duff & Phelps compared certain financial information of the Company to corresponding data and ratios from publicly traded that Duff & Phelps deemed relevant to its analysis. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected publicly traded companies. The six companies included in the selected public company analysis were:
•
Meituan

•
Beijing UBOX Online Technology Corp.

•
Inforich Inc.

•
Forth Smart Service Public Company Limited

•
Aseed Holdings Co.,Ltd.

•
Sun Vending Technology Public Company Limited

Duff & Phelps selected these companies for its analysis based on their relative similarity, primarily in terms of business model, to that of the Company.
The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies. The estimates for 2025, 2026 and 2027 in the tables below with respect to the selected public companies were derived based on information for the 12-month periods ending closest to the fiscal year ends for which information was available. Data related to the Company’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and earnings before interest, taxes (“EBIT”) were adjusted for purposes of this analysis to eliminate public company costs and non-recurring income (expenses).
Due to the limited comparability of the selected public companies’ financial metrics relative to the Company, rather than applying a range of selected multiples from a review of the public companies, Duff & Phelps reviewed various valuation multiples for the Company implied by the valuation range determined from the discounted cash flow analysis in the context of the Company’s relative size, forecasted growth in revenue and profits, profit margins, capital spending, and other characteristics that we deemed relevant.
COMPANY INFORMATION	REVENUE GROWTH					EBITDA GROWTH					EBIT GROWTH
Company Name	3-YR CAGR	LTM	2025	2026	2027	3-YR CAGR	LTM	2025	2026	2027	3-YR CAGR	LTM	2025	2026	2027
Meituan	23.5%	20.4%	14.7%	15.8%	11.7%	NM	164.3%	19.6%	33.0%	28.5%	NA	229.1%	16.9%	34.9%	25.7%
Beijing UBOX Online Technology Corp.	2.9	9.2	NA	NA	NA	NM	NM	NA	NA	NA	NA	NA	NA	NA	NA
Inforich Inc.	86.7	39.3	41.1	25.8	23.7	NM	110.3	45.0	28.1	29.4	NA	175.3	27.4	32.3	37.4
Forth Smart Service Public Company Limited	-4.3	5.9	NA	NA	NA	-11.4	2.8	NA	NA	NA	-6.5	42.6	NA	NA	NA
Aseed Holdings Co., Ltd.	7.5	3.0	NA	NA	NA	6.2	0.2	NA	NA	NA	5.7	-0.1	NA	NA	NA
Sun Vending Technology Public Company Limited	10.4	12.3	NA	NA	NA	10.9	17.9	NA	NA	NA	2.9	47.6	NA	NA	NA
Mean	21.1%	15.0%	27.9%	20.8%	17.7%	1.9%	59.1%	32.3%	30.5%	29.0%	0.7%	98.9%	22.2%	33.6%	31.5%
Median	9.0%	10.8%	27.9%	20.8%	17.7%	6.2%	17.9%	32.3%	30.5%	29.0%	2.9%	47.6%	22.2%	33.6%	31.5%

COMPANY INFORMATION	EBITDA MARGIN					EBIT MARGIN
Company Name	3-YR AVG	LTM	2025	2026	2027	3-YR AVG	LTM	2025	2026	2027
Meituan	5.6%	12.2%	11.9%	13.7%	15.7%	3.4%	10.6%	10.0%	11.7%	13.1%
Beijing UBOX Online Technology Corp.	-28.3	-33.5	NA	NA	NA	-33.6	-36.9	NA	NA	NA
Inforich Inc.	8.3	27.7	28.5	29.0	30.3	-2.8	15.5	14.0	14.8	16.4
Forth Smart Service Public Company Limited	30.3	28.9	NA	NA	NA	14.1	17.9	NA	NA	NA
Aseed Holdings Co., Ltd.	6.5	6.6	NA	NA	NA	3.2	3.2	NA	NA	NA
Sun Vending Technology Public Company Limited	11.8	11.9	NA	NA	NA	3.9	4.0	NA	NA	NA
Mean	5.7%	9.0%	20.2%	21.3%	23.0%	-2.0%	2.4%	12.0%	13.2%	14.8%
Median	7.4%	12.1%	20.2%	21.3%	23.0%	3.3%	7.3%	12.0%	13.2%	14.8%
COMPANY INFORMATION	ENTERPRISE VALUE AS MULTIPLE OF
Company Name	LTM EBITDA	2025 EBITDA	2026 EBITDA	2027 EBITDA	LTM EBIT	2025 EBIT	2026 EBIT	2027 EBIT	LTM Revenue	2025 Revenue	2026 Revenue	2027 Revenue
Meituan	12.3x	11.4x	8.7x	6.8x	15.2x	14.6x	10.8x	8.6x	1.61x	1.46x	1.26x	1.13x
Beijing UBOX Online Technology Corp.	NM	NA	NA	NA	NM	NA	NA	NA	0.74	NA	NA	NA
Inforich Inc.	5.7	4.0	3.1	2.4	14.5	11.4	8.6	6.3	2.26	1.60	1.27	1.03
Forth Smart Service Public Company Limited	7.3	NA	NA	NA	12.1	NA	NA	NA	2.18	NA	NA	NA
Aseed Holdings Co., Ltd.	6.5	NA	NA	NA	15.3	NA	NA	NA	0.49	NA	NA	NA
Sun Vending Technology Public Company Limited	2.3	NA	NA	NA	7.1	NA	NA	NA	0.28	NA	NA	NA
Mean	6.8x	7.7x	5.9x	4.6x	12.9x	13.0x	9.7x	7.4x	1.26x	1.53x	1.27x	1.08x
Median	6.5x	7.7x	5.9x	4.6x	14.5x	13.0x	9.7x	7.4x	1.18x	1.53x	1.27x	1.08x

Notes:
LTM = Latest Twelve Months
The Company’s EBITDA is adjusted to exclude public company costs and non-recurring items as provided by the management of the Company.
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) –  (Cash & Equivalents) – (Net Non-Operating Assets)
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Capital IQ, Bloomberg, company Filings, annual and interim Reports.
Summary of Selected Public Companies
Duff & Phelps noted that while it reviewed the selected public companies, it did not select valuation multiples for the Company based on the selected public companies analysis for the reasons described in the sections entitled “Selected Public Companies Analysis” above.
Summary of Discounted Cash Flow Analysis and Selected Public Companies Analysis
The range of estimated enterprise values for the Company that Duff & Phelps derived from its discounted cash flow analysis was RMB136.00 million to RMB165.00 million.

Based on the concluded enterprise value, Duff & Phelps estimated the range of common equity value of the Company to be RMB2,338.04 million to RMB2,461.52 million by:
•
Adding new business value of RMB214.00 million to RMB241.00 million;

•
adding proceeds from exercise of options of RMB1.64 million;

•
adding cash and cash equivalents of RMB2,851.87 million to RMB2,919.35 million;

•
subtracting commission payable to local partners of RMB177.60 million;

•
subtracting VAT payable of RMB196.25 million;

•
subtracting amount due to related parties of RMB1.00 million;

•
subtracting other non-current liability of RMB220.59 million; and

•
subtracting customer deposits of RMB270.02 million.

Based on the foregoing analysis, Duff & Phelps estimated the value of each ADS to range from US$1.23 to US$1.29.
Duff & Phelps noted that the Per Share Merger Consideration to be received by the holders of Shares (other than Excluded Shares, Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing Excluded Shares) in the Merger is fair, from a financial point of view, to such holders of Shares and ADSs (without giving effect to any impact of the Merger on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs).
Duff & Phelps’s opinion was only one of the many factors considered by the Special Committee in its evaluation of the Merger and should not be viewed as determinative of the views of the Special Committee.
Fees and Expenses
As compensation for Duff & Phelps’s services in connection with the rendering of its opinion to the Special Committee, the Company agreed to pay Duff & Phelps a fee of US$550,000, consisting of a nonrefundable retainer of US$275,000 payable upon engagement, and US$275,000 payable upon Duff & Phelps rendering the opinion whether orally or in writing to the Special Committee.
No portion of Duff & Phelps’s fee is refundable or contingent upon the consummation of a transaction or the conclusion reached in the opinion. The Company has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement. In addition, the Company has agreed to reimburse Duff & Phelps for its reasonable out-of-pocket expense (including the fees and expenses of outside counsel) incurred in connection with the rendering of its opinion, not to exceed US$75,000.
The terms of the fee arrangements with Duff & Phelps, which the Company believes are customary in transactions of this nature, were negotiated at arm’s length, and the Special Committee and the Company’s Board are aware of these fee arrangements. During the two years preceding the date of its opinion, Duff & Phelps has provided opinion and other services to Trustar Capital Partners Limited (an affiliate of Parent) and certain of its affiliates. For these previous engagements, Duff & Phelps received professional fees, expense reimbursement, and indemnification.
Purposes of and Reasons for the Merger
Consortium Members
Under the rules governing going-private transactions, each Consortium member is deemed to be engaged in a going private transaction and, therefore, required to express his, her or its reasons for the Merger to the Unaffiliated Security Holders. Each Consortium member is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

For the Consortium members, the purpose of the Merger is to enable the Consortium members to collectively acquire, directly or indirectly, 100% control of the Company in a transaction in which the Company’s holders of Shares and ADSs other than the Rollover Shareholders will be cashed out in exchange for the Per Share Merger Consideration and the Per ADS Merger Consideration, as applicable, so that the Consortium members will benefit from the rewards and bear the risks of ownership of the Company after the Merger, including any future earnings and growth of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses.
The Consortium members believe that the operating environment has changed significantly since the Company’s initial public offering, and that, as a privately held company, the Company will have greater flexibility to focus on addressing the challenges to the Company’s long-term profitability without the constraints caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance.
The Company faces a number of challenges in the marketplace, including, among others, the following:
•
the mobile device charging service industry in the PRC has become increasingly competitive, including a number of large-scale participants that may possess more resources than the Company;

•
the factors noted under the heading “Risk Factors” in the Company’s annual report for the fiscal year ended December 31, 2024 filed on Form 20-F with the SEC on April 28, 2025 are incorporated by reference hereto; and

•
the recent economic slowdown in China and expected sustained macroeconomic challenges place substantial pressure on the Company’s revenue growth and other key operating and financial metrics.

These changes have increased the uncertainty and volatility inherent in the business models of companies similar to the Company. As a result, the Consortium members are of the view that there is potential for considerably greater short and medium-term volatility in the Company’s earnings. Responding to current market challenges will require tolerance for volatility in the performance of the Company’s business and a willingness to make business decisions focused on improving the Company’s long-term profitability. The Consortium members believe that these strategies would not be effectively implemented if the Company were to continue to be publicly traded in the United States. Following the Merger, the Company’s management will have greater flexibility to focus on improving long-term profitability without the pressures exerted by the U.S. public market’s valuation of the Company and the emphasis on short-term period-to-period performance.
As a privately held company, the Company will be relieved of many of the other expenses, requirements and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002. The need for the management of the Company to be responsive to Unaffiliated Security Holders’ concerns and to engage in an ongoing dialogue with Unaffiliated Security Holders can distract from management’s time and attention to the effective operation and improvement of the business.
In particular, the Consortium believes that as a privately held company, the Company would no longer be subject to (a) the increased costs of regulatory compliance as an SEC reporting company and (b) the requirement to disclose a considerable amount of business information to the public, some of which would otherwise be considered competitively sensitive and may potentially help the Company’s actual or potential competitors, customers, lenders and vendors compete against the Company or make it more difficult for the Company to negotiate favorable terms with them, as the case may be.
The Consortium members decided to undertake the going-private transaction at this time because they want to take advantage of the benefits of the Company being a privately held company as described above and because the Consortium was able to obtain committed debt and equity financing in connection with the Merger.
The Company
The Company’s purpose for engaging in the Merger is to enable its shareholders and ADS holders to receive US$0.625 per Share and US$1.25 per ADS (less US$5.00 per 100 ADSs (or portion thereof) cancellation fee payable pursuant to the Deposit Agreement), in each case, in cash, without interest and net of any applicable withholding taxes, which represents (i) a premium of 74.8% to the closing trading price of the ADSs on January 3, 2025, the last trading day prior to the Company’s receipt of the Proposal, (ii) a premium of 68.1% and 70.1% to the volume-weighted average price during the last 30 and 60 trading days, respectively, prior to the Company’s receipt of the Proposal, and (iii) a premium of approximately 8.7% to the closing price of the ADSs on July 31, 2025, the last trading day prior to the date on which Company entered into the Merger Agreement. The Company believes its long-term objectives can best be pursued as a private company. The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Special Committee and the Board described in detail under the caption “— Reasons for the Merger and Recommendation of the Special Committee and the Board.”
Effects of the Merger on the Company
Private Ownership
ADSs representing Class A Shares are currently listed on NASDAQ under the symbol “EM”. It is expected that, following the consummation of the Merger, the Company’s ADS program for Class A Shares maintained pursuant to the Deposit Agreement will be terminated, and the Company, as the Surviving Company, will cease to be a publicly traded company and will instead become a private company beneficially owned by the Consortium.
Following the completion of the Merger, ADSs will no longer be listed on any securities exchange or quotation system, including NASDAQ, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of Class A Shares under the Exchange Act may be terminated upon the Company’s application to the SEC if Class A Shares are not listed on a national securities exchange and there are fewer than 300 record holders of Shares. Ninety days after the filing of Form 15 in connection with the completion of the Merger or such longer period as may be determined by the SEC, registration of the ADSs and the underlying Class A Shares under the Exchange Act will be terminated and/or suspended and the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002, applicable to public companies. As a result, the Company will no longer incur the costs and expenses of complying with such requirements. After the completion of the Merger, the Company’s shareholders will no longer enjoy the rights or protections that the U.S. federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company.
Upon completion of the Merger, (a) each Share, other than Excluded Shares, the Dissenting Shares and the Class A Shares represented by ADSs, issued and outstanding immediately prior to the Effective Time, will be cancelled and cease to exist in exchange for the right to receive the Per Share Merger Consideration in cash per Share without interest and net of any applicable withholding taxes, and (b) each ADS (other than ADSs representing Excluded Shares) issued and outstanding immediately prior to the Effective Time, together with the underlying Class A Shares represented by such ADSs, will be cancelled in exchange for the right to receive the Per ADS Merger Consideration (less US$5.00 per 100 ADSs (or portion thereof) cancellation fee payable pursuant to the terms of the Deposit Agreement), in cash, without interest and net of any applicable withholding taxes. At the Effective Time, (a) Excluded Shares (including Excluded Shares represented by ADSs) will be cancelled for no cash consideration or distribution therefor and (b) the Dissenting Shares will be cancelled and cease to exist in exchange for the right to receive the fair value of such Shares determined in accordance with Section 238 of the Cayman Islands Companies Act. At the Effective Time, each share of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable ordinary share of the Surviving Company. As a result, current shareholders of the Company, other than the Rollover Shareholders, will no longer have any equity interest in, or be shareholders of the Company upon completion of the Merger and the ADSs will represent only a right to receive cash consideration. As a result, the Company’s shareholders and ADS holders, other than the Rollover Shareholders, will not have the opportunity to participate in the earnings and growth of the Company and they will not have the right to vote on corporate matters. Similarly, the Company’s current shareholders and ADS holders, other than the Rollover Shareholders, will not be exposed to the risk of loss in relation to their investment in the Company.
In addition to the foregoing, at the Effective Time, the Company will terminate the Company Share Plan and any relevant award agreements entered into under the Company Share Plan. In addition, at the Effective

Time, each option to purchase Shares granted under the Company Share Plan (each, a “Company Option”) that is then outstanding and unexercised, whether or not vested or exercisable, and each Company restricted share and Company restricted share unit that is then outstanding, whether or not vested, will be treated as described below.
In connection with the Merger, (a) except for the Rollover Shareholders, each former holder (or his or her designee) of a Company Option that shall have become vested or are expected to vest on or prior to the Effective Time and remains outstanding on the closing date (the “Vested Company Option”) which is cancelled at the Effective Time shall, in exchange therefor, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (but in any event no later than 30 Business Days after the closing date) pursuant to the Company’s ordinary payroll practices, a cash amount (without interest) equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the exercise price of such Vested Company Option, and (ii) the number of Shares underlying such Vested Company Option; provided that if the exercise price of any such Vested Company Option is equal to or greater than the Per Share Merger Consideration, such Vested Company Option shall be cancelled without any payment therefor, (b) except for options held by the Rollover Shareholders, each Company Option that is not a Vested Company Option (the “Unvested Company Option”) which is cancelled at the Effective Time will be replaced, after the Effective Time, by an award comprised of other rights or property to the extent permitted by applicable law, which will be subject to substantially equivalent vesting schedule and conditions to such Unvested Company Option (in each case, as may be reasonably determined by Parent); (c) at the Effective Time, by virtue of the Merger, any and all awards granted under the Company Share Plan (other than Vested Company Options and Unvested Company Options), including any Company restricted shares and Company restricted share units that are outstanding, whether or not vested, shall be cancelled and cease to exist without payment of any consideration or distribution therefor, and (d) at the Effective Time, any and all Vested Company Options and Unvested Company Options held by the Rollover Shareholders shall be cancelled and cease to exist in exchange for shares of Parent, in each case in accordance with the Support Agreement.
Directors and Management of the Surviving Company
If the Merger is completed, the current memorandum and articles of association of the Company will be replaced in their entirety by the memorandum and articles of association in the form attached as Appendix II to the Plan of Merger. In addition, the directors of Merger Sub immediately prior to the Effective Time or such other persons designated by Parent will, from and after the Effective Time, be the initial directors of the Surviving Company, and the officers of the Company immediately prior to the Effective Time will, from and after the Effective Time, be the initial officers of the Surviving Company, in each case, unless otherwise determined by Parent.
Primary Benefits and Detriments of the Merger
The primary benefits of the Merger to the Unaffiliated Security Holders include, without limitation, the following:
•
the receipt by such Unaffiliated Security Holders of US$0.625 per Share or US$1.25 per ADS, in each case, in cash, representing (a) a premium of 74.8% to the closing trading price of the ADSs on January 3, 2025, the last trading day prior to the Company’s receipt of the Proposal, (b) a premium of 68.1% and 70.1% to the volume-weighted average price during the last 30 and 60 trading days, respectively, prior to the Company’s receipt of the Proposal, and (c) a premium of approximately 8.7% to the closing price of the ADSs on July 31, 2025, the last trading day prior to the date on which Company entered into the Merger Agreement; and

•
the avoidance of the risk associated with any possible decrease in the Company’s future revenues and free cash flow, growth or value, following the Merger.

The primary detriments of the Merger to the Unaffiliated Security Holders include, without limitation, the following:
•
such Unaffiliated Security Holders will cease to have an interest in the Company and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares, if any; and

•
in general, the receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws; as a result, a U.S. Holder (as defined under “— U.S. Federal Income Tax Considerations”) of the Shares or ADSs who receives cash in exchange for all of such U.S. Holder’s Shares or ADSs in the Merger generally will be required to recognize gain as a result of the Merger for U.S. federal income tax purposes if the amount of cash received exceeds such U.S. Holder’s aggregate adjusted tax basis in such Shares or ADSs. Additional adverse consequences will also result if the Company were treated as a passive foreign investment company for U.S. federal income tax purposes for the current or any previous taxable year during which the U.S. Holder owned the Shares or ADSs.

The primary benefits of the Merger to the Consortium members include the following:
•
if the Company successfully executes its business strategies, the value of the equity investment of the Consortium members in the Company could increase because of possible increases in future revenues and free cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to the Consortium members who will be shareholders of Parent;

•
the Company will have more flexibility to change its capital spending strategy, deploy new services and/or change its pricing strategies to attract customers without public market scrutiny or the pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded company, the Company currently faces pressure from public shareholders and investment analysts to make decisions that may produce better short term results, but which may not, over the long term, lead to a maximization of its equity value;

•
the Company will have more freedom to focus on long-term strategic planning in a highly competitive business with increasing competition; and

•
there will be a reduction of the costs and administrative burden associated with operating the Company as a publicly traded company, including the costs associated with regulatory filings and compliance requirements. The Company estimates that no longer being subject to such filings and compliance requirements will result in a savings of direct costs of approximately US$1.8 million per year on a recurring basis. Such cost savings will directly benefit the Consortium members following the closing of the Merger, and will be recurring in nature if and for so long as the Company remains private.

The primary detriments of the Merger to the Consortium members include the following:
•
all of the risk of any possible decrease in the Company’s revenues, free cash flow or value following the Merger will be borne by the Consortium members;

•
risks associated with any legal or regulatory proceedings against the Company will be borne by the Consortium members;

•
the business risks facing the Company will be borne by the Consortium members;

•
any equity investment in the Surviving Company by the Consortium members following the Merger will involve substantial risk resulting from the limited liquidity of such an investment, and following the Merger, there will be no trading market for the Surviving Company’s equity securities;

•
following the Merger, the Surviving Company will bear substantially more debt than the Company currently has; and

•
following the Merger, the benefits of there being a trading market for the Surviving Company’s equity securities, including the use of the publicly traded equity as currency in acquisitions or to incentivize key employees, will no longer be available.

The Company’s Net Book Value and Net Earnings
After the closing of the Merger, each member of Consortium will have a direct or indirect interest in the Company’s net book value and net earnings in proportion to such member’s direct or indirect ownership interest in the Surviving Company. The Company’s net losses attributable to shareholders for the fiscal year ended December 31, 2024 was approximately US$1.9 million and the Company’s net book value as of December 31, 2024 was approximately US$363.9 million.

The table below sets forth the indirect beneficial interest in the Company’s net book value and net earnings for the members of the Consortium before and after the Merger, based on the historical net book value and net losses of the Company as of and for the fiscal year ended December 31, 2024.
	Ownership Prior to the Merger				Ownership After the Merger
	Net Book Value		Net Losses		Net Book Value		Net Losses
Name	$’000	%(1)	$’000	%(1)	$’000%		$’000%
Trustar Filing Persons	—	—	—	—	225,639	62.0%	(1,149)	62.0%
Mars Guangyuan Cai	31,858	8.7%	(162)	8.7%	68,424	18.8%	(349)	18.8%
Peifeng Xu	22,421	6.2%	(114)	6.2%	50,207	13.8%	(256)	13.8%
Victor Yaoyu Zhang	6,090	1.7%	(31)	1.7%	13,144	3.6%	(67)	3.6%
Maria Yi Xin	2,645	0.7%	(13)	0.7%	6,528	1.8%	(33)	1.8%
Total	63,014	17.3%	(320)	17.3%	363,942	100%	(1,854)	100%

(1)
Ownership percentages prior to the Merger are based on 507,218,539 Shares issued and outstanding as of the date of this proxy statement.

Plans for the Company after the Merger
Following the completion of the Merger, the Consortium anticipates that the Company will continue to conduct its operations substantially as they are currently being conducted, except that it will (a) cease to be a publicly traded company and will instead be beneficially owned by the Consortium members which or whose affiliates will become shareholders of the Parent, which wholly owns MidCo and, in turn, wholly owns the Surviving Company and (b) have substantially more debt than it currently has. The increase in debt for the Company following the completion of the Merger reflects the borrowing under a term loan facility in RMB up to the equivalent of US$160 million as part of the financing by the Consortium of the funds necessary to complete the Merger and the related transactions at the time of closing of the Merger, including for the payment of the Merger consideration to the Unaffiliated Security Holders. The Consortium has discussed the possibility of internal reorganization involving the Company’s subsidiaries for improving the Company’s corporate and capital structure.
Following the completion of the Merger and the anticipated deregistration of the Shares and ADSs, the Company will no longer be subject to the Exchange Act or the compliance and reporting requirements of NASDAQ and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses.
Except as set forth in this proxy statement and transactions already under consideration by the Company, the Consortium does not have any current plans, proposals or negotiations that relate to or would result in any of the following:
•
an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or its subsidiaries;

•
the sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; or

•
any other material changes in the Company’s business, including with respect to the Company’s corporate structure or business.

However, the Consortium has discussed the possibility of engaging in future strategic transactions or relisting the Company in mainland China, Hong Kong or another non-U.S. stock exchange, and the Consortium will continue to evaluate the Company’s entire business and operations from time to time, and may propose or develop plans and proposals which they consider to be in the best interests of the Company and its equity holders, including the disposition or acquisition of material assets, alliances, joint ventures, and other forms of cooperation with third parties, mergers, reorganization or other extraordinary transactions involving the Company or any of its subsidiaries, including the possibility of relisting the Company or a substantial part of its business on another stock exchange. The Consortium expressly reserves the right to make any changes they deem appropriate to the operation of the Surviving Company in light of such evaluation and review as well as any future development.
Alternatives to the Merger
The Board did not independently determine to initiate a process for the sale of the Company. The Special Committee was formed on January 6, 2025 in response to the Board’s receipt on January 5, 2025 of the Proposal. The Special Committee noted that the Proposal was publicly announced on January 6, 2025 and was therefore known to the market in general, and would continue to be known to the market through the execution of the Merger Agreement. Taking these considerations into account, the Special Committee decided that there was no viable alternative to the proposed sale of the Company to the Consortium. The Special Committee also took into account that prior to the receipt of shareholder approval, the Company can terminate the Merger Agreement in order to enter into an acquisition agreement with respect to a Superior Proposal, subject to the payment of a termination fee to the extent provided in the Merger Agreement. In this regard, the Special Committee recognized that it has flexibility under the Merger Agreement to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a Superior Proposal, including the ability to provide information to and engage in discussions and negotiations with such party (and, if such proposal is a Superior Proposal, recommend such proposal to the Company’s shareholders).
With respect to the Special Committee’s consideration of the Hillhouse Proposal, please see disclosure under the section entitled “Special Factors — Background of the Merger — Developments after the execution of the Merger Agreement” beginning on page 25.
The Special Committee and the Board also considered the advisability of rejecting the Proposal and allowing the Company to remain as a publicly-traded company. However, based on the considerations set forth in “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board”, the Special Committee and the Board concluded that remaining as a public company would be less favorable than the Merger as a means to enhance the value of the Unaffiliated Security Holders’ interests in the Company.
Effects on the Company if the Merger Is Not Completed
The Company is not currently aware of any reason why the Merger will not be completed as contemplated by the Merger Agreement. If the Merger were not completed for any reason, however, holders of Shares and ADSs (other than Excluded Shares and ADSs representing Excluded Shares) would not receive the Per Share Merger Consideration or Per ADS Merger Consideration that is contemplated by the Merger Agreement and the Plan of Merger. Instead, the Company would remain a publicly-traded company and the ADSs would continue to be listed and traded on NASDAQ for so long as the Company continued to meet NASDAQ’s listing requirements. The Unaffiliated Security Holders would therefore continue to be subject to opportunities and risks similar to those to which they are currently subject with respect to their ownership of the Shares and ADSs. The effect of these risks and opportunities on the future value of the Unaffiliated Security Holders’ Shares and ADSs cannot be predicted with any certainty. There is also a risk that the market price of the ADSs would decline if the Merger were not completed, based on an assumption that the current market price reflects an expectation on the part of investors that the Merger will be completed.
If the Merger Agreement is terminated under specified circumstances, the Company may be required to pay Parent a termination fee equal to US$4.9 million or Parent may be required to pay the Company a termination fee equal to US$9.8 million, in each case as described under the caption “The Merger Agreement — Termination Fees and Reimbursement of Expenses” beginning on page 95.
If the Merger were not completed for any reason, the Board could be expected from time to time thereafter to evaluate and review the business, operations, dividend policy, and capitalization of the Company and make such changes as it deemed appropriate. If the Merger were not completed for any reason, it is possible that no other comparable transaction acceptable to the Company would be offered, and that the Company’s business, prospects, and results of operations would be adversely affected.
Financing of the Merger
The Company and the Consortium estimate that the total amount of funds necessary to complete the Transactions, including the Merger, is anticipated to be approximately US$267 million as of the date of this proxy statement, assuming no exercise of dissenters’ rights by shareholders of the Company. In calculating this amount, the Company and the Consortium did not consider the value of Excluded Shares. This amount includes the cash to be paid to the holders of Shares and ADSs (other than the Rollover Shareholders) and to the holders of Vested Company Options (other than Vested Company Options held by the Rollover Shareholders), as well as the related costs and expenses, in connection with the Transactions, including the Merger.
The Consortium expects to provide this amount through a combination of (a) cash contributions contemplated by the Equity Commitment Letters, dated as of August 1, 2025, between Parent and each EC Investor, and (b) the proceeds from a committed term loan facility contemplated by the Debt Commitment Letter.
Under the terms and subject to the conditions of the Equity Commitment Letters, the EC Investors will provide equity financing in an aggregate amount of up to approximately US$107 million to Parent to complete the Merger.
Under the terms and subject to the conditions of the Debt Commitment Letter, the Lender committed to underwrite, provide and fund a term loan facility in RMB up to the equivalent of US$160 million to fund the Merger.
Equity Financing
Pursuant to the Equity Commitment Letters, the EC Investors have committed, subject to the terms and conditions therein, to purchase, or cause the purchase of, equity securities of Parent, at or prior to the Effective Time, for aggregate cash consideration of up to approximately US$107 million.
The amount of each EC Investor’s equity commitment under its Equity Commitment Letter is approximately US$105 million by Trustar Fund, US$0.98 million by Smart Share Holdings Limited, US$0.72 million by Super June Limited, US$0.19 million by Victor Family Limited and US$0.11 million by Jade Dew Capital Limited, with such funds to be used by Parent solely for the purpose of financing such portion of the funds required to complete the Transactions, including the Merger.
The funding of each EC Investor’s equity commitment under its Equity Commitment Letter is conditioned upon (a) the satisfaction in full or waiver, if permissible, of the conditions to Parent’s, MidCo’s and Merger Sub’s obligation to complete the Merger under the Merger Agreement (other than any conditions that by their nature are to be satisfied at the closing of the Merger but subject to the prior or substantially concurrent satisfaction of such conditions), (b) the debt financing described below and/or any alternative financing (if applicable) having been funded or will be funded at the closing of the Merger (in an amount that, when the funded portion of the debt financing and/or the alternative financing (if applicable) is added to the aggregate commitments under the Equity Commitment Letters, is sufficient to pay the closing payments) if the equity financing is funded, (c) the substantially contemporaneous funding to Parent of the contributions contemplated by the other Equity Commitment Letters and (d) the substantially contemporaneous consummation of the closing of the Merger.
Each Equity Commitment Letter and the obligation of each EC Investor to fund the equity commitment under its Equity Commitment Letter will terminate automatically and immediately upon the earliest to occur of (a) the Effective Time, at which time such obligation will be discharged but subject to the performance of such obligation, (b) the termination of the Merger Agreement in accordance with its terms, (c) the Company accepting from Parent all or any portion of the reverse termination fee of US$9.8 million pursuant to the Merger Agreement or accepting any payment from such EC Investor or its affiliates (as the Guarantor) under such EC Investor’s Limited Guarantee or any other Guarantor under any other Limited Guarantee, (d) the Company or any Company related party (which, for the purpose of this sentence, shall exclude any Rollover Shareholder, any Management Party and any affiliate of the foregoing), or any person claiming by, through or for the benefit of any of the foregoing, asserting in writing a claim that (i) such EC Investor’s, Parent’s or any of their respective affiliates’ liability under or in respect of such EC Investor’s Equity Commitment Letter, the Merger Agreement, the relevant Limited Guarantee, any of the transactions contemplated thereby and/or any related matters is not limited to the amount of the relevant commitment (in case of such Equity Commitment Letter) or the relevant cap (in the case of the relevant Limited Guarantee) or that the limitation of such liability to the amount of such commitment or cap is illegal, invalid or unenforceable, in whole or in part, or (ii) the liability of such EC Investor (as the Guarantor) under or in respect of the relevant Limited Guarantee is not limited in accordance with the limitations set forth therein, or that any of such limitations is illegal, invalid or unenforceable, in whole or in part, and (e) the Company or any Company related party, or any person claiming by, through or for the benefit of any of the foregoing, asserting in writing a claim against the EC Investor or any non-recourse party under or in connection with such Equity Commitment Letter or any other transaction document or any of the transactions contemplated hereby or thereby and/or any related matters, other than the Company asserting any retained claim against any non-recourse party(ies) against which such retained claim may be asserted pursuant to relevant Limited Guarantee.
The Company is an express third-party beneficiary of each of the Equity Commitment Letters to the extent of its right to seek specific performance of each of the equity commitments under the circumstances in which the Company would be permitted by the Merger Agreement to obtain specific performance requiring Parent, MidCo and Merger Sub to enforce the equity commitments. Each EC Investor may, subject to the terms and conditions set forth in its Equity Commitment Letter and the Interim Investors Agreement, assign, delegate or otherwise transfer its rights, benefits or obligations set forth therein, including its obligation to fund its commitment, in whole or in part to its affiliates to which it has allocated all or a portion of its commitment, so long as such assignment, delegation or transfer does not relieve such EC Investor of its obligations thereunder as a primary obligor.
Debt Financing
On August 1, 2025, MidCo entered into a Debt Commitment Letter together with the term sheet attached thereto (collectively, with the Debt Commitment Letter, the “Debt Commitment Documents”) with the Lender pursuant to which the Lender has committed, subject to the terms and conditions therein and the entry into the facility agreement and related security documents and ancillary documents (together, the “Finance Documents”), to provide a committed term loan facility (the “Term Facility” and the loans thereunder, the “Term Facility Loans”) to MidCo in an amount in the RMB equivalent of no more than US$ 160 million, and in any event, not exceeding 60% of the cash portion of the Merger consideration, and the payment of all fees, costs and expenses in connection with the Merger (the “Total Transaction Consideration”).
If (a) it becomes illegal in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by the Debt Commitment Documents or to fund or issue the Term Facility, or (b) the Lender is prohibited from providing debt financing for merger transactions of the same nature as the Merger by any applicable PRC rules issued by any PRC regulators, the Lender shall (i) promptly notify MidCo upon becoming aware of that event and (ii) in consultation with MidCo, take all reasonable steps to mitigate any circumstances which arise and which would result in the Term Facility not being available including (but not limited to) transferring its rights and obligations under the Debt Commitment Documents to one or more of its affiliates.
Either MidCo or the Lender may terminate its respective obligations under the Debt Commitment Documents upon prior written notice if: (a) MidCo notifies the Lender (which it shall do so as soon as reasonably practicable) that (i) it has conclusively and definitively withdrawn and terminated its (and any of its affiliates’) bid for the entire issued share capital of the Company, (ii) the Special Committee has notified MidCo’s (and any of its affiliates’) offer for the Company and its subsidiaries is conclusively and definitively rejected, (iii) the Special Committee conclusively and definitively terminates the Merger process or (iv) the Merger Agreement is terminated in accordance with the terms thereof; (b) subject to payment of the Break-up Fee (as defined in the Debt Commitment Documents), MidCo (or the shareholders of Parent on its behalf) notifies the Lender (which it shall do so as soon as reasonably practicable) that it has used, is obligated to use, or has irrevocably decided to use the financing commitments from any financial institution(s) other than the Lender to finance the Total Transaction Consideration; (c) completion of the Merger has not occurred by 11.59 pm Hong Kong time on 14 July 2026 (as such time and date may be extended from time to time with the consent of the Lender (such consent not to be unreasonably withheld or delayed)); or (d) MidCo fails to comply with any terms of the Debt Commitment Letter in any material respect and has not remedied such failure to comply within 30 days of a written notice from the Lender.
Limited Guarantees
Concurrently with the execution and delivery of the Merger Agreement, each Guarantor executed and delivered a Limited Guarantee. Under the Limited Guarantees, each Guarantor has guaranteed in favor of the Company a portion of the payment obligations of Parent under the Merger Agreement for the termination fee and certain costs and expenses that may become payable to the Company by Parent under certain circumstances as set forth in the Merger Agreement.
Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, the Management Filing Persons entered into the Support Agreement with Parent, pursuant to which, among other things, each Rollover Shareholder and/or its respective affiliated Management Filing Person, as the case may be, agreed, upon the terms and subject to the conditions set forth therein, (a) to vote the Rollover Shares held by such Rollover Shareholder in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, and (b) to subscribe for or otherwise receive shares of Parent at or immediately prior to the Effective Time in consideration of, and receive no cash consideration for, the cancellation of the Rollover Shares and the Company Options (as defined in the Merger Agreement) held by such Rollover Shareholder in accordance with the terms of the Merger Agreement.
As of the date of this proxy statement, the Rollover Shareholders beneficially own in the aggregate approximately 16.8% of the total issued and outstanding Shares and approximately 64.0% of the total voting power of the outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof).
Interim Investors Agreement
Concurrently with the execution of the Merger Agreement, Trustar Capital, the Management Parties, Parent, MidCo and Merger Sub entered into the Interim Investors Agreement.
The Interim Investors Agreement governs until the earlier of the Effective Time and the termination of the Merger Agreement (subject to, as applicable, the survival of certain provisions), among other matters, the actions of and the relationship among such members of the Consortium with respect to the Merger Agreement and the Transactions.
The Interim Investors Agreement provides for, among other things and, subject to certain limitations or exceptions therein, (a) the mechanism for making decisions relating to the Merger Agreement pending consummation of the Merger, (b) the mechanism for making decisions with respect to equity and debt financing pending consummation of the Merger, and (c) certain fees and expenses sharing arrangements among such members of the Consortium.
Pursuant to the Interim Investors Agreement, from and after the date of the Interim Investors Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, each party to the Interim Investors Agreement:
(a)
is required to and is required to cause such party’s respective affiliates and representatives to work exclusively with the other parties to implement the Transactions;

(b)
may not, without the written consent of each requisite investor, directly or indirectly, either alone or with or through any of such party’s affiliates or representatives: (i) make a competing proposal or join with, or invite, any other person to be involved in the making of any competing proposal (including through any rollover investment therein); (ii) provide any information to any third party with a view to the third party or any other person pursuing or considering to pursue a competing proposal; (iii) finance or offer to finance any competing proposal; (iv) enter into any written or oral agreement, arrangement or understanding (whether legally binding or not) regarding, or do, anything which is directly inconsistent with the Transactions; (v) acquire (other than pursuant to share incentive plans of the Company or the exercise of options) or dispose of any Company securities, or directly or indirectly (A) transfer or permit any direct or indirect transfer by any of their respective affiliates of an interest in any Company securities, in each case, except as expressly contemplated under relevant transaction documents, (B) enter into any contract, option or other arrangement or understanding with respect to a transfer or limitation on voting rights of any of the Company securities, or any right, title or interest thereto or therein, or (C) deposit any Company securities into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Company securities (in each case except for limited exceptions specified in the Interim Investors Agreement); (vi) take any action that would or would reasonably be expected to have the effect of preventing, disabling or delaying such party from performing its obligations under the Interim Investors Agreement; or (vii) solicit, encourage, facilitate, induce or enter into any negotiation, discussion, agreement or understanding with any other person regarding the matters described in immediately preceding matters;
(c)
is required to immediately cease and terminate, and cause to be ceased and terminated, all existing activities, discussions, conversations, negotiations and other communications (whether conducted by such party or any of such party’s affiliates or representatives) with all persons conducted heretofore with respect to a competing proposal; and

(d)
is required to notify the other parties promptly if such party or any of such party’s affiliates or representatives receives any approach or communication with respect to any competing proposal and shall promptly disclose to the other parties the identity of any other person involved and the nature and content of the approach or communication, and promptly provide the other parties with copies of any such written competing proposal.

Notwithstanding anything to contrary in the foregoing exclusivity obligations of relevant parties of the Interim Investors Agreement under items (b)(ii), (b)(vii) and (c) above, to the extent the Board and/or the Special Committee specifically requests that a Management Party (solely in his or her capacity as a member of the Board and/or an officer of the Company, and not in his or her capacity as a shareholder of the Company) cooperate with respect of a competing transaction that was not obtained in violation of the Merger Agreement, such Management Party may provide such cooperation if such Management Party determines that, after consulting in good faith with the Consortium Cayman Islands counsel, such Management Party is obligated to cooperate in order to comply with his or her fiduciary duties under Cayman Islands law and subject to complying with other requirements of the Interim Investors Agreement.
From and after the date of the Interim Investors Agreement until the earlier of the Effective Time and the date which is 12 months after the date of the Interim Investors Agreement, each Management Party is required to and is required to cause any of his or her affiliates that hold Rollover Shares to vote all of its Rollover Shares against any competing transaction or any other transaction, proposal, agreement or action made in opposition to the authorization and approval of the Merger Agreement, the Plan of Merger or the consummation of the Transactions, including the Merger, or in competition or inconsistent with the Transactions, including the Merger.
The Interim Investors Agreement also provides for (a) obligations of the Management Parties to fund any equity financing shortfall amount resulting from a failure of an EC Investor affiliated with any Management Party to fund in full such EC Investor’s applicable cash equity commitment, and (b) obligations of each party to and to cause its affiliated EC Investor to use reasonable best efforts to obtain and keep in full effect any ODI Approvals, and if any EC Investor fails to obtain on or before, and keep in full effect as of, certain backstop date, the necessary ODI Approvals for the full funding of such EC Investor’s applicable cash equity commitment, the obligation of the party affiliated with such EC Investor to provide additional cash equity commitments not subject to or conditional on such ODI Approvals for the shortfall amount resulting from such failure.
Remedies
The parties to the Merger Agreement may be entitled to specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement, in addition to any other remedy at law or equity.
The Company’s right to obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief, in each case with respect to causing the equity financing from the EC Investors to be funded at any time or to effect the closing of the Merger, is, however, subject to (a) the satisfaction in full or waiver, if permissible, at or prior to the closing of the Merger, of each of the mutual conditions to the parties’ obligations to complete the Merger and the conditions to Parent’s, MidCo’s and Merger Sub’s obligations to complete the Merger (other than those conditions that by their nature are to be satisfied at the closing of the Merger but subject to the prior or substantially concurrent satisfaction of such conditions), (b) Parent, MidCo or Merger Sub failing to complete the closing of the Merger by the date on which the closing of the Merger is required to have occurred pursuant to the terms of the Merger Agreement, (c) the debt financing (or any alternative financing as permitted under the Merger Agreement) has been funded or will be funded at the closing of the Merger if the equity financing is funded at the closing of the Merger, and (d) the Company having irrevocably confirmed in writing that (i) all conditions to the Company’s obligation to complete the Merger have been satisfied or that it is willing to waive any of such conditions to the extent not so satisfied and (ii) if specific performance is granted and the equity financing and debt financing are funded, the closing of the Merger will occur.
While the parties may pursue both a grant of specific performance and monetary damages, none of them will be permitted or entitled to receive both a grant of specific performance that results in the closing of the Merger and monetary damages.
The maximum aggregate liabilities of Parent group (including the Consortium members and their affiliates), on the one hand, and the Company, on the other hand, for monetary damages in connection with the Merger Agreement are limited to (a) a termination fee of US$9.8 million and US$4.9 million, respectively, (b) reimbursement of certain expenses in the event the Company or Parent fails to pay the applicable termination fee or expenses when due and in accordance with the requirements of the Merger Agreement, and (c) the out-of-pocket costs and other payments incurred by the Company or any of its subsidiaries in connection with the arrangement of the financing and any information utilized in connection therewith.
Interests of Certain Persons in the Merger
In considering the recommendation of the Special Committee and the Board with respect to the Merger, you should be aware that each member of the Consortium has interests in the transaction that are different from, and/or in addition to, the interests of the Unaffiliated Security Holders generally. The Board and the Special Committee were aware of such interests and considered them, among other matters, in reaching their decisions to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, and recommend that our shareholders vote in favor of authorizing and approving the Merger Agreement, the Plan of Merger and the Transactions.
Interests of Consortium Members
As the result of the Merger, MidCo will own 100% of the equity interest in the Surviving Company at the Effective Time. Parent owns 100% of the equity interest in MidCo. The Trustar Filing Persons and their applicable affiliates, on one hand, and the Management Filing Persons, on the other hand, will hold approximately 62% and 38%, respectively, of the equity interest in Parent, subject to adjustments set forth in the Interim Investors Agreement. Because of Parent’s equity interest in MidCo and MidCo’s equity interest in the Surviving Company, each Consortium member will directly or indirectly enjoy the benefits from any future earnings and growth of the Company after the Merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company, including the amount paid by as Merger consideration for the Company’s Shares (including Shares represented by ADSs) that are not Excluded Shares or Dissenting Shares. The Consortium members will also directly bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company, and the Consortium members will have no certainty of any future opportunity to sell their Shares at an attractive price.
The Merger may also provide additional means to enhance shareholder value for the Consortium members, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance; increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons; and additional means for making liquidity available to the Consortium members, such as through dividends or other distributions.
Interests of the Company’s Executive Officers and Directors in the Merger
In considering the recommendation of the Special Committee and the Board, the Company’s shareholders should be aware that certain of the Company’s directors and executive officers have interests in the Transactions that are different from, and/or in addition to, the interests of the Company’s shareholders and ADS holders generally. These interests include:
•
the beneficial ownership of equity interests in the Surviving Company by the Management Filing Persons, and the potential increase or decrease in value of the shares of the Surviving Company of which such directors and executive officers will have beneficial ownership as a result of the completion of the Merger, and future performance of the Company;

•
continued indemnification rights, rights to advancement of fees and directors and officers liability insurance to be provided by the Surviving Company to former directors and officers of the Company;

•
the compensation of US$16,000 per month for the chairman of the Special Committee and US$12,000 per month for the other member of the Special Committee in exchange for their services in such capacity (the payment of which is not contingent upon the approval or consummation of the Merger or any alternative transaction); and

•
the expected continuation of service of the executive officers of the Company with the Surviving Company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements with the Surviving Company.

The Special Committee and the Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the Merger Agreement and related matters.
Treatment of Company Share Awards
In addition to the foregoing, at the Effective Time, the Company will terminate the Company Share Plan and any relevant award agreements entered into under the Company Share Plan. In addition, at the Effective Time, each Company Option (as defined below) that is then outstanding and unexercised, whether or not vested or exercisable, and each Company restricted share and Company restricted share unit that is then outstanding, whether or not vested, will be treated as described below.
In connection with the Merger, (a) except for the Rollover Shareholders, each former holder (or his or her designee) of a Vested Company Option which is cancelled at the Effective Time shall, in exchange therefor, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (but in any event no later than 30 Business Days after the closing date) pursuant to the Company’s ordinary payroll practices, a cash amount (without interest) equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the exercise price of such Vested Company Option, and (ii) the number of Shares underlying such Vested Company Option; provided that if the exercise price of any such Vested Company Option is equal to or greater than the Per Share Merger Consideration, such Vested Company Option shall be cancelled without any payment therefor, (b) except for options held by the Rollover Shareholders, each Unvested Company Option which is cancelled at the Effective Time will be replaced, after the Effective Time, by an award comprised of other rights or property to the extent permitted by applicable law, which will be subject to substantially equivalent vesting schedule and conditions to such Unvested Company Option (in each case, as may be reasonably determined by Parent); (c) at the Effective Time, by virtue of the Merger, any and all awards granted under the Company Share Plan (other than Vested Company Options and Unvested Company Options), including any Company restricted shares and Company restricted share units that are outstanding, whether or not vested, shall be cancelled and cease to exist without payment of any consideration or distribution therefor, and (d) at the Effective Time, any and all Vested Company Options and Unvested Company Options held by the Rollover Shareholders shall be cancelled and cease to exist in exchange for shares of Parent, in each case in accordance with the Support Agreement.
The table below sets forth the numbers of outstanding Shares (including Shares represented by ADSs), Company Options and Company restricted shares (in each of the foregoing cases, excluding Excluded Shares) beneficially held as of the date of this proxy statement by the directors and executive officers of the Company and the amounts of cash that such directors and executive officers will receive pursuant to the Merger Agreement.

	Shares (Excluding Excluded Shares)		Company Options (Excluding Excluded Shares)			Company Restricted Share Units (Excluding Excluded Shares)		Total Cash Payment at Effective Time (US$)
Name	Shares beneficially owned	Cash Payment (US$)	Underlying Shares	Exercise Price (US$)	Cash Payment (US$)	Underlying Shares	Cash Payment (US$)
Mars Guangyuan Cai	—	—	—	—	—	—	—	—
Peifeng Xu	—	—	—	—	—	—	—	—
Maria Yi Xin	—	—	—	—	—	—	—	—
Chen Shen	—	—	—	—	—	—	—	—
Conor Chia-hung Yang	—	—	—	—	—	—	—	—
Jiawei Gan	9,001,545	5,625,966	—	—	—	—	—	5,625,966
Benny Yucong Xu	—	—	—	—	—	—	—	—
Victor Yaoyu Zhang	—	—	—	—	—	—	—	—
Total	9,001,545	5,625,966	—	—	—	—	—	5,625,966
Indemnification; Directors’ and Officers’ Insurance
See “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance” beginning on page 90.
The Special Committee
On January 6, 2025, the Board established the Special Committee to consider the Proposal from the Consortium and to take any actions it deems appropriate to assess the fairness and viability of the Proposal. The Special Committee is composed of three independent directors, Messrs. Conor Chia-hung Yang, Jiawei Gan and Benny Yucong Xu, who are free from any affiliation with the Consortium and none of them has any financial interest in the Merger that is different from that of the Unaffiliated Security Holders other than (i) their receipt of the Board compensation in the ordinary course as members of the Board, (ii) Special Committee members’ compensation in connection with the Special Committee’s evaluation of the Proposal and evaluation and negotiation of the terms and conditions of the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger (which is not contingent upon the completion of the Merger or the Special Committee’s or the Board’s recommendation and/or authorization and approval of the Merger), and (iii) their rights as members of the Board, including as members of the Special Committee, to the directors’ indemnification and liability insurance rights under the Merger Agreement. The Board did not place any limitations on the authority of the Special Committee regarding its investigation and evaluation of the Merger.
The Company compensates US$16,000 per month for the chairman of the Special Committee and US$12,000 per month for the other member of the Special Committee in exchange for their services in such capacity (the payment of which is not contingent upon the approval or consummation of the Merger or any alternative transaction).
Position with the Surviving Company
The directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Company, and the officers of the Company immediately prior to the Effective Time will become the officers of the Surviving Company, in each case, except as otherwise determined by Parent prior to the Effective Time.
Related Party Transactions
The Company has adopted an audit committee charter that requires the audit committee to review on an ongoing basis and approve all related party transactions as defined in Item 404 of Regulation S-K. For a description of related party transactions for the years ended December 31, 2023 and 2024, see “Item 7. Major Shareholders and Related Party Transactions — 7.B. Related Party Transactions” included in the 2024

Form 20-F, which is incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 110 for a description of how to obtain a copy of the 2024 Form 20-F.
Fees and Expenses
Fees and expenses incurred or to be incurred by the Company and the Consortium in connection with the Merger are estimated at the date of this proxy statement and set forth in the table below. Such fees are subject to change pending completion of the Merger.
Description	Amount (US$)
Legal fees and expenses	US$
Financial advisory fees and expenses	US$
Filing fees	US$
Special Committee compensation	US$
Miscellaneous (e.g., ADS program termination fees, printer and mailing costs)	US$
Total	US$
These expenses (other than the ADS cancellation fees at US$5.00 per 100 ADSs (or portion thereof)) will not reduce the Merger consideration to be received by the Company’s shareholders and ADS holders. If the Merger is completed, the party incurring any costs and expenses in connection with the Merger and the Merger Agreement will pay those costs and expenses.
Voting by the Rollover Shareholders at the Extraordinary General Meeting
Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Rollover Shares in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 64.0% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof). Accordingly, based on            Class A Shares and            Class B Shares expected to be issued and outstanding on                  , the record date for voting Shares at the extraordinary general meeting (the “Share Record Date”),                   Class A Shares owned by the shareholders (including ADS holders) of the Company other than the Rollover Shares as of the Share Record Date must be voted in favor of the execution of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions in order to satisfy the requirement of the affirmative vote of at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy as a single class at the extraordinary general meeting of the Company’s shareholders in accordance with Section 233(6) of the Cayman Islands Companies Act and the memorandum and articles of association of the Company, assuming all shareholders of the Company will be present and voting in person or by proxy at the extraordinary general meeting and the Rollover Shareholders will vote all Rollover Shares and newly acquired Shares in favor of such special resolution.
Litigation Related to the Merger
We are not aware of any lawsuit that challenges the Merger Agreement, the Plan of Merger, or any of the Transactions, including the Merger.
Accounting Treatment of the Merger
The Merger is expected to be accounted for as a business combination by Parent in accordance with Accounting Standards Codification 805 “Business Combinations”, initially at the fair value of the Company as of the date of the closing of the Merger, which is the date of the acquisition.
Regulatory Matters
The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with effecting the Merger other than (a) the approvals, filings or notices required under the federal securities laws and applicable listing rules of NASDAQ, (b) the filing of the Plan of Merger (and supporting documentation as specified in the Cayman Islands Companies Act) with the Cayman Registrar and, in the event the Merger becomes effective, a copy of the Certificate of Merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Plan of Merger and notice of the Merger being published in the Cayman Islands Government Gazette, and (c) the PRC Antitrust Clearance and ODI Approvals and such other filing, permits, authorizations, consents and approvals as may be required under any applicable PRC laws.
Dissenters’ Rights
Registered holders of Shares who dissent from the Merger will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements for the exercise of dissenters’ rights set forth in Section 238 of the Cayman Islands Companies Act, a copy of which is attached as Annex D to this proxy statement. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the Per Share Merger Consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Shares.
We encourage you to read the section of this proxy statement entitled “Dissenters’ Rights” as well as Annex D to this proxy statement carefully and to consult your Cayman Islands legal counsel if you desire to exercise your dissenters’ rights.
U.S. Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax consequences generally applicable to the exchange of Shares or ADSs for cash pursuant to the Merger or as a result of the exercise of dissenters’ rights by a U.S. Holder (as defined below) that holds the Shares or ADSs as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the “Code”. This discussion assumes that the Merger will be consummated in accordance with the Merger Agreement and as described in this statement. This discussion is based upon applicable provisions of the Code, Treasury Regulations promulgated thereunder, and judicial decisions and interpretive rulings of the Internal Revenue Service, or the “IRS,” all of which are subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, the alternative minimum tax, and other non-income tax considerations, the Medicare tax on certain net investment income, or any state, local and non-U.S. tax considerations, relating to the exchange of Shares or ADSs for cash pursuant to the Merger or as a result of the exercise of dissenters’ rights. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:
•
banks and other financial institutions;

•
insurance companies;

•
pension plans;

•
cooperatives;

•
regulated investment companies;

•
real estate investment trusts;

•
broker-dealers;

•
traders that elect to use a mark-to-market method of accounting;

•
certain former U.S. citizens or long-term residents;

•
tax-exempt entities (including private foundations);

•
holders who acquire their Shares or ADSs pursuant to any employee share option or otherwise as compensation;

•
investors that will hold their Shares or ADSs as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•
investors that have a functional currency other than the U.S. dollar;

•
persons that directly, indirectly or constructively own 10% or more of our Shares or ADSs (by vote or value); or

•
partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Shares or ADSs through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Shares or ADSs that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in or organized under the law of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares (including Shares represented by ADSs), the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A U.S. Holder that is a partner of a partnership holding Shares should consult its own tax advisor.
For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of the ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of the ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will generally not be subject to U.S. federal income tax.
ALL U.S. HOLDERS OF SHARES OR ADSS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR SITUATIONS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER LAWS.
Consequences of the Merger to U.S. Holders
The receipt of cash by a U.S. Holder in exchange for its Shares or ADSs pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received in the Merger and its adjusted tax basis in the Shares or ADSs surrendered. Subject to the rules discussed below under “—  Passive Foreign Investment Company Rules,” such gain or loss will generally be long-term capital gain or loss if a U.S. Holder has held its Shares or ADSs, as applicable, for more than one year as of the effective date of the Merger. Long-term capital gain recognized by certain non-corporate U.S. Holders is generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for its Shares or ADSs. If a U.S. Holder acquired different blocks of Shares or ADSs, as applicable, at different times or different prices, such U.S. Holder must determine its tax basis and holding period separately for each block of Shares or ADSs, respectively.
However, as discussed below under “— Passive Foreign Investment Company Rules,” we believe that we were a passive foreign investment company, or “PFIC,” for U.S. federal income tax purposes for our 2024 taxable year and may continue to be classified as a PFIC for our 2025 taxable year. Accordingly, it is expected that any gain on the disposition of a U.S. Holder’s Shares or ADSs pursuant to the Merger will not be treated as capital gain, and the preferential rates for long-term capital gains will not be available. The deductibility of capital losses is subject to limitations under the Code. If a U.S. Holder acquired different blocks of Shares or ADSs at different times or different prices, the adjusted tax basis and holding period must be separately determined with respect to each block of such Shares or ADSs.
As described below under “Special Factors — PRC Income Tax Consequences,” gain from the disposition of the ADSs or Shares pursuant to the Merger may be subject to PRC tax and will generally be U.S. source, which may limit the ability to receive a foreign tax credit. If a U.S. Holder is eligible for the benefits of the income tax treaty between the United States and the PRC (the “Treaty”), such holder may be able to elect such gain as PRC-source income under the Treaty. However, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or Shares. The rules regarding foreign tax credits and the deduction of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or deduction in light of their particular circumstances.
Passive Foreign Investment Company Rules
A non-U.S. corporation, such as our company, will be considered as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the Company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
If we were classified as a PFIC for any taxable year during which a U.S. Holder held our Shares or ADSs, the PFIC tax rules discussed generally herein will apply to such U.S. Holder for such taxable year and, unless the U.S. Holder makes certain elections, will apply in future years even if we ceased to be classified a PFIC.
We believe that we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2024, and may continue to be classified as a PFIC for our taxable year ending December 31, 2025. The determination of whether we will be or become a PFIC will depend upon the composition of our income and assets and the value of our assets, including the value of our unbooked intangibles (which depends upon the market value of our Shares or ADSs).
If we were a PFIC for any taxable year during which a U.S. Holder held the Shares or ADSs, such U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Shares or ADSs), and (ii) any gain realized on the sale or other disposition of Shares or ADSs. Under these PFIC rules:
•
such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Shares or ADSs;

•
such amounts allocated to the current taxable year and any taxable years in such holder’s holding period prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be taxable as ordinary income;

•
amounts allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, and;

•
will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such other taxable year (an “interest charge”).

If we were a PFIC for any taxable year during which a U.S. Holder held the Shares or ADSs and any of our non-U.S. subsidiaries were also PFICs, such holder will be treated as having owned a proportionate amount (by value) of the shares of such non-U.S. subsidiary classified as a PFIC for purposes of the application of these rules.
A U.S. Holder who made a mark-to-market election, as described in the 2024 Form 20-F at “Item 10. Additional Information — E. Taxation — United States Federal Income Tax Considerations — Passive foreign investment company rules,” for such holder’s taxable years prior to the taxable year in which the Merger is closed should be able to avoid any interest charge for those years.
If a U.S. Holder owns the Shares or ADSs during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual report. Each U.S. Holder should consult its tax advisors regarding the U.S. federal income tax consequences of owning and disposing of the Shares or ADSs.
PRC Income Tax Consequences
Under the EIT Law, which took effect on January 1, 2008 and was most recently amended on December 29, 2018, enterprises established in accordance with the law of a foreign country (region) but with “de facto management bodies” located in China are considered “resident enterprises” for PRC enterprise income tax purposes, and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income. On December 6, 2007, the State Council adopted the Implementation Regulations for Enterprise Income Tax Law, as amended on April 23, 2019 and December 6, 2024, which defines “de facto management bodies” as an establishment that has substantial all of the management and control over an enterprise’s production, business operations, personnel, accountings and properties, etc. The State Taxation Administration issued the Notice on Issues Concerning the Determination of Chinese-Controlled Offshore Incorporated Enterprises as Resident Enterprises on the Basis of Effective Management (“Circular 82”) on April 22, 2009, and as amended on January 29, 2014. Circular 82 provides certain specific criteria for determining whether the “de facto management bodies” of a PRC controlled offshore incorporated enterprise is located in China.
Under the EIT Law and its Implementation Rules, the PRC income tax at the rate of 10% is applicable to any gain recognized on receipt of consideration by a “non-PRC resident enterprise” from transfer of its equity in a PRC resident enterprise, provided that the “non-resident enterprise” does not have a “de facto management body” in the PRC and also (a) does not have an establishment or a place of business in the PRC or (b) has an establishment or a place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business. Under the Individual Income Tax Law, an individual who disposes a capital asset (including equity in a PRC resident enterprise) in China is subject to PRC individual income tax at the rate of 20% (applicable to both resident individuals and non-resident individuals). Reduction of or relief from these taxes may be sought under applicable tax treaties with China.
The Company does not believe it is a resident enterprise defined and regulated by the aforesaid regulations or that the gain recognized on the receipt of Merger consideration for your Shares or ADSs should otherwise be subject to PRC income tax to holders of such Shares or ADSs that are not PRC tax residents. However, as there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company cannot confirm whether it would be considered a PRC resident enterprise under the EIT Law or whether the gain recognized on the receipt of Merger consideration for the Shares or ADSs would otherwise be subject to PRC income tax to holders of such Shares or ADSs that are not PRC tax residents.
In addition, under the Bulletin 7 and the Bulletin 37, if a non-PRC resident enterprise transfers PRC taxable assets (including PRC resident enterprises’ equity) indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC taxable assets without any reasonable commercial purpose, PRC tax authorities have the power to redefine and deem the transaction as a direct transfer of PRC resident enterprises’ equity and impose a 10% enterprise income tax on the gain from such offshore share transfer, unless (i) the non-resident enterprise derives income from the indirect transfer of PRC taxable assets by acquiring and selling shares of an overseas listed company which holds such PRC taxable assets on a public market, (ii) where there is an indirect transfer of PRC taxable assets, but if the non-resident enterprise had directly held and disposed of such PRC taxable assets, the income from the transfer would have been exempted from PRC enterprise income tax under an applicable tax treaty or arrangement, and/or (iii) the Merger is done with a reasonable commercial purpose as recognized or accepted by the PRC tax authorities.
According to Bulletin 7, where a non-resident enterprise indirectly holds and transfers equity of a PRC resident enterprise held through an offshore holding company, a list of factors should be taken into consideration to assess whether the transfer or offshore holding arrangements would be deemed as having a reasonable commercial purpose. Pursuant to the Tax Collection and Administration Law, Bulletin 37 and related regulations, where the party responsible to withhold such income tax did not or was unable to withhold, and non-resident enterprises receiving such income failed to declare and pay the taxes that should have been withheld to the relevant tax authority, both the transferor and the transferee may be subject to penalties under PRC tax laws, also the transferee may be obliged to pay taxes in arrears. Bulletin 37 or Bulletin 7 may be determined by the PRC tax authorities to be applicable to the Merger where non-resident enterprise shareholders or ADSs holders were involved, if the Merger (or the Company’s offshore structure) is determined by the PRC tax authorities to lack reasonable commercial purpose.
The Company does not believe that the Merger is without reasonable commercial purpose for purposes of Bulletin 37 and Bulletin 7, and, as a result, the Company (as purchaser) does not intend to withhold any PRC income tax (under Bulletin 7 and Bulletin 37) from the Merger consideration to be paid to holders of the Shares or ADSs. However, if PRC tax authorities were to invoke Bulletin 37 and Bulletin 7 and impose tax on the receipt of Merger consideration for the Shares or ADSs, then any gain recognized on the receipt of consideration for such Shares or ADSs pursuant to the Merger by the Company’s shareholders who are non-resident enterprises could be treated as PRC-sourced income and thus be subject to PRC enterprise income tax at a rate of 10% (subject to applicable treaty relief).
You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including any PRC tax consequences.
Cayman Islands Tax Consequences
The Cayman Islands currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of cash for the Shares and ADSs under the terms of the Merger Agreement. This is subject to the qualification that (a) Cayman Islands stamp duty may be payable if any transaction documents are brought into or executed or produced before a court in the Cayman Islands, (b) registration fees will be payable to the Registrar of Companies in the Cayman Islands to register the Plan of Merger, the Variation of Capital, and the Adoption of Amended M&A, and (c) fees will be payable to the Cayman Islands Government Gazette Office to publish the notice of the Merger in the Cayman Islands Government Gazette.

MARKET PRICE OF THE COMPANY’S ADSS, DIVIDENDS AND OTHER MATTERS
Market Price of the ADSs
The following table provides the high and low sales prices for ADSs on NASDAQ under the symbol “EM” for the periods indicated:
	Sales Price Per ADS (in US$)
	High	Low
Quarterly
2023
First quarter	1.51	1.00
Second quarter	1.14	0.74
Third quarter	1.02	0.75
Fourth quarter	0.83	0.46
2024
First quarter	0.75	0.43
Second quarter	1.18	0.55
Third quarter	1.00	0.50
Fourth quarter	0.89	0.59
2025
First quarter	1.17	0.68
Second quarter	1.17	1.02
Third quarter (through September 30, 2025)	1.12	1.38
On January 3, 2025, the last trading day immediately prior to the Company’s announcement on January 6, 2025 that it had received the Proposal, the reported closing price of the ADSs on NASDAQ was US$0.72 per ADS. The Per ADS Merger Consideration of US$1.25 represents a premium of approximately 74.8% to the closing trading price of the ADSs on January 3, 2025, the last trading day prior to the Company’s announcement of its receipt of the Proposal and a premium of 68.1% and 70.1% to the volume-weighted average price during the last 30 and 60 trading days, respectively, prior to the Company’s receipt of the Proposal. You are urged to obtain a current market price quotation for your Shares in connection with voting your Shares.
Dividend Policy
On March 11, 2024, the Company’s board of directors approved a special cash dividend of US$0.015 per ordinary share, equivalent to US$0.03 per ADS, to holders of Shares and holders of ADSs of record as of the close of business on May 31, 2024, U.S. Eastern Time, payable in U.S. dollars. A total amount of dividends of approximately US$7.7 million were paid in June 2024.
Under the terms of the Merger Agreement, the Company is not permitted to pay any dividends pending consummation of the Merger.
In the event the Merger Agreement is terminated for any reason and the Merger is not consummated, the Board will have discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, the Company’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the Board. Under Cayman Islands law, a Cayman Islands exempted company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividend is paid. Even if the Board decides to pay dividends, the form, frequency and amount will depend upon the Company’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. If the Company pays any dividends on the Shares, the Company will pay those dividends which are payable in respect of the Shares underlying the ADSs to the ADS Depositary, as the registered holder of such Shares, and the ADS Depositary then will pay such amounts to the ADS holders in proportion to the Class A Shares underlying the ADSs held by such ADS holders, subject to the terms of the Deposit Agreement, including the fees and expenses payable thereunder.
Smart Share Global Limited is a holding company incorporated in the Cayman Islands. It may rely on dividends from its subsidiaries in China for cash requirements, including any payment of dividends to its shareholders. PRC regulations may restrict the ability of the Company’s PRC subsidiaries to pay dividends to the Company. For more detailed discussions about the Company’s dividend policy, see “Item 8. Financial Information — 8.A. Consolidated Statements and Other Financial Information — Dividend Policy” in the 2024 Form 20-F.

THE EXTRAORDINARY GENERAL MEETING
We are furnishing this proxy statement to you, as a holder of the Shares, as part of the solicitation of proxies by the Special Committee for use at the extraordinary general meeting described below.
Date, Time and Place of the Extraordinary General Meeting
The extraordinary general meeting will be held on                 , at       a.m. (Beijing Time) at            .
Proposals to be Considered at the Extraordinary General Meeting
At the meeting, you will be asked to consider and vote upon:
•
as a special resolution:

THAT the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A, be authorized and approved; and
•
as an ordinary resolution:

THAT each of the directors of the Company, be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A; and
•
if necessary, as an ordinary resolution:

THAT the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution to be proposed at the extraordinary general meeting.
At the Effective Time, all Shares will be cancelled and cease to exist. If the Merger is consummated, each Share issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, the Dissenting Shares and Class A Shares represented by ADSs, will be cancelled in exchange for the right to receive US$0.625 in cash per Share without interest and net of any applicable withholding taxes, and each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares) issued and outstanding immediately prior to the Effective Time, together with the underlying Class A Shares represented by such ADSs, will be cancelled in exchange for the right to receive US$1.25 in cash per ADS, without interest and net of any applicable withholding taxes and fees and expenses provided under the Deposit Agreement, in accordance with the terms and conditions set forth in the Merger Agreement. Excluded Shares will be cancelled and cease to exist without payment of any cash consideration or distribution therefor. The Dissenting Shares will thereafter represent only the right to receive the fair value of each Share determined in accordance with Section 238 of the Cayman Islands Companies Act.
In addition to the foregoing, at the Effective Time, the Company will terminate the Company Share Plan and any relevant award agreements entered into under the Company Share Plan. In addition, at the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested or exercisable, and each Company restricted share and Company restricted share unit that is then outstanding, whether or not vested, will be treated as described below.
In connection with the Merger, (a) except for the Rollover Shareholders, each former holder (or his or her designee) of a Vested Company Option which is cancelled at the Effective Time shall, in exchange therefor, be paid by the Surviving Company or one of its subsidiaries, as soon as practicable after the Effective Time (but in any event no later than 30 Business Days after the closing date) pursuant to the Company’s ordinary payroll practices, a cash amount (without interest) equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the exercise price of such Vested Company Option, and (ii) the number of Shares underlying such Vested Company Option; provided that if the exercise price of any such Vested Company Option is equal to or greater than the Per Share Merger Consideration, such Vested Company Option shall be cancelled without any payment therefor, (b) except for options held by the Rollover Shareholders, each Unvested Company Option which is cancelled at the Effective Time will be replaced, after the Effective Time, by an award comprised of other rights or property to the extent permitted by applicable law, which will be subject to substantially equivalent vesting schedule and conditions to such Unvested Company Option (in each case, as may be reasonably determined by Parent); (c) at the Effective Time, by virtue of the Merger, any and all awards granted under the Company Share Plan (other than Vested Company Options and Unvested Company Options), including any Company restricted shares and Company restricted share units that are outstanding, whether or not vested, shall be cancelled and cease to exist without payment of any consideration or distribution therefor, and (d) at the Effective Time, any and all Vested Company Options and Unvested Company Options held by the Rollover Shareholders shall be cancelled and cease to exist in exchange for shares of Parent, in each case in accordance with the Support Agreement.
The Board’s Resolutions and Recommendation
The Board, acting on the unanimous recommendation of the Special Committee:
•
determined that the execution of the Merger Agreement and the Plan of Merger and consummation of the Transactions, including the Merger, are fair to, and in the best interests of, the Company, the Company’s shareholders and ADS holders (other than the holders of Excluded Shares) and the Unaffiliated Security Holders, and declared that it is advisable for the Company to enter into the Merger Agreement and the Plan of Merger and consummate the Transactions, including the Merger,

•
authorized and approved the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions, including the Merger, and

•
resolved to direct that the authorization and approval of the execution, delivery and performance of the Merger Agreement and the Plan of Merger, and the consummation of the Transactions be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve the execution, delivery and performance of the Merger Agreement, the Plan of Merger, and the consummation of the Transactions, including the Merger.

Record Date; Shares and ADSs Entitled to Vote
You are entitled to attend and vote at the extraordinary general meeting if you have Shares registered in your name as of 5:00 p.m. New York City time on the Share Record Date. If you own Shares as of 5:00 p.m. New York City time on the Share Record Date, you should lodge your proxy card so that the proxy card is received by the Company no later than            a.m. (Beijing Time) on
If you own ADSs as of the close of business in New York City on the ADS Record Date (and do not cancel such ADSs and become a registered holder of the Class A Shares underlying such ADSs, as explained below), you cannot vote directly nor are you able to attend the extraordinary general meeting, but you may instruct the ADS Depositary (as the holder of the Shares underlying your ADSs) (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs) how to vote the Shares underlying your ADSs. The ADS Depositary must receive your instructions no later than      12:00 p.m. (New York City time) on           in order to ensure the Class A Shares underlying your ADSs are properly voted at the extraordinary general meeting. Each broker and other intermediary will announce its own cutoff date and time by which voting instructions must be received.
Each registered holder of Shares has one vote for each Class A Share and ten votes for each Class B Share held as of 5:00 p.m. New York City time on the Share Record Date. We expect that, as of the Share Record Date, there will be            Class A Shares and           Class B Shares entitled to be voted at the extraordinary general meeting. See “The Extraordinary General Meeting — Procedures for Voting” below for additional information.
Quorum
A quorum shall be one or more shareholders holding Shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all Shares in issue and entitled to vote at such general meeting presenting.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.
Vote Required
Under the Cayman Islands Companies Act, the memorandum and articles of association of the Company and the Merger Agreement, in order for the Merger to be consummated, the Merger Agreement and the Plan of Merger must be approved by a special resolution (as defined in the Cayman Islands Companies Act and the memorandum and articles of association of the Company) of the Company passed by an affirmative vote of holders of Shares (including Class A Shares represented by ADSs) representing at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy as a single class at the extraordinary general meeting or any adjournment or postponement thereof (the “Requisite Company Vote”). If this vote is not obtained, the Merger will not be effective. The consummation of the Transactions is not structured so that the approval of at least a majority of the Unaffiliated Security Holders is required.
As of the date of this proxy statement, there are 433,244,569 Class A Shares, 73,973,970 Class B Shares issued and outstanding, all of which are entitled to vote on the proposals at the extraordinary general meeting, subject to the procedures described below under “Procedures for Voting”. We expect that, as of the Share Record Date, there will be            Class A Shares and            Class B Shares issued and outstanding, all of which will be entitled to vote on the proposals at the extraordinary general meeting, subject to the procedures described below under “The Extraordinary General Meeting — Procedures for Voting”.
Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Rollover Shares in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, which, as of the date hereof, collectively represent approximately 64.0% of the voting power of the total issued and outstanding Shares (excluding for the purpose of this calculation, the Shares they may acquire through the exercise of Company share incentive awards within 60 days of the date hereof). Accordingly, based on            Class A Shares and            Class B Shares expected to be issued and outstanding on            , the Share Record Date,             Class A Shares owned by the shareholders (including ADS holders) of the Company other than the Rollover Shares as of the Share Record Date must be voted in favor of the execution of the Merger Agreement, the Plan of Merger and the Transactions in order to satisfy the requirement of the affirmative vote of at least two-thirds of the votes cast by such holders as, being entitled to do so, present and voting in person or by proxy as a single class at the extraordinary general meeting of the Company’s shareholders in accordance with Section 233(6) of the Cayman Islands Companies Act and the memorandum and articles of association of the Company, assuming all shareholders of the Company will be present and voting in person or by proxy at the extraordinary general meeting and the Rollover Shareholders will vote all Rollover Shares and newly acquired Shares in favor of such special resolution.
Procedures for Voting
Shares
Only shareholders registered in the register of members of the Company as of 5:00 p.m. New York City time on the Share Record Date will receive the final proxy statement and proxy card directly from the Company. Shareholders registered in the register of members of the Company as of 5:00 p.m. New York City time on the Share Record Date or their proxy holders are entitled to vote and may participate in the extraordinary general meeting or any adjournment thereof. Shareholders who have acquired Shares after 5:00 p.m. New York City time on the Share Record Date may not attend or vote at the extraordinary general meeting unless they receive a proxy from the person or entity who was the registered holder of such Shares as of the Share Record Date. Each registered holder of Shares has one vote for each Class A Share and ten votes for each Class B Share held as of 5:00 p.m. New York City time on the Share Record Date.
Shareholders wanting to vote by proxy should indicate on their proxy card how they want to vote, sign and date the proxy card, and mail the proxy card in the return envelope as soon as possible so that it is received by the Company no later than            a.m. (Beijing Time) on                 , the deadline to lodge the proxy card for it to be valid. Shareholders can also attend the extraordinary general meeting and vote in person.

Shareholders who have questions or requests for assistance in completing and submitting proxy cards or need additional copies of this proxy statement or the accompanying proxy card should contact our Investor Relations Department at ir@enmonster.com.
ADSs
Holders of ADSs as of the close of business in New York City on the ADS Record Date will receive the final proxy statement and ADS voting instruction card either directly from the ADS Depositary (in the case of registered holders of ADSs) or these materials will be forwarded to them by a third party service provider (in the case of beneficial owners of ADSs who are not registered holders of ADSs). Holders of ADSs as of the close of business on the ADS Record Date (New York City time) (who do not surrender such ADSs for cancellation and become registered holders of the Class A Shares underlying such ADSs, as explained in the following paragraph) cannot attend or vote at the extraordinary general meeting directly, but may instruct the ADS Depositary how to vote the Class A Shares underlying the ADSs (either directly if ADSs are held directly on the books and records of the ADS Depositary or indirectly through a bank, brokerage or other securities intermediary if ADSs are held by any of them on behalf of a holder of ADSs) by completing and signing an ADS voting instruction card provided by the ADS Depositary and returning it in accordance with the instructions printed on the form or by following the instructions provided by their respective brokers or other securities intermediaries. In the case of registered holders of ADSs, the ADS Depositary must receive the ADS voting instruction card no later than 12:00 p.m. (New York City time) on            . The ADS Depositary will endeavor, in so far as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the memorandum and articles of association of the Company, to vote or cause to be voted the Shares represented by ADSs in accordance with the voting instructions timely received from holders of ADSs as of the ADS Record Date. The ADS Depositary will not itself exercise any voting discretion in respect of any Class A Shares represented by ADSs and it will not vote any Class A Shares represented by ADSs other than in accordance with signed voting instructions from the relevant ADS holder. Each broker and other intermediary will announce its own cutoff date and time by which voting instructions must be received.
Holders of ADSs will not be able to attend or vote at the extraordinary general meeting directly (whether in person or by proxy) unless they surrender their ADSs to the ADS Depositary for cancellation and delivery of the corresponding, Class A Shares and become registered in the Company’s register of members as holders of Class A Shares prior to the close of business in the New York City on the Share Record Date. ADS holders who wish to surrender their ADSs for cancellation and attend and vote at the extraordinary general meeting need to make arrangements with their broker or custodian to deliver the ADSs to the ADS Depositary for cancellation before the close of business in New York City on            together with (a) delivery instructions for the corresponding Class A Shares represented by such ADSs (including, if applicable, the name and address of the person who will be the registered holder of such Class A Shares), and (b) payment of ADS Depositary’s fees associated with such cancellation (US$5.00 per 100 ADSs (or portion thereof) plus a wire fee of US $17.50 per transaction), which will not be borne by the Company, and any applicable taxes. If you hold your ADSs in a brokerage, bank or other nominee account, please promptly contact your broker, bank or other nominee to find out what actions you need to take to instruct the broker, bank or other nominee to surrender the ADSs on your behalf. Upon surrender of the ADSs, the ADS Depositary will direct The Hongkong and Shanghai Banking Corporation Limited, the custodian holding the Shares, to deliver, or cause the delivery of, the Class A Shares represented by the ADSs so cancelled to or upon the written order of the person(s) designated in the order delivered to the ADS Depositary for such purpose. If you hold ADSs through a broker or other securities intermediary, you should contact that broker or intermediary to determine the date by which you must instruct them to act in order that the necessary processing can be completed in time. If after the registration of Class A Shares in your name you wish to receive a certificate evidencing the Class A Shares registered in your name, you will need to request the Company to issue and mail, or cause to be issued and mailed, a certificate to your attention. It is uncertain how long re-registration of Class A Shares upon surrenders of ADSs will take. Therefore, it you wish to do this, you should take action as soon as possible. If the Merger is not completed, the Company will continue to be a publicly traded company in the United States and the ADSs will continue to be listed on NASDAQ. Class A Shares are not listed and cannot be traded on any stock exchange other than NASDAQ, and in such case only as represented by ADSs. As a result, if you have surrendered your ADSs for cancellation to attend the extraordinary general meeting and the Merger is not completed and you wish to be able to sell your Shares on a stock exchange, you will need to deposit your

Class A Shares into the Company’s ADS program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS Depositary for the issuance of ADSs (US$5.00 per 100 ADSs (or portion thereof) issued), applicable share transfer taxes (if any), and related charges pursuant to the Deposit Agreement.
Proxy Holders for Registered Shareholders
Shareholders registered in the register of members of the Company as of 5:00 p.m. New York City time on the Share Record Date who are unable to participate in the extraordinary general meeting may appoint as a representative another person or the chairman of the extraordinary general meeting as proxy holder by completing and returning the form of proxy in accordance with the instructions printed thereon. With regard to the items listed on the agenda and without any explicit instructions to the contrary, the chairman of the extraordinary general meeting as proxy holder will vote in favor of the resolutions proposed at the extraordinary general meeting according to the recommendation of the Special Committee. If new proposals (other than those on the agenda) are put forth before the extraordinary general meeting, the chairman of the extraordinary general meeting as proxy holder will vote in accordance with the position of the Board.
Voting of Proxies and Failure to Vote
All Shares represented by valid proxies will be voted at the extraordinary general meeting in the manner specified by the holder. If a shareholder returns a properly signed proxy card but does not indicate how the shareholder wants to vote, Shares represented by that proxy card will be voted FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A, FOR the proposal to authorize each of the directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolutions during the extraordinary general meeting, unless the shareholder appoints a person other than the chairman of the meeting as proxy, in which case the Shares represented by that proxy card will be voted (or not submitted for voting) as the proxy determines. If a shareholder fails to vote by proxy or in person, it may be more difficult for the Company to obtain required votes described in “The Extraordinary General Meeting — Vote Required”. Brokers, banks or other nominees who hold Shares in “street name” for customers who are the beneficial owners of such Shares may not give a proxy to vote those customers’ Shares in the absence of specific instructions from those customers. Abstentions by holders of Shares are included in the determination of the number of Shares present but are not counted as votes for or against a proposal. If no proxy is given by such holders of Shares, broker non-votes will be counted toward a quorum but will not be treated as voted on any proposals at the extraordinary general meeting.
If holders of ADSs do not timely deliver specific voting instructions to the ADS Depositary, the ADS Depositary will not vote or attempt to exercise the right to vote any Class A Shares underlying such holders’ ADSs. Brokers, banks and other securities intermediaries that hold ADSs in “accounts” for their customers generally do not have discretionary authority to provide the ADS Depositary with voting instructions on how to vote the Class A Shares underlying the ADSs with respect to the adoption of the Merger Agreement. Accordingly, if banks, brokers or other securities intermediaries do not receive specific voting instructions from the beneficial owner of ADSs, they generally will not provide the ADS Depositary with voting instructions on how to vote the Class A Shares underlying the ADSs with respect to the adoption of the Merger Agreement.
Revocability of Proxies
Registered holders of our Shares may revoke their proxies in one of three ways:
•
First, a registered shareholder can revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting at least two hours before the commencement of the extraordinary general meeting. Any written notice revoking a proxy should also be sent to the Company’s offices at 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China,

Attention: Investor Relations Department, at least two hours before the commencement of the extraordinary general meeting.
•
Second, a registered shareholder can complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company so that the new proxy card is received by the Company no later than           a.m. (Beijing Time) on                 , the deadline for shareholders to lodge proxy cards for them to be valid.

•
Third, a registered shareholder can attend the meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the registered shareholder attends and actually votes in person at the extraordinary general meeting.

If a shareholder holds Shares through a broker, bank or other nominee and has instructed the broker, bank or other nominee to vote the shareholder’s Shares, the shareholder must follow directions received from the broker, bank or other nominee to change those instructions.
Registered holders of ADSs may revoke their voting instructions by notification to the ADS Depositary in writing at any time prior to             a.m. (New York City time) on                  . A holder of ADSs on the ADS Depositary’s register can do this in one of two ways:
•
First, a holder of ADSs can revoke its voting instruction by written notice of revocation timely delivered to the ADS Depositary.

•
Second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS Depositary bearing a later date than the ADS voting instruction card sought to be revoked.

If you hold your ADSs through a broker, bank or other securities intermediary and you have instructed your broker, bank or other securities intermediary to give ADS voting instructions to the ADS Depositary, you must follow the directions of your broker, bank or other securities intermediary to change those instructions.
Rights of Shareholders Who Wish to Dissent from the Merger
Shareholders who dissent from the Merger in accordance with the requirements of the Cayman Islands Companies Act will have the right to seek appraisal and payment of the fair value of their Shares determined in accordance with Section 238 of the Cayman Islands Companies Act if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Act, a copy of which is attached as Annex D to this proxy statement, for the exercise of dissenters’ rights. The fair value of your Shares determined in accordance with the Cayman Islands Companies Act could be more than, the same as, or less than the Merger consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Shares. This proxy statement is not to be construed or taken as legal advice on Cayman Islands law. Registered shareholders who wish to exercise any rights under Section 238 of the Cayman Islands Companies Act, or otherwise, should obtain their own copy of the complete Cayman Islands Companies Act and seek legal advice from a law firm authorized to practice Cayman Islands law without delay.
ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND SEEK APPRAISAL AND PAYMENT OF THE FAIR VALUE OF THE CLASS A SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTERS’ RIGHTS FOR AND ON BEHALF OF THE ADS HOLDERS WITH RESPECT TO ANY OF THE CLASS A SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs FOR CANCELLATION BEFORE 10:00 A.M. (NEW YORK CITY TIME) ON            TO THE ADS DEPOSITARY FOR DELIVERY OF CLASS A SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING CLASS A SHARES IN THE COMPANY’S REGISTER OF MEMBERS AND DELIVERY INSTRUCTIONS FOR THE CORRESPONDING CLASS A SHARES, AND BECOME REGISTERED HOLDERS OF CLASS A SHARES BEFORE THE VOTE TO AUTHORIZE AND

APPROVE THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. FOR THE AVOIDANCE OF DOUBT, ANY ADS HOLDERS WHO SURRENDER THEIR ADSs FOR DELIVERY OF CLASS A SHARES AFTER THE SHARE RECORD DATE WILL NOT BE ENTITLED TO ATTEND OR TO VOTE AT THE EXTRAORDINARY GENERAL MEETING, BUT WILL BE ENTITLED TO EXERCISE DISSENTERS’ RIGHTS IF THEY BECOME REGISTERED HOLDERS OF CLASS A SHARES BEFORE THE VOTE IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING, IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE. AFTER CONVERTING THEIR ADSs AND BECOMING REGISTERED HOLDERS OF CLASS A SHARES, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE CLASS A SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES ACT. IF THE MERGER IS NOT CONSUMMATED, THE COMPANY WOULD CONTINUE TO BE A PUBLICLY TRADED COMPANY IN THE UNITED STATES AND THE ADSs WOULD CONTINUE TO BE LISTED ON NASDAQ. THE COMPANY’S CLASS A SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN NASDAQ, AND IN SUCH CASE ONLY AS REPRESENTED BY ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS SURRENDERED HIS, HER OR ITS ADSs FOR CANCELLATION TO THE ADS DEPOSITARY IN ORDER TO EXERCISE DISSENTERS’ RIGHTS AND THE MERGER IS NOT CONSUMMATED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS CLASS A SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WILL NEED TO DEPOSIT HIS, HER OR ITS CLASS A SHARES INTO THE COMPANY’S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (US$5.00 PER 100 ADSs (OR PORTION THEREOF) ISSUED), APPLICABLE SHARE TRANSFER TAXES (IF ANY), AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.
Whom to Contact for Assistance
If you need assistance, including help in changing or revoking your proxy, please contact our Investor Relations Department at ir@enmonster.com.
Solicitation of Proxies
This proxy solicitation is being made by the Company on behalf of the Board of the Company and will be paid for by the Company. The Company’s directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. The Company will also request brokers, dealers, commercial banks, trust companies and other nominees to forward proxy solicitation material to the beneficial owners of the Company’s Shares that the brokers, dealers, commercial banks, trust companies and other nominees hold of record. Upon request, the Company will reimburse them for their reasonable out-of-pocket expenses.
Other Business
We are not currently aware of any business to be acted upon at the extraordinary general meeting other than the matters discussed in this proxy statement.

THE MERGER AGREEMENT
The following summary describes the material provisions of the Merger Agreement. This summary may not include all of the information about the Merger Agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement and the Plan of Merger, which are attached as Annex A, and incorporated by reference into this section of this proxy statement. You are urged to read each of the Merger Agreement and the Plan of Merger carefully and in its entirety, as they are the legal documents governing the Merger.
The summary of the Merger Agreement below is included in this proxy statement only to provide you with information regarding the terms and conditions of the Merger Agreement, and not to provide any other factual information regarding the Company, Parent, MidCo, Merger Sub or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 110.
Structure and Completion of the Merger
The Merger Agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the Merger Agreement, with the Company as the Surviving Company. If the Merger is completed, the Company will cease to be a publicly traded company. The closing of the Merger will occur as soon as practicable, but in any event no later than the 15th business day following the day the last of the closing conditions (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or, if permissible, waiver of such conditions) is satisfied or waived, or such other date as the Company and Parent may agree in writing. On the closing date, Merger Sub and the Company will execute the Plan of Merger and the parties will file the Plan of Merger and other documents required under the Cayman Islands Companies Act to effect the Merger with the Cayman Registrar. The Merger will become effective on the date specified in the Plan of Merger in accordance with the Cayman Islands Companies Act.
We expect that the Merger will be completed during the fourth quarter of 2025, after all conditions to the Merger have been satisfied or waived. We cannot specify when, or assure you that, all conditions to the Merger will be satisfied or waived. We intend, however, to complete the Merger as promptly as practicable.
Memorandum and Articles of Association; Directors and Officers of the Surviving Company
At the Effective Time, the memorandum and articles of association in the form attached as Appendix II to the Plan of Merger will be adopted and become the memorandum and articles of association of the Surviving Company.
At the Effective Time, the directors of the Surviving Company will be appointed as agreed among certain Consortium members pursuant to the Interim Investors Agreement and the officers of the Company immediately prior to the Effective Time will become the initial officers of the Surviving Company.
Merger Consideration
At the Effective Time:
(a)
Each Class A Share and each Class B Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, the Dissenting Shares and Shares represented by ADSs) will be cancelled and cease to exist in exchange for the right to receive US$0.625 in cash, without interest, in accordance with the terms and conditions set forth in the Merger Agreement;

(b)
each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares), together with the Class A Shares represented by such ADS, will be cancelled and cease to exist in exchange for the right to receive US$1.25 (less US$5.00 per 100 ADSs (or portion thereof) cancellation fee payable pursuant to the terms of the Deposit Agreement) in cash, without interest, in accordance with the terms and conditions set forth in the Merger Agreement;

(c)
each Excluded Share and ADS representing Excluded Shares, in each case issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist without payment of any consideration or distribution therefor; and

(d)
each Dissenting Share issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist in exchange for the right to receive the payment of fair value of such Dissenting Share determined in accordance with Section 238 of the Cayman Islands Companies Act.

The Merger consideration will not be paid to holders of Shares or ADSs who are untraceable unless and until they notify the paying agent appointed by Parent or the ADS Depositary, as applicable, of their current contact details. A holder of Shares or ADSs will be deemed to be untraceable if (a) such person has no registered address in the register of members maintained by the Company or the ADS Depositary, as applicable, (b) on the last two consecutive occasions on which a dividend has been paid by the Company a check payable to such person either (i) has been sent to such person and has been returned undelivered or has not been cashed, or (ii) has not been sent to such person because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or the ADS Depositary, as applicable, or (c) notice of the extraordinary general meeting convened to vote on the Merger has been sent to such person and has been returned undelivered. Monies due to holders of Shares or ADSs who are untraceable will be returned to the Surviving Company on demand and held in a non-interest-bearing bank account for the benefit of such holders. Monies unclaimed after a period of six years from the closing date will be forfeited and will revert to the Surviving Company.
Treatment of Company Options
At the Effective Time, the Company will (a) terminate the Company Share Plan and any relevant award agreements entered into under the Company Share Plan and (b) cancel each Company Option that is then outstanding or unexercised, whether or not vested or exercisable, in accordance with the description below, and (c) cancel all other awards (if any) granted under the Company Share Plan, including any Company restricted shares and Company restricted share units that is outstanding and unexercised, whether or not vested or exercisable.
In connection with the Merger, (a) as soon as practicable after the Effective Time (and in any event no more than 30 business days after the Closing Date), except for the Rollover Shareholders, each former holder (or his or her designee) of a Vested Company Option that is cancelled at the Effective Time will be paid by the Surviving Company or one of its subsidiaries pursuant to the Company’s ordinary payroll practices, an amount in cash, equal to the product of (i) the excess, if any, of US$0.625 over the applicable per share exercise price of such Vested Company Option and (ii) the number of Shares underlying such Vested Company Option; and (b) after the Effective Time, except for Unvested Company Options held by the Rollover Shareholders, each Unvested Company Option that is cancelled at the Effective Time will be exchanged for an award comprised of other rights or property to the extent permitted by applicable law, which will be subject to substantially equivalent vesting schedule and conditions to such Unvested Company Option (in each case, as may be reasonably determined by Parent).
Exchange Procedures
Prior to the Effective Time, Parent will enter into a paying agent agreement with a bank or trust company to serve as paying agent with respect to the Merger in form and substance reasonably acceptable to the Company. At or prior to the Effective Time, or in the case of payments related to the Dissenting Shares, when ascertained, Parent will deposit, or cause to be deposited, with the paying agent for the benefit of the holders of Shares and ADSs (other than Excluded Shares and the Dissenting Shares), the exchange fund sufficient for the paying agent to pay the Merger consideration.
Promptly after the Effective Time (and in any event within five business days thereafter), the Surviving Company will cause the paying agent to mail to each registered holder of Shares (other than Shares represented by ADSs, Excluded Shares and the Dissenting Shares, as the case may be) (a) a letter of transmittal specifying the manner in which the Per Share Merger Consideration will be paid out of the exchange fund to registered holders of Shares and containing such other provisions as Parent and the Company may mutually agree, and (b) instructions for use in effecting the surrender of any issued share certificates representing such Shares (the “Share Certificates”) (or affidavits and indemnities of loss in lieu of the Share Certificates) or any steps to be taken in respect of non-certificated Shares represented by book entry (“Uncertificated Shares”) and/or such other documents as may be required in exchange for the Per Share Merger Consideration. Upon the surrender of, if applicable, Share Certificates (or affidavits and indemnities of loss in lieu of the Share Certificates) or any documents required in respect of Uncertificated Shares and/or such other documents as may be required pursuant to such instructions to the paying agent in accordance with the terms of a duly executed letter of transmittal, each registered holder of Shares represented by such Share Certificates (or affidavits and indemnities of loss in lieu of the Share Certificates) and each registered holder of Uncertificated Shares will be entitled to receive in exchange therefor, a check, in an amount equal to (i) the number of Shares represented by such Share Certificates (or affidavit and indemnity of loss in lieu of the share certificate) or the number of Uncertificated Shares multiplied by (ii) the Per Share Merger Consideration, subject to applicable withholding. The Share Certificates so surrendered will forthwith be marked as cancelled.
If any Share Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Company or the paying agent, the posting by such person of a bond, in such reasonable amount as the Surviving Company or the paying agent may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate, the paying agent will pay in respect of such lost, stolen or destroyed Share Certificate an amount equal to the Per Share Merger Consideration multiplied by the number of Shares represented by such Share Certificate to which the holder thereof is entitled.
Prior to the Effective Time, Parent and the Company will establish procedures with the paying agent and ADS Depositary to ensure that, as promptly as reasonably practicable after the Effective Time, (a) the paying agent will transmit to the ADS Depositary an amount equal to the product of (i) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares) and (ii) the Per ADS Merger Consideration, and (b) the ADS Depositary will distribute the Per ADS Merger Consideration (less any fees and other amounts owing under the Deposit Agreement) to ADS holders pro rata to their holdings of ADSs (other than ADSs representing Excluded Shares) upon surrender by them of the ADSs. To the extent required by the terms of the Deposit Agreement, the ADSs holders will pay any applicable fees, charges and expenses of the ADS Depositary, stock transfer or other taxes and other government charges due to or incurred by the ADS Depositary in connection with the cancellation of their ADSs. The Surviving Company will pay any applicable fees, charges and expenses of the ADS Depositary and government charges (other than withholding taxes, if any, which shall be withheld by the ADS Depositary) due to or incurred by the ADS Depositary in connection with the distribution of the Per ADS Merger Consideration to holders of ADSs and the cancellation of ADSs (excluding any fees, including ADS cancellation or termination fees, payable by holders of ADSs in accordance with the Deposit Agreement).
Representations and Warranties
The Merger Agreement contains representations and warranties made by the Company to Parent, MidCo and Merger Sub and representations and warranties made by Parent, MidCo and Merger Sub to the Company. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement (including a disclosure schedule delivered by the Company in connection therewith but not reflected in the Merger Agreement). In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, and may have been made for the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risks between the parties to the Merger Agreement rather than establishing matters as facts. The representations and warranties made by the Company were qualified by (a) a disclosure schedule delivered by the Company to Parent, MidCo and Merger Sub contemporaneously with the execution of the Merger Agreement and (b) the Company’s public disclosure with the SEC after January 1, 2022 and prior to the date that is two business days prior to the date of the Merger Agreement, subject to certain exceptions.

The representations and warranties made by the Company to Parent, MidCo and Merger Sub include representations and warranties relating to, among other things:
•
due organization, valid existence and, where applicable, good standing of the Company and each of its subsidiaries; authority of the Company and each of its subsidiaries to carry on its businesses;

•
no violation in any material respect of the organizational documents of the Company and its subsidiaries;

•
capitalization of the Company, and the absence of undisclosed options, warrants, preemptive or other rights with respect to securities of the Company and each of its subsidiaries, or any securities that give their holders the right to vote with the Company’s shareholders;

•
the Company’s corporate power and authority to execute and deliver, to perform its obligations under and to consummate the Transactions, including the Merger, the enforceability of the Merger Agreement against the Company, and the required vote of the Company’s shareholders to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

•
upon unanimous recommendation of the Special Committee, the declaration of advisability, the authorization and approval, and the recommendation to the shareholders of the Company of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, by the Board;

•
the receipt of a fairness opinion from Duff & Phelps as the financial advisor to the Special Committee;

•
the absence of violations of, or conflict with, the governing documents of the Company or any of its subsidiaries, laws applicable to the Company or any of its subsidiaries or by which their respective properties or assets are bound or affected, and certain material contracts or obligations to which the Company or any of its subsidiary is a party or by which their respective properties or assets are bound as a result of the Company entering into and performing under the Merger Agreement and consummating the Transactions, including the Merger;

•
governmental consents and approvals in connection with the Company’s execution, delivery and performance of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

•
compliance with applicable laws, licenses and permits;

•
the Company’s SEC filings since January 1, 2022 and the financial statements included therein;

•
compliance with the Sarbanes-Oxley Act of 2002;

•
the Company’s disclosure controls and procedures and internal controls over financial reporting;

•
the accuracy of the information provided in the Schedule 13E-3 and this proxy statement;

•
the absence of any Company Material Adverse Effect (as defined below) or certain other changes or events since December 31, 2024;

•
the absence of legal proceedings and governmental orders against the Company or its subsidiaries;

•
employee benefits plans and labor and employment matters;

•
lease and title to assets, and cabinets and power bank assets;

•
intellectual property;

•
privacy and data security;

•
products and absence of material claim relating to products;

•
tax matters;

•
the absence of secured creditors;

•
material contracts and the absence of any default under, breach or violation of, or termination of, any material contract;

•
insurance;

•
interested party transactions;

•
the absence of a shareholder rights agreement and the inapplicability of any takeover statute to the Company, the Shares, the Merger and other Transactions;

•
the absence of any undisclosed brokerage, finder’s or other fees or commission;

•
power and authority to execute and deliver, to perform its obligations under, the series of agreements and documents with respect to the variable interest entities controlled by the Company, by the parties thereto; and

•
an acknowledgement by Parent, MidCo and Merger Sub as to the absence of any other representations and warranties by the Company.

Many of the representations and warranties made by the Company in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect.” As used herein and for purposes of the Merger Agreement, a “Company Material Adverse Effect” means any fact, event, circumstance, change, condition, occurrence or effect (“Effect”) that, individually or in the aggregate with other facts, events, circumstances, changes, conditions, occurrences or effects (including any change in applicable law or the interpretation or enforcement thereof or other regulatory change that affects the company or any of its subsidiaries), is or could reasonably be expected to (i) have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole or (ii) prevent or materially delay the consummation of the Transactions or otherwise have a material adverse effect on the ability of the Company to perform its material obligations under the Merger Agreement; provided, however, that the determination of whether a Company Material Adverse Effect has occurred under clause (i) above will not take into account any fact, event, circumstance, change, condition, occurrence or effect following or resulting from:
(a)
geopolitical conditions, any outbreak or escalation of war, regional conflicts, military or similar operations, or major hostilities or any act of sabotage or terrorism or natural or man-made disasters, epidemic-induced or other public health crises or other events of a force majeure nature;

(b)
changes in Laws, GAAP or enforcement or interpretation thereof, in each case proposed, adopted or enacted after the date of the Merger Agreement;

(c)
changes or conditions that generally affect the industry and market in which the Company and its subsidiaries operate;

(d)
changes in the financial, credit or other securities or capital markets, or in general economic, business, regulatory, legislative or political conditions;

(e)
any announcement, disclosure, pendency or consummation of the Transactions;

(f)
any action taken and/or omission to take any action, by the Company or any of its subsidiaries at the written request, or with the written consent, of Parent, MidCo or Merger Sub, or expressly required by the Merger Agreement;

(g)
any failure to meet any internal or public projections, forecasts, estimates, budgets or internal or published predictions of revenue, earnings, cash flow or cash position (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of the proviso);

(h)
any decline in the market price, or change in trading volume, of the capital stock of the Company (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of the proviso);

(i)
any change or prospective change in the Company’s credit ratings (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of the proviso);

except, in the case of clause (a), (b), (c) or (d), to the extent having a materially disproportionate effect on the Company and its subsidiaries taken as a whole, relative to other participants in the industry in which the Company and its subsidiaries operates (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).
The representations and warranties made by Parent, MidCo and Merger Sub to the Company include representations and warranties relating to, among other things:
•
due organization, valid existence and good standing and power and authority of Parent, MidCo and Merger Sub to carry on its business;

•
each of Parent’s, MidCo’s and Merger Sub’s corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, the Plan of Merger and/or any other transaction document to which such party is a party, and to consummate the Transactions, including the Merger, and the enforceability of the Merger Agreement against Parent, MidCo and Merger Sub;

•
the absence of violations of, or conflict with, the governing documents of Parent, MidCo or Merger Sub, laws applicable to Parent, MidCo or Merger Sub or by which its properties or assets are bound or affected, and any contracts or obligations to which Parent, MidCo or Merger Sub is a party or by which its properties or assets are bound as a result of Parent, MidCo or Merger Sub entering into and performing under the Merger Agreement and consummating the Transactions, including the Merger;

•
governmental consents and approvals;

•
the accuracy of the information provided by Parent, MidCo or Merger Sub for inclusion in the Schedule 13E-3 and this proxy statement;

•
the absence of legal proceedings and governmental orders against Parent, MidCo or Merger Sub;

•
the absence of any undisclosed brokerage, finders’ or other fees or commission;

•
sufficiency of funds in the financing to complete the Transactions, including the Merger, subject to certain assumptions;

•
each Limited Guarantee being in full force and effect and the lack of any default thereunder;

•
the absence of undisclosed Shares and other securities of, any other economic interest in, or any other rights to acquire the Shares and other securities of the Company, beneficially owned by the Rollover Shareholders;

•
capitalization, ownership structure and operations;

•
the solvency of the Surviving Company at and immediately after the Effective Time;

•
delivery of true, correct and complete copies of that certain consortium agreement dated as of January 5, 2025, by and among Trustar Capital and the Management Parties, the Interim Investors Agreement, the Equity Commitment Letters, the Limited Guarantees and the Support Agreement (collectively, the “Parent Group Contracts”);

•
other than the Parent Group Contracts, the absence of any undisclosed agreements (a) relating to the Transactions between or among two or more of the following persons: Parent, MidCo, Merger Sub, Trustar Capital, any Management Party or any Rollover Shareholder (or through any of their respective affiliates) but excluding (i) any agreements between or among any one or more of the foregoing persons solely relating to the Surviving Company following the Effective Time, and (ii) any agreements between or among any Rollover Shareholder, any of its affiliates and the management party that controls such Rollover Shareholder for estate planning purposes; (b) relating to the Transactions between or among

Parent, MidCo, Merger Sub, Trustar Capital, any Management Party, any Rollover Shareholder or any of their respective affiliates, on the one hand, and any member of the Company’s management, any member of the Board or any of the Company’s shareholders in their capacities as such (in each case other than the Management Parties), on the other hand; or (c) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or the Per ADS Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to approve the Merger Agreement or the Merger or has agreed to vote against any Competing Transaction or Superior Proposal (as defined below);
•
independent investigation conducted by Parent, MidCo and Merger Sub;

•
an acknowledgment by Parent, MidCo and Merger Sub as to its non-reliance on any estimate, projection, forecast, plan and budget provided by the Company; and

•
an acknowledgement by the Company as to the absence of any other representations and warranties by Parent, MidCo or Merger Sub.

Conduct of Business by the Company Pending the Merger
The Company has agreed that, subject to certain exceptions, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, (a) the business of the Company and its subsidiaries will be conducted in the ordinary course of business and in a manner consistent with past practice; and (b) the Company will use its reasonable best efforts to preserve substantially intact the assets and the business organization of the Company and its subsidiaries, to keep available the services of the current officers and key employees of the Company and its subsidiaries and to maintain in all material respects the current relationships of the Company and its subsidiaries with existing partners, customers, suppliers and other persons with which any of the Company or its subsidiaries has material business relations as of the date of the Merger Agreement.
Except as required by applicable law or expressly contemplated or permitted by the Merger Agreement, the Company will not and will not permit its subsidiaries to do or propose to do any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):
(a)
amend or otherwise change its memorandum and articles of association or equivalent organizational documents, other than those changes to the registered address or business scope of the Company or any of its subsidiaries as reasonably needed within the ordinary course of business of the Company or such subsidiary;

(b)
issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of (i) any shares of any class of the Company or any of its subsidiaries, with limited exceptions as set forth in the Merger Agreement, (ii) any property or assets (whether real, personal or mixed, and including leasehold interests and intangible property) of the Company or any of its subsidiaries with a value or purchase price (including the value of assumed liabilities) in excess of US$10 million, except in the ordinary course of business, or (iii) any material intellectual property owned by or licensed to the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practice;

(c)
declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its shares (other than dividends or other distributions from any subsidiary of the Company to the Company or any of its other subsidiaries consistent with past practice);

(d)
reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its share capital or securities or other rights exchangeable into or convertible or exercisable for any of its share capital (other than the purchase of Shares to satisfy obligations under the Company Share Plan, including the withholding of Shares in connection with the exercise of Company Options in accordance with the terms and conditions of such Company Options);

(e)
effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization, public offering or similar transaction involving the Company or any of its subsidiaries, or create any new subsidiary, other than the Transactions, including the Merger;

(f)
acquire, whether by purchase, merger, spin off, consolidation, scheme of arrangement, amalgamation or acquisition of stock or assets or otherwise, any assets, securities or properties, in aggregate, with a value or purchase price (including the value of assumed liabilities) in excess of US$1 million in any transaction or related series of transactions, except in the ordinary course of business;

(g)
make any capital contribution or investment in any corporation, partnership, other business organization or any division thereof in excess of US$2.5 million in aggregate;

(h)
incur, assume, refinance, alter, amend or modify any indebtedness, or guarantee any indebtedness, or issue any debt securities, except for (i) the incurrence or guarantee of indebtedness under the existing credit facilities of the Company or any of its subsidiaries as in effect on the date of the Merger Agreement in an aggregate amount not to exceed the maximum amount authorized under the contracts evidencing such indebtedness, or (ii) not in an aggregate amount in excess of US$25 million;

(i)
other than expenditures (or any obligations or liabilities in respect thereof) necessary to maintain assets in good repair consistent with the past practice, authorize, or make any commitment with respect to, any single capital expenditure which is in excess of US$2.5 million or capital expenditures which are, in the aggregate, in excess of US$5 million for the Company and its subsidiaries taken as a whole;

(j)
except as required pursuant to any employee benefit plan of the Company or the Merger Agreement, (i) enter into any new employment or compensatory agreements (excluding the renewal of any such agreements), or terminate any such agreements, with any employee, officer, director, consultant or independent contractor of the Company or any of its subsidiaries other than the hiring or termination of employees with an aggregate annual compensation of less than US$200,000, (ii) grant or provide any severance or termination payments or benefits to any employee, officer, director, consultant or independent contractor of the Company or any of its subsidiaries, in each case, in excess of US$100,000, other than in accordance with applicable law or pursuant to contracts that are in force as of the date of the Merger Agreement, (iii) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to any employee, officer, director, consultant or independent contractor of the Company or any of its subsidiaries except such increases or payments, in the aggregate, do not cause an increase in the labor costs of the Company and its subsidiaries, taken as a whole, by more than 3%, (d) establish, adopt, amend or terminate any employee benefit plan or materially amend the terms of any outstanding Company Options, (iv) take any action to accelerate the vesting or payment, of compensation or benefits under the employee benefit plan, or (v) forgive any loans to any employee, officer, director, consultant or independent contractor of the Company or any of its subsidiaries;

(k)
issue or grant any Company Option or awards of other types to any person under the Company Share Plan, except any issuance or grant to any person other than the Management Parties or their affiliates that are in the ordinary course of business consistent with past practice and pursuant to the terms of the Company Share Plan;

(l)
make any changes with respect to financial accounting policies or procedures in any material respect, including changes affecting the reported consolidated assets, liabilities or results of operations of the Company and its subsidiaries, except as required by changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements with respect thereto;

(m)
enter into any contract between the Company or any of its subsidiaries, on the one hand, and any “related party” (as such term is defined in Item 404 of Regulation S-K promulgated under the Exchange Act) of the Company or any of its subsidiaries, on the other hand, except for (i) contracts solely between the Company and/or its wholly owned subsidiaries, (ii) contracts permitted under (j) above, and (iii) contracts that are not material to the Company and its subsidiaries taken as a whole, and are entered into in the ordinary course of business consistent with past practice and specifically reviewed and approved by the Company’s audit committee;
(n)
terminate or cancel, let lapse, or amend or modify (other than renewals in the ordinary course of business) any insurance policies maintained by it, except, in each case, where such insurance policies are promptly replaced by a comparable amount of insurance coverage, or as would not be material to the Company and its subsidiaries taken as a whole;

(o)
enter into, amend, modify, consent to the termination of, or waive, release, compromise or assign any material rights or claims under, any material contract (or any contract that would be a material contract if such contract had been entered into prior to the date of the Merger Agreement) that calls for annual aggregate payments of US$1.5 million or more or with a term longer than one year which cannot be terminated without material surviving obligations or material penalty upon notice of 90 days or less;

(p)
commence any action for a claim of more than US$1 million (excluding any action seeking for an injunctive relief or other similar equitable remedies) or settle, release, waive or compromise any pending or threatened action of or against the Company or any of its subsidiaries (i) for an amount in excess of US$1 million, (ii) that would impose any material restrictions on the business or operations of the Company or any of its subsidiaries, or (iii) that is brought by or on behalf of any current, former or purported holder of any share capital or debt securities of the Company or any of its subsidiaries relating to the Transactions;

(q)
permit any material intellectual property owned by the Company or any of its subsidiaries to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of material intellectual property owned by the Company or any of its subsidiaries, or grant or license or transfer to any third party any material intellectual property owned by the Company or any of its subsidiaries, in each case, except in the ordinary course of business consistent with past practice;

(r)
fail in any material respect to make in a timely manner any filings or registrations with the SEC required under the Securities Act of 1933, as amended or the Exchange Act or the rules and regulations promulgated thereunder;

(s)
enter into, or propose to enter into, any transaction involving any earn-out or similar payment payable by the Company or any of its subsidiaries to any person, other than payments in the ordinary course of business, in each case, except for any transaction or payment that would not be material to the Company and its subsidiaries taken as a whole;

(t)
engage in the conduct of any new line of business outside the ordinary course of business and material to the Company and its subsidiaries, taken as a whole;

(u)
make or change any material tax election, amend any material tax return, enter into any material closing agreement or seek any ruling from any governmental authority with respect to material taxes, surrender any right to claim a material refund of taxes, settle or finally resolve any material controversy with respect to taxes, enter into any material sharing agreements, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material taxes, change any method of tax accounting or tax accounting period, initiate any voluntary tax disclosure to any governmental authority or incur any material amount of taxes outside of the ordinary course of business;

(v)
grant any fixed or floating security interests of the Company (except for any permitted encumbrances or in connection with the debt financing); or

(w)
announce an intention, enter into any agreement or otherwise make a binding commitment, to do any of the foregoing.

During the period from the date of the Merger Agreement until the earlier of the Effective Time and termination of the Merger Agreement, the Company will ensure that the Company and each of its subsidiaries will conduct its business in compliance with all applicable laws in all material respects, and obtain, make and maintain in effect, all consents, approvals, authorizations or permits of, or filing with or notifications to, the relevant governmental authority or other person required in respect of the due and proper establishment and operations of the Company or such subsidiary in accordance with applicable laws.
Shareholders’ Meeting
The Company will establish a Share Record Date for determining shareholders of the Company entitled to vote at the extraordinary general meeting of the Company’s shareholders to be held to consider the authorization and approval of, and to authorize and approve, the Merger Agreement, the Plan of Merger and the Transactions, including the Merger (the “Shareholders’ Meeting”), in consultation with Parent and will not change such Share Record Date or establish a different record date for the Shareholders’ Meeting without the prior written consent of Parent, unless required to do so by applicable law or the memorandum and articles of association of the Company. In the event that the date of the Shareholders’ Meeting as originally called is for any reason adjourned or otherwise delayed, except as required by applicable law or the memorandum and articles of association of the Company, the Company will implement such adjournment or other delay in such a way that the Company does not establish a new record date for the Shareholders’ Meeting without the approval of Parent.
As soon as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 or that it is not reviewing the Schedule 13E-3 but in any event no later than 14 business days after such confirmation, the Company will (a) mail or cause to be mailed this proxy statement to the holders of Shares, including Shares represented by ADSs, as of the Share Record Date, and (b) instruct the ADS Depositary to (i) fix a date established by the Company as the record date for determining the holders of ADSs who will be entitled to give instructions for the exercise of the voting power pertaining to the Shares represented by ADSs at the Shareholders’ Meeting, (ii) provide all proxy solicitation materials to all such holders of ADSs, and (iii) vote all Shares represented by ADSs in accordance with the instructions of such holders of ADSs.
As soon as practicable but in any event no later than 40 days after the date of mailing this proxy statement, the Company will hold the Shareholders’ Meeting. In the event that subsequent to the date of the Merger Agreement, the Board makes a Change in the Company Recommendation (as defined below) or authorizes the Company to terminate the Merger Agreement in accordance with the terms of the Merger Agreement, the Company will still be required to convene the Shareholders’ Meeting or submit the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, to the holders of the Shares for authorization and approval at the Shareholders’ Meeting.
The Company may, after consultation in good faith with Parent, and the Company will, upon written request of Parent, adjourn or recommend the adjournment of the Shareholders’ Meeting to its shareholders (a) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the holders of Shares within a reasonable amount of time in advance of the Shareholders’ Meeting, (b) as otherwise required by applicable law, or (c) if as of the time for which the Shareholders’ Meeting is scheduled as set forth in this proxy statement, there are insufficient Shares represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders’ Meeting. If the Shareholders’ Meeting is adjourned, the Company will convene and hold the Shareholders’ Meeting as soon as reasonably practicable thereafter. The Company may not recommend to its shareholders the adjournment of the Shareholders’ Meeting to a date that is less than five business days prior to the Termination Date (as defined below).
The authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger and, upon the Merger becoming effective, the Variation of Capital and the Adoption of Amended M&A, are subject to the Requisite Company Vote.
No Solicitation of Transactions
Until the earlier of the Effective Time or the termination of the Merger Agreement, the Company has agreed that neither it nor any of its subsidiaries will, and the Company will cause its and its subsidiaries’ representatives, not to, in each case, directly or indirectly:

(a)
solicit, initiate, knowingly encourage (including by way of furnishing nonpublic information concerning the Company or any of its subsidiaries), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to its shareholders) that constitutes or may reasonably be expected to lead to any Competing Transaction;

(b)
enter into, maintain or continue discussions or negotiations with, or provide any non-public information concerning the Company or any of its subsidiaries to, any third party in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction;

(c)
agree to, approve, endorse, recommend or consummate any Competing Transaction or enter into any letter of intent or contract (other than a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the existing confidentiality agreements between the Company and each of Trustar Capital and Management Parties (the “Confidentiality Agreements”), which does not include any provisions calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under the Merger Agreement (such confidentiality agreement, an “Acceptable Confidentiality Agreement”)), or commitment contemplating or otherwise relating to any Competing Transaction, or requiring the Company to abandon the Merger Agreement or any of the Transactions, including the Merger; or

(d)
grant any waiver, amendment or release under any standstill, confidentiality or similar agreement or takeover statute; provided that (i) if the Board determines in its good faith judgment upon the recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company may waive any such provision to the extent necessary to permit the person bound by such provision to propose a Competing Transaction to the Board, and (ii) such restriction will not apply if the Company releases or waives the corresponding provision in the Confidentiality Agreements.

As used herein and for purposes of the Merger Agreement, a “Competing Transaction” means any of the following (other than the Transactions): (a) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company or to which 15% or more of the total revenue or net income of the Company are attributable, (b) any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 15% or more of the total revenue, net income or assets of the Company and its subsidiaries, taken as a whole, (c) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of the Company, or securities convertible into or exchangeable for 15% or more of any class of equity securities of the Company, (d) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of the Company, (e) any other transaction having an effect similar to the foregoing or, (e) any combination of the foregoing.
The Company has agreed to notify Parent as promptly as practicable (and in any event within 48 hours), in writing, of any proposal or offer regarding a Competing Transaction, specifying (a) the material terms and conditions thereof (including any material amendments or proposed material amendments) and providing, if applicable, copies of any written requests, proposals or offers, including proposed agreements, and (b) the identity of the party making such proposal or offer or inquiry or contact.
The Company is required to provide Parent with 48 hours prior notice (or such lesser prior notice as is provided to the directors of the Company or members of the Special Committee) of any meeting of the Board or Special Committee at which the Board or the Special Committee, as applicable, is reasonably expected to consider any Competing Transaction.
The Company is required to, and is required to cause its subsidiaries and the representatives of the Company and its subsidiaries to, immediately cease and terminate all existing discussions or negotiations with any parties, with respect to a Competing Transaction and immediately revoke or withdraw access of any third party to any data room containing any nonpublic information concerning the Company or any of its subsidiaries and request, and use its reasonable efforts to cause, all such third parties to promptly return or destroy all such non-public information; the Company will not, and will cause its subsidiaries not to, enter into any confidentiality agreement with any third party that prohibits the Company from providing such information to Parent.
At any time prior to the receipt of the Requisite Company Vote, following the receipt of an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction which was not obtained in violation of the Company’s “no-solicitation” obligations under the Merger Agreement described above (other than any immaterial non-compliance that does not adversely affect Parent, MidCo or Merger Sub), the Company and its representatives may, with respect to such proposal or offer and acting only under the direction of the Special Committee:
(a)
contact the person who has made such proposal or offer solely to clarify and understand the terms and conditions thereof to the extent the Special Committee has determined in good faith that such contact is necessary to determine whether such proposal or offer constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal;

(b)
provide information in response to the request of the person who has made such proposal or offer, if and only if, prior to providing such information, the Company received from the person so requesting such information an executed Acceptable Confidentiality Agreement (provided that the Company is required to concurrently make available to Parent any information concerning the Company and its subsidiaries that is provided to any such person and that was not previously made available to Parent or its representatives); and

(c)
engage or participate in any discussions or negotiations with such person;

provided that, in each such case referred to in clauses (b) and (c) above, the Special Committee must have (i) determined, in its good-faith judgment (after consultation with its financial advisor and outside legal counsel) that such proposal or offer constitutes or could reasonably be expected to result in a Superior Proposal and failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law and (ii) provided written notice to Parent at least 48 hours prior to taking any such action.
As used herein and for purposes of the Merger Agreement, a “Superior Proposal” means a bona fide written proposal or offer with respect to a Competing Transaction which was not obtained in violation of the Company’s “no-solicitation” obligations under the Merger Agreement, that would result in any person (or its shareholders, members or other equity owners) becoming the beneficial owner, directly or indirectly, of all or substantially all of the assets (on a consolidated basis), or no less than 50% of the total equity and no less than 50% of the total voting power of the equity securities, of the Company that the Board (with the approval of the Special Committee) or the Special Committee has determined in its good faith judgment (after consultation with its financial advisor and outside legal counsel) (a) is reasonably likely to be consummated in accordance with its terms without delay, taking into account all legal, financial and regulatory aspects of the proposal (including financing, regulatory or other consents and approvals, shareholder litigation, the identity of the person making the proposal, breakup or termination fee and expense reimbursement provisions, expected timing, risk and likelihood of consummation and other relevant events and circumstances), and (b) would, if consummated, result in a transaction more favorable to the Company’s shareholders (other than the Rollover Shareholders) solely from a financial point of view than the Transactions (including the effect of any termination fee or provision relating to the reimbursement of expenses); provided that no offer or proposal shall be deemed to be a “Superior Proposal” if the consummation of the transactions contemplated by such offer or proposal is conditional upon any due diligence in respect of the Company or its subsidiaries, the receipt of any financing or the Company’s recourse in the event such transaction is not consummated because of the failure to obtain financing is less favorable to the Company in any material respect than the Company’s recourse in such an event under the Merger Agreement.
No Change of Recommendation
The Board and the Special Committee have each resolved to recommend that the Company’s shareholders authorize and approve the Merger Agreement and the Transactions, including the Merger. Subject to certain exceptions (described below), under the terms of the Merger Agreement, neither the Board nor any committee thereof may:

•
(a) change, withhold, withdraw, qualify or modify (or publicly propose to do so), in a manner adverse to Parent, the Board’s recommendation in favor of the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger (the “Company Recommendation”), (b) fail to make the Company Recommendation or fail to include the Company Recommendation in this proxy statement, (c) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to the Company’s shareholders a Competing Transaction, (d) if a tender offer or exchange offer that constitutes a Competing Transaction is commenced, fail to publicly recommend against acceptance of such tender offer or exchange offer by the Company shareholders (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within 10 business days after commencement thereof, provided that a customary “stop, look and listen” communication by the Board pursuant to Rule 14d-9(f) of the Exchange Act or a statement that the Board has received and is currently evaluating such Competing Transaction will not be prohibited, (e) fail to recommend against any Competing Transaction subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 business days after the commencement of such Competing Transaction, (f) fail to publicly reaffirm the Company Recommendation within 10 business days after Parent so requests in writing, or (g) take any action or make any statement inconsistent with the Company Recommendation (any of the foregoing, a “Change in the Company Recommendation”); or

•
recommend or cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other or similar document or contract with respect to any Competing Transaction other than an Acceptable Confidentiality Agreement.

From the date of the Merger Agreement and at any time prior to the receipt of the Requisite Company Vote, if the Company receives a bona fide written proposal or offer with respect to a Competing Transaction which was not obtained in violation of the “no-solicitation” obligations under the Merger Agreement described above (other than any immaterial non-compliance that does not adversely affect Parent, MidCo or Merger Sub) and the Board determines, in its good faith judgment, upon the recommendation of the Special Committee, after consultation with its financial advisor and outside legal counsel, that such proposal or offer constitutes a Superior Proposal and failure to make a Change in the Company Recommendation with respect to such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, the Board may (upon the recommendation of the Special Committee) (a) effect a Change in the Company Recommendation with respect to such Superior Proposal, and/or (b) with respect to such Superior Proposal, authorize the Company to terminate the Merger Agreement and enter into a letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other or similar document or contract with respect to such Superior Proposal, but in each case only if:
•
the Company has complied with the “no-solicitation” obligations under the Merger Agreement described above with respect to such proposal or offer;

•
the Company has (a) provided at least five business days’ written notice to Parent advising Parent that the Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and indicating that the Board intends to effect a Change in the Company Recommendation and/or authorize the Company to terminate the Merger Agreement; (b) negotiated with and caused its financial advisor and legal counsel to negotiate with Parent and its representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement and the financing, so that such third-party proposal or offer would cease to constitute a Superior Proposal; and (c) permitted Parent and its representatives to make a presentation to the Board and the Special Committee regarding the Merger Agreement, the financing and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided that any material modifications to such third party proposal or offer that the Board or the Special Committee has determined to be a Superior Proposal will be deemed a new Superior Proposal and the Company will be required to again comply with the “no-solicitation” obligations under the Merger Agreement; provided, further, that with respect to such new Superior Proposal, the notice period will be deemed to be a three-business-day period rather than the five-business-day period described above; and

•
following the end of such five-business-day period or three-business-day period (as applicable), the Board has determined, in its good faith judgment upon the recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), after taking into account any changes to the Merger Agreement and the financing proposed by Parent in response to the notice of Superior Proposal or otherwise, that the proposal or offer with respect to the Competing Transaction giving rise to the notice of Superior Proposal continues to constitute a Superior Proposal.

In addition, if at any time prior to obtaining the Requisite Company Vote, the Board determines, in its good faith judgment upon the recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, the Board may, upon the recommendation of the Special Committee, (a) effect a Change in the Company Recommendation with respect to an Intervening Event (as defined below) and (b) direct the Company to terminate the Merger Agreement, but only if:
•
if an Intervening Event (as defined below) has occurred;

•
at least five business days have elapsed since the Company has given notice to Parent advising that it intends to take such actions and specifying in reasonable detail the reasons therefor;

•
during such five business day period, the Company has negotiated with and caused its financial and legal advisors to negotiate with Parent and its representatives in good faith (to the extent Parent desires to negotiate) regarding any adjustment or modification to the terms of the Merger Agreement proposed by Parent; and

•
following the end of such five business day period, the Board again determines, in its good faith judgment upon the recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), after taking into account any proposed adjustment or modification to the terms of the Merger Agreement presented by Parent in writing to the Company, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

An “Intervening Event” means any material event, material development or material change occurring after the date of the Merger Agreement that (i) did not result from any breach of the Merger Agreement by the Company or its subsidiaries or its or their representatives, (ii) materially affects the Company and its subsidiaries or their business, assets or operations of the Company and its subsidiaries taken as a whole, (iii) was unknown and not reasonably foreseeable to the Company, the Board or the Special Committee as of or prior to the date of the Merger Agreement, (iv) becomes known to the Company, the Board or the Special Committee after the date of the Merger Agreement and before the receipt of the Company Requisite Vote, and (v) did not result from or arise out of the announcement or pendency of, or any actions required to be taken by the Company or any of its subsidiaries (or to be refrained from being taken by the Company or any of its subsidiaries) pursuant to, the Merger Agreement, provided that in no event shall any of the following events, developments or changes constitute or be taken into account in determining the existence of an Intervening Event: (A) the receipt, existence or terms of a Competing Transaction or a Superior Proposal (which, for purposes of this definition, will be read without reference to any percentage set forth in the definitions of “Competing Transaction” or “Superior Proposal”) or any inquiry relating thereto or the consequences thereof, (B) any change in the price or trading volume of the Shares or ADSs, in and of itself, after the date of the Merger Agreement, (C) any change in applicable laws or regulations or applicable accounting regulations or principles or interpretation or enforcement thereof, (D) the fact that the Company meets or exceeds any internal or published forecasts or projections for any period, (E) any fact, event, development or change relating to the ODI Approvals or the PRC Antitrust Clearance, including timing or likelihood thereof or any condition, undertaking or commitment that may be required or proposed in connection therewith, or (F) any fact, event, development or change with respect to certain Consortium members or any of their respective affiliates, provided that, with respect to clause (B) and clause (D), any event underlying such event, development or change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, an Intervening Event, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso.

Directors’ and Officers’ Indemnification and Insurance
Pursuant to the Merger Agreement, Parent has agreed that:
•
The indemnification, advancement and exculpation provisions of the indemnification agreements by and among the Company and its directors and certain executive officers, as in effect at the Effective Time, will survive the Merger and will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the current or former directors or officers of the Company or any of its subsidiaries.

•
The memorandum and articles of association of the Surviving Company will contain provisions no less favorable to the intended beneficiaries with respect to exculpation and indemnification of liability and advancement of expenses than are set forth in the memorandum and articles of association of the Company as in effect on the date of the Merger Agreement, and the Surviving Company will cause such provisions not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification is required by law.

•
The Surviving Company will maintain in effect for six years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by the Company with respect to matters occurring prior to the Effective Time on terms with respect to coverage and amount no less favorable to the indemnified parties than those in effect as of the Effective Time; provided that the Surviving Company may substitute therefor policies of at least the same coverage containing terms, conditions, retentions and limits of liability that are no less favorable than those provided under the Company’s current policies; provided, further, that in no event shall the Surviving Company be required to expend more than an amount per year equal to 300% of the current annual premiums paid by the Company for such insurance. If the annual premiums for such insurance exceeds 300% of the current annual premiums paid by the Company for such insurance, the Surviving Company will obtain a policy with the greatest coverage for a cost not exceeding such amount. In lieu of maintaining the directors’ and officers’ liability insurance policies mentioned above, the Company may, and at Parent’s request, the Company will, purchase a six-year “tail” prepaid policy prior to the Effective Time on terms, conditions, retentions and limits of liability no less advantageous to the indemnified parties than the existing directors’ and officers’ liability insurance maintained by the Company so long as the annual cost of such policy does not exceed 300% of the current annual premiums paid by the Company for such insurance. If such “tail” prepaid policies have been obtained by the Company prior to the Effective Time, the Surviving Company will maintain the policy in full force and effect, and continue to honor the obligations thereunder.

•
From and after the Effective Time, the Surviving Company will and will cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) (a) the indemnified parties against any and all kinds of liabilities arising out of, relating to or in connection with (i) the fact that such party is or was a director, officer or employee of the Company or any of its subsidiaries, or (ii) any acts or omissions occurring or alleged to have occurred (including acts or omissions with respect to the approval of the Merger Agreement or the Transactions, including the Merger, or arising out of or pertaining to the Transactions, including the Merger, and actions to enforce this provision or any other indemnification or advancement right of any indemnified party) prior to or at the Effective Time, to the extent provided under the Company’s or its subsidiaries’ respective organizational and governing documents or agreements in effect on the date of the Merger Agreement and to the fullest extent permitted by the Cayman Islands Companies Act or any other applicable law; and (b) such persons against all kinds of liabilities arising out of acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any of its subsidiaries if such service was at the request or for the benefit of the Company or any of its subsidiaries.

Parent Financing
Parent has agreed that it will use its reasonable best efforts to (a) obtain debt financing on the terms and conditions described in the Debt Commitment Letter or on other terms and conditions not materially less favorable to MidCo than those described in the Debt Commitment Letter (in each case, as may be reasonably determined by Parent), (b) maintain in effect the Debt Commitment Letter until the Transactions are consummated, (c) satisfy, or cause to be satisfied, on a timely basis all conditions to the closing of and funding under the Debt Commitment Letter applicable to MidCo that are within its control; provided that MidCo may amend or modify the Debt Commitment Letter, and/or elect to replace all or any portion of the debt financing or increase the amount of debt financing to be obtained with alternative financing, in each case only so long as (i) the aggregate proceeds of the cash financing will be sufficient for Parent to pay (A) the Merger consideration and (B) any other amounts required to be made in connection with the consummation of the Transactions upon the terms and conditions contemplated by the Merger Agreement and (ii) such amendment or modification or the alternative financing would not prevent, materially delay or materially impede or impair the ability of Parent to consummate the Transactions. In the event any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter and to the extent is not replaced by any alternative financing, Parent is required to notify the Company promptly.
The Company has agreed to provide, and to cause each of its subsidiaries and each of their respective representatives to provide, to Parent, all reasonable cooperation as may be requested by Parent or its representatives in connection with the debt financing and/or any alternative financing and the Transactions, including:
•
participating in meetings, presentations, due diligence sessions, road shows, sessions with rating agencies and other meetings;

•
assisting in the preparation of offering memoranda, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations and similar documents reasonably requested by Parent or its representatives in connection with the debt financing or any alternative financing;

•
as promptly as practicable, furnishing Parent and any sources or prospective sources of the debt financing and/or alternative financing with financial and other pertinent information regarding the Company and its subsidiaries as may be reasonably requested by Parent or any sources or prospective sources of the debt financing and/or any alternative financing and is reasonably available to the Company and using reasonable best efforts to cause the Company’s independent accountants to provide assistance and cooperation in connection therewith to Parent and any sources or prospective sources of the debt financing and/or any alternative financing;

•
reasonably cooperating with advisors, consultants and accountants of Parent or any sources or prospective sources of the debt financing and/or alternative financing with respect to the conduct of any examination, appraisal or review of the financial condition or any of the assets or liabilities of the Company or any of its subsidiaries;

•
assisting in the preparation of one or more credit agreements, note purchase agreements, indentures and/or other instruments, as well as any pledge and security documents, and other definitive financing documents, collateral filings or other certificates or documents as may be requested by Parent and otherwise facilitating the pledging of collateral;

•
(i) to the extent necessary for debt financing and/or any alternative financing and not prohibited by applicable laws, facilitating the granting of guaranty, security or pledging of collateral and (ii) executing and delivering any guaranty, pledge and security documents, commitment letters, certificates and other definitive financing documents; provided that any collateral pledged or security granted by the Company or any of its subsidiaries under, and any obligations of the Company or any of its subsidiaries under, any such definitive debt documents to which it is a party will be contingent upon the occurrence of the Effective Time;

•
taking all actions reasonably necessary to (i) permit the prospective sources of the debt financing and/or alternative financing to evaluate the Company’s or any of its subsidiaries’ current assets, cash management and accounting systems, policies and procedures for the purpose of establishing collateral arrangements, subject to the terms of the Confidentiality Agreements, and (ii) establish bank and other accounts, blocked account agreements and lock box arrangements in connection with the foregoing;

•
furnishing Parent and its representatives, as well as any prospective sources of the debt financing and/or alternative financing, promptly with all documentation and other information required with respect to the debt financing and any alternative financing under applicable “know your customer” and anti-money laundering rules and regulations, subject to the terms of the Confidentiality Agreements;
•
using reasonable best efforts to obtain any necessary rating agencies’ confirmation or approval of the debt financing and any alternative financing; and

•
taking all corporate actions reasonably necessary to permit the consummation of the debt financing and any alternative financing.

Parent will (a) promptly upon request by the Company, reimburse the Company following the termination of the Merger Agreement in accordance with its terms for all reasonable and documented out-of-pocket costs incurred by the Company or its subsidiaries in connection with the cooperation of the Company and its subsidiaries contemplated by these financing covenants and (b) indemnify and hold harmless the Company, its subsidiaries and their respective representatives from and against any and all liabilities, expenses or losses suffered or incurred by them in connection with the arrangement of the financing and any information utilized in connection therewith; except in the event such liabilities, expenses or losses arose out of or result from the fraud, gross negligence, recklessness or willful misconduct of the Company, its subsidiaries or any of their respective representatives.
Other Covenants
Pursuant to the terms of the Merger Agreement, the Company, Parent, MidCo and/or Merger Sub as applicable have agreed to certain additional covenants related to the following:
•
the filing of this proxy statement and the Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC);

•
access by Parent and its authorized representatives to the offices, properties, books and records of the Company or any of its subsidiaries and other information between the date of the Merger Agreement and the earlier of the Effective Time and termination of the Merger Agreement (subject to applicable legal or contractual obligations and restrictions);

•
each party’s obligation to use its reasonable best efforts, and cause its subsidiaries to use their respective reasonable best efforts to perform its obligations under the Merger Agreement and to consummate the Transactions, subject to certain limitations;

•
participation in the defense and settlement of any shareholder litigation relating to the Merger Agreement or the Transactions;

•
to the extent requested by Parent, the prompt delivery to Parent of the resignation of the directors of the Company or any of its subsidiaries designated by Parent;

•
consultation with respect to press releases and other public announcements relating to the Merger Agreement and the Transactions;

•
delisting of the ADSs from the Nasdaq and the deregistration of the Shares and ADSs under the Exchange Act as promptly as practicable after the Effective Time;

•
elimination or minimization of the effects of certain takeover statutes;

•
the Company’s obligation to use reasonable efforts to ensure that at the Effective Time the Company’s Available Cash (as defined below) equals or exceeds the Available Cash Amount (as defined below);

•
the Company’s obligations to assist with applications in accordance with, and to cause its PRC subsidiaries to comply with, the applicable foreign exchange regulations of the PRC;

•
parties’ cooperation to determine whether any indirect capital gains tax will apply to the transactions and, if necessary, make any required tax filings in connection with the foregoing;

•
Parent’s obligation to cause MidCo and Merger Sub to perform their respective obligations under the Merger Agreement and to consummate the Transactions on the terms and subject to the conditions thereunder;

•
agreement that Company will not be deemed to be in breach of any representations, warranty, covenant or agreement under the Merger Agreement if the alleged breach directly results from an action or inaction by the Company that is not required by the Merger Agreement and was specifically directed or approved by Parent, MidCo or Merger Sub in writing; and
•
restrictions on Parent, MidCo and Merger Sub from entering into any contract or amending, modifying, withdrawing, terminating or waiving any rights under any of the Parent Group Contracts in a manner that would (a) result in any of the Rollover Shares ceasing to be treated as Excluded Shares, (b) individually or in the aggregate, prevent or materially delay the ability of Parent, MidCo or Merger Sub to consummate the Merger and the other Transactions, (c) be adverse to the rights of the Company to enforce certain terms of the Equity Commitment Letters as a third party beneficiary thereunder, or (d) prevent or materially impair the ability of any management member or director of the Company, with respect to any Superior Proposal, taking any actions to the extent such actions are permitted to be taken by the Company under the Company’s “no-solicitation” obligations under the Merger Agreement.

Conditions to the Merger
The consummation of the Merger is subject to the satisfaction or waiver (where permissible under applicable law) of the following conditions:
•
the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, being approved by the Requisite Company Vote;

•
no governmental authority of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law or award, writ, injunction, determination, rule, regulation, judgment, decree or executive order, whether temporary, preliminary or permanent which is then in effect or is pending or threatened, that has or would have the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the Transactions; and

•
the applicable parties having made the necessary business concentration filing under the PRC anti-monopoly law in relation to the Transactions and having received, if necessary, clearance under the PRC anti-monopoly law approving the Transactions.

The obligations of Parent, MidCo and Merger Sub to complete the Merger are also subject to the satisfaction, or waiver by Parent, of the following conditions:
•
the representations and warranties of the Company in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger, subject to certain qualifications;

•
the Company having performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the closing date of the Merger;

•
the aggregate amount of available cash of the Company and its subsidiaries on a consolidated basis equals or exceeds US$160 million (or its RMB equivalent);

•
there not having been any Company Material Adverse Effect since the date of the Merger Agreement that is continuing;

•
the Company having delivered to Parent a certificate dated the closing date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the immediately preceding conditions;

•
shareholders of the Company holding no more than 15% of the total issued and outstanding Shares have validly served a notice of dissent under section 238(2) of the Cayman Islands Companies Act; and

•
the outbound direct investment and foreign exchange approvals from the applicable PRC governmental authorities required in connection with the equity financing by the applicable certain Consortium members and/or their respective affiliates (the “ODI Approvals”) have been obtained and remain in full effect; provided that, upon the date that is four months after the date of the Merger Agreement, the condition relating to the ODI Approvals will immediately and automatically be deemed satisfied for all purposes of the Merger Agreement, whether or not Parent, MidCo, Merger Sub or any such other Consortium member and/or their respective affiliates have obtained and maintained in full effect such ODI Approvals.

The obligations of the Company to complete the Merger are subject to the satisfaction, or waiver by the Company, of the following conditions:
•
the representations and warranties of Parent, MidCo and Merger Sub in the Merger Agreement being true and correct as of the date of the Merger Agreement, subject to certain qualifications;

•
Parent, MidCo and Merger Sub having performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the closing date of the Merger; and

•
Parent having delivered to the Company a certificate dated the closing date, signed by a director of Parent, certifying as to the satisfaction of the immediately preceding conditions.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time:
•
by mutual written consent of the Company and Parent;

•
by either the Company (acting upon the recommendation of Special Committee) or Parent (provided that this termination right is not available to either the Company or Parent whose failure (in the case of Parent, including failure of Parent, MidCo or Merger Sub) to fulfill any of its obligations under the Merger Agreement has been a material cause of, or resulted in, the failure of the applicable condition(s) being satisfied):

•
if the Merger shall have not completed on or before the date that is 12 months after the date of the Merger Agreement (the “Termination Date”) (a “Termination Date Termination Event”);

•
any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any final and non-appealable law or award, writ, injunction, determination, rule, regulation, judgment, decree or executive order which, or taken any other final and non-appealable action that, has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions (a “Permanent Order Termination Event”); or

•
the Requisite Company Vote shall have not been obtained at the Shareholders’ Meeting or any adjournment of the Shareholders’ Meeting (a “No-Vote Termination Event”);

•
by the Company (acting upon the recommendation of the Special Committee), if:

•
a breach of any representation, warranty, agreement or covenant of Parent, MidCo or Merger Sub under the Merger Agreement shall have occurred, which breach (a) would give rise to the failure of a condition to the obligations of the Company to complete the Merger and as a result of such breach, such condition would not be capable of being satisfied prior to the Termination Date and (b) is incapable of being cured or, if capable of being cured, is not cured by Parent, MidCo or Merger Sub within 30 days following receipt of written notice of such breach from the Company (or, if the Termination Date is less than 30 calendar days from the date of receipt of such notice, by the Termination Date); provided that the Company is then not in breach of any representations, warranties, covenants or agreements that would give rise to the failure of a condition to the obligations of Parent, MidCo and Merger Sub to close (a “Parent Breach Termination Event”);

•
(a) all of the conditions to the obligations of Parent, MidCo and Merger Sub to complete the Merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the Merger), (b) the Company has delivered to Parent an irrevocable written notice confirming that all of the conditions to the obligation of the Company to complete the Merger have been satisfied (or that the Company is willing to waive any unsatisfied conditions) and that it is ready, willing and able to consummate the closing of the Merger, and (c) Parent, MidCo and Merger Sub fails to complete the closing of the Merger within ten business days following the later of the date on which the closing of the Merger should have occurred pursuant to the Merger Agreement and the date on which the foregoing notice is delivered to Parent (a “Parent Failure to Close Termination Event”); or

•
prior to the receipt of the Requisite Company Vote, the Board made a Change in the Company Recommendation with respect to a Superior Proposal or with respect to an Intervening Event (a “Superior Proposal Termination Event” and an “Intervening Event Termination Event,” respectively); but in each case only if the Company (a) complies with the “no-solicitation” obligations under the Merger Agreement with respect to such Change in the Company Recommendation in all material respects and (b) pays in full the Company termination fee prior to or concurrently with taking any such action and complies with its obligations with respect to payment of termination fee and reimbursement of expenses under the Merger Agreement; or

•
by Parent, if:

•
a breach of any representation, warranty, agreement or covenant of the Company under the Merger Agreement shall have occurred, which breach (a) would give rise to the failure of a condition to the obligations of Parent, MidCo and Merger Sub to complete the Merger and such condition is incapable of being satisfied prior to the Termination Date and (b) is incapable of being cured or, if capable of being cured, is not cured by the Company within 30 days following receipt of written notice of such breach from Parent (or, if the Termination Date is less than 30 calendar days from the date of receipt of such notice, by the Termination Date); provided that Parent is then not in breach of any representations, warranties, or covenants that would give rise to the failure of a condition to the obligations of the Company to close (a “Company Breach Termination Event”); or

•
the Board or any committee thereof has effected a Change in the Company Recommendation (a “Change in the Company Recommendation Termination Event”).

Termination Fees and Reimbursement of Expenses
The Company is required to pay Parent a termination fee of US$4.9 million in the event the Merger Agreement is terminated:
•
by either the Company or Parent if (a) a bona fide proposal or offer with respect to a Competing Transaction has been made, proposed or communicated (and not withdrawn) after the date of the Merger Agreement and prior to the Shareholders’ Meeting (or prior to the termination of the Merger Agreement if there has been no Shareholders’ Meeting), (b) following the occurrence of an event described in the preceding clause (a), the Company or Parent terminates the Merger Agreement due to a Termination Date Termination Event or a No-Vote Termination Event, and (c) within 12 months after the termination of the Merger Agreement, the Company or any of its subsidiaries consummates or enters into a definitive agreement in connection with any Competing Transaction (provided that for purposes of determining whether the termination fee is payable by the Company under these circumstances, all references to “15%” in the definition of “Competing Transaction” under the Merger Agreement will be deemed to be references to “more than 50%”);

•
by the Company pursuant to a Superior Proposal Termination Event or an Intervening Event Termination Event; or

•
by Parent pursuant to (a) a Company Breach Termination Event or (b) a Change in the Company Recommendation Termination Event.

Parent is required to pay the Company a termination fee of US$9.8 million in the event the Merger Agreement is terminated:
•
by the Company pursuant to a Parent Breach Termination Event; or

•
by the Company pursuant to a Parent Failure to Close Termination Event.

In the event that the Company or Parent fails to pay the applicable termination fee or expenses when due and in accordance with the requirements of the Merger Agreement, the Company or Parent, as the case may be, is required to reimburse the other party for reasonable costs and expenses actually incurred or accrued by the other party (including fees and expenses of counsel) in connection with the collection of such unpaid termination fee or expenses, together with interest at the reference rate as reported in the FR 2420 Report of Selected Money Market Rates and published on the website of the Federal Reserve Bank of New York in effect on such date on such unpaid termination fee or expenses.

Remedies and Limitation on Liability
The parties to the Merger Agreement may be entitled to specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement, in addition to any other remedy at law or equity.
The Company’s right to obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief, in each case with respect to causing the equity financing to be funded at any time or to effect the closing of the Merger, is, however, subject to (a) the satisfaction in full or waiver, if permissible, at or prior to the closing of the Merger, of each of the mutual conditions to the parties’ obligations to complete the Merger and the conditions to Parent’s, MidCo’s and Merger Sub’s obligations to complete the Merger (other than those conditions that by their nature are to be satisfied at the closing of the Merger but subject to the prior or substantially concurrent satisfaction of such conditions), (b) Parent, MidCo or Merger Sub failing to complete the closing of the Merger by the date on which the closing of the Merger is required to have occurred pursuant to the terms of the Merger Agreement, (c) the debt financing (or any alternative financing as permitted under the Merger Agreement) has been funded or will be funded at the closing of the Merger if the equity financing is funded at the closing of the Merger, and (d) the Company having irrevocably confirmed in writing that (i) all conditions to the Company’s obligation to complete the Merger have been satisfied or that it is willing to waive any of such conditions to the extent not so satisfied and (ii) if specific performance is granted and the equity financing and debt financing are funded, the closing of the Merger will occur.
While the parties may pursue both a grant of specific performance and monetary damages, neither of them will be permitted or entitled to receive both a grant of specific performance that results in the closing of the Merger and monetary damages.
The maximum aggregate liabilities of Parent group (including the Consortium members and their affiliates), on the one hand, and the Company, on the other hand, for monetary damages in connection with the Merger Agreement are limited to (a) a termination fee of US$9.8 million and US$4.9 million, respectively, (b) reimbursement of certain expenses in the event the Company or Parent fails to pay the applicable termination fee or expenses when due and in accordance with the requirements of the Merger Agreement, and (c) reimbursement of the out-of-pocket costs and other payments incurred by the Company or any of its subsidiaries in connection with the arrangement of the financing and any information utilized in connection therewith.
Amendment or Waiver
The Merger Agreement may be amended by the parties thereto at any time prior to the Effective Time by action taken (a) with respect to Parent, MidCo or Merger Sub, by or on behalf of their board of directors, and (b) with respect to the Company, by the Board (upon recommendation of the Special Committee); provided that after approval of the Merger Agreement and the Transactions, including the Merger, by the Company’s shareholders, no amendment may be made that would reduce the amount or change the type of consideration into which each Share (including Shares represented by ADSs) will be converted upon consummation of the Merger.
At any time prior to the Effective Time, each of the parties may, by action taken (a) with respect to Parent, MidCo or Merger Sub, by or on behalf of their board of directors and (b) with respect to the Company, by or on behalf of the Board (upon recommendation of the Special Committee), by an instrument in writing signed by the party or parties to be bound thereby, (i) extend the time for the performance of any obligation or other act of any other party to the Merger Agreement, (ii) waive any inaccuracy in the representations and warranties of any other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and (iii) waive compliance with any agreement of any other party or any condition to its obligations contained in the Merger Agreement.

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS
No provision has been made to (a) grant the Unaffiliated Security Holders access to corporate files of the Company or any Consortium member or (b) obtain counsel or appraisal services at the expense of the Company or any Consortium member.

DISSENTERS’ RIGHTS
The following is a brief summary of the rights of holders of Shares to dissent from the Merger and receive payment of the fair value of their Company Shares (“Dissenters’ Rights”). This summary is not a complete statement of the law, and is qualified in its entirety by the complete text of Section 238 of the Cayman Islands Companies Act, a copy of which is attached as Annex D to this proxy statement. If you are contemplating the possibility of dissenting from the Merger, you should carefully review the text of Annex D, particularly the procedural steps required to exercise your Dissenters’ Rights. These procedures are complex and you should consult your Cayman Islands legal counsel if you are considering exercising such right. If you do not fully and precisely satisfy the procedural requirements of the Cayman Islands Companies Act, you will lose the ability to assert Dissenters’ Rights.
Requirements for Exercising Dissenters’ Rights
A dissenting registered shareholder of the Company is entitled to seek appraisal and payment of the fair value of its, his or her Shares upon dissenting from the Merger in pursuant to Section 238 of the Cayman Islands Companies Act.
The valid exercise of your Dissenters’ Rights will preclude the exercise of any other rights by virtue of holding Shares in connection with the Merger, other than the right to participate fully in proceedings to determine the fair value of Shares held by such persons and to seek relief on the grounds that the Merger is void or unlawful. To exercise your Dissenters’ Rights, the following procedures must be followed:
•
You must give written notice of objection to the Merger (“Notice of Objection”) to the Company prior to the vote to authorize and approve the Merger at the Shareholders Meeting. The Notice of Objection must include a statement that you propose to demand payment for your Shares if the Merger is authorized by the vote at the Shareholders Meeting.

•
Within 20 days immediately following the date on which the vote authorizing the Merger is made, the Company must give written notice of the authorization (“Authorization Notice”) to all dissenting shareholders who have served a Notice of Objection.

•
Within 20 days immediately following the date on which the Authorization Notice is given (the “Dissent Period”), any dissenting shareholder who elects to dissent must give a written notice of its, his or her decision to dissent (a “Notice of Dissent”) to the Company stating its, his or her name and address and the number and classes of the Shares with respect to which it, he or she dissents and demanding payment of the fair value of its, his or her Shares. A dissenting shareholder must dissent in respect of all the Shares which it, he or she holds. Upon the giving of such Notice of Dissent, the dissenting shareholder will cease to have any of the rights of a shareholder, except for (a) the right to be paid the fair value of its, his or her Shares, (b) the right to participate fully in proceedings to determine the fair value of his or her Shares, and (c) the right to institute proceedings on the grounds that the Merger is unlawful or void.

•
Within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the Plan of Merger is filed with the Registrar of Companies of the Cayman Islands, whichever is later, the Company, as the Surviving Company, must make a written offer (a “Fair Value Offer”) to each dissenting shareholder to purchase its, his or her Shares at a price determined by the Company to be the fair value of such Shares.

•
If, within 30 days immediately following the date of the Fair Value Offer, the Company and the dissenting shareholder fail to agree on the price to be paid for the Shares owned by the dissenting shareholder, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the dissenting shareholder may, file a petition with the Grand Court of the Cayman Islands (the “Grand Court”) for a determination of the fair value of the Shares held by all dissenting shareholders who have served a Notice of Dissent and who have not agreed the fair value of their Company Shares with the Company, which petition by the Company must be accompanied by a verified list containing the names and addresses of all members who have filed a Notice of Dissent and who have not agreed the fair value of their Shares with the Company and if a dissenting shareholder files a petition the Company must file such verified list within 10 days of service of such petition on the Company.

•
If a petition is timely filed and served, the Grand Court will determine at a hearing, at which dissenting shareholders are entitled to participate, (a) the fair value of such Shares held by those shareholders as the Grand Court finds are involved together with a fair rate of interest, if any, to be paid by the Company upon the amount determined to be the fair value and (b) the costs of the proceeding and the allocation of such costs upon the parties.

All notices and petitions must be executed by the registered shareholder or a person duly authorized on behalf of the registered shareholder, fully and correctly, as such shareholder’s name appears on the register of members of the Company. If Shares are held by a fiduciary, such as by a trustee, guardian or custodian, such notices and petitions must be executed by or for the fiduciary. If Shares are held by or for more than one person, such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a registered shareholder; however, the agent must identify the registered owner and expressly disclose the fact that, in executing the notice or petition, he or she is acting as duly authorized agent for the registered owner. A person having a beneficial interest in Shares registered in the name of another person, such as a broker or other nominee, must act promptly to cause the registered holder to follow the steps summarized above and in a timely manner to exercise the Dissenters’ Rights attached to such Shares.
You must be a registered holder of Shares in order to exercise your dissenter rights in respect of such shares. If you do not satisfy each of these requirements and comply strictly with all procedures required by the Cayman Islands Companies Act with regard to the exercise of dissenter rights, you will not be entitled to exercise your Dissenters’ Rights and will be bound by the terms of the Merger Agreement and the Plan of Merger. Submitting a signed proxy card that does not direct how the Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Shares, or a vote against the proposal to authorize and approve the Merger Agreement, the Plan of Merger, and the Transactions, including the Merger, will not alone satisfy the notice requirement referred to above. You must send all notices to the Company to the Company’s offices at 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China; Attention: Investor Relations Department.
If you are considering dissenting, you should be aware that the fair value of your Shares determined under Section 238 of the Cayman Islands Companies Act could be more than, the same as, or less than the Per Share Merger Consideration that you would otherwise receive as consideration pursuant to the Merger Agreement if you do not exercise Dissenters’ Rights with respect to your Company Shares. In addition, in any proceedings for determination of the fair value of the Shares covered by a Notice of Dissent, the Company and the Consortium intend to assert that the Per Share Merger Consideration represents at least or more than the fair value of each of your Shares. You may also be responsible for the cost of any appraisal proceedings.
The provisions of Section 238 of the Cayman Islands Companies Act are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238, you will lose your Dissenters’ Rights. You should consult your Cayman Islands legal counsel if you wish to exercise Dissenters’ Rights.

FINANCIAL INFORMATION
Selected Historical Financial Information
The selected consolidated financial information with respect to the Company set forth below is derived from the audited consolidated financial statements of the Company contained in the 2024 Form 20-F. More comprehensive financial information is included in documents filed by the Company with the SEC, and the following financial information is qualified in its entirety by reference to the 2024 Form 20-F, and all of the financial information (including any related notes) contained therein or incorporated therein by reference.
The selected financial information presented below as of and for the fiscal years ended December 31, 2023 and December 31, 2024 has been derived from the Company’s audited consolidated financial statements. The selected financial information should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated by reference therein.

	Year Ended December 31,
	2023	2024
	RMB	RMB	US$
Revenues
Mobile device charging service	1,577,379	353,097	48,374
Mobile device charging solution	173,152	249,842	34,228
Power banks, cabinets and other related assets sales	1,118,684	781,756	107,100
Mobile device charging	2,869,215	1,384,695	189,702
Photovoltaic business	50,995	479,850	65,739
Others	38,437	29,875	4,093
Total revenues	2,958,647	1,894,420	259,534
Cost of mobile device charging	(1,151,190)	(663,188)	(90,857)
Cost of photovoltaic business	(51,928)	(424,326)	(58,132)
Other costs	(3,073)	(3,273)	(448)
Total cost of revenues	(1,206,191)	(1,090,787)	(149,437)
Gross profit	1,752,456	803,633	110,097
Research and development expenses	(91,461)	(82,882)	(11,355)
Sales and marketing expenses	(1,506,600)	(623,867)	(85,469)
General and administrative expenses	(128,036)	(150,196)	(20,577)
Other operating income/(loss)	(25,908)	(17,856)	(2,446)
(Loss)/income from operations	451	(71,168)	(9,750)
Interest and investment income	117,247	112,976	15,478
Interest expense to third parties	(4,228)	—	—
Foreign exchange gains/(losses), net	(3,255)	(3,767)	(516)
Other (loss)/income, net	63	169	23
(Loss)/income before income tax expense	110,278	38,210	5,235
Income tax expense	(21,534)	(51,744)	(7,089)
Net (loss)/income	88,744	(13,534)	(1,854)
Net (loss)/income attributable to ordinary shareholders of Smart Share Global Limited	88,744	(13,534)	(1,854)
Net (loss)/income	88,744	(13,534)	(1,854)
Other comprehensive income
Foreign currency translation adjustments, net of nil tax	18,896	19,777	2,709
Total comprehensive (loss)/income	107,640	6,243	855
Comprehensive (loss)/income attributable to ordinary shareholders of Smart Share Global Limited	107,640	6,243	855
Net (loss)/income per share attributable to ordinary shareholders of Smart Share Global Limited
– basic and diluted	0.17	(0.03)	(0.00)
Weighted average number of ordinary shares
– basic and diluted	519,802,240	511,369,585	511,369,585

	As of December 31,
	2023	2024
	RMB	RMB	US$
Total current assets	4,018,303	3,949,185	541,036
Total non-current assets	401,793	178,375	24,437
Total assets	4,420,096	4,127,560	565,473
Total current liabilities	1,486,443	1,244,184	170,452
Total non-current liabilities	204,226	226,855	31,079
Total liabilities	1,690,669	1,471,039	201,531
Total shareholders’ equity	2,729,427	2,656,521	363,942
Total liabilities and shareholders’ equity	4,420,096	4,127,560	565,473
Net Book Value per Company Share
The net book value per Share as of December 31, 2024 was US$0.72 based on 507,082,491 Shares issued and outstanding as of that date, and the Renminbi to U.S. dollars exchange rate of RMB7.2993 to US$1.00.

TRANSACTIONS IN THE SHARES AND ADSS
Purchases by the Consortium
Other than the Merger Agreement and the agreements entered into in connection therewith, including the Interim Investors Agreement, the Support Agreements, the Limited Guarantees and the Equity Commitment Letters and the transactions contemplated thereby, there have been no purchases in Shares or ADSs by any Consortium member at any time during the past two years.
Purchases by the Company
In September 2021, the Company authorized a share repurchase plan under which the Company could repurchase up to US$50 million of its shares over the following 12 months. In September 2022, the Company authorized a 12-month extension to the share repurchase plan through September 27, 2023. In September 2023, the Company authorized an additional 12-month extension to the share repurchase plan through September 27, 2024. As of September 27, 2024, the Company has repurchased a total of approximately 11.5 million ADSs for a total of approximately US$12.1 million under the share repurchase plan.
The following table sets forth information about ADSs purchased by the Company under its share repurchase program for each applicable period during the past two years.
	Total Number of ADSs Purchased	Range of Prices Paid per ADS (US$)	Average Price Paid per ADS (US$)
Third Quarter 2023	403,153	0.7700 – 1.0007	0.9546
Fourth Quarter 2023	316,128	0.4958 – 0.7972	0.6039
First Quarter 2024	1,393,307	0.4515 – 0.7141	0.6191
Second Quarter 2024	5,092,001	0.5866 – 1.1544	0.9789
Third Quarter 2024	328,291	0.6933 – 0.9476	0.8465
Fourth Quarter 2024	1,239	0.7200	0.7200
First Quarter 2025	—	—	—
Second Quarter 2025	—	—	—
Except as described above, the Company has not repurchased any Shares or ADSs during the two years prior to the date of this proxy statement.
Purchases by Other Directors and Officers of the Company
None of other directors or officers of the Company has purchased any Shares or ADSs during the two years prior to the date of this proxy statement.
Prior Public Offerings
In April 2021, the Company completed its initial public offering (the “IPO”), which involved the sale by the Company of 17,650,000 ADSs representing 35,300,000 Class A Shares. The initial offering price was US$8.50 per ADS. The net proceeds to the Company from the IPO were approximately US$136.0 million.
The Company has not conducted any underwritten public offering of its securities for cash since then.
Transactions in Prior 60 Days
Other than the Merger Agreement and agreements entered into in connection therewith including the Support Agreement, the Limited Guarantees, the Interim Investors Agreement and the Equity Commitment Letters, and as disclosed above, there have been no transactions in the Company’s Shares or ADSs during the past 60 days by the Company, any of the Company’s officers or directors, the Consortium members or any other person with respect to which disclosure is provided in Annex E or any associate or majority-owned subsidiary of the foregoing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF THE COMPANY
The following table sets forth information with respect to the beneficial ownership of Shares, as of the date of this proxy statement, by:
•
each of the Company’s directors and executive officers;

•
the Company’s directors and executive officers as a group;

•
each person known to the Company to beneficially own more than 5.0% of the total issued and outstanding Shares; and

•
each filing person, as applicable.

The calculations in the table below are based on 507,218,539 shares outstanding as of the date of this proxy statement, comprising of (i) 433,244,569 Class A ordinary shares (excluding 19,653,608 Class A ordinary shares in the form of ADSs held as treasury shares and reserved for future issuance upon the exercising or vesting of awards granted under our company’s share incentive plans) and (ii) 73,973,970 Class B ordinary shares.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares and associated votes, however, are not included in the computation of the percentage ownership of any other person.
	Class A Ordinary Shares	Class B Ordinary Shares	% of Ordinary Shares Beneficially Owned	% of Voting Power†
Directors and Executive Officers**:
Mars Guangyuan Cai(1)	5,130,073	39,270,000	8.7%	33.9%
Peifeng Xu(2)	3,850,000	27,397,000	6.2%	23.7%
Maria Yi Xin	*	—	*	*
Chen Shen	—	—	—	—
Conor Chia-hung Yang	—	—	—	—
Jiawei Gan(3)	9,001,545	—	1.8%	*
Benny Yucong Xu	—	—	—	—
Victor Yaoyu Zhang(4)	1,180,000	7,306,970	1.7%	6.3%
All Directors and Executive Officers as a Group	22,848,005	73,973,970	19.0%	64.9%
Principal Shareholders:
Taobao China Holding Limited(5)	76,386,109	—	15.1%	6.5%
Hillhouse entities(6)	62,367,293	—	12.3%	5.3%
Xiaomi entities(7)	46,977,051	—	9.3%	4.0%
Smart Share Holdings Limited(1)	5,130,073	39,270,000	8.7%	33.9%
Shunwei entities(8)	41,989,086	—	8.3%	3.6%
China Ventures Fund I Pte. Ltd.(9)	35,877,631	—	7.1%	3.1%
Super June Limited(2)	3,850,000	27,397,000	6.2%	23.7%
Sky9 Capital entities(10)	27,099,870	—	5.3%	2.3%

Notes:
*
Aggregate number of shares account for less than 1% of our total ordinary shares.

**
Except as indicated otherwise below, the business address of our directors and executive officers is 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China.

†
For each person or group included in this column, percentage of total voting power represents voting power based on both Class A and Class B ordinary shares held by such person or group with respect to all outstanding shares of our Class A and Class B ordinary shares as a single class. Each holder of our Class A ordinary shares is entitled to one vote per share. Each holder of our Class B ordinary shares is entitled to ten votes per share. Our Class B ordinary shares are convertible at any time by the holder into Class A ordinary shares on a one-for-one basis, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

(1)
Represents 39,270,000 Class B ordinary shares, 4,280,073 Class A ordinary shares in the form of ADSs, and 850,000 Class A ordinary shares issuable upon the exercise of options within 60 days of July 31, 2025, held by Smart Share Holdings Limited, a British Virgin Islands company wholly owned by Mars Guangyuan Cai.

(2)
Represents 27,397,000 Class B ordinary shares, 3,000,000 Class A ordinary shares in the form of ADSs, and 850,000 Class A ordinary shares issuable upon the exercise of options within 60 days of July 31, 2025, held by Super June Limited, a British Virgin Islands company wholly owned by Peifeng Xu.

(3)
Represents 7,414,766 Class A ordinary shares and 1,586,779 Class A ordinary shares, in the form of ADSs, held by LIGAN Legend Limited, a British Virgin Islands company wholly owned by Jiawei Gan.

(4)
Represents 7,306,970 Class B ordinary shares, 800,000 Class A ordinary shares in the form of ADSs and 380,000 Class A ordinary shares issuable upon the exercise of options within 60 days of July 31, 2025, held by Victor Family Limited, a British Virgin Islands company wholly owned by Victor Yaoyu Zhang.

(5)
Represents 76,386,109 Class A ordinary shares held by Taobao China Holding Limited, a Hong Kong limited company. Taobao China Holding Limited is a wholly owned subsidiary of Alibaba Group Holding Limited, a public company listed on the New York Stock Exchange (NYSE: BABA) and the Hong Kong Stock Exchange (HKEx: 9988). The business address of Taobao China Holdings Limited is c/o Alibaba Group Services Limited, 26th Floor, Tower one, Time Square, 1 Matheson Street, Causeway Bay, Hong Kong. The above information is based on the Schedule 13G filed by Taobao China Holding Limited, among others, on February 11, 2022.

(6)
Represents (i) 54,467,893 Class A ordinary shares held by a fund managed by Hillhouse Investment Management, Ltd., or HIM, an exempted Cayman Islands company, and (ii) 7,899,400 Class A ordinary shares, in the form of ADSs, held by a fund managed by HHLR Advisors, Ltd., or HHLR, an exempted Cayman Islands company. HHLR acts as the sole management company of HHLR Fund, L.P., or HHLR Fund. HHLR is hereby deemed to be the beneficial owner of, and to control the voting and investment power of, the Class A ordinary shares held by HHLR Fund. HIM acts as the sole management company of Hillhouse Fund III, L.P., or Fund III. Fund III owns HH RSV-XXII Holdings Limited, or HH RSV (HH RSV together with HHLR Fund, the Hillhouse Entities). HIM is hereby deemed to be the beneficial owner of, and to control the voting and investment power of, the Class A ordinary shares held by HH RSV. HHLR and HIM are under common control and share certain policies, personnel and resources. Accordingly, each of HHLR and HIM has shared voting and dispositive power of the Class A ordinary shares beneficially owned by each of HHLR and HIM. The business address of each of HHLR and HIM is Office #122, Windward 3 Building, Regatta Office Park, West Bay Road, Grand Cayman, Cayman Islands, KY1-9006. The above information is based on the Schedule 13G/A filed by HHLR Advisors Ltd., among others, on February 14, 2024.

(7)
Represents (i) 34,916,455 Class A ordinary shares held by People Better Limited, a British Virgin Islands company, (ii) 4,600,000 Class A ordinary shares, in the form of ADSs, held by Green Better Limited, an investment company incorporated in the British Virgin Islands, and (iii) 7,460,596 Class A ordinary shares, in the form of ADSs, directly held by ZMI (HONGKONG) INTERNATIONAL COMPANY LIMITED, a Hong Kong company. Each of People Better Limited and Green Better Limited is wholly owned by Fast Pace Limited, which is a British Virgin Islands company wholly owned by Xiaomi

Corporation (HKEx: 1810), a public company listed on the Hong Kong Stock Exchange. ZMI (HONGKONG) INTERNATIONAL COMPANY LIMITED is controlled by Xiaomi Corporation. The business address of People Better Limited and Green Better Limited is c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The business address of ZMI (HONGKONG) INTERNATIONAL COMPANY LIMITED is Unit 2, LG 1, Mirror Tower, 61 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong, SAR. The above information is based on the Schedule 13G filed by Xiaomi Corporation, among others, on February 14, 2023.
(8)
Represents (i) 40,829,086 Class A ordinary shares held by Shunwei Angels III Limited, a British Virgin Islands company, and (ii) 1,160,000 Class A ordinary shares, in the form of ADSs, held by Astrend Opportunity III Alpha Limited. Shunwei China Internet Fund III, L.P. is the sole shareholder of Shunwei Angels III Limited. Shunwei Capital Partners III GP, L.P. is the general partner of Shunwei China Internet Fund III, L.P. Shunwei Capital Partners III GP Limited is the general partner of Shunwei Capital Partners III GP, L.P. Astrend Opportunity III Alpha Limited is wholly owned by Shunwei China Internet Opportunity Fund III, L.P. Shunwei Capital Partners IV GP, L.P. is the general partner of Shunwei China Internet Opportunity Fund III, L.P. Shunwei Capital Partners IV GP Limited is the general partner of Shunwei Capital Partners IV GP, L.P. Each of Shunwei Capital Partners III GP Limited and Shunwei Capital Partners IV GP Limited is controlled by Silver Unicorn Ventures Limited, which is controlled by Mr. Tuck Lye Koh. The registered address of Shunwei Angels III Limited and Astrend Opportunity III Alpha Limited is Vistra Corporate Services Center, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands. The above information is based on the Schedule 13G filed by Shunwei Angels III Limited, among others, on February 14, 2022.

(9)
Represents 35,877,631 Class A ordinary shares held by China Ventures Fund I Pte. Ltd., which is wholly owned by China Ventures Fund I, Limited Partnership. The general partner of China Ventures Fund I, Limited Partnership is SV GP I Ltd., which may be deemed to have voting and investment power over the securities held by China Ventures Fund I Pte. Ltd. SV GP I Ltd. is managed by a board of directors, consisting of multiple directors, who must act by majority and no single director has the voting or investment power over SV GP I Ltd. The business address of China Ventures Fund I Pte. Ltd., is 9 Raffles Place, #27-00, Republic Plaza, Singapore 048619. The above information is based on the Schedule 13G/A filed by China Ventures Fund I, Limited Partnership, among others, on December 13, 2024.

(10)
Represents (i) 18,558,680 Class A ordinary shares held by Sky9 Capital Fund III, L.P., a Cayman Islands limited partnership, and (ii) 8,541,190 Class A ordinary shares held by Sky9 Capital MVP Fund, L.P., a Cayman Islands limited partnership. Sky9 Capital Fund III, L.P. is controlled by Sky9 Capital Fund III GP Ltd., its general partner. Mr. Ronald Cao is the director of Sky9 Capital Fund III GP Ltd. Sky9 Capital MVP Fund, L.P. is controlled by Sky9 Capital MVP Fund GP Ltd., its general partner. Mr. Ronald Cao is the director of Sky9 Capital MVP Fund GP Ltd. The business address of both Sky9 Capital Fund III, L.P. and Sky9 Capital MVP Fund, L.P. is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The above information is based on the Schedule 13G filed by Sky9 Capital Fund III, L.P., among others, on February 22, 2022.

FUTURE SHAREHOLDER PROPOSALS
If the Merger is consummated, we will not have public shareholders and there will be no public participants in any future shareholders’ meeting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference into this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the Merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the Merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as “believes”, “anticipates”, “expects”, “estimates”, “intends”, “may”, “plans”, “predicts”, “projects”, “will”, “would”, and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.
The following factors, among others, could cause actual results or matters related to the Merger to differ materially from what is expressed or forecasted in the forward-looking statements:
•
the satisfaction of the conditions to the consummation of the Merger;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•
the effect of the announcement or pendency of the Merger on our business relationships, results of operations and business generally;

•
the risk that the Merger may not be consummated in a timely manner or at all, which may adversely affect our business and the prices of our Shares and ADSs;

•
the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the Merger Agreement;

•
inability to manage the expanding operations effectively, which could harm our business;

•
inability to hire or retain key personnel;

•
the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of the financings that will be obtained for the Merger;

•
our failure to comply with regulations and changes in regulations;

•
the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the Merger; and

•
other risks detailed in our filings with the SEC, including the information set forth under the section entitled “Item 3D. Risk Factors” in the 2024 Form 20-F. See “Where You Can Find More Information” beginning on page 110 for additional information.

Furthermore, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the parties. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, forward-looking statements involve inherent risks, uncertainties and assumptions. In addition, many of the factors that will determine our future results are, however, beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act applicable to foreign private issuers and we file or furnish our annual and current reports and other information with the SEC. The information we file or furnish is also available free of charge on the SEC’s website at http://www.sec.gov.
You may also obtain free copies of the documents the Company files with the SEC by going to the “Financials” section of our website at https://ir.enmonster.com/financials/sec-filings. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.
Because the Merger is a going private transaction, the Company and the Consortium members have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document attached as an exhibit hereto. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. The 2024 Form 20-F is incorporated herein by reference. The Company’s reports on Form 6-K furnished to the SEC since April 28, 2025 are incorporated herein by reference. To the extent that any of the periodic reports incorporated by reference in this proxy statement contain references to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements, we note that these safe harbor provisions do not apply to any forward-looking statements we make in connection with the going private transaction described in this proxy statement.
We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first-class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.
Requests for copies of our filings should be directed to our Investor Relations Department, at the address and phone numbers provided in this proxy statement.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE EXTRAORDINARY GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.
THIS PROXY STATEMENT IS DATED                 . YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
by and among
MOBILE CHARGING GROUP HOLDINGS LIMITED
MOBILE CHARGING INVESTMENT LIMITED
MOBILE CHARGING MERGER LIMITED
and
SMART SHARE GLOBAL LIMITED
Dated as of August 1, 2025

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of August 1, 2025 ( this “Agreement”), is entered into by and among Mobile Charging Group Holdings Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Parent”), Mobile Charging Investment Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly-owned Subsidiary of Parent (“MidCo”), Mobile Charging Merger Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly-owned Subsidiary of MidCo (“Merger Sub”), and Smart Share Global Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and having its registered office at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company” and, together with Parent, MidCo and Merger Sub, the “Parties” and each, a “Party”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in Section 9.03.
RECITALS
WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Part XVI of the Companies Act (As Revised) of the Cayman Islands (the “CICA”), Parent and the Company intend to enter into a transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving company and becoming a wholly-owned Subsidiary of MidCo as a result of the Merger (the “Surviving Company”);
WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a special committee established by the Company Board consisting of independent directors of the Company that are not affiliated with Parent, MidCo or Merger Sub and are not members of the management of the Company (the “Special Committee”), has (a) determined that it is fair to, and in the best interests of, the Company and its shareholders (other than the holders of Excluded Shares), and declared it advisable, for the Company to enter into this Agreement, the Plan of Merger and any other Transaction Document to which the Company is a party, and consummate the transactions contemplated hereunder and thereunder, including the Merger (collectively, the “Transactions”), (b) authorized and approved the execution, delivery and performance of this Agreement, the Plan of Merger and any other Transaction Document to which the Company is a party, and the consummation of the Transactions, including the Merger, and (c) resolved to recommend the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, by the holders of Shares at the Shareholders’ Meeting and direct that this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, be submitted to a vote of the holders of Shares for authorization and approval;
WHEREAS, (a) the respective board of directors of each of Parent, MidCo and Merger Sub has each (i) approved the execution, delivery and performance by Parent, MidCo and Merger Sub, respectively and as the case may be, of this Agreement, the Plan of Merger and any other Transaction Document to which Parent, MidCo or Merger Sub is a party, and the consummation of the Transactions, including the Merger, and (ii) declared it advisable for Parent, MidCo and Merger Sub, respectively and as the case may be, to enter into this Agreement, the Plan of Merger and any other Transaction Document to which Parent, MidCo or Merger Sub is a party, and consummate the Transactions, including the Merger; (b) Parent, as the sole shareholder of MidCo, has authorized and approved the execution, delivery and performance by MidCo of this Agreement and any other Transaction Document to which MidCo is a party, and the consummation of the Transactions, including the Merger; and (c) MidCo, as the sole shareholder of Merger Sub, has authorized and approved the execution, delivery and performance by Merger Sub of this Agreement, the Plan of Merger and any other Transaction Document to which Merger Sub is a party, and the consummation of the Transactions, including the Merger;
WHEREAS, as a condition and inducement to Parent’s, MidCo’s and Merger Sub’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Management Parties, the Rollover Shareholders and Parent have entered into a support agreement (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement, the “Support Agreement”), pursuant to which, among other things, each Rollover Shareholder and/or its respective affiliated Management Party, as the case may be, have agreed, upon the terms and subject to the conditions set forth therein, (a) to vote the Rollover Shares held by such Rollover Shareholder in favor of the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, and (b) to subscribe for or otherwise receive shares of Parent at or immediately prior to the Closing in consideration of, and receive no cash consideration for, the cancellation of the Rollover Shares and the Company Options held by such Rollover Shareholder in accordance with the terms of this Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsor and each Rollover Shareholder or their respective Affiliates have executed and delivered an equity commitment letter to Parent (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement, each, an “Equity Commitment Letter” and collectively, the “Equity Commitment Letters”); and
WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution of this Agreement, the Sponsor and each Rollover Shareholder or their respective Affiliates (each, a “Guarantor” and collectively, the “Guarantors”) have executed and delivered a limited guarantee in favor of the Company (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement, each, a “Limited Guarantee” and collectively, the “Limited Guarantees”) with respect to certain obligations of Parent under this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:
ARTICLE 1
The Merger
Section 1.01.   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement or waiver by the Party having the benefit of such condition, and in accordance with the CICA, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease to exist and Merger Sub will be struck off the Register of Companies in the Cayman Islands and the Company shall continue as the Surviving Company under the Laws of the Cayman Islands, such that following the Merger, the Surviving Company will be a wholly-owned Subsidiary of MidCo.
Section 1.02.   Closing; Closing Date.   The closing for the Merger (the “Closing”) shall take place at 10:00 a.m. (Hong Kong time) electronically as soon as practicable, but in any event no later than the fifteenth (15th) Business Day following the day on which the last of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, if permissible, waiver of those conditions) is satisfied or, if permissible, waived, or at such other date or place or time as may be agreed to in writing by each of the Company and Parent (the date on which the Closing takes place, the “Closing Date”).
Section 1.03.   Effective Time.   Subject to the provisions of this Agreement, on the Closing Date, Merger Sub and the Company shall execute a plan of merger (the “Plan of Merger”) substantially in the form set out in Exhibit A attached hereto and such Parties shall file the Plan of Merger and other documents required under the CICA to effect the Merger with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the CICA. The Merger shall become effective on the date when it is registered by the Registrar of Companies of the Cayman Islands (or at such later date as may be specified in the Plan of Merger, being not later than the ninetieth (90th) day after the date of such registration) in accordance with the CICA (the “Effective Time”).
Section 1.04.   Effects of the Merger.   At the Effective Time, the Merger shall have the effects specified in this Agreement, the Plan of Merger and the relevant provisions of the CICA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, property of every description, including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Company and Merger Sub shall vest in the Surviving Company and the Surviving Company shall be liable for, and subject in the same manner as the Company and Merger Sub to, all mortgages, charges or security interests and all Contracts, obligations, claims, debts and liabilities of the Company and Merger Sub in accordance with this Agreement, the Plan of Merger and the relevant provisions of the CICA.

Section 1.05.   Memorandum and Articles of Association of Surviving Company.   At the Effective Time, in accordance with the Plan of Merger, the Surviving Company shall adopt the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Effective Time, as the memorandum and articles of association of the Surviving Company, until thereafter amended in accordance with applicable Laws and such memorandum and articles of association, save and except that (a) all references therein to the name of “Mobile Charging Merger Limited” shall be amended to “Smart Share Global Limited”; (b) all references therein to the authorized share capital of the Surviving Company shall be amended to refer to the correct authorized share capital of the Surviving Company as approved in the Plan of Merger, if necessary; and (c) such memorandum and articles of association shall include such indemnification, advancement of expenses and exculpation provisions as required by Section 6.05(a).
Section 1.06.   Directors and Officers.   The Parties shall take all actions necessary so that (a) the directors of Merger Sub immediately prior to the Effective Time and/or such other persons as designated by Parent shall be the initial directors of the Surviving Company, and (b) the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case, unless otherwise determined by Parent prior to the Effective Time, and shall hold office until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the memorandum and articles of association of the Surviving Company.
ARTICLE 2
Treatment of Securities
Section 2.01.   Effect on Shares.   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of the following securities:
(a)   each Class A ordinary share, par value US$0.0001 per share, of the Company (each, a “Class A Ordinary Share” and collectively, the “Class A Ordinary Shares”) and each Class B ordinary share, par value US$0.0001 per share, of the Company (each, a “Class B Ordinary Share” and collectively, the “Class B Ordinary Shares”, and together with the Class A Ordinary Shares, collectively, the “Shares” and each, a “Share”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, Dissenting Shares and Shares represented by ADSs), shall be cancelled and cease to exist in exchange for the right to receive US$0.625 in cash per Share without interest (the “Per Share Merger Consideration”) payable in the manner provided in Section 2.04;
(b)   each American Depositary Share, representing two (2) Class A Ordinary Shares (each, an “ADS” and collectively, the “ADSs”), issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares), together with the Class A Ordinary Shares represented by such ADS, shall be cancelled and cease to exist in exchange for the right to receive US$1.25 in cash per ADS without interest (the “Per ADS Merger Consideration”), which amount shall be paid to the Depositary as the registered holder of the cancelled Class A Ordinary Shares represented by such cancelled ADS and distributed by the Depositary to the holder of such cancelled ADS, pursuant to the terms and conditions set forth in this Agreement and the Deposit Agreement, and in the event of any conflict between this Agreement and the Deposit Agreement, this Agreement shall prevail;
(c)   each Excluded Share and ADS representing Excluded Shares, in each case issued and outstanding immediately prior to the Effective Time, shall be cancelled and cease to exist without payment of any consideration or distribution therefor;
(d)   each Dissenting Share issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in accordance with Section 2.03 and thereafter represent only the right to receive the applicable payments set forth in Section 2.03; and
(e)   concurrently with the cancellation of Shares and ADSs pursuant to the terms and conditions set out in Sections 2.01(a) to (d), each share, par value US$1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and non-assessable ordinary share, par value US$0.0001 per share, of the Surviving Company (each, a “Surviving Company Share” and collectively, the “Surviving Company Shares”), and the Surviving Company Shares shall constitute the only issued and outstanding share capital of the Surviving Company at the Effective Time, which shall be reflected in the register of members of the Surviving Company.
Section 2.02.   Company Share Plan and Outstanding Equity Awards.   (a) At the Effective Time, the Company shall (i) terminate the Company Share Plan and any relevant award agreements entered into under the Company Share Plan, (ii) cancel each Company Option that is outstanding and unexercised, whether or not vested or exercisable, in accordance with Section 2.02(b) and Section 2.02(c), and (iii) cancel all other awards (if any) granted under the Company Share Plan, including any Company Restricted Shares and Company Restricted Share Units that is outstanding and unexercised, whether or not vested or exercisable, in accordance with Section 2.02(d).
(b)   Except for the Rollover Shareholders, each former holder (or his or her designee) of a Vested Company Option which is cancelled at the Effective Time shall, in exchange therefor, be paid by the Surviving Company or one of its Subsidiaries, as soon as practicable after the Effective Time (but in any event no later than thirty (30) Business Days after the Closing Date) pursuant to the Company’s ordinary payroll practices, a cash amount (without interest) equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the Exercise Price of such Vested Company Option, and (ii) the number of Shares underlying such Vested Company Option; provided that if the Exercise Price of any such Vested Company Option is equal to or greater than the Per Share Merger Consideration, such Vested Company Option shall be cancelled without any payment therefor.
(c)   Except for Unvested Company Options held by the Rollover Shareholders, each Unvested Company Option which is cancelled at the Effective Time will be replaced, after the Effective Time, by an award comprised of other rights or property to the extent permitted by applicable Law, which will be subject to substantially equivalent vesting schedule and conditions to such Unvested Company Option (in each case, as may be reasonably determined by Parent).
(d)   At the Effective Time, by virtue of the Merger and without any action on the part of any Party, (i) any and all awards granted under the Company Share Plan (other than Company Options), including any Company Restricted Shares and Company Restricted Share Units that are outstanding, whether or not vested, shall be cancelled and cease to exist without payment of any consideration or distribution therefor and (ii) any and all Company Options held by the Rollover Shareholders, whether or not vested, shall be cancelled and cease to exist in exchange for shares of Parent, in each case in accordance with the Support Agreement.
(e)   Any payment under this Section 2.02 shall be subject to all applicable Taxes and Tax withholding requirements, each applicable payor or withholding agent shall be entitled to withhold Taxes under applicable Tax Law in respect thereof without any gross up, and each former holder of Company Options shall be personally responsible for the proper reporting and payment of all Taxes related to any distribution contemplated by this Section 2.02. Parent, the Surviving Company or any of their Subsidiaries may offset any tax liability of a former holder of Company Options not timely paid thereby against any future payments to such holder.
(f)   As promptly as practicable following the date hereof and in any event prior to the Effective Time, the Company, the Company Board or the compensation committee of the Company Board, as applicable, shall pass any resolutions and take any actions which are reasonably necessary to effectuate the provisions of this Section 2.02. The Company shall take all reasonable actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Company will be required to issue any share capital to any person pursuant to the Company Share Plan or in settlement of any Company Option or other awards (if any) granted under the Company Share Plan except in accordance with Section 2.02(c). Promptly following the date hereof but in any event prior to the Effective Time, the Company shall deliver written notice to each holder of Company Options informing such holder of the effect of the Merger on his or her Company Options.
Section 2.03.   Dissenting Shares.   (a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the CICA, all Shares that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders of the Company who shall have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger, or dissenter rights, in accordance with Section 238 of the CICA (collectively, the “Dissenting Shares” and each, a “Dissenting Share”, and holders of Dissenting Shares collectively being referred to as the “Dissenting Shareholders”) shall be cancelled and cease to exist at the Effective Time and the Dissenting Shareholders shall not be entitled to receive the Per Share Merger Consideration and shall instead be entitled to receive only the payment of the fair value of such Dissenting Shares held by them determined in accordance with the provisions of Section 238 of the CICA.
(b)   For the avoidance of doubt, all Shares held by the Dissenting Shareholders who shall have not exercised or perfected or who effectively shall have withdrawn or lost their dissenter rights under Section 238 of the CICA shall thereupon not be Dissenting Shares and shall be cancelled and cease to exist as of the Effective Time, in consideration of the right to receive the Per Share Merger Consideration, without any interest thereon, in the manner provided in Section 2.04. Parent shall promptly deposit or cause to be deposited with the Paying Agent any additional funds necessary to pay in full the aggregate Per Share Merger Consideration so due and payable to such shareholders who have failed to exercise or perfect or who shall have effectively withdrawn or lost such dissenter rights under Section 238 of the CICA.
(c)   The Company shall give Parent (i) prompt notice of any notices of objection, notices of approvals, notice of dissent or demands for appraisal or written offers, under Section 238 of the CICA received by the Company, attempted withdrawals of such notices, demands or offers, and any other instruments served pursuant to applicable Laws of the Cayman Islands and received by the Company relating to its shareholders’ rights to dissent from the Merger or appraisal rights and (ii) the opportunity to direct all negotiations and proceedings with respect to any such notice or demand for appraisal under the CICA. The Company shall not, except with the prior written consent of Parent, make any offers or payment with respect to any exercise by a shareholder of its rights to dissent from the Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such demands.
(d)   In the event that any written notices of objection to the Merger are served by any shareholders of the Company pursuant to section 238(2) of the CICA, the Company shall serve written notice of the authorization and approval of the Merger on such shareholders pursuant to section 238(4) of the CICA within twenty (20) days of obtaining the Requisite Company Vote at the Shareholders’ Meeting.
Section 2.04.   Exchange of Share Certificates, etc .   (a) Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company selected by Parent with the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) to act as paying agent (the “Paying Agent”) for all payments required to be made pursuant to Section 2.01(a), Section 2.01(b) and Section 2.03(b) (in the case of Section 2.03(b), when ascertained) (collectively, the “Merger Consideration”), and Parent shall enter into a paying agent agreement with the Paying Agent in form and substance reasonably acceptable to the Company. At or prior to the Effective Time, or in the case of payments pursuant to Section 2.03(b), when ascertained, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares and/or ADSs (other than Excluded Shares and Dissenting Shares), cash in immediately available funds and in an amount sufficient to pay the full amount of the Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”).
(b)   Exchange Procedures.   Promptly after the Effective Time (and in any event within five (5) Business Days thereafter), the Surviving Company shall cause the Paying Agent to mail to each person who was, at the Effective Time, a registered holder of Shares entitled to receive the Per Share Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form for a company incorporated in the Cayman Islands reasonably acceptable to Parent and the Company, and shall specify the manner in which the Per Share Merger Consideration shall be paid out of the Exchange Fund to registered holders of such Shares and contain such other provisions as Parent and the Company may mutually agree); and (ii) instructions for use in effecting the surrender of any issued share certificates representing such Shares (the “Share Certificates”) (or affidavits and indemnities of loss in lieu of the Share Certificates as provided in Section 2.04(c)) or any steps to be taken in respect of non-certificated Shares represented by book entry (“Uncertificated Shares”) and/or such other documents as may be required in exchange for the Per Share Merger Consideration. Promptly following any Shares ceasing to be Dissenting Shares pursuant to Section 2.03(b) (and in any event within five (5) Business

Days thereafter), Parent shall cause the Paying Agent to mail the documents described in the immediately preceding sentence to the person who was, at the Effective Time, the registered holder of such Shares. Upon surrender of, if applicable, a Share Certificate (or affidavit and indemnity of loss in lieu of the Share Certificate as provided in Section 2.04(c)) or any documents required in respect of Uncertificated Shares and/or such other documents as may be required pursuant to such instructions to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed in accordance with the instructions thereto, each registered holder of Shares represented by such Share Certificate (or affidavits and indemnities of loss in lieu of the Share Certificates as provided in Section 2.04(c)) and each registered holder of Uncertificated Shares shall be entitled to receive in exchange for the cancellation of such Shares a check, in the amount equal to (x) the number of Shares so cancelled (whether certificated Shares represented by a Share Certificate (or in respect of which an affidavit and indemnity of loss in lieu of the Share Certificate has been given as provided in Section 2.04(c)) or Uncertificated Shares) multiplied by (y) the Per Share Merger Consideration, subject to applicable withholding in accordance with Section 2.04(i). All such cancelled Shares shall be recorded as cancelled in the register of members of the Company at the Effective Time as contemplated by Section 2.01(a), and any Share Certificate so surrendered shall forthwith be marked as cancelled. Prior to the Effective Time, Parent and the Company shall establish procedures with the Paying Agent and the Depositary to ensure that (A) the Paying Agent will transmit to the Depositary as promptly as reasonably practicable following the Effective Time an amount in cash in immediately available funds equal to the product of (x) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares) and (y) the Per ADS Merger Consideration, and (B) the Depositary will distribute the Per ADS Merger Consideration to holders of ADSs pro rata to their holdings of ADSs (other than ADSs representing Excluded Shares) upon surrender by them of the ADSs. Pursuant to the terms of the Deposit Agreement, the ADS holders will pay any applicable fees, charges and expenses of the Depositary, stock transfer or other Taxes and other government charges due to or incurred by the Depositary in connection with the distribution of the Per ADS Merger Consideration to holders of ADSs and the cancellation of ADSs. No interest shall be paid or will accrue on any amount payable in respect of any Shares or ADSs pursuant to the provisions of this Article 2.
(c)   Lost Certificates.   If the Share Certificate for any Shares (other than Excluded Shares or Dissenting Shares) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Company or the Paying Agent, the posting by such person of a bond, in such reasonable amount as the Surviving Company or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate, the Paying Agent will pay in respect of the Shares represented by such lost, stolen or destroyed Share Certificate an amount equal to the Per Share Merger Consideration multiplied by the number of Shares represented by such Share Certificate to which the holder thereof is entitled pursuant to Section 2.01(a) and Section 2.03(b).
(d)   Untraceable Shareholders.   Remittances for the Per Share Merger Consideration or the Per ADS Merger Consideration, as the case may be, shall not be sent to holders of Shares or ADSs who are untraceable unless and until, except as provided below, they notify the Paying Agent or the Depositary, as applicable, of their current contact details prior to the Effective Time. A holder of Shares or ADSs will be deemed to be untraceable if (i) such person has no registered address in the register of members maintained by the Company or the Depositary, as applicable, or (ii) on the last two consecutive occasions on which a dividend has been paid by the Company a check payable to such person either (x) has been sent to such person and has been returned undelivered or has not been cashed, or (y) has not been sent to such person because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or the Depositary, as applicable, or (iii) notice of the Shareholders’ Meeting convened to vote on the Merger has been sent to such person and has been returned undelivered. Monies due to shareholders of the Company (including holders of ADSs) who are untraceable shall be returned to the Surviving Company on demand and held in a non-interest bearing bank account for the benefit of shareholders of the Company (including holders of ADSs) who are untraceable. Holders of Shares or ADSs who are untraceable but subsequently wish to receive any monies otherwise payable in respect of the Merger within applicable time limits or limitation periods will be advised to contact the Surviving

Company. Monies unclaimed after a period of six (6) years from the Closing Date shall be forfeited and shall revert to the Surviving Company.
(e)   Adjustments to Merger Consideration.   The Per Share Merger Consideration and the Per ADS Merger Consideration shall be equitably adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Shares or ADSs occurring on or after the date hereof and prior to the Effective Time and to provide to the holders of Shares (including Shares represented by ADSs) and Company Options the same economic effect as contemplated by this Agreement prior to such action; provided that nothing in this Section 2.04(e) shall be construed to permit any Group Company or any other person to take any action that is otherwise prohibited by the terms of this Agreement.
(f)   Investment of Exchange Fund.   The Exchange Fund, pending its disbursement to the holders of Shares and/or ADSs, shall be invested by the Paying Agent as reasonably directed by Parent or, after the Effective Time, the Surviving Company; provided that such investments shall be in obligations of or guaranteed by the United States, in commercial paper obligations rated the highest quality by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank deposit accounts, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding US$1 billion, or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months; provided further that no such investment or losses shall affect the amounts payable to such holders and Parent or the Surviving Company, as applicable, shall promptly replace or restore, or cause to be replaced or restored any funds deposited with the Paying Agent that are lost through any investment or diminished for other reasons to the extent necessary to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to pay the Merger Consideration. Earnings from investments shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable for Merger Consideration shall become the sole and exclusive property of Parent and the Surviving Company. Except as contemplated by Section 2.04(b), Section 2.04(d), this Section 2.04(f) and Section 2.04(g), the Exchange Fund shall not be used for any other purpose.
(g)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains unclaimed by the holders of Shares or ADSs for six (6) months after the Effective Time shall be delivered to the Surviving Company upon demand, and any holders of Shares and/or ADSs (other than Excluded Shares and Dissenting Shares) who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Company for the cash to which they are entitled pursuant to Section 2.01(a), Section 2.01(b) or Section 2.03(b).
(h)   No Liability.   None of the Paying Agent, the Consortium Members, the Surviving Company, the Depositary or their respective Affiliates shall be liable to any former holder of Shares for any such Shares (including Shares represented by ADSs) (or dividends or distributions with respect thereto), or cash properly delivered to a public official pursuant to any applicable abandoned property, bona vacantia, escheat or similar Laws. Any amounts remaining unclaimed by such former holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Laws, the property of the Surviving Company or its designee, free and clear of all claims or interest of any person previously entitled thereto.
(i)   Withholding Rights.   Notwithstanding anything herein to the contrary, each of the Surviving Company, the Paying Agent, Parent, MidCo, Merger Sub and the Depositary shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, ADSs or Company Options such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Tax Law. To the extent that amounts are so withheld by the Surviving Company, the Paying Agent, Parent, MidCo, Merger Sub or the Depositary, as the case may be, such withheld amounts shall be (i) remitted by the Surviving Company, the Paying Agent, Parent, MidCo, Merger Sub or the Depositary, as applicable, to the applicable Governmental Authority and (ii) to the extent so remitted, treated for all purposes of this Agreement as having been paid to the holder of Shares, ADSs or Company Options in respect of which such deduction and withholding was made by the Surviving Company, the Paying Agent, Parent, MidCo, Merger Sub or the Depositary, as the case may be.
Section 2.05.   No Transfers.   From and after the Effective Time, (a) there shall be no registrations of transfers in the register of members of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time, and (b) the holders of Shares (including Shares represented by ADSs) issued and outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Share Certificates or Uncertificated Shares presented to the Paying Agent, Parent or Surviving Company for transfer or any other reason shall be cancelled, in exchange for the right to receive the cash consideration to which the holders thereof are entitled under this Article 2 in the case of Shares other than Excluded Shares and Dissenting Shares, and for no consideration in the case of Excluded Shares and only in accordance with Section 2.03 in the case of Dissenting Shares.
Section 2.06.   Termination of Deposit Agreement.   As soon as reasonably practicable after the Effective Time, the Surviving Company shall provide notice to The Bank of New York Mellon (the “Depositary”) to terminate the deposit agreement, dated March 31, 2021, entered into by and among the Company, the Depositary and all holders from time to time of ADSs issued thereunder (the “Deposit Agreement”) in accordance with its terms.
ARTICLE 3
Representations and Warranties of the Company
The Company hereby represents and warrants to Parent, MidCo and Merger Sub that, except: (a) as set forth in the disclosure schedule delivered by the Company to, and accepted by, Parent contemporaneously with the execution of this Agreement (the “Company Disclosure Schedule”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply and qualify only the section or subsection of this Agreement to which it corresponds in number along with each other section or subsection of this Agreement to which the relevance of such information is reasonably apparent on the face of such disclosure); or (b) as disclosed in the Company SEC Reports filed and publicly available after January 1, 2022 and prior to the date that is two (2) Business Days prior to the date hereof (without giving effect to any amendment to any such Company SEC Report filed on or after the date that is two (2) Business Days prior to the date hereof and excluding any disclosures in the Company SEC Reports contained or referenced therein (i) under the captions “Risk Factors” and “Forward Looking Statements” and (ii) under any other section relating to information, factors or risks that are general, nonspecific, predictive, forward-looking or cautionary in nature, in each case, other than any specific factual information contained therein) to the extent that it is reasonably apparent that a matter disclosed in the Company SEC Reports is applicable to a section or subsection of the Company Disclosure Schedule and the section or subsection of this Agreement to which it corresponds in number (it being understood that any matter disclosed in the Company SEC Reports shall not be deemed disclosed for purposes of Section 3.03, Section 3.09 and Section 5.01):
Section 3.01.   Organization, Good Standing and Qualification; Subsidiaries.   (a) Each Group Company is a legal entity duly organized or formed, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the Laws of the jurisdiction of its organization or formation, and has the requisite corporate or similar power and authority and the necessary governmental approvals to own, lease, operate and use its properties and assets and to carry on its business as it is now being conducted and is qualified or licensed to do business and is in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the character of the properties and assets owned, leased, operated or used by it or the nature of its business makes such qualification or licensing necessary, except where the failure of any Group Company to be so organized, existing or in good standing or of any Group Company to have such power, authority or approval has not had and would not reasonably be expected to, individually or in the aggregate, (i) have a material adverse effect on the Company and its Subsidiaries taken as a whole or (ii) prevent or materially delay the consummation of any of the Transactions by the Company or otherwise have a material adverse effect on the ability of the Company to perform its material obligations under this Agreement. For purposes of this Section 3.01(a), the term “Group Company” shall be deemed to include any of the branch offices of any Group Company, in addition to the Company and its Subsidiaries.

(b)   Section 3.01(b) of the Company Disclosure Schedule sets forth a true and complete list of each Group Company and each other entity in which a Group Company owns or otherwise holds any equity interest as of the date hereof, together with (i) the jurisdiction of organization or formation of each such Group Company or other entity, (ii) the percentage of the outstanding issued share capital or registered capital, as the case may be, of each such Group Company or other entity owned or otherwise held by such Group Company, and (iii) the other shareholder(s) of such Group Company or other entity. The corporate structure of the Group Companies and the ownership among the Group Companies and the establishment thereof are in compliance with all applicable Laws. Except as set forth in Section 3.01(b) of the Company Disclosure Schedule and to the knowledge of the Company, (x) there are no other corporations, partnerships, joint ventures, associations, or entities through which any Group Company conducts business, or other entities in which a Group Company controls or owns, of record or beneficially, any direct or indirect equity or other interest or right (contingent or otherwise) to acquire the same, and (y) no Group Company is a participant in (nor is any part of their businesses conducted through) any joint venture, partnership, or similar arrangement.
(c)   Pursuant to the Control Documents with respect to the VIE Entity, (i) the applicable WFOE of the Company has had and will continue to have exclusive control over the VIE Entity and its Subsidiaries and is entitled to all of the economic benefits and residual returns from the operations of the VIE Entity and its Subsidiaries; and (ii) the VIE Entity is a “variable interest entity” of the Company and its financial results have been and will continue to be consolidated into consolidated financial statement of the Company as if it were a wholly-owned Subsidiary of the Company, under the GAAP.
Section 3.02.   Memorandum and Articles of Association.   The Company has heretofore furnished to Parent a complete and correct copy of the memorandum and articles of association or equivalent organizational documents, each as amended to date, of each Group Company. Such memorandum and articles of association or equivalent organizational documents are in full force and effect as of the date hereof and, if so required under applicable Law, have been duly approved by or registered with, as applicable, by the appropriate Governmental Authorities. No Group Company is in violation of any of the provisions of its memorandum and articles of association or equivalent organizational documents in any material respect.
Section 3.03.   Capitalization.   (a) The authorized share capital of the Company is US$120,000 divided into 1,200,000,000 Shares of a par value of US$0.0001 each, comprising of (i) 840,000,000 Class A Ordinary Shares, (ii) 240,000,000 Class B Ordinary Shares and (iii) 120,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the Company Board may determine in accordance with Article 9 of the articles of association of the Company. As of the close of business in New York City on July 31, 2025, (A) 433,223,191 Class A Ordinary Shares are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and non-assessable, (B) 73,973,970 Class B Ordinary Shares are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and non-assessable, and (C) 19,674,986 Class A Ordinary Shares are issued to the Depositary and reserved for future issuance pursuant to the outstanding Company Options (and for the avoidance of doubt are not included in the number of issued and outstanding Class A Ordinary Shares set forth in the foregoing clause (A)).
(b)   Except for the Company Options referred to in Section 3.03(a) and rights under the Control Documents, there are no restricted shares, restricted share units, options, warrants, preemptive rights, conversion rights, redemption rights, share appreciation rights, repurchase rights, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments of any character issued by any Group Company relating to the issued or unissued share capital of any Group Company or obligating any Group Company to issue, transfer or sell or cause to be issued, transferred or sold any Equity Securities of any Group Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of any Group Company and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no outstanding contractual obligations of any Group Company to repurchase, redeem or otherwise acquire any Equity Securities of any Group Company. The Company has not issued and does not have outstanding any bonds, debentures, notes or other obligations that provide the holders thereof with the right to vote (or are convertible into or exchangeable or exercisable for securities having the right to vote) on any matter on which the shareholders of the Company may vote.

(c)   Section 3.03(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of holder of such Company Option (only to the extent such holder is a Management Party or his or her Affiliate); (ii) the number of Class A Ordinary Shares subject to such Company Option; (iii) the exercise or purchase price of such Company Option; (iv) the date on which such Company Option was granted; (v) the vesting status of such Company Option; and (vi) the date on which such Company Option expires. The grant of each such outstanding Company Option was validly made and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with the terms of the relevant Company Share Plan, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the NASDAQ Stock Market LLC (“NASDAQ”) and all other applicable Laws. Except as set forth in Section 3.03(c) of the Company Disclosure Schedule or otherwise provided in this Agreement, there are no commitments or agreements of any character to which any Group Company is bound obligating such Group Company to accelerate or otherwise alter the vesting of any Company Option as a result of the Transactions.
(d)   All Shares subject to issuance upon due exercise of a Company Option, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. The Company has made available to Parent accurate and complete copies of (i) the Company Share Plan pursuant to which the Company has granted the Company Options that are currently outstanding, and (ii) the form of award agreement evidencing such Company Options. There are no award agreements evidencing any Company Options with terms that are materially different from those set forth in the form of award agreement that has been made available to Parent.
(e)   The outstanding shares, share capital or registered capital, as the case may be, of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid (except for any registered capital not due for payment) and non-assessable, and the portion of the outstanding shares, share capital or registered capital, as the case may be, of each of the Company’s Subsidiaries and such other entities listed or referred to in Section 3.01(b) of the Company Disclosure Schedule that is owned by any Group Company is owned by such Group Company free and clear of all Liens, other than the Controlled Entities to the extent they are subject to their respective Control Documents. Such Group Company has the unrestricted right to vote, and (subject to limitations imposed by applicable Law and the applicable constitutional documents) to receive dividends and distributions on, all such Equity Securities. The outstanding shares, share capital or registered capital, as the case may be, of each of the Company’s Subsidiaries is not subject to any outstanding obligations of any Group Company requiring the registration under any securities Law for sale of such shares, share capital or registered capital, as the case may be. Other than as set forth in the Control Documents, there are no outstanding contractual obligations of any Group Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any of the Company’s Subsidiaries.
(f)   Except for the Company Share Plan disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries makes or adopts any option plans or employee incentive plans or reserves any shares, registered capital or share capital for any directors, officers, employees or consultants of any Group Company.
Section 3.04.   Authority Relative to Transaction Documents; Fairness.   (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Plan of Merger and any other Transaction Document to which the Company is a party, and to perform its obligations hereunder and thereunder and, subject to receipt of the Requisite Company Vote, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, the Plan of Merger and any other Transaction Document to which the Company is a party, and the consummation by the Company of the Transactions have been duly authorized by the Company Board and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, the Plan of Merger and any other Transaction Document to which the Company is a party, and the consummation by it of the Transactions, in each case, subject only to the authorization and approval by way of a shareholders’ special resolution of this Agreement, the Plan of Merger and the Transactions by the affirmative vote of at least two-thirds (2/3) of the votes cast by the holders of Shares present and voting in person or by proxy as a single class at the Shareholders’ Meeting (the “Requisite Company Vote”) in accordance with Section 233(6) of the CICA and the memorandum and articles of association of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, MidCo and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (the “Bankruptcy and Equity Exception”).
(b)   As of the date hereof, the Special Committee comprises three (3) members of the Company Board, each of whom qualifies as an “independent director” (as such term is defined in NASDAQ Stock Market Rule 5605(a)(2)). The Company Board, acting upon the unanimous recommendation of the Special Committee, by resolutions duly adopted by majority vote of those directors voting at a meeting duly called and held and not subsequently rescinded or modified in a manner adverse to the Consortium Members, has (i) determined that it is fair to, and in the best interests of, the Company and its shareholders (other than the holders of Excluded Shares), and declared it advisable, for the Company to enter into this Agreement, the Plan of Merger and any other Transaction Document to which the Company is a party, and consummate the Transactions, including the Merger; (ii) authorized and approved the execution, delivery and performance of this Agreement, the Plan of Merger and any other Transaction Document to which the Company is a party, and the consummation of the Transactions, including the Merger; (iii) resolved to recommend the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, to the holders of Shares (the “Company Recommendation”) and direct that this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, be submitted for approval by the shareholders of the Company at the Shareholders’ Meeting; and (iv) taken all such actions as may be required to enter into this Agreement, and, as of the Closing Date, shall have taken actions as may be required to be taken by the Company to effect the Transactions, including the Merger, including obtaining any necessary consents in respect of the Company Share Plan.
(c)   The Special Committee has received the written opinion of Kroll, LLC, operating through its Duff & Phelps Opinion Practice, as independent financial advisor to the Special Committee (the “Financial Advisor”) to the effect that, as of the date of such opinion, based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, to the effect that, the Per Share Merger Consideration to be received by the holders of Shares (other than Excluded Shares, the Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing Excluded Shares) are fair, from a financial point of view, to such holders, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement solely for informational purposes. The Financial Advisor has consented to the inclusion of a copy of such opinion in the Proxy Statement and Schedule 13E-3. It is agreed and understood that such opinion may not be relied on by Parent, MidCo, Merger Sub or any of their Affiliates.
Section 3.05.   No Conflict; Required Filings and Consents.   (a) The execution and delivery of this Agreement or the Plan of Merger by the Company do not, and the performance of this Agreement or the Plan of Merger by the Company and the consummation of the Transactions will not, (i) assuming that the Requisite Company Vote is obtained, conflict with or violate the memorandum and articles of association of the Company or any equivalent organizational documents of any other Group Company, (ii) assuming (solely with respect to performance of this Agreement and consummation of the Transactions) that the matters referred to in Section 3.05(b) are complied with and the Requisite Company Vote is obtained, conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to any Group Company or by which any property or asset of any Group Company is bound or affected, or (iii) violate, conflict with, require consent under, result in any breach of, result in loss of benefit under, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of any Group Company pursuant to, any Material Contract or obligation to which any Group Company is a party or by which any of their respective properties or assets are bound, except, with respect to clauses (ii) and (iii), for any such conflict, violation, breach, default, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to (A) have a material adverse effect on the Company and its Subsidiaries taken as a whole or (B) prevent or materially delay the consummation of any of the Transactions by the Company or otherwise have a material adverse effect on the ability of the Company to perform its material obligations under this Agreement.
(b)   The execution and delivery of this Agreement or the Plan of Merger by the Company do not, and the performance of this Agreement or the Plan of Merger by the Company and the consummation by the Company of the Transactions will not, require any Group Company to obtain any consent, approval, authorization or permit of, or filing with or notification to, any nation or government, any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or government or political subdivision thereof, in each case, whether foreign or domestic and whether national, supranational, federal, provincial, state, regional, local or municipal (each, a “Governmental Authority”), except for (i) compliance with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder (including the joining of the Company in the filing of a Schedule 13E-3, the furnishing of a Form 6-K with the Proxy Statement, and the filing or furnishing of one or more amendments to the Schedule 13E-3 and such Form 6-K to respond to comments of the Securities and Exchange Commission (the “SEC”), if any, on such documents), (ii) compliance with the rules and regulations of NASDAQ, (iii) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICA and the publication of notification of the Merger in the Cayman Islands Government Gazette pursuant to the CICA, (iv) the PRC Antitrust Clearance, (v) the ODI Approvals, (vi) consents, approvals, authorizations or permits of, or filings with or notifications to, the Governmental Authorities set forth in Section 3.05(b) of the Company Disclosure Schedule, and (vii) any such other consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to (A) have a material adverse effect on the Company and its Subsidiaries taken as a whole or (B) prevent or materially delay the consummation of any of the Transactions by the Company or otherwise have a material adverse effect on the ability of the Company to perform its material obligations under this Agreement.
Section 3.06.   Permits; Compliance with Laws.   (a) Each of the Group Companies is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for it to own, lease, operate and use its properties and assets or to carry on its business as it is now being conducted except for any such franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders, the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (those the absence of which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, collectively, the “Material Company Permits”). All of the Material Company Permits are valid and in full force and effect and passed their respective annual or periodic inspection or renewal in accordance with applicable Laws in all material respects and no suspension or cancellation of any of the Material Company Permits is pending or, to the knowledge of the Company, threatened, except for any suspensions or cancellations that would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies taken as a whole. Each of the Group Companies is in material compliance with the terms of the Material Company Permits. Without limiting the generality of the foregoing, all permits, licenses and approvals by, and filings and registrations and other requisite formalities with, the Governmental Authorities in the PRC that are required to be obtained or made in respect of each Group Company established in the PRC with respect to its establishment, capital structure, business and operations as it is now being conducted, except for any such permits, licenses and approvals by, and filings and registrations with, such Governmental Authorities, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies taken as a whole. With respect to any business carried out by any Group Company in the PRC, such Group Company has not violated any PRC Law that imposes any prohibition or restriction on foreign investment. Each Group Company that is established in the PRC has been conducting its business activities within its permitted scope of business, and has been operating its business in compliance with all relevant legal requirements and with all requisite permits, licenses and approvals granted by, and filings and registrations made with the competent Governmental Authorities of the PRC, except for any violation, failure or obligation that, individually or in the aggregate, would not reasonably be expected to be material to the Group Companies taken as a whole.

(b)   The Group Companies are and have been in all material respects in compliance with all applicable Laws and the applicable listing, corporate governance and other rules and regulations of NASDAQ. No event has occurred and no circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by any Group Company of, or a failure on the part of such entity to comply with, any applicable Laws, or (ii) may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for, in each case of (i) and (ii), any violation, failure or obligation that, individually or in the aggregate, would not reasonably be expected to be material to the Group Companies taken as a whole. No Group Company is in default, breach or violation of any Law applicable to it (including (A) any Law applicable to its business, (B) any Tax Law, and (C) any Law related to the protection of Personal Data) or by which any of its share, security, equity interest, property or asset is bound or affected, except for any violation, failure or obligation that, individually or in the aggregate, would not reasonably be expected to be material to the Group Companies taken as a whole. No Group Company has received any written notice or communication of any material non-compliance with any applicable Law that has not been cured.
(c)   In the past five (5) years, no Group Company, any of their respective directors, officers, board of directors (supervisory and management) members, or, to the knowledge of the Company, any of their respective employees, agents, representatives or other persons acting on behalf of any Group Company (collectively, the “Company Representatives”) has violated any Anticorruption Law, nor has any Group Company, any of their respective directors, officers, supervisory or management board members, or, to the knowledge of the Company, any Company Representative (i) made or given any bribe, rebate, payoff, influence payment, kickback or any other type of payment that would violate any applicable Anticorruption Laws, or (ii) offered, paid, promised to pay or authorized the payment of any money or anything of value, to any Government Official in a manner which would violate any applicable Anticorruption Laws.
(d)   In the past five (5) years, no Group Company has conducted or initiated any internal investigation or made a voluntary, directed, involuntary or other disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any non-compliance with any Anticorruption Law. No Group Company, nor any of their respective directors, officers, board of directors (supervisory and management) members, or, to the knowledge of the Company, any Company Representative has received any written notice, request, allegation or citation for any actual or potential non-compliance with any Anticorruption Law. The Group Companies have implemented policies and procedures designed to ensure that each Group Company and the employees and other intermediaries of the Group Companies comply with all applicable Anticorruption Laws. The Group Companies have implemented and maintain effective internal controls reasonably designed to prevent and detect violations of Anticorruption Laws. The Group Companies have maintained accurate books and records in compliance with all applicable Anticorruption Laws.
(e)   The Group Companies are in compliance with all of the SAFE Rules and Regulations and duly and lawfully obtained all requisite permits, licenses, approvals, filings and registrations and other requisite formalities with the SAFE as required under the SAFE Rules and Regulations which are in full force and effect, except for any non-compliance that would not reasonably be expected to be material to the Group Companies taken as a whole.
(f)   No Group Company, any of their respective directors, officers, board of directors (supervisory and management) members, or, to the knowledge of the Company, any of the Company Representatives is a Prohibited Person, and no Prohibited Person has been given an offer to become an employee, officer, consultant or director of any Group Company. No Group Company has engaged in any business or dealings, directly or indirectly, involving or relating to (i) a Sanctioned Jurisdiction; or (ii) a Prohibited Person.
Section 3.07.   SEC Filings; Financial Statements.   (a) The Company has filed or otherwise furnished (as applicable), all forms, reports, statements, schedules and other documents required to be filed with or furnished to the SEC by the Company (including any amendments thereto, collectively, the “Company SEC Reports”) since January 1, 2022. As of the date of filing, in the case of Company SEC Reports filed pursuant to the Exchange Act (and to the extent such Company SEC Reports were amended, then as of the date of filing of such amendment), and as of the date of effectiveness in the case of Company SEC Reports filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (and to the extent such Company SEC Reports were amended, then as of the date of effectiveness of such amendment), the Company SEC Reports (i) complied in all material respects with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the date so filed or effective, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading as of its filing date or effective date (as applicable).
(b)   Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented, in all material respects, the consolidated financial position, results of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments which are not material in the aggregate and the exclusion of certain notes in accordance with the rules of the SEC relating to unaudited financial statements), in each case in accordance with GAAP, except as may be noted therein.
(c)   Except as and to the extent set forth in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company’s annual report on Form 20-F filed with the SEC on April 28, 2025, no Group Company has outstanding (i) any Indebtedness or any commitments therefor, or (ii) any other liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (A) incurred in the ordinary course of business consistent with past practice since December 31, 2024, (B) incurred pursuant to this Agreement or in connection with the Transactions, or (C) which do not, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   The Company has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company SEC Report. The Company is in compliance, in all material respects, with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company has established and maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act to ensure that all material information concerning the Company and its Subsidiaries required to be included in reports filed under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents, and to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Other than those disclosed in the Company SEC Reports filed and publicly available after January 1, 2022 and prior to the date that is two (2) Business Days prior to the date hereof, neither the Company nor, to the knowledge of the Company, its independent registered public accounting firm has identified or been made aware of any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the internal controls and procedures of the Company that are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial data. To the knowledge of the Company, there is, and since January 1, 2022, there has been, no fraud or allegation of fraud, whether or not material, that involves (or involved) the management of the Company or other employees who have (or had) a significant role in the internal controls over financial reporting utilized by the Company. As used in this Section 3.07, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
(e)   The Group Companies maintain a system of internal control over financial reporting that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with GAAP and include those policies and procedures that are designed to (i) provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations, (ii) require the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of a Group Company’s assets, (iii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with GAAP, (iv) provide reasonable assurance that receipts and expenditures of the Company are permitted only in accordance with appropriate authorization, (v) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a Group Company’s assets that would have a material effect on the consolidated financial statements, and (vi) provide reasonable assurance that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
Section 3.08.   Proxy Statement.   The information supplied by the Company for inclusion in the Proxy Statement (including any amendment or supplement thereto or document incorporated by reference therein) and the Schedule 13E-3 (including any amendment or supplement thereto or document incorporated by reference therein including the notice of the Shareholders’ Meeting and the form of proxy) shall not (a) on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to shareholders of the Company or at the time of the Shareholders’ Meeting, contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) on the date the Schedule 13E-3 and any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent, MidCo, Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.
Section 3.09.   Absence of Certain Changes or Events.   Since December 31, 2024, except as expressly contemplated by this Agreement or otherwise disclosed by the Company in the Company SEC Reports, each Group Company has conducted business in all material respects in the ordinary course of business and in a manner consistent with past practice, and (a) there has not been any Company Material Adverse Effect, or any change, event, development, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, and (b) there has not been any receiver, trustee, administrator or other similar person appointed in relation to the affairs of the Company or its property or any part thereof.
Section 3.10.   Absence of Litigation.   There is no litigation, hearing, suit, claim, action, proceeding or investigation (an “Action”) pending or, to the knowledge of the Company, threatened against any Group Company, or any share, security, equity interest, property or asset of any Group Company, before any Governmental Authority which (a) has or would reasonably be expected to have a Company Material Adverse Effect, (b) seeks to enjoin, restrain or prevent the Merger or the other Transactions, or (c) prevents, materially delays or materially impedes or, if decided adversely against the Company, would reasonably be expected to prevent, materially delay or materially impede, the performance by the Company of its obligations under this Agreement or the consummation of the Transactions.
Section 3.11.   Employee Benefit Plans.   With respect to each Company Employee Plan, copies of such Company Employee Plan have been disclosed in the Company SEC Reports or have otherwise been made available by the Company to Parent. Each Company Employee Plan has been established, operated and maintained in compliance with its terms and with applicable Law, except for any non-compliance that would not reasonably be expected to be material to the Group Companies taken as a whole.
(a)   All contributions or other amounts payable by a Group Company with respect to each Company Employee Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles. There are no claims (other than for benefits incurred in the ordinary course) or Actions pending, or, to the knowledge of the Company, threatened against any Company Employee Plan or against the assets of any Company Employee Plan which could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(b)   Except as expressly provided under this Agreement, neither the execution of this Agreement, shareholder approval of this Agreement, nor the consummation of the Transactions alone (whether alone or in connection with any additional or subsequent events such as a termination of employment), will (i) entitle any current or former director, employee or consultant of any Group Company to material compensation in the form of a severance payment or similar payment, (ii) accelerate the time of payment or vesting or result in any payment or funding of compensation or benefits under, increase the amount payable or result in any other obligation pursuant to, any of the Company Employee Plans, or (iii) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Employee Plan on or following the Effective Time.
Section 3.12.   Labor and Employment Matters.   (a) Except as would not be material to the Group Companies taken as a whole, neither the Company nor any of its Subsidiaries is a party to, or bound by, or currently negotiating in connection with entering into, any collective bargaining agreements or labor contracts or understandings with any labor unions, works councils, or labor organizations. Except for matters that would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies taken as a whole, there is no (i) material unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries relating to their businesses, (ii) activity or proceeding by a labor union or representative thereof to the knowledge of the Company to organize or represent any current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries (each, an “Employee”), or (iii) lockout, strike, slowdown, work stoppage or threat thereof by or with respect to any Employees, and during the last three (3) years there has not been any such action.
(b)   There are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened in writing to be brought by or filed with any Governmental Authority or otherwise based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its Subsidiaries that, if individually or collectively resolved against the Company or its Subsidiaries, would reasonably be material to the Group Companies taken as a whole.
(c)   Except as would not have a Company Material Adverse Effect, each Group Company is in compliance with all applicable Laws relating to employment and employment practices, including those related to wages, work hours, shifts, overtime, Social Security Benefits, holidays and leave, collective bargaining terms and conditions of employment and the payment and withholding of Taxes and other sums as required by the competent Governmental Authority and have withheld and paid in full to the competent Governmental Authority, or are holding for payment not yet due to such Governmental Authority, all amounts required to be withheld from or paid with respect to any of its current or former Employees or any other person (including the withholding and payment of all individual income taxes and contributions to Social Security Benefits payable), and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. For each and all labor dispatch or similar services received by each Group Company, such Group Company has entered into valid and binding agreements with respect to such services, and such Group Company is not, and, to the knowledge of the Company, the other parties thereto are not, in breach of such agreements that will be material to the Group Companies taken as a whole.
(d)   Since December 31, 2024, neither the Company nor any of its Subsidiaries has engaged in layoffs, facility closings or employment terminations that have resulted in, or would reasonably be expected to result in, material liability to the Company and its Subsidiaries under any state, local or foreign Law or regulation covering or with respect to layoffs or facility closings.
(e)   Each Group Company incorporated in the PRC has entered into labor contracts and confidentiality and non-compete agreements (which contain invention assignment clauses) with each of its Employees in accordance with applicable Law, except where any failure to do so would not, individually or in the aggregate, be material to the Group Companies taken as a whole.
Section 3.13.   Real Property; Title to Assets.   (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Lease is legal, valid, binding, enforceable and in full force and effect, subject to the Bankruptcy and Equity Exception, and neither any

Group Company (as a party to such Lease) nor, to the knowledge of the Company, any other third party to such Lease, is in material breach or default under such Lease. No Group Company owns any real property as of the date of this Agreement.
(b)   Except as would not be material to the Group Companies taken as a whole, the Company and its Subsidiaries have good and marketable title to, or a valid and binding leasehold interest in, all properties and assets (other than real property) that are necessary to conduct their respective businesses as currently conducted, in each case free and clear of all Liens, except Permitted Encumbrances. The tangible personal property and assets owned or used by the Company and its Subsidiaries (i) are usable in the ordinary course of business and, in all material respects, are adequate and suitable for the uses to which they are being put, and (ii) are in good and working order, reasonable wear and tear and immaterial defects excepted, except for any exception to the foregoing clause (i) or (ii) that would not, individually or in the aggregate, be material to the Group Companies taken as a whole.
(c)   Except as would not be material to the Group Companies taken as a whole, all the cabinets and power bank assets of the Group Companies are in good condition and ready for use of operation, or are undergoing maintenance or repair in the ordinary course of business.
Section 3.14.   Intellectual Property.   (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries own or possess adequate licenses or other rights to use (in each case, free and clear of any Liens, except for Permitted Encumbrances), all Intellectual Property used in, or necessary to conduct, the business of the Company or its Subsidiaries as currently conducted.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the use of any Intellectual Property in connection with the operation of their respective businesses or otherwise by the Company or its Subsidiaries does not infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any person and is in compliance with any applicable license pursuant to which the Company or any of its Subsidiaries acquired the right to use such Intellectual Property. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of, and, to the knowledge of the Company, there is no assertion or claim that (i) it, or the business or activities of the Company or any of its Subsidiaries (including the commercialization and exploitation of their products and services), is infringing upon, misappropriating or otherwise violating any Intellectual Property right of any person, and (ii) if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no person is infringing or misappropriating any material Intellectual Property owned by the Company or any of its Subsidiaries in any material respect.
(c)   With respect to each Intellectual Property owned by any Group Company, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, such Group Company is the owner of the right, title and interest in and to such Intellectual Property, and is entitled to use, transfer and license such Intellectual Property in the continued operation of its respective business.
(d)   With respect to each Intellectual Property licensed to any Group Company, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i)such Group Company has the right to use such Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Intellectual Property, and (ii)to the knowledge of the Company, as of the date of this Agreement, no party to any license of such Intellectual Property is in material breach thereof or default thereunder.
(e)   Except as would not be material to the Group Companies taken as a whole, (i) a Group Company owns or has a valid right or license to use or otherwise exploit all Software used in connection with the businesses of the Group Companies as currently conducted, (ii) a Group Company possesses the source code, object code and documentation for all such Software that is proprietary to and owned by any Group Company (the “Company Owned Software”), (iii) no other person has any ownership right or interest in any Company Owned Software, (iv) the Group Companies have not disclosed the source code for any Company Owned Software to any person (other than to Parent and its Representatives for due diligence purposes in connection with the Transactions), and (v) other than those subject to open source license/codes, no such Software is subject to any obligation (including the terms of any open source license) that would require any Group Company to (A) disclose to any person any source code or trade secret that is part of any Company Owned Software, (B) not charge fees or other consideration for such Software, or (C) grant any right to any person to decompile or otherwise reverse-engineer such Software.
(f)   Except as would not be material to the Group Companies taken as a whole, the Company IT Assets are reasonably adequate and sufficient for, and operate and perform in accordance with their documentation and functional specifications and otherwise as required in connection with, the operation of the Company’s and its Subsidiaries’ businesses and the protection of trade secrets by the Group Companies. The Company and its Subsidiaries have implemented reasonable backup, security and disaster recovery measures and technology consistent with industry practices.
Section 3.15.   Privacy and Data Security.   (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Group Company complies, and at all times has complied, with all applicable Privacy Laws, applicable Privacy Policies and applicable contractual obligations of the Company and its Subsidiaries governing privacy, data protection, and data security with respect to the Processing of Personal Data by the Company and its Subsidiaries. There is no, and has not been any, (i) Action of any nature pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to privacy, data protection or data security with respect to the Processing of Personal Data by the Company and its Subsidiaries; or (ii) written notice of any actual or asserted non-compliance with any Law to which the Company or any of its Subsidiaries is subject relating to privacy, data protection or data security with respect to the Processing of Personal Data by the Company, except for any exception to the foregoing clause (i) or (ii) that would not, individually or in the aggregate, be material to the Group Companies taken as a whole.
(b)   The IT Assets of the Company and its Subsidiaries, including any portions thereof that are provided or operated by third party service providers, are reasonably adequate and sufficient to protect the privacy and confidentiality of all Personal Data and third party information in compliance with reasonable industry practices and all applicable Privacy Laws and agreements, except to the extent that any failure to do so would not, individually or in the aggregate, be material to the Group Companies taken as a whole.
Section 3.16.   Products.   (a) Each of the products produced, manufactured, let or otherwise furnished by or on behalf of any Group Company is, and at all times up to and including the retirement thereof has been, in compliance with all applicable Law in all material respects. Except where such defect or failure to contain adequate warnings would not be material to the Group Companies taken as a whole, there is no design defect with respect to any of such products and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable Law. All aspects (including without limitation specifications) of each of the products produced, manufactured, let or otherwise furnished by or on behalf of any Group Company are, and at all times up to and including the retirement thereof have been, in material compliance with the applicable Material Contracts. The Group Companies have appropriate quality control procedures in place to ensure that their products and services are safe and in all material respects comply with all applicable Laws, contractual specifications and other applicable standards.
(b)   During the past three (3) years, no Group Company has received any notice in connection with any product produced, manufactured, let or otherwise furnished by or on behalf of such Group Company of any claim or allegation against such Group Company, or been a party to, subject to or threatened in writing with, any action against or affecting, such Group Company relating to a breach of product safety regulations under applicable Law or in relation to the production, manufacturing, storage, quality, packaging or labeling of any product produced, manufactured, let or otherwise furnished by or on behalf of such Group Company, in each case except as would not be material to such Group Company. During the past three (3) years, no product has been subject to a voluntary recall by any Group Company, the manufacturer or distributor of such product or any Governmental Authority, nor subject to a written threat of such recall.
Section 3.17.   Taxes.   (a) Each Group Company has duly and timely filed all material Tax Returns and reports required to be filed by it and has timely paid and discharged all material Taxes required to be paid or discharged (whether or not reflected on a Tax Return), other than such payments as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company’s financial statements in accordance with GAAP. All such Tax Returns are true, accurate and complete in all material respects. No Tax authority or agency or other Governmental Authority has asserted or, to the knowledge of the Company, threatened to assert against any Group Company any material deficiency or claim for any material Taxes or interest thereon or penalties in connection therewith. As of the date hereof, there are no pending or, to the knowledge of the Company, threatened Actions for the assessment or collection of any Taxes against any Group Company. No Group Company has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.
(b)   As of the date hereof, no audit or other examination or administrative, judicial or other proceeding of, or with respect to, any material Tax Return or Taxes of any Group Company is currently in progress, and no Group Company has been notified of any request for, or, to the knowledge of the Company, any threat of, such an audit or other examination or administrative, judicial or other proceeding. As of the date hereof and to the knowledge of the Company, no claim has been made by any Governmental Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by, or to any obligation to file any Tax Return in, such jurisdiction.
(c)   No Group Company incorporated outside the PRC takes the position for tax purposes that it is a “resident enterprise” of the PRC and no Group Company is Tax resident or is required to file a Tax Return in any jurisdiction other than its jurisdiction of formation.
(d)   Except as would not be material to the Group Companies taken as a whole, each Group Company has, in accordance with applicable Law, duly registered with the relevant Governmental Authority, obtained and maintained the validity of all national and local tax registration certificates and complied in all material respects with all requirements imposed by such Governmental Authorities. Each submission made by or on behalf of any Group Company to any Governmental Authority in connection with obtaining Tax exemptions, Tax holidays, Tax deferrals, Tax incentives or other preferential Tax treatments or Tax rebates was accurate and complete in all material respects at the time of its submission and none of such Tax exemptions, holidays, deferrals, incentives, or other preferential treatments or rebates contained any material misstatement or material omission that would have affected the granting of such Tax exemptions, holidays, deferrals, incentives or other preferential treatments or rebates. No suspension, revocation or cancellation of any Tax exemptions, holidays, deferrals, incentives, or other preferential treatments or rebates is pending or, to the knowledge of the Company, threatened. The Transactions will not have any material adverse effect on the continued validity and effectiveness of any such Tax exemptions, holidays, deferrals, incentives, or other preferential treatments or rebates and will not result in the claw-back or recapture of any such Tax exemptions, preferential treatments or rebates.
(e)   The Group Companies have complied in all material respects with all applicable Laws relating to (i) the withholding and payment over to the appropriate Governmental Authority of all Taxes required to be withheld by the Group Companies, and (ii) information reporting with respect to, any payment made or received by the Group Companies (including those relating to the individual income tax obligations of the employees of the Group Companies).
(f)   No Group Company is a party to, or liable to any person for any material amount under, any Tax Sharing Agreement.
(g)   No Group Company (i) has ever been a member of an affiliated group filing a consolidated, combined, unitary, affiliated or similar Tax Return (other than a group the common parent of which was a Group Company) or (ii) has any material liability for the Taxes of any person (other than any of the Group Companies due to being a member of a group described in clause (i)), as a transferee or successor, by contract, or otherwise.
(h)   None of the shares, securities, equity interests, property or assets of the Group Companies are subject to Liens for any material Taxes (other than Liens for Taxes that are not yet due).
(i)   None of the Group Companies (i) is or has been treated as a “United States person” for U.S. income tax purposes within the meaning of Section 7701(a)(30) of the Code, (ii) is or has ever been engaged in a trade or business connected with the United States for purposes of Section 864 of the Code (or otherwise for U.S. income tax purposes), (iii) filed or was ever required to file any Tax Returns in the United States or any jurisdiction or subdivision thereof or (iv) filed any entity classification election for U.S. federal income tax purposes.
(j)   Each of the Group Companies is in compliance in all material respects with all transfer pricing documentation and other requirements in all jurisdictions in which such Group Company does business and all material transactions between or among the Group Companies have occurred on arm’s-length terms.
(k)   Each of the Group Companies is tax resident solely in its country of organization. None of the Group Companies has a permanent establishment outside of its jurisdiction of tax residence.
(l)   Each of the Group Companies is in possession of all material records and documentation it is obliged by applicable Law to hold, maintain, preserve, and/or retain for any Tax purpose.
Section 3.18.   No Secured Creditors; Solvency.   (a) The Company has no secured creditors holding a fixed or floating security interest.
(b)   No Group Company has taken any steps to seek protection pursuant to any bankruptcy Law, nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so. The Group Companies on a consolidated basis are not, as of the date hereof, Insolvent.
Section 3.19.   Material Contracts.   (a) Subsections (i) through (xviii) of Section 3.19(a) of the Company Disclosure Schedule set forth an accurate and complete list of all of the following types of Contracts to which any Group Company is a party as of the date hereof, excluding in each case, Contracts under which such Group Company has no material outstanding rights or obligations (such Contracts as are required to be set forth in Section 3.19(a) of the Company Disclosure Schedule being the “Material Contracts”, and each, a “Material Contract”), and, other than this Agreement, none of the Company or any of its Subsidiaries is a party to or bound by any Material Contracts not listed in Section 3.19(a) of the Company Disclosure Schedule:
(i)   any Contract that would be required to be filed by the Company pursuant to Item 4 of the Instructions to Exhibits of Form 20-F under the Exchange Act;
(ii)   any Contract relating to (A) the formation, creation, operation, management or control of a partnership, joint venture, limited liability company or similar arrangement with any Group Companies making investment in the amount of more than US$2,500,000, (B) strategic cooperation or partnership arrangements, or (C) other similar agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities by any Group Company in an amount material to the Company;
(iii)   any Contract involving a loan (other than accounts receivable from trade debtors in the ordinary course of business) or advance to (other than travel and entertainment allowances to the employees of the Company and any of its Subsidiaries extended in the ordinary course of business), or investment in, any person other than a Group Company or any Contract relating to the making of any such loan, advance or investment that is material to the financial status of the Company;
(iv)   any Contract involving Indebtedness of the Company or any of its Subsidiaries in excess of US$25,000,000;
(v)   any Contract granting or evidencing a Lien on any material properties or assets of the Company or any of its Subsidiaries, other than a Permitted Encumbrances;
(vi)   any Contract for the acquisition, disposition, sale, transfer or lease (including leases in connection with financing transactions) of properties or assets of the Company or any of its Subsidiaries that have a fair market value or purchase price of more than US$10,000,000 (by merger, purchase or sale of assets or stock or otherwise) or pursuant to which the Company or any of its Subsidiaries have continuing, indemnification, guarantee, “earn-out” or other contingent payment obligations;

(vii)   any Contracts relating to or in connection with any resolution or settlement of any actual or threatened material litigation, arbitration, claim or other dispute in excess of US$1,000,000;
(viii)   any Contract for the employment of any officer, individual employee or other person by the Company or any of its Subsidiaries on a full-time or consulting basis or any severance agreements calling for payments in excess of US$500,000 annually;
(ix)   any non-competition Contract or other Contract that purports to limit, curtail or restrict in any material respect the ability of the Company or any of its Subsidiaries to compete in any geographic area, industry or line of business that is material to the business of the Company;
(x)   any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any person or assets with a purchase price in excess of US$1,000,000;
(xi)   any Contract (other than Contracts granting Company Options) pursuant to which any other party has the right to terminate such Contract as a result of this Agreement or the consummation of the Transactions, including the Merger, where (A) such Contract requires any payment in excess of US$2,000,000 to be made by the Company and/or any of its Subsidiaries or (B) the value of the outstanding receivables due to the Company and/or its Subsidiaries under such Contract is in excess of US$1,000,000;
(xii)   any Contract that contains restrictions with respect to (A) payment of dividends or any distribution with respect to equity interests of the Company or any of its Subsidiaries, (B) pledging of share capital of the Company or any of its Subsidiaries or (C) issuance of guarantee by the Company or any of its Subsidiaries;
(xiii)   any Contract providing for (A) a license, covenant not to sue or other right granted by any person under any Intellectual Property to the Company or any of its Subsidiaries, (B) a license, covenant not to sue or other right granted by the Company or any of its Subsidiaries to any person under any Intellectual Property, other than agreements for off-the-shelf Software, (C) an indemnity of any person by the Company or any of its Subsidiaries against any charge of infringement, misappropriation, unauthorized use or violation of any Intellectual Property right, or (D) any royalty, fee or other amount payable by the Company or any of its Subsidiaries to any person by reason of the ownership, use, sale or disposition of Intellectual Property in each case only if material to the Group Companies taken as a whole;
(xiv)   any Contract granting a right of first refusal, first offer or first negotiation;
(xv)   any Contract outside the ordinary course of business of the Company or not on arm’s length terms between the Company or any of its Subsidiaries, on the one hand, and any Affiliate or other entity in which any Group Company has a direct or indirect equity interest, or director, or executive officer, or any person beneficially owning five percent (5%) or more of the outstanding Equity Securities of any Group Company or any of their respective Affiliates (other than the Group Companies), or Immediate Family Members or any of the respective Affiliates of such Immediate Family Members, on the other hand;
(xvi)   any Contract which have not been covered by subsections (i) through (xiv) and involves consideration of more than US$2,500,000, in the aggregate, over the remaining term of such Contract;
(xvii)   any Contract with a Governmental Authority outside the ordinary course of business; or
(xviii)   any other Contract which could reasonably be expected to have a Company Material Adverse Effect.
(b)   (i) except as would not be material to the Group Companies taken as a whole, each Material Contract is a legal, valid and binding obligation of a Group Company, as applicable, in full force and effect and enforceable against the such Group Company in accordance with its terms, subject to the

Bankruptcy and Equity Exception; (ii) to the knowledge of the Company, each Material Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, subject to the Bankruptcy and Equity Exception, (iii) no Group Company and, to the knowledge of the Company, no counterparty, is or is alleged to be in breach or violation of, or default under, any Material Contract; (iv) to the knowledge of the Company, no person intends to terminate or cancel any Material Contract; (v) no Group Company has received any written claim of default under any such Material Contract and, to the Company’s knowledge, no fact or event exists that would give rise to any claim of default under any Material Contract; and (vi) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a material default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of any Group Company under any Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.
Section 3.20.   Insurance.   The Group Companies maintain policies of insurance covering the Company, the Subsidiaries of the Company or any of their respective directors, legal representatives, employees, properties or asserts, with reputable insurers in such amounts and covering such risks as are in compliance with applicable Laws and in accordance with prevailing industry practice for companies engaged in businesses similar to that of the Group Companies (taking into account the cost and availability of such insurance) in the PRC, including directors and officers insurance in each case in material respects. All such policies are in full force and effect (with all premiums due and payable thereon having been paid in full) in all material respects and will not terminate or lapse by reason of this Agreement or the consummation of any of the Transactions and there is no material claim pending under any of such insurance policies. No notice of cancellation or modification has been received by the Company with respect to any such insurance policy, and there is no existing default or event which, with or without due notice or lapse of time or both, would constitute a material default, by any insured thereunder, except for such defaults that would not have a Company Material Adverse Effect. No Group Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
Section 3.21.   Interested Party Transactions.   The Company has disclosed in the Company SEC Reports each Contract between a Group Company or any of its Subsidiaries, on the one hand, and any related party of the Company, one the other hand, entered into during fiscal years covered by such Company SEC Reports that is required to be disclosed by the Company in accordance with Item 7.B. of Form 20-F under the Exchange Act.
Section 3.22.   Anti-Takeover Provisions.   The Company is not party to a shareholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. The Company Board has taken all reasonably necessary action so that any takeover, anti-takeover, moratorium, “business combination,” “fair price,” “control share” or other similar Laws enacted under any Laws applicable to the Company, including any such applicable Laws under the CICA, (each, a “Takeover Statute”) does not, and will not, apply to the Company, the Shares, this Agreement or the Transactions, including the Merger.
Section 3.23.   Brokers.   Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.
Section 3.24.   Control Documents.   (a) Each party to any of the Control Documents has full power and authority to enter into, execute and deliver such Control Document to which it is a party and each other agreement, certificate, document and instrument to be executed and delivered by it pursuant to the Control Documents and to perform the obligations of such party thereunder. The execution and delivery by such party of each Control Document to which it is a party and the performance by such party of its obligations thereunder have been duly authorized by all requisite actions on the part of such party.
(b)   The execution and delivery by each party named in each Control Document, and the performance by such party of its obligations thereunder and the consummation by it of the transactions contemplated therein shall not (i) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its corporate documents as in effect, any applicable Law, or any contract to which any Group Company is a party or by which any Group Company is bound in any material respect, (ii) accelerate, or constitute an event entitling any person to accelerate, the maturity of any material Indebtedness or other material liability of any Group Company or to increase the rate of interest presently in effect with respect to any material Indebtedness of any Group Company, or (iii) result in the creation of any Lien upon any of the properties or assets of any Group Company (other than the Liens created by virtue of the execution and delivery of such Control Document).
(c)   All consent, approval, authorization or permit of, or filing with or notification to any Governmental Authority required under any applicable Laws in connection with the Control Documents have been made or unconditionally obtained in writing, and no such consent, approval, authorization, permit, filings or notifications has been withdrawn or is subject to any condition precedent, which has not been fulfilled or performed.
(d)   (i) Each Control Document is duly executed and effective, in proper legal form under applicable PRC Law and constitutes a valid and legally binding obligation of the parties named therein enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and all of such Control Documents taken as a whole are, legal, valid, enforceable and admissible as evidence under PRC Laws in all material respects, (ii) each Control Document is in full force and effect and no party to any Control Document is in breach or default in the performance or observance of any of the terms or provisions of such Control Document in any material respect, and (iii) none of the parties to any Control Document has sent or received any communication regarding termination of or intention not to renew any Control Document, and no such termination or non-renewal has been threatened by any of the parties thereto.
(e)   There have been no disputes, disagreements, claims or any legal proceedings of any nature, raised by any Governmental Authority or any other person, pending or, to the knowledge of the Company, threatened against or affecting any of the Controlled Entities and other Group Companies that (i) challenge the validity or enforceability of any part or all of the Control Documents, individually or taken as a whole, (ii) challenge the “variable interest entity” structure or the ownership structure as set forth in the Control Documents, (iii) claim any ownership, share, equity or interest in the Controlled Entities or other Group Companies, or claim any compensation for not being granted any ownership, share, equity or interest in the Controlled Entities or other Group Companies or (iv) claim any of the Control Documents or the ownership structure thereof or any arrangement or performance of or in accordance with the Control Documents was, is or will violate any PRC Laws.
Section 3.25.   No Other Representations or Warranties.   Except for the representations and warranties contained in this Article 3, each of Parent, MidCo and Merger Sub acknowledges that neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to any Group Company or with respect to any other information provided to Parent, MidCo or Merger Sub in connection with the Transactions.
ARTICLE 4
Representations and Warranties of Parent, MidCo and Merger Sub
Parent, MidCo and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:
Section 4.01.   Organization.   Each of Parent, MidCo and Merger Sub is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent, MidCo or Merger Sub or otherwise be materially adverse to the ability of Parent, MidCo or Merger Sub to perform their obligations under this Agreement.
Section 4.02.   Authority Relative to Transaction Documents.   Each of Parent, MidCo and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, the Plan of Merger and any other Transaction Document to which such Party is a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery by each of Parent, MidCo and Merger Sub of this Agreement, the Plan of Merger and any other Transaction Document to which such Party is a party, and the consummation by Parent, MidCo and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent, MidCo or Merger Sub are necessary to authorize this Agreement, the Plan of Merger or any other Transaction Document to which such Party is a party, or to consummate the Transactions (other than the filings, notifications and other obligations and actions described in Section 4.03(b)). This Agreement has been duly and validly executed and delivered by Parent, MidCo and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, MidCo and Merger Sub, enforceable against Parent, MidCo and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 4.03.   No Conflict; Required Filings and Consents.   (a) The execution and delivery of this Agreement, the Plan of Merger or any other Transaction Document to which Parent, MidCo or Merger Sub is a party by Parent, MidCo and/or Merger Sub do not, and the performance of this Agreement, the Plan of Merger or any other Transaction Document to which Parent, MidCo or Merger Sub is a party by Parent, MidCo and/or Merger Sub will not, (i) conflict with or violate the memorandum and articles of association of Parent, MidCo or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.03(b) have been obtained and all filings and obligations described in Section 4.03(b) have been made, conflict with or violate any Law applicable to Parent, MidCo or Merger Sub or by which any property or asset of Parent, MidCo or Merger Sub is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent, MidCo or Merger Sub pursuant to, any Contract or obligation to which Parent, MidCo or Merger Sub is a party or by which Parent, MidCo or Merger Sub or any property or asset of Parent, MidCo or Merger Sub is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent, MidCo or Merger Sub or otherwise be materially adverse to the ability of Parent, MidCo or Merger Sub to perform its material obligations under this Agreement.
(b)   The execution and delivery of this Agreement, the Plan of Merger or any other Transaction Document to which Parent, MidCo or Merger Sub is a party by Parent, MidCo and/or Merger Sub do not, and the performance of this Agreement, the Plan of Merger and any other Transaction Document to which Parent, MidCo or Merger Sub is a party by Parent, MidCo and Merger Sub and the consummation by Parent, MidCo and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filings and/or notices pursuant to Section 13 of the Exchange Act and the rules and regulations thereunder, (ii) compliance with the rules and regulations of NASDAQ, (iii) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICA and the publication of notification of the Merger in the Cayman Islands Government Gazette pursuant to the CICA, (iv) the PRC Antitrust Clearance, (v) the ODI Approvals and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions by Parent, MidCo and Merger Sub.
Section 4.04.   Proxy Statement.   The information supplied by, or on behalf of, Parent, MidCo or Merger Sub for inclusion in the Proxy Statement to be sent to the shareholders of the Company in connection with the Shareholders’ Meeting (including any amendment or supplement thereto or document incorporated by reference therein) and the Schedule 13E-3 relating to the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, by the shareholders of the Company shall not, (a) on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to the shareholders of the Company or at the time of the Shareholders’ Meeting, contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) on the date the Schedule 13E-3 and any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, each of Parent, MidCo and Merger Sub makes no representation and warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.
Section 4.05.   Absence of Litigation.   As of the date hereof, (a) there is no Action pending or, to the knowledge of Parent, threatened against Parent, MidCo or Merger Sub or any property or assets of Parent, MidCo or Merger Sub before any Governmental Authority and (b) none of Parent, MidCo or Merger Sub is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case which seeks to, or would reasonably be expected to prevent or materially impair or delay the consummation of the Merger or other Transactions or otherwise be materially adverse to the ability of Parent, MidCo or Merger Sub to perform their material obligations under the Transaction Documents.
Section 4.06.   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, MidCo or Merger Sub.
Section 4.07.   Available Funds and Financing.   (a) Parent has delivered to the Company true and complete copies of (i) a certain executed commitment letter from the financial institution named therein (as the same may be amended or modified pursuant to Section 6.07), (the “Debt Commitment Letter”) (which, in each case, may be redacted with respect to any provisions that would not affect the conditionality, enforceability, availability, termination or the aggregate principal amount of the Debt Financing), confirming its commitments, subject to the terms and conditions thereof, to provide or cause to be provided the debt amount set forth therein for the purpose of financing the Merger Consideration and any other amounts required to consummate the Transactions (the “Debt Financing”), (ii) the Equity Commitment Letters (together with the Debt Commitment Letter and/or, if applicable, the Alternative Financing Documents, the “Financing Documents”) pursuant to which the Sponsor or its Affiliates named therein has committed to provide or cause to be provided the respective cash amounts set forth therein for the purpose of financing the Merger Consideration and any other amount requires to consummate the Transactions (the “Cash Equity Financing”, and together with the Debt Financing (as amended or modified) and/or the Alternative Financing, collectively, the “Cash Financing”) and (iii) the Support Agreement pursuant to which the Rollover Shareholders have committed to contribute to Parent, immediately prior to the Effective Time, the Rollover Shares (together with the Cash Financing, collectively, the “Financing”). The cash proceeds of the Financing shall be used to, among others, finance the consummation of the Transactions.
(b)   As of the date hereof, (i) each of the Financing Documents and the Support Agreement is in full force and effect and is a legal, valid and binding obligation of Parent, MidCo and/or Merger Sub (subject to the Bankruptcy and Equity Exception) and, to the knowledge of Parent, the other parties thereto (subject to the Bankruptcy and Equity Exception), and (ii) none of the Financing Documents and the Support Agreement has been amended or modified and no such amendment or modification is contemplated (other than as permitted by Section 6.07), and the respective commitments contained in the Financing Documents have not been withdrawn, terminated or rescinded (other than as permitted by Section 6.07). Assuming (A) the Cash Financing is funded in accordance with the Financing Documents and the transactions contemplated by the Support Agreement are consummated in accordance with the terms therein, and (B) the satisfaction of the conditions to the obligation of Parent, MidCo and Merger Sub to consummate the Merger as set forth in Section 7.01 and Section 7.02 or the waiver of such conditions, as of the date hereof, the aggregate cash proceeds contemplated by the Financing Documents will be sufficient for Parent, MidCo and Merger Sub to pay (1) the Merger Consideration, and (2) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby and all related fees and expenses associated therewith. The Financing Documents contain all of the conditions precedent (or, where applicable, refer to customary conditions precedent for a transaction of the nature contemplated by the Financing Documents) to the obligations of the parties thereunder to make the Cash Financing available to Parent, MidCo and Merger Sub on the terms and conditions contained therein.
(c)   As of the date hereof, no event has occurred, which, with or without notice, lapse of time or both, would constitute or be reasonably expected to constitute a default or breach under the Financing

Documents on the part of Parent, MidCo or Merger Sub or, to the knowledge of Parent, any other parties thereto. As of the date of this Agreement, Parent, MidCo and Merger Sub do not have any reason to believe that any of the conditions to the Financing (except with respect to the conditions set forth in Article 7) will not be satisfied or that the Financing will not be available to Parent, MidCo or Merger Sub at the Effective Time.
(d)   Except as set forth in the Financing Documents and the Parent Group Contracts, there are no side letters or other Contracts to which Parent, MidCo or Merger Sub is party that affects the availability of, or modifies, amends or expands the conditions to, or otherwise relates to, the funding of the Financing or the Transactions.
Section 4.08.   Limited Guarantees.   Each of the Limited Guarantees has been duly and validly executed and delivered by each Guarantor executing such Limited Guarantee and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Guarantor that executed it, enforceable against such Guarantor in accordance with the terms thereof subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of such Guarantor under such Limited Guarantee.
Section 4.09.   Ownership of Shares.   As of the date hereof, other than (a) Rollover Shares, and (b) Company Options held by Rollover Shareholders, none of the Consortium Members nor any of their respective Affiliates beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares or other securities of, or any other economic interest (through derivative securities or otherwise) in the Company, or any options, warrants or other rights to acquire Shares or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.
Section 4.10.   Capitalization.   As of the date of this Agreement, the authorized share capital of Parent is US$50,000, consisting of 50,000 shares, par value of US$1.00 per share, 1,000 of which are outstanding, and have been duly authorized, validly issued, fully paid and non-assessable. The authorized share capital of MidCo is US$50,000, consisting of 50,000 shares, par value of US$1.00 per share, 1,000 of which are outstanding and have been duly authorized, validly issued, fully paid and non-assessable. All of the issued and outstanding share capital of MidCo is owned by Parent. The authorized share capital of Merger Sub is US$50,000, consisting of 50,000 shares, par value of US$1.00 per share, 1,000 of which are outstanding and have been duly authorized, validly issued, fully paid and non-assessable. All of the issued and outstanding share capital of Merger Sub is owned by MidCo.
Section 4.11.   Solvency.   None of Parent, MidCo or Merger Sub is entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors. Assuming (a) the satisfaction or the waiver of the conditions of Parent’s, MidCo’s and Merger Sub’s obligations to consummate the Merger as set forth herein, and (b) the accuracy of the representations and warranties set forth in Article 3 (without giving effect to any qualification as to “materiality,” “Company Material Adverse Effect” or similar standard or qualification set forth therein), immediately after giving effect to all of the Transactions, including the payment of the Merger Consideration and the payment of all other amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, the Surviving Company on a consolidated basis will be solvent (as such term is used under the Laws of the Cayman Islands) as of the Effective Time and immediately after the Effective Time.
Section 4.12.   Parent Group Contracts.   Parent has delivered to the Company and the Special Committee a true and complete copy of each of: (a) that certain consortium agreement, dated as of January 5, 2025, by and among the Sponsor and the Management Parties, (b) that certain interim investors agreement, dated as of the date hereof, by and among the Sponsor, the Management Parties, Parent, MidCo and Merger Sub, (c) the Equity Commitment Letters, (d) the Limited Guarantees, and (e) the Support Agreement (each, a “Parent Group Contract” and collectively, the “Parent Group Contracts”), including all amendments thereto or modifications thereof. As of the date hereof, other than the Parent Group Contracts, there are no other Contracts (i) relating to the Transactions between or among two or more of the following persons (including any two of the same category of person): Parent, MidCo, Merger Sub, the Sponsor, any Management Party, or any Rollover Shareholder (or through any of their respective Affiliates), but excluding (A) any agreements between or among any one or more of the foregoing persons solely relating to the Surviving Company following the Effective Time, and (B) any agreements between or among any Rollover Shareholder, any of its

Affiliates and the Management Party that controls such Rollover Shareholder for estate planning purposes; (ii) relating to the Transactions between or among Parent, MidCo, Merger Sub, the Sponsor, any Management Party, any Rollover Shareholder, or any of their respective Affiliates, on the one hand, and any member of the Company’s management, any member of the Company Board or any of the Company’s shareholders in their capacities as such (in each case other than the Management Parties), on the other hand; or (iii) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or the Per ADS Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.
Section 4.13.   Independent Investigation.   Parent, MidCo and Merger Sub have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, which investigation, review and analysis were performed by Parent, MidCo, Merger Sub and their respective Affiliates and Representatives. Each of Parent, MidCo and Merger Sub acknowledges that as of the date hereof, it, its Affiliates and their respective Representatives have been provided adequate access to the personnel, properties, facilities and records of the Company and its Subsidiaries for such purpose. In entering into this Agreement, each of Parent, MidCo and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its Affiliates or their respective Representatives (except the representations, warranties, covenants and agreements of the Company set forth in this Agreement).
Section 4.14.   No Reliance on Company Estimates.   The Company has made available to Parent, MidCo and Merger Sub, and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and its Subsidiaries and certain plan and budget information. Each of Parent, MidCo and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Each of Parent, MidCo and Merger Sub further acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent, MidCo and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that none of Parent, MidCo or Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, its Subsidiaries or their respective Affiliates and Representatives, and none of Parent, MidCo or Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such Person liable with respect thereto.
Section 4.15.   No Additional Representations.   Except for the representations and warranties contained in this Article 4, none of Parent, MidCo, Merger Sub or any other person on behalf of Parent, MidCo or Merger Sub makes any other express or implied representation or warranty with respect to Parent, MidCo or Merger Sub or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to the Company or any of its Affiliates or Representatives, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing.
ARTICLE 5
Conduct of Business Pending the Merger
Section 5.01.   Conduct of Business by the Company Pending the Merger.   The Company agrees that, from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to Article 8, except as (x) required by applicable Law or (y) expressly permitted or contemplated by this Agreement or the Plan of Merger, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), (i) the businesses of the Group Companies shall be conducted in the ordinary course of business and in a manner consistent with past practice; and (ii) the Company shall use its reasonable best efforts to preserve substantially intact the assets and the business organization of the Group Companies, to keep available the services of the current key officers and key employees of the Group Companies and to maintain in all material respects the current relationships of the

Group Companies with existing partners, customers, suppliers and other persons with which any Group Companies has material business relations as of the date hereof.
Without limiting the generality of the foregoing paragraph, from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to Article 8, except as (x) required by applicable Law or (z) expressly contemplated or permitted by this Agreement, the Company shall not and shall not permit any other Group Company to, directly or indirectly, do or propose to do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):
(a)   amend or otherwise change its memorandum and articles of association or equivalent organizational documents, other than those changes to the registered address or business scope of any Subsidiary of the Company as reasonably needed within the ordinary course of business of such Group Company;
(b)   issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber or create or incur any Lien (other than Permitted Encumbrances), or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance or creation or incurrence of any Lien (other than Permitted Encumbrances) of, (i) any shares of any class or other equity interests of any Group Company or any options, warrants, convertible securities or other rights of any kind to acquire any shares of any class or other equity interests of any Group Company (other than in connection with (A) the exercise of any Company Options in accordance with the Company Share Plan, (B) the withholding of Company securities to satisfy tax obligations with respect to Company Options (C) the acquisition by the Company of its securities in connection with the forfeiture of Company Options, or (D) the acquisition by the Company of its securities in connection with the net exercise of Company Options in accordance with the terms thereof), (ii) any property or assets (whether real, personal or mixed, and including leasehold interests and intangible property) of any Group Company with a value or purchase price (including the value of assumed liabilities) in excess of US$10,000,000, except in the ordinary course of business, or (iii) any material Intellectual Property owned by or licensed to any Group Company, except in the ordinary course of business consistent with past practice;
(c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its shares (other than dividends or other distributions from any Subsidiary of the Company to the Company or any of its other wholly-owned Subsidiaries consistent with past practice);
(d)   reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its share capital or securities or other rights exchangeable into or convertible or exercisable for any of its share capital (other than the purchase of Shares to satisfy obligations under the Company Share Plan, including the withholding of Shares in connection with the exercise of Company Options in accordance with the terms and conditions of such Company Options);
(e)   effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization, public offering or similar transaction involving any Group Company, or create any new Subsidiary, other than the Transactions;
(f)   acquire, whether by purchase, merger, spin off, consolidation, scheme of arrangement, amalgamation or acquisition of stock or assets or otherwise, directly or indirectly, any assets, securities or properties, in aggregate, with a value or purchase price (including the value of assumed liabilities) in excess of US$1,000,000 in any transaction or related series of transactions, except in the ordinary course of business;
(g)   make any capital contribution or investment in any corporation, partnership, other business organization or any division thereof in excess of US$2,500,000 in aggregate;
(h)   incur, assume, refinance, alter, amend or modify any Indebtedness, or guarantee any Indebtedness, or issue any debt securities, except for (i) the incurrence or guarantee of Indebtedness under any Group Company’s existing credit facilities as in effect on the date hereof in an aggregate amount not to exceed the maximum amount authorized under the Contracts evidencing such Indebtedness or (ii) not in an aggregate amount in excess of US$25,000,000;
(i)   other than expenditures (or any obligations or liabilities in respect thereof) necessary to maintain assets in good repair consistent with the past practice, authorize, or make any commitment with respect to, any single capital expenditure which is in excess of US$2,500,000 or capital expenditures which are, in the aggregate, in excess of US$5,000,000 for the Group Companies taken as a whole;
(j)   except as required pursuant to any Company Employee Plan or this Agreement, (i) enter into any new employment or compensatory agreements (excluding the renewal of any such agreements), or terminate any such agreements, with any Employee of any Group Company other than the hiring or termination of employees with an aggregate annual compensation of less than US$200,000, (ii) grant or provide any severance or termination payments or benefits to any Employee of any Group Company, in each case, in excess of US$100,000, other than in accordance with applicable Law or pursuant to Contracts that are in force as of the date hereof, (iii) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to any Employee of any Group Company except such increases or payments, in the aggregate, do not cause an increase in the labor costs of the Group Companies taken as a whole, by more than three percent (3%), (iv) establish, adopt, amend or terminate any Company Employee Plan or materially amend the terms of any outstanding Company Options, (v) take any action to accelerate the vesting or payment of compensation or benefits under the Company Employee Plan, or (vi) forgive any loans to any Employee of any Group Company;
(k)   issue or grant any Company Option or awards of other types to any person under the Company Share Plan, except any issuance or grant to any person other than the Management Parties or their Affiliates that shall be in the ordinary course of business consistent with past practice and pursuant to the terms of the Company Share Plan;
(l)   make any changes with respect to financial accounting policies or procedures in any material respect, including changes affecting the reported consolidated assets, liabilities or results of operations of the Group Companies, except as required by changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;
(m)   enter into any Contract between a Group Company or any of its Subsidiaries, on the one hand, and any “related party” (as such term is defined in Item 404 of Regulation S-K promulgated under the Exchange Act) of any Group Company, one the other hand, except for (i) Contracts solely between the Company and/or its wholly-owned Subsidiaries, (ii) Contracts permitted under Section 5.01(j) or (iii) Contracts that are not material to the Group Companies taken as a whole, and are entered into in the ordinary course of business consistent with past practice and specifically reviewed and approved by the Company’s audit committee;
(n)   terminate or cancel, let lapse, or amend or modify (other than renewals in the ordinary course of business) any insurance policies maintained by it, except, in each case, (i) where such insurance policies are promptly replaced by a comparable amount of insurance coverage, or (ii) as would not be material to the Group Companies taken as a whole;
(o)   enter into, amend, modify, consent to the termination of, or waive, release, compromise or assign any material rights or claims under, any Material Contract (or any Contract that would be a Material Contract if such Contract had been entered into prior to the date hereof) that calls for annual aggregate payments of US$1,500,000 or more or with a term longer than one (1) year which cannot be terminated without material surviving obligations or material penalty upon notice of ninety (90) days or less;
(p)   commence any Action for a claim of more than US$1,000,000 (excluding any Action seeking for an injunctive relief or other similar equitable remedies) or settle, release, waive or compromise any pending or threatened Action of or against any Group Company (i) for an amount in excess of US$1,000,000, (ii) that would impose any material restrictions on the business or operations of any Group Company, or (iii) that is brought by or on behalf of any current, former or purported holder of any share capital or debt securities of any Group Company relating to the Transactions;

(q)   permit any material Intellectual Property owned by any Group Company to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, fail to pay any required fees and Taxes required or advisable to maintain and protect its interest in each and every item of material Intellectual Property owned by any Group Company, or grant or license or transfer to any person any material Intellectual Property owned by any Group Company, in each case, except in the ordinary course of business consistent with past practice;
(r)   fail in any material respect to make in a timely manner any filings or registrations with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;
(s)   enter into, or propose to enter into, any transaction involving any “earn-out” or similar payment payable by any Group Company, to any person, other than payments in the ordinary course of business, in each case, except for any transaction or payment that would not be material to the Group Companies taken as a whole;
(t)   engage in the conduct of any new line of business outside the ordinary course of business and material to the Group Companies taken as a whole;
(u)   make or change any material Tax election, amend any material Tax Return, enter into any material closing agreement or seek any ruling from any Governmental Authority with respect to material Taxes, surrender any right to claim a material refund of Taxes, settle or finally resolve any material controversy or Action with respect to Taxes, enter into any material Tax Sharing Agreement, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material Taxes, materially change any method of Tax accounting or Tax accounting period, initiate any voluntary Tax disclosure to any Governmental Authority, or incur any material amount of Taxes outside of the ordinary course of business;
(v)   grant any fixed or floating security interests of the Company (except for any Permitted Encumbrances or in connection with the Debt Financing); or
(w)   announce an intention, enter into any formal or informal agreement or otherwise make a binding commitment, to do any of the foregoing.
Section 5.02.   Compliance.   During the period from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to Article 8, the Company shall ensure that each Group Company will conduct its business in compliance with all applicable Laws in all material respects, and obtain, make and maintain in effect, all consents, approvals, authorizations or permits of, or filings with or notifications to, the relevant Governmental Authority or other person required in respect of the due and proper establishment and operations of such Group Company in accordance with applicable Laws.
Section 5.03.   Conduct of Parties.   Each Party agrees that, from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article 8, such Party shall not, and shall cause its Subsidiaries (if any) not to, take any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially impede, interfere with, hinder or materially delay the Transactions or result in any of the conditions to effecting the Merger becoming incapable of being satisfied or have a Company Material Adverse Effect (in case of the Company).
Section 5.04.   No Control of Other Party’s Business.   Except as otherwise expressly provided herein, nothing contained in this Agreement is intended to give Parent, MidCo or Merger Sub, directly or indirectly, the right to control or direct the Company’s or the Company’s Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
ARTICLE 6
Additional Agreements
Section 6.01.   Proxy Statement and Schedule 13E-3.   (a) As soon as practicable following the date of this Agreement, but in any event within twenty-one (21) days after the date hereof, the Company, with the assistance of Parent, MidCo and Merger Sub, shall prepare and cause to be filed with the SEC a proxy statement relating to the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, by the shareholders of the Company by the Requisite Company Vote including a notice convening the Shareholders’ Meeting in accordance with the Company’s articles of association (such proxy statement and notice, as amended or supplemented, being referred to herein as the “Proxy Statement”). Concurrently with the preparation of the Proxy Statement, the Company, Parent, MidCo and Merger Sub shall jointly prepare and cause to be filed with the SEC a Rule 13e-3 transaction statement on Schedule 13E-3 relating to the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, by the shareholders of the Company (such Schedule 13E-3, as amended or supplemented, being referred to herein as the “Schedule 13E-3”). Parent, MidCo and Merger Sub shall, and shall cause the Management Parties, the Rollover Shareholders and the Sponsor to, timely furnish all information as the Company may reasonably request in connection with such actions and preparation of the Proxy Statement and the Schedule 13E-3, in each case, within fourteen (14) days after the date of such request. Each of the Company, Parent, MidCo and Merger Sub shall use its reasonable best efforts to ensure that the Proxy Statement and the Schedule 13E-3 comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company, Parent, MidCo and Merger Sub shall use its reasonable best efforts to respond promptly to any comments of the SEC with respect to the Proxy Statement and the Schedule 13E-3. Each of Parent, MidCo and Merger Sub shall provide reasonable assistance and cooperation to the Company in the preparation, filing and distribution of the Proxy Statement, the Schedule 13E-3 and the resolution of comments from the SEC. Upon its receipt of any comments (written or oral) from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and the Schedule 13E-3, the Company shall promptly notify Parent, MidCo and Merger Sub and in any event within thirty-six (36) hours and shall provide Parent, MidCo and Merger Sub with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing the Schedule 13E-3 or mailing the Proxy Statement (or in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent, MidCo and Merger Sub with a reasonable period of time to review and comment on such document or response and (ii) shall consider in good faith all additions, deletions or changes reasonably proposed by Parent in good faith. If at any time prior to the Shareholders’ Meeting, any information relating to the Company, Parent, MidCo, Merger Sub or any of their respective Affiliates, officers or directors, is discovered by the Company, Parent, MidCo or Merger Sub that should be set forth in an amendment or supplement to the Proxy Statement and/or the Schedule 13E-3 so that the Proxy Statement and/or the Schedule 13E-3 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties and the Company shall file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminate to the shareholders of the Company. Notwithstanding anything herein to the contrary, and subject to compliance with the terms of Section 6.04, with respect to any disclosure regarding a Change in the Company Recommendation made in accordance with and not in violation of this Agreement, the Company shall not be required to provide Parent, MidCo or Merger Sub with the opportunity to review or comment on (or include comments proposed by Parent, MidCo or Merger Sub in) the Schedule 13E-3 or the Proxy Statement, or any amendment or supplement thereto, or another filing by the Company with the SEC, with respect to such disclosure.
(b)   Each of Parent, MidCo, Merger Sub and the Company agrees, as to itself and its respective Affiliates or Representatives, that none of the information supplied or to be supplied by Parent, MidCo, Merger Sub or the Company, as applicable, expressly for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13E-3 or any other documents filed or to be filed with the SEC in connection with the Transactions, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to the holders of Shares and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, MidCo, Merger Sub and the Company further agrees that all documents that such Party is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws and that all information supplied by such Party for inclusion or incorporation by reference in such document will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Parent, MidCo, Merger Sub or the Company, or their respective officers or directors, should be discovered which should be set forth in an amendment or a supplement to the Proxy Statement or the Schedule 13E-3 so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party discovering such event or circumstance shall promptly inform the other Parties and an appropriate amendment or supplement describing such event or circumstance shall be promptly filed with the SEC and disseminated to the shareholders of the Company to the extent required by Law; provided, that prior to such filing, the Company and Parent, as the case may be, shall consult with each other with respect to such amendment or supplement and shall afford the other Party and its Representatives a reasonable opportunity to comment thereon.
Section 6.02.   Company Shareholders’ Meeting.   (a) The Company shall establish a record date for determining shareholders of the Company entitled to vote at the Shareholders’ Meeting (the “Record Date”) in consultation with Parent and shall not change such Record Date or establish a different record date for the Shareholders’ Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), unless required to do so by applicable Law or the memorandum and articles of association of the Company; and in the event that the date of the Shareholders’ Meeting as originally called is for any reason adjourned, postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing, the Company shall implement such adjournment, postponement or other delay in such a way that the Company does not establish a new Record Date for the Shareholders’ Meeting, as so adjourned, postponed or delayed, except as required by applicable Laws or the memorandum and articles of association of the Company. As soon as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 or that it is not reviewing the Schedule 13E-3 but in any event no later than fourteen (14) days after such confirmation, the Company shall (i) mail or cause to be mailed the Proxy Statement to the holders of Shares (and concurrently furnish the Proxy Statement under Form 6-K), including Shares represented by ADSs, as of the Record Date, which Shareholders’ Meeting the Company shall duly convene and cause to occur as soon as practicable but in any event no later than forty (40) days following the mailing of the Proxy Statement, for the purpose of voting upon the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, and (ii) instruct the Depositary to (A) fix the Record Date as the record date for determining the holders of ADSs who shall be entitled to give instructions for the exercise of the voting rights pertaining to Shares represented by ADSs (the “Record ADS Holders”), (B) provide all proxy solicitation materials to all Record ADS Holders, and (C) vote all Shares represented by ADSs in accordance with the instructions of such corresponding Record ADS Holders. Subject to Section 6.02(b), without the consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, are the only matters (other than procedural matters) that shall be proposed to be voted upon by the shareholders of the Company at the Shareholders’ Meeting.
(b)   As soon as practicable but in any event no later than forty (40) days following the mailing of the Proxy Statement, the Company shall hold the Shareholders’ Meeting. Subject to this Section 6.02 and Section 6.04, (i) the Company Board shall recommend to holders of Shares that they authorize and approve this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, and shall include such recommendation in the Proxy Statement, and (ii) the Company shall use its reasonable best efforts in accordance with applicable Law and the memorandum and articles of association of the Company to solicit from its shareholders proxies in favor of the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, and shall take all other action necessary or advisable to secure the Requisite Company Vote. In the event that subsequent to the date hereof, the Company Board makes a Change in the Company Recommendation or any Superior Proposal is commenced, publicly proposed or disclosed, or otherwise communicated to the Company or any other person, the Company shall nevertheless submit this Agreement, the Plan of Merger and the Transactions, including the Merger, to the holders of Shares for authorization and approval at the Shareholders’ Meeting in accordance with this Section 6.02, unless this Agreement shall have been terminated in accordance with its terms prior to the Shareholders’ Meeting.
(c)   Notwithstanding Section 6.02(b), (i) the Company may, after consultation in good faith with Parent, and (ii) the Company shall, upon written request of Parent, in each case, adjourn or recommend the adjournment of the Shareholders’ Meeting to its shareholders (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Shares within a reasonable amount of time in advance of the Shareholders’ Meeting, (B) as otherwise required by applicable Law, or (C) if as of the time for which the Shareholders’ Meeting is scheduled as set forth in the Proxy Statement, there are insufficient Shares represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders’ Meeting. If the Shareholders’ Meeting is adjourned, the Company shall convene and hold the Shareholders’ Meeting as soon as reasonably practicable thereafter, subject to the immediately preceding sentence, provided that, the Company shall not recommend to its shareholders the adjournment of the Shareholders’ Meeting to a date that is less than five (5) Business Days prior to the Termination Date.
(d)   Parent may request that the Company adjourn the Shareholders’ Meeting for up to ninety (90) days (but in any event no later than five (5) Business Days prior to the Termination Date), (i) if as of the time for which the Shareholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) (A) to constitute a quorum necessary to conduct the business of the Shareholders’ Meeting or (B) voting in favor of the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, to obtain the Requisite Company Vote or (ii) in order to allow reasonable additional time for (A) the filing and mailing of, at the reasonable request of Parent, any supplemental or amended disclosure and (B) such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Shareholders’ Meeting, in which event the Company shall, in each case, cause the Shareholders’ Meeting to be adjourned in accordance with Parent’s request.
(e)   At the Shareholders’ Meeting, Parent shall: (i) cause all of the Shares (if any) beneficially owned by Parent, MidCo or Merger Sub or with respect to which Parent, MidCo or Merger Sub otherwise has, directly or indirectly, voting power to be represented at the Shareholders’ Meeting for purposes of constituting a quorum necessary to conduct the business of the Shareholders’ Meeting and to be voted in favor of the adoption of this Agreement and approval of the consummation of the Transactions, including the Merger, and (ii) use reasonable best efforts to cause the Rollover Shares to be represented at the Shareholders’ Meeting for purposes of constituting a quorum necessary to conduct the business of the Shareholders’ Meeting and to be voted in favor of the adoption of this Agreement and approval of the consummation of the Transactions, including the Merger, in each case pursuant to the agreement of the Rollover Shareholders set forth in the Support Agreement.
Section 6.03.   Access to Information.   (a) From the date hereof until the earlier of the Effective Time and termination of this Agreement pursuant to Article 8 and subject to applicable Law and the Confidentiality Agreements, upon reasonable advance notice in writing from Parent, the Company shall (i) provide to Parent (and Parent’s officers, directors, employees, accountants, consultants, financial and legal advisors, agents, financing sources (including potential sources) and other authorized representatives of Parent and such other parties, collectively, “Representatives”) reasonable access during normal business hours to the offices, properties, books and records of any Group Company, (ii) furnish to Parent and its Representatives such existing financial and operating data and other existing information as such persons may reasonably request in writing, and (iii) instruct its and its Subsidiaries’ employees, legal counsel, financial advisors, auditors and other Representatives to reasonably cooperate with Parent and its Representatives in their investigation. Notwithstanding the foregoing, any such investigation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the timely discharge by the employees of the Company or its Subsidiaries of their duties.
(b)   Notwithstanding anything to the contrary in Section 6.03(a), nothing in this Agreement shall require the Company or any of its Subsidiaries to provide Parent or any of its Representatives with access to any books, records, documents or other information to the extent that (i) such books, records, documents or other information is subject to any confidentiality agreement with a Third Party (provided that at the request of Parent, the Company shall use its reasonable best efforts to obtain a waiver from such Third Party), (ii) the disclosure of such books, records, documents or other information would result in the loss of attorney-client privilege, work product doctrine or other applicable privilege which could not be reasonably remedied by use of common interest agreements or other methods to maintain such privilege, or (iii) the disclosure of such books, records, documents or other information is prohibited by applicable Law or Order.
(c)   All information provided or made available pursuant to this Section 6.03 to Parent or its Representatives shall be subject to the Confidentiality Agreements.
(d)   No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any Party or any condition to the obligations of the Parties.
Section 6.04.   No Solicitation of Transactions; Change in Company Recommendation.   (a) Until the earlier of the Effective Time and termination of this Agreement pursuant to Article 8, except pursuant to Section 6.04(b), the Company agrees that neither it nor any of its Subsidiaries will, and that it will cause its and its Subsidiaries’ Representatives (including any investment banker, attorney or accountant retained by any Group Company) not to, in each case, directly or indirectly, (i) solicit, initiate, knowingly encourage (including by way of furnishing nonpublic information concerning any Group Company), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, (ii) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information concerning any Group Company to, any Third Party in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, (iii) agree to, approve, endorse, recommend or consummate any Competing Transaction or enter into any written letter of intent or Contract (other than an Acceptable Confidentiality Agreement) or commitment contemplating or otherwise relating to any Competing Transaction or requiring the Company to abandon this Agreement or any of the Transactions, including the Merger (in each case, other than as permitted pursuant to Section 6.04(c)), (iv) grant any waiver, amendment or release under any standstill, confidentiality or similar agreement or Takeover Statutes (and the Company shall promptly take all reasonable action necessary to terminate or cause to be terminated any such waiver previously granted with respect to any provision of any such confidentiality, standstill or similar agreement or Takeover Statute and to enforce each such confidentiality, standstill and similar agreement), provided that (x) if the Company Board determines in its good faith judgment upon the recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, the Company may waive any such provision to the extent necessary to permit the person bound by such provision to propose a Competing Transaction to the Company Board, and (y) such restriction shall not apply if the Company releases or waives the corresponding provision in the Confidentiality Agreements, or (v) resolve, propose or agree, or authorize or permit any Representative of the Company or any of its Subsidiaries, to do any of the foregoing. The Company shall notify Parent as promptly as practicable (and in any event within forty-eight (48) hours), in writing, of any proposal or offer regarding a Competing Transaction, specifying (x) the material terms and conditions thereof (including material amendments or proposed material amendments) and providing, if applicable, copies of any written requests, proposals or offers, including proposed agreements, and (y) the identity of the party making such proposal or offer or inquiry or contact. The Company shall keep Parent informed, on a reasonably current basis (and in any event within forty-eight (48) hours of the occurrence of any material changes, developments, discussions or negotiations) of the status and terms of any such proposal, offer, inquiry, contact or request and of any material changes in the status and terms of any such proposal, offer, inquiry, contact or request (including the material terms and conditions thereof). Without limiting the foregoing, the Company shall provide Parent with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Company Board or members of the Special Committee) of any meeting of the Company Board or Special Committee at which the Company Board or Special Committee, as applicable, is reasonably expected to consider any Competing Transaction. The Company shall, and shall cause its Subsidiaries and the Representatives of the Company and its Subsidiaries to, immediately cease and terminate all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction and immediately revoke or withdraw access of any Third Party to any data room containing any nonpublic information concerning any Group Company and request, and use its reasonable efforts to cause, all such Third Parties to promptly return or destroy all such nonpublic information. The

Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Third Party subsequent to the date of this Agreement which prohibits the Company from providing such information to Parent.
(b)   Notwithstanding anything to the contrary in Section 6.04(a), at any time prior to the receipt of the Requisite Company Vote, following the receipt of an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction which was not obtained in violation of this Section 6.04 (other than any immaterial non-compliance that does not adversely affect Parent, MidCo or Merger Sub), the Company and its Representatives may, with respect to such proposal or offer and acting only under the direction of the Special Committee:
(i)   contact the person who has made such proposal or offer solely to clarify and understand the terms and conditions thereof to the extent the Special Committee shall have determined in good faith that such contact is necessary to determine whether such proposal or offer constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal;
(ii)   provide information in response to the request of the person who has made such proposal or offer, if and only if, prior to providing such information, the Company has received from the person so requesting such information an executed Acceptable Confidentiality Agreement, provided that the Company shall concurrently make available to Parent any nonpublic material information concerning the Company and the Subsidiaries that is provided to any such person and that was not previously made available to Parent or its Representatives; and
(iii)   engage or participate in any discussions or negotiations with the person who has made such proposal or offer;
provided, that prior to taking any actions described in clause (ii) or (iii) above, the Special Committee has (A) determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that such proposal or offer constitutes or could reasonably be expected to result in a Superior Proposal, (B) determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that, in light of such Superior Proposal, failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law, and (C) provided written notice to Parent at least forty-eight (48) hours prior to taking any such action.
(c)   Except as set forth in Section 6.04(d) (and, solely with respect to sub-clauses (i)(A), (B), (F) and (G) of this Section 6.04(c), Section 6.04(h)), neither the Company Board nor any committee thereof shall (i) (A) change, withhold, withdraw (or not continue to make), qualify or modify (or publicly propose to change, withhold, withdraw (or not continue to make), qualify or modify), in a manner adverse to Parent, the Company Recommendation, (B) fail to make the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement, (C) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to the shareholders of the Company, a Competing Transaction, (D) if a tender offer or exchange offer that constitutes a Competing Transaction is commenced, fail to publicly recommend against acceptance of such tender offer or exchange offer by the Company shareholders (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after commencement thereof, provided that a customary “stop, look and listen” communication by the Company Board pursuant to Rule 14d−9(f) of the Exchange Act or a statement that the Company Board has received and is currently evaluating such Competing Transaction shall not be prohibited, (E) fail to recommend against any Competing Transaction subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Competing Transaction, (F) fail to publicly reaffirm the Company Recommendation within ten (10) Business Days after Parent so requests in writing, or (G) take any action or make any statement inconsistent with the Company Recommendation (any of the foregoing, a “Change in the Company Recommendation”), or (ii) recommend, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other or similar document or Contract with respect to any

Competing Transaction other than an Acceptable Confidentiality Agreement entered into in compliance with Section 6.04(b) (an “Alternative Acquisition Agreement”).
(d)   Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement and at any time prior to the receipt of the Requisite Company Vote, if the Company has received a bona fide written proposal or offer with respect to a Competing Transaction which was not withdrawn and which was not obtained in violation of Section 6.04 (other than any immaterial non-compliance that does not adversely affect Parent, MidCo or Merger Sub) and the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), that such proposal or offer constitutes a Superior Proposal and failure to make a Change in the Company Recommendation with respect to such Superior Proposal would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, the Company Board may, upon the recommendation of the Special Committee, or the Special Committee may, (i) effect a Change in the Company Recommendation, and/or (ii) with respect to such Superior Proposal, authorize the Company to terminate this Agreement in accordance with Section 8.03(c) and enter into an Alternative Acquisition Agreement, but in each case only if:
(A)   the Company shall have complied with the requirements of Section 6.04(a) and Section 6.04(b) with respect to such proposal or offer (other than any immaterial non-compliance that does not adversely affect Parent, MidCo or Merger Sub); and
(B)   each of the following obligations or conditions shall have been satisfied prior thereto:
(1)   the Company shall have provided at least five (5) Business Days’ (the “Superior Proposal Notice Period”) prior written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company Board has received a Superior Proposal, specifying material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and indicating that the Company Board intends to effect a Change in the Company Recommendation and/or authorize the Company to terminate this Agreement in accordance with Section 8.03(c) and the manner in which it intends (or may intend) to do so, it being understood that the Notice of Superior Proposal or any amendment or update thereto or the determination to so deliver such notice shall not constitute a Change in the Company Recommendation;
(2)   the Company shall have negotiated with and caused its financial and legal advisors to negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement and the Financing, so that such proposal or offer with respect to the Competing Transaction giving rise to the Notice of Superior Proposal would cease to constitute a Superior Proposal;
(3)   the Company shall have permitted Parent and its Representatives to make a presentation to the Company Board and the Special Committee regarding this Agreement, the Financing and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided that any material modifications to a proposal or offer that the Company Board has determined to be a Superior Proposal shall be deemed a new Superior Proposal and the Company shall be required to again comply with the requirements of this Section 6.04, provided, further, that with respect to such new Superior Proposal, the Superior Proposal Notice Period shall be deemed to be a three (3)-Business-Day period rather than the five (5)-Business-Day period first described above; and
(4)   following the end of such five (5)-Business-Day period or three (3)-Business-Day period (as applicable), the Company Board shall have determined, in its good faith judgment upon the recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), after taking into account any changes to this Agreement and the Financing proposed by Parent in response to the Notice of Superior Proposal or otherwise, that the proposal or offer with respect to the Competing Transaction giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal.

(e)   None of the Company, the Company Board or any committee of the Company Board shall enter into any Contract with any Third Party to limit or not to give prior notice to Parent of its intention to effect a Change in the Company Recommendation.
(f)   Nothing contained in this Section 6.04 shall be deemed to prohibit the Company, the Company Board or the Special Committee from (i) complying with its disclosure obligations under U.S. federal or state or non-U.S. Law with regard to a Competing Transaction, including taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer); provided that any such disclosure (other than a “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or a statement that the Company Board or the Special Committee, as applicable, has received and is currently evaluating such Competing Transaction) that is not an express rejection of any applicable Competing Transaction or an express reaffirmation of its recommendation in favor of the Transactions shall be deemed to be a Change in the Company Recommendation, or (ii) making any “stop-look-and-listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.
(g)   Prior to the termination of this Agreement pursuant to Article 8, the Company shall not submit to the vote of its shareholders any Competing Transaction or enter into any Alternative Acquisition Agreement or propose to do so.
(h)   From the date of this Agreement and at any time prior to the receipt of the Requisite Company Vote, if an Intervening Event has occurred and the Company Board determines, in its good faith judgement upon the recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), that failure to make a Change in the Company Recommendation with respect to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, the Company Board may, upon the recommendation of the Special Committee, or the Special Committee may, (i) effect a Change in the Company Recommendation, and (ii) with respect to such Intervening Event, concurrently authorize the Company to terminate this Agreement in accordance with Section 8.03(d), but in each case only if:
(A)   the Company shall have provided at least five (5) Business Days’ prior written notice to Parent advising Parent that the Company Board intends to effect a Change in the Company Recommendation and concurrently authorize the Company to terminate this Agreement in accordance with Section 8.03(d) in connection with such Intervening Event, which notice shall specify the nature and facts of such Intervening Event in reasonable detail;
(B)   after providing such notice under Section 6.04(h)(A), and prior to the Company Board making such Change in the Company Recommendation and concurrently authorizing the Company to terminate this Agreement in accordance with Section 8.03(d) in connection with such Intervening Event, the Company shall have negotiated with and caused its financial and legal advisors to negotiate in good faith with Parent and its Representatives during such five (5)-Business-Day period (to the extent Parent desires to negotiate) to make such revisions to the terms of this Agreement and the Financing in a manner that obviates the need for such Change in the Company Recommendation in connection with such Intervening Event or so that the failure to effect a Change of Recommendation in connection with such Intervening Event would no longer be inconsistent with the directors’ fiduciary duties under applicable Law;
(C)   the Company shall have permitted Parent and its Representatives to make a presentation to the Company Board and the Special Committee regarding this Agreement, the Financing and any adjustments with respect thereto (to the extent Parent desires to make such presentation); and
(D)   following the end of such five (5)-Business-Day period, the Company Board shall have determined, in its good faith judgment upon the recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), after taking into account any changes to this Agreement and the Financing proposed by Parent in response to such notice under

Section 6.04(h)(A), that failure to make a Change of Recommendation with respect to such Intervening Event would still be inconsistent with the directors’ fiduciary duties under applicable Law.
(i)   The Company shall promptly inform its Representatives of the obligations applicable to such Representatives in this Section 6.04.
Section 6.05.   Directors’ and Officers’ Indemnification and Insurance.   (a) The indemnification, advancement and exculpation provisions of the indemnification agreements by and among the Company and its directors and certain executive officers as in effect at the Effective Time shall survive the Merger and shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of the current or former directors or officers of the Company or any of its Subsidiaries. The memorandum and articles of association of the Surviving Company shall contain provisions no less favorable to the intended beneficiaries with respect to exculpation and indemnification of liability and advancement of expenses than are set forth in the memorandum and articles of association of the Company as in effect on the date hereof, and the Surviving Company and Parent shall cause such provisions not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law. From and after the Effective Time, any agreement of any Indemnified Party with the Company or any of its Subsidiaries regarding exculpation or indemnification of liability or advancement of expenses shall be assumed by the Surviving Company, shall survive the Merger and shall continue in full force and effect in accordance with its terms.
(b)   The Surviving Company shall, and Parent shall cause the Surviving Company to, maintain in effect for six (6) years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by the Company with respect to matters occurring prior to the Effective Time, including acts or omissions occurring in connection with this Agreement and the consummation of the Transactions (the parties covered thereby, the “Indemnified Parties”) on terms with respect to coverage and amount no less favorable to the Indemnified Parties than those in effect as of the Effective Time; provided, however, that the Surviving Company may substitute therefor policies of at least the same coverage containing terms, conditions, retentions and limits of liability that are no less favorable than those provided under the Company’s current policies; provided, further, that in no event shall the Surviving Company be required to expend pursuant to this Section 6.05(b) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance (the “Maximum Annual Premium”), and if the cost of such insurance policy exceeds such amount, then the Surviving Company shall obtain a policy with the greatest coverage for a cost not exceeding such amount. In lieu of maintaining the directors’ and officers’ liability insurance policies contemplated by this Section 6.05(b), the Company may and, at Parent’s request, the Company shall, purchase a six (6)-year “tail” prepaid policy prior to the Effective Time on terms, conditions, retentions and limits of liability no less advantageous to the Indemnified Parties than the existing directors’ and officers’ liability insurance maintained by the Company so long as the annual cost of such policy does not exceed the Maximum Annual Premium. If such “tail” prepaid policies have been obtained by the Company prior to the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder, and all other obligations of Parent or the Surviving Company under this Section 6.05(b) shall terminate.
(c)   Subject to the terms and conditions of this Section 6.05, from and after the Effective Time, the Surviving Company shall comply, and Parent shall cause the Surviving Company to comply, with all of the Company’s obligations, and each of the Surviving Company and Parent shall cause its Subsidiaries to comply with their respective obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) (i) the Indemnified Parties against any and all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (“Damages”), arising out of, relating to or in connection with (x) the fact that an Indemnified Party is or was a director, officer or employee of the Company or any of its Subsidiaries or (y) any acts or omissions occurring or alleged to have occurred

(including acts or omissions with respect to the approval of this Agreement or the Transactions or arising out of or pertaining to the Transactions and actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party) prior to or at the Effective Time, to the extent provided under the Company’s or such Subsidiaries’ respective organizational and governing documents or agreements in effect on the date hereof (true and complete copies of which shall have been delivered to Parent prior to the date hereof) and to the fullest extent permitted by the CICA or any other applicable Law, provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable Law; and (ii) such persons against any and all Damages arising out of acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any of its Subsidiaries if such service was at the request or for the benefit of the Company or any of its Subsidiaries.
(d)   In the event the Company or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.05.
(e)   The agreements and covenants contained in this Section 6.05 shall be in addition to any other rights an Indemnified Party may have under the memorandum and articles of association of the Company or any of its Subsidiaries (or equivalent constitutional documents), or any agreement between an Indemnified Party and the Company or any of its Subsidiaries, under the CICA or other applicable Law, or otherwise. The provisions of this Section 6.05 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives, each of which shall be a third party beneficiary of the provisions of this Section 6.05. The obligations of Parent and the Surviving Company under this Section 6.05 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party without the consent of such Indemnified Party.
(f)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy or other agreement that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.05 is not prior to or in substitution for any such claims under any such policies.
Section 6.06.   Notification of Certain Matters.   Subject to applicable Law and the terms and conditions of this Agreement, each of the Company and Parent shall promptly notify the other in writing of:
(a)   any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions;
(b)   any notice or other communication from any Governmental Authority in connection with the Transactions;
(c)   any Actions commenced or, to the knowledge of the Company or the knowledge of Parent, threatened against the Company or any of its Subsidiaries or Parent, MidCo or Merger Sub, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed by such party pursuant to any of such Party’s representations and warranties contained herein, or that relate to such Party’s ability to consummate the Transactions; and
(d)   a breach of any representation or warranty or failure to perform any covenant or agreement set forth in this Agreement on the part of such Party having occurred that would cause the conditions set forth in Section 7.01, Section 7.02 or Section 7.03 not to be satisfied;
together, in each case, with a copy of any such notice, communication or Action; provided that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice; provided further, that failure to give prompt notice pursuant to Section 6.06(d) shall not constitute a failure of a condition to the Merger set forth in Article 7 except to the extent that the underlying breach of a representation or warranty or failure to perform any covenant or agreement not so notified would, standing alone, constitute such a failure.
Section 6.07.   Financing.   (a) Subject to the terms and conditions of this Agreement, Parent shall use its reasonable best efforts to (i) obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter or on other terms and conditions not materially less favorable to MidCo than those described in the Debt Commitment Letter (in each case, as may be reasonably determined by Parent), (ii) maintain in effect the Debt Commitment Letter until the Transactions are consummated, and (iii) satisfy, or cause to be satisfied, on a timely basis all conditions to the closing of and funding under the Debt Commitment Letter applicable to MidCo that are within its control; provided that MidCo may amend or modify the Debt Commitment Letter, and/or elect to replace all or any portion of the Debt Financing or increase the amount of debt financing to be obtained with alternative debt financing (the “Alternative Financing”), in each case so long as (A) the aggregate proceeds of the Cash Financing will be sufficient for Parent to pay (1) the Merger Consideration, and (2) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby and (B) such amendment or modification or the Alternative Financing would not prevent, materially delay or materially impede or impair the ability of Parent to consummate the Transactions. Parent shall deliver to the Company true and complete copies of all Contracts or other arrangements pursuant to which any alternative sources have committed to provide the Alternative Financing (the “Alternative Financing Documents”) (except for customary engagement and fee letters) as promptly as practicable after execution thereof. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter and to the extent is not replaced by the Alternative Financing, Parent shall promptly notify the Company.
(b)   Notwithstanding anything to the contrary contained in this Agreement, nothing contained in Section 6.07(a) shall require, and in no event shall the reasonable best efforts of Parent be deemed or construed to require, Parent to pay any fees in excess of, or agree to “market flex” provisions less favorable to Parent or the Surviving Company (or any of their Affiliates) than, those contemplated by the Debt Commitment Letter and/or, if applicable, the Alternative Financing Documents (in each case, whether to secure waiver of any conditions contained therein or otherwise).
(c)   Subject to applicable Law and the terms and conditions of this Agreement, Parent, MidCo and Merger Sub agree not to amend, modify or waive any provision of the Financing Documents, if such amendment, modification or waiver reduces (or would reduce) the aggregate amount of the Cash Financing or imposes new or additional conditions or otherwise expands, amends or modifies the conditions to the Cash Financing in a manner that would be expected to prevent or materially delay the ability of the Company, Parent, MidCo or Merger Sub to consummate the Transactions or otherwise adversely impact the ability of Parent, MidCo or Merger Sub to enforce its rights against the other parties to the Financing Documents. Parent shall give the Company prompt notice (i) upon becoming aware of any breach of any provision of, or termination by any party to, the Financing Documents or (ii) upon the receipt of any written notice from any person with respect to any threatened breach or threatened termination of the Financing Documents.
(d)   The Company agrees to provide, and shall cause each of its Subsidiaries and each of their respective Representatives to provide to Parent, all reasonable cooperation as may be requested by Parent or its Representatives in connection with the Debt Financing and/or Alternative Financing and the Transactions, including:
(i)   participation in meetings, presentations, due diligence sessions, road shows, sessions with rating agencies and other meetings, including arranging for reasonable direct contact between senior management, representatives and advisors of the Company or its Subsidiaries with Representatives of Parent and any sources or prospective sources of the Debt Financing and/or Alternative Financing;
(ii)   assisting in the preparation of offering memoranda, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations, other marketing documents and similar documents reasonably requested by Parent or its Representatives in connection with the Debt Financing and/or Alternative Financing (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing and/or Alternative Financing and delivery of one or more customary representation letters);
(iii)   as promptly as practicable, furnishing Parent and any sources or prospective sources of the Debt Financing and/or Alternative Financing with financial and other pertinent information (including without limitation, certifying in writing by an authorized representative of the Company, the allocation of the Available Cash between retained earnings of the relevant Subsidiaries of the Company and other cash) regarding the Company and its Subsidiaries as may be reasonably requested by Parent or any sources or prospective sources of the Debt Financing and/or Alternative Financing and is reasonably available to the Company (the “Required Information”) and using reasonable best efforts to cause the Company’s independent accountants to provide assistance and cooperation in connection therewith to Parent and any sources or prospective sources of the Debt Financing and/or Alternative Financing;
(iv)   reasonably cooperating with advisors, consultants and accountants of Parent or any sources or prospective sources of the Debt Financing and/or Alternative Financing with respect to the conduct of any examination, appraisal or review of the financial condition or any of the assets or liabilities of the Company or any of its Subsidiaries, including for the purpose of establishing collateral eligibility and values;
(v)   assisting in the preparation of one or more credit agreements, note purchase agreements, indentures and/or other instruments, as well as any pledge and security documents, and other definitive financing documents, collateral filings or other certificates or documents as may be requested by Parent and otherwise facilitating the pledging of collateral;
(vi)   (A) to the extent necessary in connection with the Debt Financing and/or Alternative Financing and not prohibited by applicable Laws, facilitating the granting of guaranty, security or pledging of collateral and (B) executing and delivering any guaranty, pledge and security documents, commitment letters, certificates and other definitive financing documents (the “Definitive Debt Documents”), provided that any collateral pledged or security granted by the Company or any of its Subsidiaries under, and any obligations of the Company or any of its Subsidiaries under, any Definitive Debt Documents to which it is a party shall be contingent upon the occurrence of the Effective Time;
(vii) taking all actions reasonably necessary to (A) permit prospective sources of the Debt Financing and/or Alternative Financing to evaluate the Company’s or any of its Subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements, provided that the information provided in connection therewith to such prospective sources shall be subject to the terms of the Confidentiality Agreements, and (B) establish bank and other accounts, blocked account agreements and lock box arrangements in connection with the foregoing, including over Available Cash;
(viii)   furnishing Parent and its Representatives, as well as any prospective sources of the Debt Financing and/or Alternative Financing, promptly (and in any event at least ten (10) Business Days prior to the Closing) with all documentation and other information required with respect to the Debt Financing and/or Alternative Financing under applicable “know your customer” and anti-money laundering rules and regulations, provided that the information provided to such prospective sources shall be subject to the terms of the Confidentiality Agreements;
(ix)   using reasonable best efforts to obtain any necessary rating agencies’ confirmation or approval of the Debt Financing and/or Alternative Financing; and
(x)   taking all corporate actions reasonably necessary to permit the consummation of the Debt Financing and/or Alternative Financing, including the execution and delivery of any other certificates, instruments or documents and using reasonable best efforts to obtain consents and legal opinions contemplated by the Debt Financing and/or Alternative Financing or otherwise reasonably requested by Parent and to permit the proceeds thereof to be made available at Closing to consummate the Transactions.

(e)   Neither the Company nor any of its Subsidiaries shall be required to (i) pay any commitment or similar fee prior to the Effective Time or (ii) commit to taking any action that is not contingent upon the Closing (including entry into any agreement) or would be effective prior to the Effective Time or that would otherwise subject it to actual or potential liability in connection with the Debt Financing and/or Alternative Financing prior to the Effective Time. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing and/or Alternative Financing.
(f)   Parent shall, upon the valid termination of this Agreement in accordance with its terms, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or its Subsidiaries in connection with any cooperation provided pursuant to this Section 6.07 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives for and against any and all liabilities, expenses or losses actually suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith (other than information provided in writing by or on behalf of the Company or its Subsidiaries specifically for use in connection therewith), except in the event such liabilities, expenses or losses arose out of or resulted from the fraud, gross negligence, recklessness or willful misconduct of the Company, its Subsidiaries or any of their respective Representatives. Each of Parent, MidCo and Merger Sub acknowledges and agrees that the Company and its Subsidiaries and their respective Representatives shall not, prior to the Effective Time, incur any liability to any person under any financing that Parent, MidCo and Merger Sub may raise in connection with the Transactions.
Section 6.08.   Further Action; Reasonable Best Efforts.   (a) Upon the terms and subject to the conditions of this Agreement, each of the Parties and their respective Representatives shall (i) make promptly its respective filings, and thereafter make any other required submissions, with each relevant Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws with respect to the Transactions, and coordinate and cooperate fully with the other Parties in exchanging such information and providing such assistance as the other Parties may reasonably request in connection therewith (including (A) notifying the other Parties promptly of any communication (whether verbal or written) it or any of its Affiliates receives from any Governmental Authority in connection with such filings or submissions or otherwise relating to the consummation of the Transactions, (B) obtaining consent (such consent not to be unreasonably withheld, conditioned or delayed) from the other Parties promptly before making any substantive communication (whether verbal or written) with any Governmental Authority in connection with such filings or submissions, provided that to the extent any such filings or submissions are expressly requested by a Governmental Authority, no consent from the other Parties shall be required, (C) providing the other Parties with a reasonable period of time to review in advance and comment on, and consulting with the other Parties with respect to, any proposed filing, submission or communication (whether verbal or written) by such Party to any Governmental Authority, and considering in good faith all additions, deletions or changes reasonably proposed by the other Parties, and (D) giving the other Parties the opportunity to attend and participate at any meeting with any Governmental Authority in respect of any filing, investigation or other inquiry); and (ii) cooperate with the other Parties and, subject to Section 6.08(c) use its reasonable best efforts, and cause its Subsidiaries to use their respective reasonable best efforts, to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions as soon as reasonably practicable, including taking any and all steps necessary to avoid or eliminate each and every impediment under any applicable Law that may be asserted by any Governmental Authority so as to enable the Parties to expeditiously consummate the Transactions and employing such resources as are necessary to obtain the PRC Antitrust Clearance and the ODI Approvals.
(b)   In furtherance and not in limitation of the covenants of the Parties contained herein and subject to Section 6.08(c), if any objections are asserted with respect to the Transactions under any Law or if any suit is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private party challenging any of the Transactions as violating any Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions, each of Parent and the Company shall use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the Transactions, which shall include in the case of the Company if (and only if) requested by Parent, the Company’s selling, holding separate or otherwise disposing of or conducting its or any of its Subsidiaries’ business in a manner which would resolve such objections or suits or agreeing to sell, hold separate or otherwise dispose of or conduct its or any of its Subsidiaries’ business in a manner which would resolve such objections or suits or permitting the sale, holding separate or other disposition of, any of its assets or the assets of its Subsidiaries or the conducting of its business in a manner which would resolve such objections or suits; provided, however, that the Company may expressly condition any such sale, holding separate or other disposal, and any agreement to take any such action or to conduct its or any of its Subsidiaries’ business in any manner, upon the consummation of the Merger and other Transactions.
(c)   Notwithstanding anything herein to the contrary, none of Parent, MidCo, Merger Sub or any of their respective Affiliates or Representatives shall be required to take or refrain from taking, any action, or to permitting or suffering to exist any restriction, condition, limitation or requirement which, individually or together with all other such actions, restrictions, conditions, limitations or requirements would require any Consortium Member, or any of its respective Affiliates to commit to or effect, by consent decree, hold separate orders, or otherwise, the restructuring, reorganization, sale, divesture or disposition of such of its or any of its Affiliates’ or portfolio companies’ assets, properties or businesses, or accept any prohibition or limitation on the ownership or operation of, or any arrangement that would apply to, any of its or any of its Affiliates’ or portfolio companies’ assets, properties or businesses.
(d)   Each Party shall, upon request by any other Party, furnish such other Party with all information concerning itself, its Subsidiaries (if applicable), directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3, or any other statement, filing, notice or application made by or on behalf of Parent, MidCo, Merger Sub, the Company or any of their respective Subsidiaries (if applicable) to any Third Party and/or any Governmental Authority in connection with the Transactions.
(e)   The Company shall provide (or shall cause its Subsidiaries to provide) any notices required by any third parties (other than Governmental Authorities) in respect of the Transactions, and use, and cause its Subsidiaries to use, commercially reasonable efforts to obtain any third-party consents (other than from Governmental Authorities) necessary or required to consummate the Transactions, including the third-party notices and consents listed on Section 6.08(e) of the Company Disclosure Schedule.
Section 6.09.   Participation in Litigation.   Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of any Actions commenced or, to the knowledge of the Company on the one hand and the knowledge of Parent on the other hand, threatened against such Party or its directors which relate to this Agreement and the Transactions. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder Action against the Company and/or its directors relating to this Agreement or the Transactions, and no such Action shall be settled without Parent’s prior written consent.
Section 6.10.   Resignations.   To the extent requested by Parent in writing at least three (3) Business Days prior to Closing, the Company shall use reasonable best efforts to cause to be delivered to Parent on the Closing Date duly signed resignations, effective as of the Effective Time, of the directors of any Group Company designated by Parent, which shall include a waiver of any claims against any Group Company, subject to customary exceptions reasonably acceptable to Parent.
Section 6.11.   Public Announcements.   The press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. At any time prior to termination of this Agreement pursuant to Article 8, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions and, except in respect of any such press release, communication, other public statement, press conference or conference call as may be required by applicable Law or rules and policies of NASDAQ, shall not issue any such press release, have any such communication, make any such other public statement or schedule any such press conference or conference call prior to obtaining the consent (not to be unreasonably withheld) of such other Party. Notwithstanding the foregoing, the restrictions set forth in this Section 6.11 shall not apply to any release or announcement made or proposed to be made by the Company in connection with a Change in the Company Recommendation made in compliance with this Agreement.

Section 6.12.   Stock Exchange Delisting.   The Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to enable the delisting of the Shares and ADSs from NASDAQ and the deregistration of the Shares and ADSs under the Exchange Act as promptly as practicable after the Effective Time.
Section 6.13.   Takeover Statutes.   If any Takeover Statute is or may become applicable to any of the Transactions, the Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to any of the Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary (including, in the case of the Company and the Company Board, grant all necessary approvals) so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, including all actions to eliminate or lawfully minimize the effects of such Takeover Statute on the Transactions.
Section 6.14.   Available Cash.   The Company shall take, or cause to be taken, and cause each Group Company to take, all actions and to do, or cause to be done (in each case, subject to applicable Laws), all things necessary to ensure that immediately prior to and at the Effective Time, the aggregate amount of Available Cash shall equal or exceed the Available Cash Amount.
Section 6.15.   SAFE Registration.   The Company shall as soon as practicable after the date hereof, (a) use its commercially reasonable efforts to assist in the preparation of applications to SAFE by any shareholders of the Company who are PRC residents for the registration of their respective holdings of Shares (whether directly or indirectly) in accordance with the requirements of applicable SAFE Rules and Regulations, including by promptly providing such shareholders with such information relating to the Group Companies as is required for such application, in each case to the extent such registration was not previously completed, (b) cause its PRC Subsidiaries (to the extent applicable) to comply with the requirements of such SAFE Rules and Regulations, and (c) cause the domestic agency which is entrusted by the Company Group for administration and management of the Company Share Plan for the benefit of the employees of the Company Group who are PRC residents to apply for the foreign exchange deregistration in respect of such Company Share Plan with SAFE upon the termination thereof in accordance with applicable SAFE Rules and Regulations.
Section 6.16.   Indirect Capital Gains Tax.   The Parties shall cooperate in good faith to determine whether any Indirect Capital Gains Tax will apply to the Transactions and, if necessary, make any required Tax filings in connection with the foregoing.
Section 6.17.   Obligations of MidCo and Merger Sub.   Parent shall cause MidCo and Merger Sub to perform their respective obligations under this Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement.
Section 6.18.   Actions Taken at Direction of Parent, MidCo or Merger Sub.   Notwithstanding anything herein to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder, including, without limitation, under Article 3, Article 5 or this Article 6, if the alleged breach directly results from an action or inaction by the Company that is not required by this Agreement and was specifically directed or approved by Parent, MidCo or Merger Sub in writing, regardless of whether there is any approval by or direction from the Company Board or the Special Committee.
Section 6.19.   No Amendment to Parent Group Contracts.   Without the Company’s prior written consent, Parent, MidCo and Merger Sub shall not enter into any Contract or amend, modify, withdraw or terminate any Parent Group Contract or waive any rights thereunder in a manner that would (a) result, directly or indirectly, in any of the Rollover Shares ceasing to be treated as Excluded Shares, (b) individually or in the aggregate, prevent or materially delay the ability of Parent, MidCo or Merger Sub to consummate the Merger and the other Transactions, (c) be adverse to the rights of the Company to enforce certain terms of the Equity Commitment Letters as a third party beneficiary thereunder, or (d) prevent or materially impair the ability of any director or officer of the Company (including for the avoidance of doubt the Management Parties) to take any of the actions described in Section 6.04 to the extent such actions are permitted thereunder to be taken by the Company or such person with respect to any Superior Proposal.

ARTICLE 7
Conditions to the Merger
Section 7.01.   Conditions to the Obligations of Each Party.   The respective obligations of each Party to consummate the Merger are subject to the satisfaction or waiver in writing in whole or in part by Parent, MidCo, Merger Sub and the Company (where permissible under applicable Law) of the following conditions at or prior to the Closing Date:
(a)   Shareholder Approval.   This Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, shall have been authorized and approved by holders of Shares constituting the Requisite Company Vote at the Shareholders’ Meeting in accordance with the CICA and the Company’s memorandum and articles of association.
(b)   No Injunction.   No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or award, writ, injunction, determination, rule, regulation, judgment, decree or executive order (an “Order”), whether temporary, preliminary or permanent, which is then in effect or is pending or threatened, that has or would have the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the Transactions.
(c)   PRC Antitrust Clearance.   The applicable Parties shall have made the necessary business concentration filing under the PRC Anti-Monopoly Law in relation to the Transactions and received, if necessary, clearance under the PRC Anti-Monopoly Law approving the Transactions (the “PRC Antitrust Clearance”).
Section 7.02.   Additional Conditions to the Obligations of Parent, MidCo and Merger Sub.   The obligations of Parent, MidCo and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing by Parent (where permissible under applicable Law) of the following additional conditions at or prior to the Closing Date:
(a)   Representations and Warranties.   (i) Other than the representations and warranties of the Company contained in Section 3.01, Section 3.03, Section 3.04, Section 3.06(a), Section 3.09(a), Section 3.22 and Section 3.23, the representations and warranties of the Company contained in this Agreement (without giving effect to any qualification as to “materiality,” “Company Material Adverse Effect” or any similar standard or qualification set forth therein) shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time), except where the failure of such representations and warranties of the Company to be so true and correct do not, and would not be reasonably expected to, constitute a Company Material Adverse Effect, (ii) the representations and warranties set forth in Section 3.01, Section 3.04, Section 3.06(a), Section 3.22 and Section 3.23 shall be true and correct in all material respects as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time), and (iii) the representations and warranties set forth in Section 3.03 and Section 3.09(a) shall be true and correct in all respects (except, solely with respect to Section 3.03, for de minimis inaccuracies) as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time).
(b)   Agreements and Covenants.   The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.
(c)   Dissenting Shareholders.   The holders of no more than fifteen percent (15%) of the Shares shall have validly served a notice of dissent under Section 238(5) of the CICA.
(d)   Officer Certificate.   The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions specified in Section 7.02(a), Section 7.02(b), Section 7.02(e) and Section 7.02(f).

(e)   Available Cash.   The aggregate amount of Available Cash immediately prior to the Closing shall be equal to or exceed the Available Cash Amount and the Company shall have delivered to Parent written evidence thereof in form and substance reasonably satisfactory to Parent prior to the Closing Date in accordance with the requirements under the Definitive Debt Documents.
(f)   No Material Adverse Effect.   No Company Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.
(g)   ODI Approvals.   The outbound direct investment and foreign exchange approvals from the applicable PRC Governmental Authorities required in connection with the Cash Equity Financing by the applicable Consortium Members and/or their respective Affiliates (the “ODI Approvals”) shall have been obtained and remain in full effect; provided that, upon the date that is four (4) months after the date of this Agreement, the condition set forth in this Section 7.02(g) shall immediately and automatically be deemed satisfied for all purposes of this Agreement, whether or not Parent, MidCo, Merger Sub or any other Consortium Member and/or their respective Affiliates have obtained and maintained in full effect such ODI Approvals.
Section 7.03.   Additional Conditions to the Obligations of the Company.   The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver in writing by the Company (where permissible under applicable Law) of the following additional conditions at or prior to the Closing Date:
(a)   Representations and Warranties.   The representations and warranties of Parent, MidCo and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” or similar standard or qualification set forth therein) as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time), except where the failure of such representations and warranties of Parent, MidCo or Merger Sub to be so true and correct, individually or in the aggregate, have not, and would not reasonably be expected to, prevent, materially delay or materially impede or impair the ability of Parent, MidCo or Merger Sub to consummate the Transactions.
(b)   Agreements and Covenants.   Parent, MidCo and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.
(c)   Officer Certificate.   Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by a director of Parent, certifying as to the satisfaction of the conditions specified in Section 7.03(a) and Section 7.03(b).
Section 7.04.   Frustration of Closing Conditions.   Prior to the Termination Date, none of the Company, Parent, MidCo or Merger Sub may rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was caused by such Party’s failure to act in good faith to comply with this Agreement and consummate the Transactions.
ARTICLE 8
Termination
Section 8.01.   Termination by Mutual Consent.   This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by mutual written consent of Parent and the Company with the approval of their respective boards of directors (or in the case of the Company, acting upon the recommendation of the Special Committee).
Section 8.02.   Termination by Either the Company or Parent.   This Agreement may be terminated by either the Company (acting upon the recommendation of the Special Committee) or Parent at any time prior to the Effective Time, if:
(a)   the Effective Time shall not have occurred on or before the date that is twelve (12) months after the date of this Agreement (the “Termination Date”);

(b)   any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any final and non-appealable Order, or taken any other final and non-appealable action, which has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions; or
(c)   the Requisite Company Vote shall not have been obtained at the Shareholders’ Meeting duly convened therefor and concluded or at any adjournment thereof;
provided, that the right to terminate this Agreement pursuant to this Section 8.02 shall not be available to any Party whose failure (in the case of Parent, including failure of Parent, MidCo or Merger Sub) to fulfill any of its obligations under this Agreement has been a primary cause of, or resulted in, the failure of the applicable condition(s) being satisfied.
Section 8.03.   Termination by the Company.   This Agreement may be terminated by the Company (acting upon the recommendation of the Special Committee) at any time prior to the Effective Time, if:
(a)   a breach of any representation, warranty, agreement or covenant of Parent, MidCo or Merger Sub set forth in this Agreement shall have occurred, which breach (i) would give rise to the failure of a condition set forth in Section 7.01 or Section 7.03 and as a result of such breach, such condition would not be capable of being satisfied prior to the Termination Date, and (ii) is incapable of being cured or, if capable of being cured, is not cured by Parent, MidCo or Merger Sub within thirty (30) days following receipt of written notice of such breach from the Company (or, if the Termination Date is less than thirty (30) days from the date of receipt of such notice, by the Termination Date); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.03(a) if the Company is then in breach of any representation, warranty, agreement or covenant of the Company hereunder that would give rise to the failure of a condition set forth in Section 7.01, Section 7.02(a) or Section 7.02(b);
(b)   (i) all of the conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied, (ii) the Company has delivered to Parent an irrevocable written notice confirming that all of the conditions set forth in Section 7.03 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied (or that the Company is willing to waive any unsatisfied conditions set forth in Section 7.03) and that it is ready, willing and able to consummate the Closing, and (iii) Parent, MidCo and Merger Sub fail to complete the Closing within ten (10) Business Days following the later of (x) the date on which the Closing should have occurred pursuant to Section 1.02 and (y) the date on which the foregoing notice is delivered to Parent; or
(c)   prior to the receipt of the Requisite Company Vote, (i) the Company Board (acting upon recommendation of the Special Committee) or the Special Committee (acting upon majority vote and to the extent it is within the authority of the Special Committee) shall have authorized the Company to terminate this Agreement and enter into an Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to Section 6.04(d) and (ii) the Company concurrently with the termination of this Agreement enters into the Alternative Acquisition Agreement with respect to the Superior Proposal referred to in the foregoing clause (i); provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.03(c) unless the Company has (A) complied with the requirements of Section 6.04 with respect to such Superior Proposal and/or Alternative Acquisition Agreement (except any immaterial non-compliance that does not adversely affect Parent, MidCo or Merger Sub) and (B) complied with Section 8.06 and pays in full the Company Termination Fee prior to or concurrently with taking any action pursuant to this Section 8.03(c), and any purported termination pursuant to this Section 8.03(c) shall be void and of no force or effect if the Company shall not have paid, or does not concurrently pay, the Company Termination Fee in full in accordance with this Section 8.03(c) and Section 8.06.
(d)   prior to the receipt of the Requisite Company Vote, the Company Board (acting upon recommendation of the Special Committee) or the Special Committee (acting upon majority vote and to the extent it is within the authority of the Special Committee) shall have authorized the Company to terminate this Agreement in connection with an Intervening Event pursuant to Section 6.04(h); provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.03(d)

unless the Company has (i) complied with the requirements of Section 6.04 with respect to such Intervening Event (except any immaterial non-compliance that does not adversely affect Parent, MidCo or Merger Sub), and (ii) complied with Section 8.06 and pays in full the Company Termination Fee prior to or concurrently with taking any action pursuant to this Section 8.03(d), and any purported termination pursuant to this Section 8.03(d) shall be void and of no force or effect if the Company shall not have paid, or does not concurrently pay, the Company Termination Fee in full in accordance with this Section 8.03(d) and Section 8.06.
Section 8.04.   Termination by Parent.   This Agreement may be terminated by Parent at any time prior to the Effective Time, if:
(a)   a breach of any representation, warranty, agreement or covenant of the Company set forth in this Agreement shall have occurred, which breach (i) would give rise to the failure of a condition set forth in Section 7.01 or Section 7.02 and as a result of such breach, such condition would not be capable of being satisfied prior to the Termination Date and (ii) is incapable of being cured or, if capable of being cured, is not cured by the Company within thirty (30) days following receipt of written notice of such breach from Parent (or, if the Termination Date is less than thirty (30) days from the date of receipt of such notice, by the Termination Date); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.04(a) if Parent is then in breach of any representation, warranty or covenant of Parent hereunder that would give rise to the failure of a condition set forth in Section 7.01, Section 7.03(a) or Section 7.03(b); or
(b)   The Company Board (upon the recommendation of the Special Committee) shall have effected a Change in the Company Recommendation.
Section 8.05.   Effect of Termination.   In the event of the termination of this Agreement pursuant to Article 8, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any Party (or any Representative of such Party); provided that the terms of Section 6.03(c), Section 6.07(f), Section 6.11, Article 8 and Article 9 shall survive any termination of this Agreement.
Section 8.06.   Termination Fee and Expenses.   (a) In the event that:
(i)   (A) a bona fide proposal or offer with respect to a Competing Transaction shall have been made, proposed or communicated (and not withdrawn), after the date hereof and prior to the Shareholders’ Meeting (or prior to the termination of this Agreement if there has been no Shareholders’ Meeting), (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 8.02(a) or Section 8.02(c), and (C) within twelve (12) months after the termination of this Agreement, the Company or any of its Subsidiaries consummates, or enters into a definitive agreement in connection with, any Competing Transaction (in each case whether or not the Competing Transaction was the same Competing Transaction referred to in clause (A)) (provided that for purposes of this Section 8.06(a), all references to “15%” in the definition of “Competing Transaction” shall be deemed to be references to “50%”);
(ii)   this Agreement is terminated by the Company pursuant to Section 8.03(c) or Section 8.03(d); or
(iii)   this Agreement is terminated by Parent pursuant to Section 8.04, then the Company shall pay, or cause to be paid, to Parent or its designees: an amount equal to US$4,900,000 (the “Company Termination Fee”) by wire transfer of same day funds as promptly as possible (but in any event (1) prior to or concurrently with the entry by the Company into the definitive agreement in connection with a Competing Transaction and as a condition of the consummation by the Company of a Competing Transaction in the case of a termination referred to in clause (i) above, (2) prior to or concurrently with the termination of this Agreement in case of a termination pursuant to clause (ii) above, or (3) within five (5) Business Days after such termination in the case of a termination referred to in clause (iii) above); it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(b)   In the event that this Agreement is terminated by the Company pursuant to Section 8.03(a) or Section 8.03(b), Parent shall pay, or cause to be paid, to the Company: an amount equal to US$9,800,000 (the “Parent Termination Fee”) by wire transfer of same day funds as promptly as possible (but in any event within five (5) Business Days following such termination); it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.
(c)   All expenses incurred in connection with this Agreement and the Transactions (except as otherwise expressly set forth in Section 6.07(f) and Section 8.06(d)) shall be paid by the Party incurring such expenses, whether or not the Merger or any other Transaction is consummated.
(d)   In the event that the Company fails to pay the Company Termination Fee, or Parent fails to pay the Parent Termination Fee, when due and in accordance with the requirements of this Agreement, the Company or Parent, as the case may be, shall reimburse the other Party for reasonable costs and expenses actually incurred or accrued by the other Party (including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.06, together with interest on such unpaid Company Termination Fee or Parent Termination Fee, as the case may be, commencing on the date that the Company Termination Fee or Parent Termination Fee, as the case may be, became due, at the reference rate as reported in the FR 2420 Report of Selected Money Market Rates and published on the website of the Federal Reserve Bank of New York in effect on such date. Such collection expenses shall not otherwise diminish in any way the payment obligations hereunder.
(e)   Each of the Company and Parent acknowledges that (i) the agreements contained in this Section 8.06 are an integral part of the Transactions, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.06(a) or Section 8.06(b) are not a penalty but rather constitute amounts akin to liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in this Section 8.06, the Parties would not have entered into this Agreement.
(f)   (i) Subject to Section 9.08, the Equity Commitment Letters, the Debt Commitment Letter and the Limited Guarantees, in the event that Parent fails to effect the Closing for any reason or no reason or otherwise breaches this Agreement (whether willfully, intentionally, unintentionally or otherwise) or otherwise fails to perform its obligations hereunder (whether willfully, intentionally, unintentionally or otherwise), then the Company’s right to terminate this Agreement and receive the Parent Termination Fee pursuant to Section 8.06(b) and costs and expenses under Section 6.07(f) and Section 8.06(d) and the guarantee of such obligations pursuant to the Limited Guarantees (subject to their terms, conditions and limitations), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of any Group Company and all members of the Company Group against (A) the Consortium Members, the Guarantors, the Rollover Shareholders, the Sponsor and their respective Affiliates, (B) any former, current and future direct or indirect holders of any equity, general or limited partnership or liability company interest, controlling persons, management companies, portfolio companies, incorporators, directors, officers, employees, agents, advisors, attorneys, representatives, Affiliates, members, managers, general or limited partners, shareholders, stockholders, successors or assignees of any Consortium Member, Guarantor, Rollover Shareholder or Sponsor or any of their respective Affiliates, (C) any lender or prospective lender, lead arranger, arranger, agent or representative of or to any Consortium Member, Guarantor, Rollover Shareholder or Sponsor or any of their respective Affiliates, or (D) any former, current or future direct or indirect holders of any equity, general or limited partnership or limited liability company interest, controlling persons, management companies, portfolio companies, incorporators, directors, officers, employees, agents, advisors, attorneys, representatives, Affiliates, members, managers, general or limited partners, shareholders, stockholders, successors or assignees of any of the foregoing (clauses (A) through (D) of this Section 8.06(f), collectively, the “Parent Group”), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or other failure of the Merger or the other Transactions to be consummated (whether willfully, intentionally, unintentionally or otherwise). For the avoidance of doubt, neither Parent nor any other member of the Parent Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions (including the Equity Commitment Letters, the Support Agreement, the Limited Guarantees and the Debt Commitment Letter) other than the payment of the Parent Termination Fee pursuant to Section 8.06(b) and the costs and expenses pursuant to Section 6.07(f) and Section 8.06(d), and in no event shall any Group Company, any direct or indirect shareholders of the Company or any other Group Company, or any of their respective Affiliates, directors, officers, employees, members, managers, partners, representatives, advisors or agents of the foregoing, (collectively, the “Company Group”) seek, or permit to be sought, on behalf of any member of the Company Group, any monetary damages from any member of the Parent Group in connection with this Agreement or any of the Transactions (including the Equity Commitment Letters, the Support Agreement, the Limited Guarantees and the Debt Commitment Letter), other than (without duplication) from Parent to the extent provided in Section 6.07(f), Section 8.06(b) and Section 8.06(d), or a Guarantor to the extent provided in the relevant Limited Guarantee.
(ii)   Subject to Section 9.08, Parent’s right to terminate this Agreement and receive payment from the Company of the Company Termination Fee pursuant to Section 8.06(a) and costs and expenses under Section 8.06(d) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of any member of the Parent Group against any member of the Company Group for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or other failure of the Merger to be consummated. Neither the Company nor any other member of the Company Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions other than the payment by the Company of the Company Termination Fee pursuant to Section 8.06(a) and the costs and expenses under Section 8.06(d), and in no event shall any of Parent or any other member of the Parent Group seek, or permit to be sought, on behalf of any member of the Parent Group, any monetary damages from any member of the Company Group in connection with this Agreement or any of the Transactions, other than (without duplication) from the Company to the extent provided in Section 8.06(a) and Section 8.06(d). While the Parent Group may pursue both (A) a grant of specific performance under Section 9.08 and (B) seek payment of the Company Termination Fee pursuant to Section 8.06(a) and reimbursement and interest pursuant to Section 8.06(d), under no circumstances shall any Parent Party be permitted or entitled to receive both a grant of specific performance that results in the consummation of the Transactions and payment of the Company Termination Fee and reimbursement and interest in connection with the termination of this Agreement. Notwithstanding anything to the contrary herein and for the avoidance of doubt, none of the foregoing in this Section 8.06 shall in any way restrict Parent’s, MidCo’s or Merger Sub’s right to equitable relief pursuant to Section 9.08.
(iii)   Notwithstanding anything to the contrary in this Agreement, the Financing Documents, the Limited Guarantees, the Support Agreement or any other document contemplated thereby or any document or instrument delivered in connection hereunder or thereunder (each, a “Transaction Document” and collectively, the “Transaction Documents”), but subject to Section 9.08, the maximum aggregate liability, whether in equity or at Law, in Contract, in tort or otherwise, of the Parent Group collectively (including monetary damages for fraud or breach, whether willful, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance) (A) under this Agreement, the Plan of Merger or any other Transaction Document, (B) in connection with the failure of the Merger (including the Financing) or the other transactions contemplated hereunder or under the Transaction Documents to be consummated or (C) in respect of any representation or warranty made or alleged to have been made in connection with this Agreement, the Plan of Merger or any other Transaction Document, will not exceed under any circumstances an amount equal to (1) the Parent Termination Fee, if any, due and owing to the Company pursuant to Section 8.06(b), plus (2) the amounts, if any, due and owing under Section 6.07(f) and Section 8.06(d).

Notwithstanding anything to the contrary herein and for the avoidance of doubt, none of the foregoing in this Section 8.06 shall in any way restrict the Company’s right to equitable relief pursuant to Section 9.08.
ARTICLE 9
General Provisions
Section 9.01.   Non-Survival of Representations, Warranties and Agreements.   The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the earlier of the Effective Time and termination of this Agreement pursuant to Article 8, except that this Section 9.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time or termination of this Agreement, including the agreements set forth in Article 1, Article 2, Section 6.05, Section 6.07(f), Section 6.11, Article 8 and this Article 9.
Section 9.02.   Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by overnight courier to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.02):
(a)   if to Parent, MidCo or Merger Sub:
28/F, CITIC Tower
1 Tim Mei Avenue
Hong Kong
Attention:
Xike Cheng

Email:
xikecheng@citiccapital.com

c/o 6th Floor, 799 Tianshan W Road
Changning District, Shanghai 200335
People’s Republic of China
Attention: Maria Yi Xin
with copies (which shall not constitute notice) to:
Davis Polk & Wardwell
19th Floor, The Hong Kong Club Building
3A Chater Road
Central, Hong Kong
Attention:
Miranda So; Xi Shi

Email:
miranda.so@davispolk.com; xi.shi@davispolk.com

Weil, Gotshal & Manges
29/F Alexandra House
18 Chater Road
Central, Hong Kong
Attention:
Charles Ching; William Welty

Email:
charles.ching@weil.com; william.welty@weil.com

(b)   if to the Company:
Special Committee of the Board of Directors
Smart Share Global Limited
6th Floor, 799 Tianshan W Road
Changning District, Shanghai 200335
People’s Republic of China
Attention:
Conor Chia-hung Yang; Jiawei Gan; Benny Yucong Xu

Email:
conor.yang@gmail.com; ganjiawei@icloud.com;
sharinghappy@hotmail.com

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
c/o 42/F Edinburgh Tower, The Landmark
15 Queen’s Road Central, Hong Kong
Attention:
Haiping Li, Esq.

Email:
haiping.li@skadden.com

Section 9.03.   Certain Definitions.   (a) For purposes of this Agreement:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreements; provided that such agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under this Agreement.
“Affiliate” of a specified person means (i) a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person and (ii) with respect to any specified person that is a natural person, any Immediate Family Member of such specified person; provided that, for purposes of this Agreement, Affiliates of Parent, MidCo or Merger Sub shall not include the Rollover Shareholders, the Sponsor and their respective Affiliates, and none of the Consortium Members and their respective Affiliates shall be deemed to be Affiliates of any Group Company and vice versa.
“Anticorruption Laws” means Laws relating to anti-bribery or anticorruption (governmental or commercial), which apply to the business and dealings of any Group Company, including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, government employee or commercial entity to obtain or retain business or a business advantage such as, without limitation, the PRC Criminal Law, the PRC Law on Anti-Unfair Competition adopted on September 2, 1993, the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996, the U.S. Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, each as amended from time to time, and all applicable Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.
“Available Cash” means cash of the Company and its Subsidiaries on a consolidated basis, net of issued but uncleared checks, in each case available free of any Lien immediately prior to and as of the Closing.
“Available Cash Amount” means an aggregate amount not less than US$160,000,000 (or its RMB equivalent).
“beneficial owner” or “beneficially own” shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.
“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in (i) New York, New York, (ii) Hong Kong, (iii) the Cayman Islands, or (iv) the PRC.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Company Employee Plan” means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, share or share-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, that is or has been maintained, contributed to or required to be contributed to by any Group Company for the benefit of any current or former employee, director or officer of such Group Company, other than any employment Contract or compensatory agreement with a current or former employee, director or officer which is not maintained for the benefit of any group or class of employees.

“Company IT Assets” means all Software, systems, servers, computers, hardware, firmware, middleware, networks, data, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation owned by or licensed, pursuant to valid and enforceable license agreements, to the Company and its Subsidiaries.
“Company Material Adverse Effect” means any fact, event, circumstance, change, condition, occurrence or effect (each, an “Effect”) that, individually or in the aggregate with all other facts, events, circumstances, changes, conditions, occurrences and effects (including any change in applicable Law or the interpretation or enforcement thereof or other regulatory change that affects the Company or any of its Subsidiaries), is or could reasonably be expected to (i) have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, properties or results of operations of the Company and its Subsidiaries taken as a whole or (ii) prevent or materially delay the consummation of the Transactions or otherwise have a material adverse effect on the ability of the Company to perform its material obligations under this Agreement; provided, however, that the determination of whether a Company Material Adverse Effect shall have occurred under clause (i) above shall not take into account any fact, event, circumstance, change, condition, occurrence or effect occurring after the date hereof following or resulting from (A) geopolitical conditions, any outbreak or escalation of war, regional conflicts, military or similar operations, or major hostilities or any act of sabotage or terrorism or natural or man-made disasters, epidemic-induced or other public health crises or other events of a force majeure nature, (B) changes in Laws, GAAP or enforcement or interpretation thereof, in each case proposed, adopted or enacted after the date of this Agreement, (C) changes or conditions that generally affect the industry and market in which the Company and its Subsidiaries operate, (D) changes in the financial, credit or other securities or capital markets, or in general economic, business, regulatory, legislative or political conditions, (E) any announcement, disclosure, pendency or consummation of the Transactions, (F) any action taken and/or omission to take any action, by the Company or any of its Subsidiaries at the written request, or with the written consent, of Parent, MidCo or Merger Sub, or expressly required by this Agreement, (G) any failure to meet any internal or public projections, forecasts, estimates, budgets or internal or published predictions of revenue, earnings, cash flow or cash position (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso), (H) any decline in the market price, or change in trading volume, of the capital stock of the Company (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso), (I) any change or prospective change in the Company’s credit ratings (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); except, in the case of clause (A), (B), (C) or (D), to the extent having a materially disproportionate effect on the Company and its Subsidiaries taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operates (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).
“Company Option” means each option to purchase Shares granted under the Company Share Plan on or prior to the Closing Date whether or not such option has become vested on or prior to the Closing Date in accordance with the terms thereof.
“Company Restricted Share” means each Share awarded under the Company Share Plan on or prior to the Closing Date whether or not such Share has become vested on or prior to the Closing Date in accordance with the terms thereof.
“Company Restricted Share Unit” means each right to receive a Share granted under the Company Share Plan on or prior to the Closing Date whether or not such right has become vested on or prior to the Closing Date in accordance with the terms thereof.
“Company Share Plan” means the 2021 Share Incentive Plan adopted by the Company in 2021 and all amendments and modifications thereto.

“Competing Transaction” means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company or to which 15% or more of the total revenue or net income of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 15% or more of the total revenue, net income or assets of the Company and its Subsidiaries taken as a whole; (iii) any sale, exchange, transfer or other disposition of 15% or more of any class of Equity Securities of the Company, or securities convertible into or exchangeable for 15% or more of any class of Equity Securities of the Company; (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of Equity Securities of the Company; (v) any other transaction having an effect similar to the foregoing; or (vi) any combination of the foregoing.
“Confidentiality Agreements” means the confidentiality agreements, each dated February 22, 2025, by and between the Company and each of (i) the Sponsor and (ii) the Management Parties, respectively, as amended and restated from time to time.
“Consortium Members” means, collectively, Parent, MidCo, Merger Sub, the Sponsor, each Rollover Shareholder and each Management Party, and “Consortium Member” means any of them.
“Contract” means any legally binding note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by contract or credit arrangement or otherwise.
“Control Documents” means the following documents collectively: (i) the Proxy Agreements entered into between Shanghai WFOE and each of Guangyuan Cai, Peifeng Xu and Yaoyu Zhang dated as of October 15, 2019, (ii) the Equity Interest Pledge Agreement entered into among the VIE Entity, Shanghai WFOE, Guangyuan Cai, Peifeng Xu and Yaoyu Zhang dated as of October 15, 2019, (iii) the Exclusive Business Cooperation Agreement entered into between Shanghai WFOE and the VIE Entity dated as of July 25, 2017, (iv) the Exclusive Asset Subscription Agreement entered into between Shanghai WFOE and the VIE Entity dated as of July 25, 2017, (v) the Exclusive Call Option Agreement entered into among the VIE Entity, Shanghai WFOE, Guangyuan Cai, Peifeng Xu and Yaoyu Zhang dated as of October 15, 2019, and (vi) the Spousal Consent Letter executed by Juanjuan Li (the spouse of Peifeng Xu) dated as of October 15, 2019.
“Controlled Entities” means the VIE Entity and its Subsidiaries.
“Equity Securities” means any share, capital stock, registered capital, partnership, member or similar interest in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or any other instrument or right the value of which is based on any of the foregoing.
“Excluded Shares” means, collectively, (i) Rollover Shares, (ii) any Shares (including ADSs corresponding to such Shares) held by the Depositary and reserved for issuance and allocation pursuant to the Company Share Plan and (iii) any Shares held by Parent, MidCo, Merger Sub, the Company or any of their respective Subsidiaries.
“Exercise Price” means, with respect to any Company Option, the applicable exercise price per Share underlying such Company Option.
“Government Official” means (i) any official, officer, employee or representative of, or other individual acting for or on behalf of, any Governmental Authority or agency or instrumentality thereof (including any state-owned or controlled enterprise), or any public international organization (as defined in the U.S. Foreign Corrupt Practices Act), (ii) any political party or party official or candidate for political office or (iii) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any person described in the foregoing clause (i) or (ii) of this definition.
“Group Company” means any of the Company and its Subsidiaries.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.
“Immediate Family Members” means, with respect to a natural person, such person’s spouse, domestic partner, children, siblings and parents, as well as any family trusts established for their benefit.
“Indebtedness” means, with respect to any person, (i) all indebtedness of such person, whether or not contingent, for borrowed money, (ii) all obligations of such person for the deferred purchase price of property or services, (iii) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (iv) all obligations of such person under currency, interest rate or other swaps, and all hedging and other obligations of such person under other derivative instruments, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (viii) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any share capital of such person or any warrants, rights or options to acquire such share capital, valued, in the case of redeemable preferred shares, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (ix) all Indebtedness of others referred to in clauses (i) through (viii) above guaranteed directly or indirectly in any manner by such person, and (x) all Indebtedness referred to in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Liens on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.
“Indirect Capital Gains Tax” means any Tax imposed on Parent or any of its Affiliates (including the Surviving Company from and after the Effective Time) in connection with the indirect transfer of ownership in any Subsidiary of the Company incurred in connection with this Agreement and the Transactions.
“Insolvent” means, with respect to any person (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total Indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
“Intellectual Property” means all rights, anywhere in the world, in or to: (i) patents, patent applications (and any patents that issue from those patent application), certificates of invention, substitutions relating to any of the patents and patent applications, utility models, inventions and discoveries, statutory invention registrations, mask works, invention disclosures, industrial designs, community designs and other designs, and any other governmental grant for the protection of inventions or designs; (ii) Trademarks; (iii) works of authorship (including Software) and copyrights, and moral rights, design rights and database rights therein and thereto, whether or not registered; (iv) confidential and proprietary information, including trade secrets, know-how and invention rights; (v) rights of privacy and publicity; (vi) registrations, applications, renewals, reissues, reexaminations, continuations, continuations-in-part, divisions, extensions, and foreign counterparts for any of the foregoing in clauses (i)-(v); and (v) any and all other intellectual property or proprietary rights.
“International Trade Laws” means any of the following: (i) any laws, regulations, rules, or orders concerning the exportation or re-exportation of items (including technology, services, and software), including but not limited to those administered by the U.S. Department of Commerce or the U.S. Department of State, (ii) any laws, regulations, rules, or orders regarding economic sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. State Department, the United Nations, Canada, the European Union, or the United Kingdom, or (iii) any laws, regulations, rules, or orders regarding anti-money laundering and/or know your customer requirements.
“Intervening Event” means any material event, material development or material change occurring after the date hereof that (i) did not result from any breach of this Agreement by the Company or its Subsidiaries or its or their Representatives, (ii) materially affects the Group Companies or their business, assets or operations of the Group Companies taken as a whole, (iii) was unknown and not reasonably foreseeable to the Company, the Company Board or the Special Committee as of or prior to the date hereof, (iv) becomes known to the Company, the Company Board or the Special Committee after the date hereof and before the receipt of the Company Requisite Vote, and (v) did not result from or arise out of the announcement or pendency of, or any actions required to be taken by any Group Company (or to be refrained from being taken by any Group Company) pursuant to, this Agreement, provided that in no event shall any of the following events, developments or changes constitute or be taken into account in determining the existence of an Intervening Event: (A) the receipt, existence or terms of a Competing Transaction or a Superior Proposal (which, for purposes of this definition, should be read without reference to any percentage set forth in the definitions of “Competing Transaction” or “Superior Proposal”) or any inquiry relating thereto or the consequences thereof, (B) any change in the price or trading volume of the Shares or ADSs, in and of itself, after the date of this Agreement, (C) any change in applicable Laws or regulations or applicable accounting regulations or principles or interpretation or enforcement hereof, (D) the fact that the Company meets or exceeds any internal or published forecasts or projections for any period, (E) any fact, event, development or change relating to the ODI Approvals or the PRC Antitrust Clearance, including timing or likelihood thereof or any condition, undertaking or commitment that may be required or proposed in connection therewith, or (F) any fact, event, development or change with respect to the Parent Group or any member thereof, provided that, with respect to clause (B) and clause (D), any event underlying such event, development or change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, an Intervening Event, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso.
“IT Assets” means any and all computers, Software, hardware, systems, servers, workstations, routers, hubs, switches, data communications lines and other information technology equipment, and all associated documentation.
“knowledge” means, (i) with respect to the Company, the actual knowledge of the individuals listed in Section 9.03(a) of the Company Disclosure Schedule, after due inquiry and investigation, and (ii) with respect to Parent, the actual knowledge of any director of Parent, after due inquiry and investigation.
“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any Group Company.
“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guarantees and other agreements with respect thereto, pursuant to which any Group Company holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any Group Company.
“Liens” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any right of first refusal, right of first offer, call option, and any other restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.
“Management Parties” means the persons listed under the column “Sole Shareholder of Rollover Shareholder” in Schedule 9.03, and “Management Party” means any of them.
“Permitted Encumbrances” means: (i) real estate Taxes, assessments and other governmental levies, fees or charges imposed with respect to such real property which are not due and payable as of the Closing Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics liens and similar liens for labor, materials or supplies provided with respect to such real property incurred in the ordinary course of business for amounts which are not due and payable and which shall be paid in full and released at Closing, (iii) zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business thereon, (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such real property which do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon and (v) Liens imposed by applicable Law.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“Personal Data” means: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, credit card number, biometric identifier, or any other data that alone or in combination with other data held by the Company or any of its Subsidiaries allows identification of a natural person, and (ii) any other data defined as “personal data,” “personally identifiable information,” “nonpublic personal information,” “customer proprietary network information,” “individually identifiable health information,” “protected health information,” or “personal information” under any Law.
“PRC” means the People’s Republic of China excluding, for the purposes of this Agreement only, Hong Kong, the Macau Special Administrative Region and Taiwan.
“PRC Anti-Monopoly Law” means the Anti-Monopoly Law of the PRC enacted on August 1, 2008, and the regulations promulgated thereunder.
“Privacy Laws” means any Law applicable to the Company or any of its Subsidiaries governing privacy, data protection, or data security with respect to the Processing of Personal Data by the Company or any of its Subsidiaries.
“Privacy Policy” means each published privacy policy, privacy notice, or privacy statement of the Company or any of its Subsidiaries relating to the Company’s or any of its Subsidiaries’ Processing of Personal Data.
“Processing” or “Processed” means, with respect to any Personal Data, any operation or set of operations performed thereon, whether or not by automated means, including adaptation, alignment, alteration, collection, combination, compilation, consultation, creation, destruction, disclosure, disposal, dissemination, erasure, interception, maintenance, making available, organization, recording, restriction, retention, and retrieval, storage, structuring, transmission, and use.
“Prohibited Person” means any person that is (i) located or resident in, or organized under the laws of any Sanctioned Jurisdiction, (ii) included on, or affiliated with any person on, the United States Commerce Department’s Denied Parties List, Entity List, or Unverified List; the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals and Blocked Persons List, Specially Designated Narcotics Traffickers or Specially Designated Terrorists, the Annex to Executive Order No. 13224, or any other sanctioned party list administered by OFAC; the Department of State’s Debarred List; UN Sanctions, or (iii) a person with whom business transactions, including exports and re-exports, are restricted by International Trade Laws, including, in each clause above, any updates or revisions to the foregoing and any newly published rules.
“Rollover Shareholders” means the persons listed under the column “Rollover Shareholder” in Schedule 9.03.
“Rollover Shares” means, with respect to each Rollover Shareholder, (i) all Shares (including Shares represented by ADSs) held by such Rollover Shareholder as of the date hereof as set forth opposite its name under the column “Rollover Shares” in Schedule 9.03, and (ii) any Shares (including Shares represented by ADSs) acquired by such Rollover Shareholder or any of such Rollover Shareholder’s Affiliates following the date hereof and prior to the Closing, including by means of purchase, dividend, distribution or issuance upon the exercise of or settlement of any Company Options, awards or warrants or the conversion of any convertible securities or otherwise.
“SAFE Circular 37” means the Notice on Issues Relating to the Administration of Foreign Exchange in Overseas Investment and Financing and Reverse Investment Activities of Domestic Residents Conducted via Special Purpose Vehicles issued by SAFE on July 14, 2014, which became effective as of July 14, 2014, or any successor rule or regulation under PRC Law.

“SAFE Circular 7” means the Notice on Issues Relating to the Administration of Foreign Exchange for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company issued by SAFE on February 15, 2012, which became effective as of February 15, 2012, or any successor rule or regulation under PRC Law.
“SAFE Circular 75” means the Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles issued by SAFE on October 21, 2005, which became effective as of November 1, 2005 and replaced by SAFE Circular 37 on July 14, 2014.
“SAFE Circular 78” means the Operation Rules on the Foreign Exchange Administration on the Participation by Domestic Individuals in the Employee Stock Ownership Plans, Stock Option Plans of Offshore Listed Companies issued by SAFE on March 28, 2007, which became effective as of March 28, 2007 and replaced by SAFE Circular 7 on February 15, 2012.
“SAFE Rules and Regulations” means the SAFE Circular 37, SAFE Circular 7, SAFE Circular 75, SAFE Circular 78 and any other applicable rules, regulations, guidelines and reporting and registration requirements issued by SAFE.
“Sanctioned Jurisdiction” means any jurisdiction that is the target of U.S. comprehensive sanctions (i.e., Cuba, Iran, North Korea, Syria, Venezuela, and the Crimea region).
“Shanghai WFOE” means Zhixiang Technology (Shanghai) Co., Ltd.
“Shareholders’ Meeting” means a general meeting of the Company’s shareholders (including any adjournments thereof) to be held to consider the authorization and approval of, and to authorize and approve, this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger.
“Social Security Benefits” means any social insurance, pension insurance benefits, medical insurance benefits, work-related injury insurance benefits, maternity insurance benefits, unemployment insurance benefits and public housing provident fund benefits or similar benefits, in each case as required by any applicable Law or contractual arrangements.
“Software” means all (a) computer programs, applications, systems and code, including software implementations of algorithms, models and methodologies, program interfaces, and source code and object code, and firmware, operating systems and specifications, (b) Internet and intranet websites, databases and compilations, including data and collections of data, whether machine-readable or otherwise, (c) development and design tools, library functions and compilers, (d) technology supporting websites, and the contents and audiovisual displays of websites, and (e) media, documentation and other works of authorship, including user manuals, training materials, descriptions, flow charts and other work products relating to or embodying any of the foregoing or on which any of the foregoing is recorded.
“Sponsor” means Trustar Mobile Charging Holdings Limited.
“Subsidiary” means, with respect to any party, any person (a) of which such party or any other Subsidiary of such party is a general or managing partner, (b) of which at least a majority of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or other performing similar functions with respect to such corporation or other organization) is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, (c) of which at least a majority of the economic interests is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, including interests held through a variable-interest-entity structure or other similar contractual arrangements, or (d) whose assets and financial results are consolidated with the net earnings of such party and are recorded on the books of such party for financial reporting purposes in accordance with GAAP.
“Superior Proposal” means a bona fide written proposal or offer with respect to a Competing Transaction, which was not obtained in violation of Section 6.04, that would result in any person (or its shareholders, members or other equity owners) becoming the beneficial owner, directly or indirectly, of all or substantially all of the assets (on a consolidated basis), or no less than 50% of the total equity and no less than 50% of the total voting power of the Equity Securities, of the Company, that the Company Board has determined in its good faith judgment, upon the recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), is reasonably likely to be consummated in accordance with its terms without undue delay, taking into account all legal, financial and regulatory aspects of the proposal (including financing, regulatory or other consents and approvals, shareholder litigation, the identity of the person making the proposal, breakup or termination fee and expense reimbursement provisions, expected timing, risk and likelihood of consummation and other relevant events and circumstances), and would, if consummated, result in a transaction more favorable to the Company’s shareholders (other than the Rollover Shareholders) solely from a financial point of view than the Transactions (including the effect of any termination fee or provision relating to the reimbursement of expenses), taking into account any revisions to the terms and conditions of this Agreement and the Financing proposed by Parent during the Superior Proposal Notice Period, provided that no offer or proposal shall be deemed to be a “Superior Proposal” if (A) the proposal or offer is conditional upon any due diligence in respect of the Group Companies, (B) any financing required to consummate the transaction contemplated by such proposal or offer is not fully committed or the receipt of any such financing is a condition to the consummation of such transaction, or (C) the Company’s recourse in the event such transaction is not consummated because of the failure to obtain financing is less favorable to the Company in any material respect than the Company’s recourse in such an event hereunder.
“Systems” means all information technology networks, systems, devices and other equipment owned or otherwise within the possession or control of the Company and its Subsidiaries.
“Tax Return” means any return, declaration, statement, report estimate, form or information return relating to Taxes filed or required to be filed with a Governmental Authority, and any schedules, attachments, supporting information thereto, or amendments thereof.
“Tax Sharing Agreement” means all existing agreements or arrangements (whether or not written) binding the Company or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any person’s Tax liability (excluding any ordinary course agreement the principal purposes of which does not relate to Taxes).
“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, occupation, property, real estate, deed, land use, sales, use, capital stock, payroll, severance, employment (including withholding obligations imposed on employer/payer), social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding (as payor or payee), ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.
“Third Party” means any person or “group” (as defined under Section 13(d) of the Exchange Act) of persons, other than Parent, MidCo, Merger Sub or any of its Affiliates or Representatives.
“Trademarks” means trademarks, service marks, logos, slogans, brand names, domain names, uniform resource locators, trade dress, trade names, corporate names, geographical indications and other identifiers of source or goodwill, including the goodwill symbolized thereby or associated therewith, in any and all jurisdictions, whether or not registered.
“Unvested Company Option” means any Company Option that is not a Vested Company Option.
“U.S.” or “United States” means the United States of America.
“Vested Company Option” means any Company Option that shall have become vested or are expected to vest on or prior to the Effective Time and remains outstanding on the Closing Date in accordance with the terms of such Company Option.
“VIE Entity” means Shanghai Zhixiang Technology Co., Ltd.
“WFOEs” means Zhihui (Hefei) Technology Co., Ltd., Zhixiang Investment Co., Ltd., Shanghai WFOE and Tianhui New Energy (Hefei) Co., Ltd., and “WFOE” means any of them.

(b)   The following terms have the meaning set forth in the Sections set forth below:
Term	Section
Action	3.10
ADS/ADSs	2.01(b)
Agreement	Preamble
Alternative Acquisition Agreement	6.04(c)
Alternative Financing	6.07(a)
Alternative Financing Documents	6.07(a)
Arbitrator	9.09(b)
Bankruptcy and Equity Exception	3.04(a)
Cash Equity Financing	4.07(a)
Cash Financing	4.07(a)
Change in the Company Recommendation	6.04(c)
Class A Ordinary Share/Class A Ordinary Shares	2.01(a)
Class B Ordinary Share/Class B Ordinary Shares	2.01(a)
Closing	1.02
Closing Date	1.02
Company	Preamble
Company Board	Recitals
Company Disclosure Schedule	Article 3
Company Group	8.06(f)(i)
Company Owned Software	3.14(e)
Company Recommendation	3.04(b)
Company Representatives	3.06(c)
Company SEC Reports	3.07(a)
Company Termination Fee	8.06(a)
Damages	6.05(c)
Debt Commitment Letter	4.07(a)
Debt Financing	4.07(a)
Definitive Debt Documents	6.07(d)(vi)(B)
Deposit Agreement	2.06
Depositary	2.06
Dissenting Shareholders	2.03(a)
Dissenting Share/Dissenting Shares	2.03(a)
Effective Time	1.03
Employee	3.12(a)
Equity Commitment Letter/Equity Commitment Letters	Recitals
Exchange Act	3.03(c)
Exchange Fund	2.04(a)
Financial Advisor	3.04(c)
Financing	4.07(a)
Financing Documents	4.07(a)

Term	Section
GAAP	3.07(b)
Governmental Authority	3.05(b)
Guarantor/Guarantors	Recitals
HKIAC	9.09(b)
Indemnified Parties	6.05(b)
Law	3.05(a)
Limited Guarantee/Limited Guarantees	Recitals
Material Company Permits	3.06(a)
Material Contract/Material Contracts	3.19(a)
Maximum Annual Premium	6.05(b)
Merger	Recitals
Merger Consideration	2.04(a)
Merger Sub	Preamble
MidCo	Preamble
Notice of Superior Proposal	6.04(d)(ii)(B)(1)
ODI Approvals	7.02(g)
Order	7.01(b)
Parent Group	8.06(f)(i)
Parent Group Contract/Parent Group Contracts	4.12
Parent Termination Fee	8.06(b)
Party/Parties	Preamble
Paying Agent	2.04(a)
Per ADS Merger Consideration	2.01(b)
Per Share Merger Consideration	2.01(a)
Plan of Merger	1.03
PRC Antitrust Clearance	7.01(c)
Proxy Statement	6.01(a)
Record ADS Holders	6.02(a)
Record Date	6.02(a)
Representatives	6.03(a)
Required Information	6.07(d)(iii)
Requisite Company Vote	3.04(a)
SAFE	3.06(a)
Schedule 13E-3	6.01(a)
SEC	3.05(b)
Securities Act	3.07(a)
Share Certificates	2.04(b)
Share/Shares	2.01(a)
Special Committee	Recitals
Superior Proposal Notice Period	6.04(d)(ii)(B)(1)
Support Agreement	Recitals
Surviving Company	Recitals

Term	Section
Surviving Company Share/Surviving Company Shares	2.01(e)
Takeover Statute	3.22
Termination Date	8.02(a)
Transaction Document/Transaction Documents	8.06(f)(iii)
Transactions	Recitals
Uncertificated Shares	2.04(b)
Section 9.04.   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 9.05.   Interpretation.   When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Schedule or Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. References to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The symbol “US$” refers to United States Dollars. All US$ amounts used in Article 3 and Article 5 include the equivalent amount denominated in other currencies to be calculated based on the exchange rate on the date hereof as set forth in the H.10 statistical release of the Federal Reserve Board. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to “day” shall mean a calendar day unless otherwise indicated as a “Business Day.”
Section 9.06.   Entire Agreement; Assignment.   This Agreement (including the Exhibits and Schedules hereto), the Company Disclosure Schedule and the Confidentiality Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent may assign all or any of the rights and obligations hereunder of Parent, MidCo and Merger Sub to (a) any Affiliate of Parent or (b) the Debt Financing and/or Alternative Financing sources pursuant to the terms of the applicable Definitive Debt Documents (to the extent necessary for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing and/or Alternative

Financing), provided that no such assignment shall relieve the assigning Party of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of this Section 9.06 is void.
Section 9.07.   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05, Section 8.06(a) and Section 8.06(f) (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons); provided, however, that in no event shall any holders of Shares (including Shares represented by ADSs) or holders of Company Options, in each case in their capacity as such, have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. For the avoidance of doubt, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act of the Cayman Islands (as amended, modified, re-enacted or replaced) to enforce directly any provision of this Agreement to the extent that such provision is governed by Cayman Islands Law.
Section 9.08.   Specific Performance.   (a) Subject to Section 9.08(b) and Section 9.08(d), the Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof by the Parties, and that money damages or other legal remedies would not be an adequate remedy for such damages. Accordingly, subject to Section 9.08(b) and Section 9.08(c), the Parties acknowledge and hereby agree that in the event of any breach by the Company, on the one hand, or Parent, MidCo or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company (acting at the direction of the Special Committee), on the one hand, or Parent, MidCo or Merger Sub, on the other hand, shall, subject to Section 8.06, each be entitled to specific performance of the terms hereof (including the obligation of the Parties to consummate the Merger, subject in each case to the terms and conditions of this Agreement), including an injunction or injunctions to prevent breaches of this Agreement by any Party, in addition to any other remedy at law or equity.
(b)   Notwithstanding anything to the contrary in this Agreement, the obligation of Parent, MidCo and Merger Sub to consummate the Transactions and the Company’s right to seek or obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief, in each case, with respect to causing Parent, MidCo or Merger Sub to cause the Cash Equity Financing to be funded at any time and/or to effect the Closing in accordance with Section 1.02, on the terms and subject to the conditions in this Agreement, shall be subject to the satisfaction of each of the following conditions: (i) all conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived, (ii) Parent, MidCo or Merger Sub fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.02, (iii) the Debt Financing (or, if applicable, Alternative Financing) has been funded or will be funded at the Closing if the Cash Equity Financing is funded at the Closing, and (iv) the Company has irrevocably confirmed in writing that (A) all conditions set forth in Section 7.03 have been satisfied or that it is willing to waive any of the conditions set forth in Section 7.03 to the extent not so satisfied and (B) if specific performance is granted and the Cash Equity Financing and Debt Financing are funded, then the Closing will occur. For the avoidance of doubt, in no event shall the Company be entitled to specific performance to cause Parent, MidCo or Merger Sub to cause the Cash Equity Financing to be funded and/or to effect the Closing in accordance with Section 1.02 if the Debt Financing (or, if applicable, Alternative Financing) has not been funded (or will not be funded at the Closing even if the Cash Equity Financing is funded at the Closing).
(c)   Each Party waives (i) any defenses in any action for an injunction or other appropriate form of specific performance or equitable relief, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining an injunction or other appropriate form of specific performance or equitable relief.
(d)   Notwithstanding anything herein to the contrary, (x) while the Parties may pursue both a grant of specific performance and the payment of the amounts set forth in Section 8.06, neither Parent, MidCo or Merger Sub, on the one hand, nor the Company, on the other hand, shall be permitted or entitled to receive both a grant of specific performance that results in a Closing and payment of such amounts, and (y) upon the payment of such amounts, the remedy of specific performance shall not be available against the Party making such payment and, if such Party is Parent, any other member of the Parent Group or, if such Party is the Company, any other member of the Company Group.
(e)   This Section 9.08 shall not be deemed to alter, amend, supplement or otherwise modify the terms of any Financing Documents (including the expiration or termination provisions thereof).
Section 9.09.   Governing Law; Dispute Resolution.   (a) This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York, except that the following matters arising out of or relating to this Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the Cayman Islands in respect of which the Parties hereby irrevocably submit to the nonexclusive jurisdiction of the courts of the Cayman Islands: the Merger, the vesting of the undertaking, property and liabilities of each of Merger Sub and the Company in the Surviving Company, the cancellation of Shares (including Shares represented by ADSs), the rights provided for in Section 238 of the CICA with respect to any Dissenting Shares, the fiduciary or other duties of the Company Board and the directors of Merger Sub and the internal corporate affairs of the Company and Merger Sub.
(b)   Subject to Section 9.08, Section 9.09(a) and the last sentence of this Section 9.09(b), any disputes, actions and proceedings against any Party or arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 9.09. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing Parties. Any Party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.
(c)   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.09(c).
Section 9.10.   Amendment.   This Agreement may be amended by the Parties at any time prior to the Effective Time by action taken (a) with respect to Parent, MidCo or Merger Sub, by or on behalf of their respective board of directors, and (b) with respect to the Company, by the Company Board (upon recommendation of the Special Committee); provided, however, that, after the approval of this Agreement and the Transactions by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share (including Shares represented by ADSs) shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

Section 9.11.   Waiver.   At any time prior to the Effective Time, any Party may by action taken (a) with respect to Parent, MidCo or Merger Sub, by or on behalf of their respective board of directors and (b) with respect to the Company, by action taken by or on behalf of the Company Board (upon recommendation of the Special Committee), (i) extend the time for the performance of any obligation or other act of another Party, (ii) waive any inaccuracy in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement of the other Party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 9.12.   Counterparts.   This Agreement may be executed and delivered (including by e-mail of PDF or scanned versions or facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, Parent, MidCo, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective directors or officers thereunto duly authorized.
MOBILE CHARGING GROUP HOLDINGS
LIMITED
By:
/s/ Rikizo Matsukawa

Name:
Rikizo Matsukawa

Title:
Director

MOBILE CHARGING INVESTMENT
LIMITED
By:
/s/ Rikizo Matsukawa

Name:
Rikizo Matsukawa

Title:
Director

MOBILE CHARGING MERGER LIMITED
By:
/s/ Rikizo Matsukawa

Name:
Rikizo Matsukawa

Title:
Director

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, Parent, MidCo, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective directors or officers thereunto duly authorized.
SMART SHARE GLOBAL LIMITED
By:
/s/ Conor Chia-hung YANG

Name:
Conor Chia-hung YANG

Title:
Director and Chairman of the Special Committee

[Signature Page to Agreement and Plan of Merger]

SCHEDULE 9.03
Rollover Shareholders and Rollover Shares
Rollover Shareholder	Sole Shareholder of Rollover Shareholder	Rollover Shares
Smart Share Holdings Limited	Mars Guangyuan Cai	4,280,073 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs); 39,270,000 Class B Ordinary Shares
Super June Limited	Peifeng Xu	3,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs); 27,397,000 Class B Ordinary Shares
Victor Family Limited	Victor Yaoyu Zhang	800,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs); 7,306,970 Class B Ordinary Shares
Jade Dew Capital Limited	Maria Yi Xin	3,386,387 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs)

EXHIBIT A
PLAN OF MERGER
THIS PLAN OF MERGER is made on [•], 2025.
BETWEEN
(1)   Mobile Charging Merger Limited, an exempted company incorporated under the laws of the Cayman Islands on July 30, 2025, with its registered office situated at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (“Merger Sub”); and
(2)   Smart Share Global Limited, an exempted company incorporated under the laws of the Cayman Islands on May 17, 2017, with its registered office situated at the office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands (the “Company” or the “Surviving Company” and together with Merger Sub, the “Constituent Companies”).
WHEREAS
(a)   Merger Sub and the Company have agreed to merge (the “Merger”) on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the “Agreement”) dated as of August 1, 2025 by and among Mobile Charging Group Holdings Limited, Mobile Charging Investment Limited, Merger Sub and the Company, a copy of which is attached as Appendix I to this Plan of Merger and under the provisions of Part XVI of the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), pursuant to which Merger Sub will merge with and into the Company and cease to exist, and the Surviving Company will continue as the surviving company in the Merger.
(b)   This Plan of Merger is made in accordance with section 233 of the Companies Act.
(c)   Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.
WITNESSETH
CONSTITUENT COMPANIES
1.   The constituent companies (as defined in the Companies Act) to the Merger are Merger Sub and the Company.
NAME OF THE SURVIVING COMPANY
2.   The surviving company (as defined in the Companies Act) is the Surviving Company and its name shall be “Smart Share Global Limited”.
REGISTERED OFFICE
3.   The registered office of the Company at the date of this Plan of Merger is at the office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. The registered office of Merger Sub at the date of this Plan of Merger is at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. Following the effectiveness of the Merger, the Surviving Company shall have its registered office at [•].
AUTHORISED AND ISSUED SHARE CAPITAL
4.   Immediately prior to the Effective Date (as defined below) the authorized share capital of Merger Sub was US$50,000 divided into 50,000 shares of US$1.00 par value per share, of which 1,000 shares have been issued.
5.   Immediately prior to the Effective Date the authorized share capital of the Company was US$120,000 divided into 1,200,000,000 Shares of a par value of US$0.0001 each, comprising of (i) 840,000,000 Class A

Ordinary Shares of a par value of US$0.0001 each, (ii) 240,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and (iii) 120,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the Company Board may determine in accordance with Article 9 of the articles of association of the Company.
6.   On the Effective Date, the authorized share capital of the Surviving Company shall be US$[•] divided into [•] ordinary shares of US$0.0001 par value per share.
7.   On the Effective Date, and in accordance with the terms and conditions of the Agreement:
(a)   Each Class A Ordinary Share and each Class B Ordinary Share issued and outstanding immediately prior to the Effective Date (other than Excluded Shares, Dissenting Shares and Shares represented by ADSs) shall be cancelled and cease to exist in exchange for the right to receive the Per Share Merger Consideration, being US$0.625 per Share.
(b)   Each ADS issued and outstanding immediately prior to the Effective Date (other than ADSs representing Excluded Shares) shall be cancelled and cease to exist in exchange for the right to receive the Per ADS Merger Consideration, being US$1.25 per ADS.
(c)   Each Excluded Share and ADS representing an Excluded Share issued and outstanding immediately prior to the Effective Date shall be cancelled and cease to exist without payment of any consideration or distribution therefor.
(d)   Each Dissenting Share issued and outstanding immediately prior to the Effective Date shall be cancelled and cease to exist in accordance with Section 2.03 of the Agreement and thereafter represent only the right to receive the applicable payments set forth in Section 2.03 of the Agreement.
(e)   Each share, par value US$1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Date shall be converted into and become one (1) validly issued, fully paid and non-assessable Surviving Company Share, and the Surviving Company Shares shall constitute the only issued and outstanding share capital of the Surviving Company on the Effective Date, which shall be reflected in the register of members of the Surviving Company.
8.   On the Effective Date, the rights and restrictions attaching to the ordinary shares of the Surviving Company are set out in the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Surviving Company in the form attached as Appendix II to this Plan of Merger.
EFFECTIVE DATE
9.   The Merger shall take effect on [•] (the “Effective Date”).
PROPERTY
10.   On the Effective Date, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.
MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION
11.   The memorandum of association and articles of association of the Company shall be amended and restated by their deletion in their entirety and substitution in their place of the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Surviving Company in the form attached as Appendix II to this Plan of Merger on the Effective Date.
DIRECTORS BENEFITS
12.   There are no amounts or benefits payable to the directors of the Constituent Companies on the Merger becoming effective.

DIRECTORS OF THE SURVIVING COMPANY
13.   The names and addresses of the directors of the Surviving Company are as follows:
NAME	ADDRESS
[•]	[•]
SECURED CREDITORS
14.   (a)   Merger Sub has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger
(b)   The Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.
RIGHT OF TERMINATION
15.   This Plan of Merger may be terminated or amended pursuant to the terms and conditions of the Agreement at any time prior to the Effective Date.
AMENDMENTS
16.   At any time prior to the Effective Date, this Plan of Merger may be amended by the board of directors of both the Surviving Company and Merger Sub in accordance with section 235(1) of the Companies Act, including to effect any changes to this Plan of Merger which the directors of both the Surviving Company and Merger Sub deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or Merger Sub, as determined by the directors of both the Surviving Company and Merger Sub, respectively.
APPROVAL AND AUTHORIZATION
17.   This Plan of Merger has been approved by the board of directors of each of Merger Sub and the Company pursuant to section 233(3) of the Companies Act.
18.   This Plan of Merger has been authorized by the shareholders of each of Merger Sub and the Company pursuant to section 233(6) of the Companies Act.
COUNTERPARTS
19.   This Plan of Merger may be executed and delivered (including by email of PDF or scanned versions or by facsimile transmission) in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
GOVERNING LAW
20.   This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.
For and on behalf of Mobile Charging Merger Limited:
[Name] Director
For and on behalf of Smart Share Global Limited:
[Name] Director

APPENDIX I
(the Agreement)

APPENDIX II
(Amended and Restated Memorandum of Association and the Amended and Restated
Articles of Association of the Surviving Company)

Annex B
PLAN OF MERGER
THIS PLAN OF MERGER is made on [•], 2025.
BETWEEN
(1)   Mobile Charging Merger Limited, an exempted company incorporated under the laws of the Cayman Islands on July 30, 2025, with its registered office situated at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (“Merger Sub”); and
(2)   Smart Share Global Limited, an exempted company incorporated under the laws of the Cayman Islands on May 17, 2017, with its registered office situated at the office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands (the “Company” or the “Surviving Company” and together with Merger Sub, the “Constituent Companies”).
WHEREAS
(a)   Merger Sub and the Company have agreed to merge (the “Merger”) on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the “Agreement”) dated as of August 1, 2025 by and among Mobile Charging Group Holdings Limited, Mobile Charging Investment Limited, Merger Sub and the Company, a copy of which is attached as Appendix I to this Plan of Merger and under the provisions of Part XVI of the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), pursuant to which Merger Sub will merge with and into the Company and cease to exist, and the Surviving Company will continue as the surviving company in the Merger.
(b)   This Plan of Merger is made in accordance with section 233 of the Companies Act.
(c)   Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.
WITNESSETH
CONSTITUENT COMPANIES
1.   The constituent companies (as defined in the Companies Act) to the Merger are Merger Sub and the Company.
NAME OF THE SURVIVING COMPANY
2.   The surviving company (as defined in the Companies Act) is the Surviving Company and its name shall be “Smart Share Global Limited”.
REGISTERED OFFICE
3.   The registered office of the Company at the date of this Plan of Merger is at the office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. The registered office of Merger Sub at the date of this Plan of Merger is at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. Following the effectiveness of the Merger, the Surviving Company shall have its registered office at [•].
AUTHORISED AND ISSUED SHARE CAPITAL
4.   Immediately prior to the Effective Date (as defined below) the authorized share capital of Merger Sub was US$50,000 divided into 50,000 shares of US$1.00 par value per share, of which 1,000 shares have been issued.
5.   Immediately prior to the Effective Date the authorized share capital of the Company was US$120,000 divided into 1,200,000,000 Shares of a par value of US$0.0001 each, comprising of (1) 840,000,000 Class A

Ordinary Shares of a par value of US$0.0001 each, (2) 240,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and (3) 120,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the Company Board may determine in accordance with Article 9 of the articles of association of the Company.
6.   On the Effective Date, the authorized share capital of the Surviving Company shall be US$[•] divided into [•] ordinary shares of US$0.0001 par value per share.
7.   On the Effective Date, and in accordance with the terms and conditions of the Agreement:
(a)   Each Class A Ordinary Share and each Class B Ordinary Share issued and outstanding immediately prior to the Effective Date (other than Excluded Shares, Dissenting Shares and Shares represented by ADSs) shall be cancelled and cease to exist in exchange for the right to receive the Per Share Merger Consideration, being US$0.625 per Share.
(b)   Each ADS issued and outstanding immediately prior to the Effective Date (other than ADSs representing Excluded Shares) shall be cancelled and cease to exist in exchange for the right to receive the Per ADS Merger Consideration, being US$1.25 per ADS.
(c)   Each Excluded Share and ADS representing an Excluded Share issued and outstanding immediately prior to the Effective Date shall be cancelled and cease to exist without payment of any consideration or distribution therefor.
(d)   Each Dissenting Share issued and outstanding immediately prior to the Effective Date shall be cancelled and cease to exist in accordance with Section 2.03 of the Agreement and thereafter represent only the right to receive the applicable payments set forth in Section 2.03 of the Agreement.
(e)   Each share, par value US$1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Date shall be converted into and become one (1) validly issued, fully paid and non-assessable Surviving Company Share, and the Surviving Company Shares shall constitute the only issued and outstanding share capital of the Surviving Company on the Effective Date, which shall be reflected in the register of members of the Surviving Company.
8.   On the Effective Date, the rights and restrictions attaching to the ordinary shares of the Surviving Company are set out in the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Surviving Company in the form attached as Appendix II to this Plan of Merger.
EFFECTIVE DATE
9.   The Merger shall take effect on [•] (the “Effective Date”).
PROPERTY
10.   On the Effective Date, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.
MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION
11.   The memorandum of association and articles of association of the Company shall be amended and restated by their deletion in their entirety and substitution in their place of the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Surviving Company in the form attached as Appendix II to this Plan of Merger on the Effective Date.
DIRECTORS BENEFITS
12.   There are no amounts or benefits payable to the directors of the Constituent Companies on the Merger becoming effective.

DIRECTORS OF THE SURVIVING COMPANY
13.   The names and addresses of the directors of the Surviving Company are as follows:
NAME	ADDRESS
[•]	[•]
SECURED CREDITORS
14.   (a)   Merger Sub has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger
(b)   The Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.
RIGHT OF TERMINATION
15.   This Plan of Merger may be terminated or amended pursuant to the terms and conditions of the Agreement at any time prior to the Effective Date.
AMENDMENTS
16.   At any time prior to the Effective Date, this Plan of Merger may be amended by the board of directors of both the Surviving Company and Merger Sub in accordance with section 235(1) of the Companies Act, including to effect any changes to this Plan of Merger which the directors of both the Surviving Company and Merger Sub deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or Merger Sub, as determined by the directors of both the Surviving Company and Merger Sub, respectively.
APPROVAL AND AUTHORIZATION
17.   This Plan of Merger has been approved by the board of directors of each of Merger Sub and the Company pursuant to section 233(3) of the Companies Act.
18.   This Plan of Merger has been authorized by the shareholders of each of Merger Sub and the Company pursuant to section 233(6) of the Companies Act.
COUNTERPARTS
19.   This Plan of Merger may be executed and delivered (including by email of PDF or scanned versions or by facsimile transmission) in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
GOVERNING LAW
20.   This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.
For and on behalf of Mobile Charging Merger Limited:

[Name]
Director
For and on behalf of Smart Share Global Limited:

[Name]
Director

APPENDIX I
(the Agreement)

APPENDIX II
(Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Surviving Company)

THE COMPANIES ACT (AS AMENDED)
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
SMART SHARE GLOBAL LIMITED

THE COMPANIES ACT (AS AMENDED)
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
SMART SHARE GLOBAL LIMITED
1.
The name of the company is Smart Share Global Limited (the “Company”).

2.
The registered office of the Company will be situated at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands or at such other location as the Directors may from time to time determine.

3.
The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.
The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.
The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.
The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.
The authorised share capital of the Company is US$50,000 divided into 500,000,000 shares with a nominal or par value of US$0.0001 each provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.
The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

THE COMPANIES ACT (AS AMENDED)
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
SMART SHARE GLOBAL LIMITED

THE COMPANIES ACT (AS AMENDED)
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
SMART SHARE GLOBAL LIMITED
TABLE A
The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to Smart Share Global Limited (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.
INTERPRETATION
1.
In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles” means these articles of association of the Company, as amended or substituted from time to time.
“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.
“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.
“Companies Act” means the Companies Act (as amended) of the Cayman Islands.
“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.
“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.
“Office” means the registered office of the Company as required by the Companies Act.
“Officers” means the officers for the time being and from time to time of the Company.
“Ordinary Resolution” means a resolution:
(a)
passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)
approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.
“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.
“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.
“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.
“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.
“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.
“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.
“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.
“signed” means bearing a signature or representation of a signature affixed by mechanical means.
“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:
(a)
passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)
approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.
2.
In these Articles, save where the context requires otherwise:

(a)
words importing the singular number shall include the plural number and vice versa;

(b)
words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)
the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)
reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)
reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)
reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(g)
reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.
Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY
4.
The business of the Company may be commenced at any time after incorporation.

5.
The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.
The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.
The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act.

SHARES
8.
Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)
issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)
grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.
9.
The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

10.
The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of their subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.
The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS
12.
Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by them. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

13.
The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company.

CERTIFICATES
14.
No Person shall be entitled to a certificate for any or all of their Shares, unless the Directors shall determine otherwise.

FRACTIONAL SHARES
15.
The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN
16.
The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether they are the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by them or their estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

17.
The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of their death or bankruptcy.

18.
For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.
The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES
20.
The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

21.
The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

22.
If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.
The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

24.
The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

25.
The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by them, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES
26.
If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on them requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.
The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

28.
If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.
A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

30.
A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by them to the Company in respect of the Shares forfeited, but their liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

31.
A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

32.
The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

33.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES
34.
The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may determine and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

35.
Subject to the terms of issue thereof, the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.

36.
The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

37.
All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

TRANSMISSION OF SHARES
38.
The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

39.
Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered themself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

40.
A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which they would be entitled if they were the registered Shareholder, except that they shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.
ALTERATION OF SHARE CAPITAL
41.
The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

42.
The Company may by Ordinary Resolution:

(a)
consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)
convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)
subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)
cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

43.
The Company may by Special Resolution: (a) reduce its share capital and any capital redemption reserve in any manner authorised by law; or (b) alter its memorandum of association with respect to any objects, powers or other matters specified therein, including in relation to any modification, alteration or re-designation of share capital (other than as set out in the preceding Article), subject to any other provision of these Articles as to modification of rights.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES
44.
Subject to the Companies Act, the Company may:

(a)
issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)
purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)
make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)
accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

45.
Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

46.
The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

47.
The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES
48.
Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

49.
No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

50.
The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)
the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)
a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

51.
Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS
52.
The Directors may, whenever they think fit, convene a general meeting of the Company.

53.
The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

54.
General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least ten percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

55.
If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS
56.
At least seven clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

57.
The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS
58.
All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

59.
No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

60.
If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

61.
If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

62.
The chair, if any, of the Directors shall preside as chair at every general meeting of the Company.

63.
If there is no such chair, or if at any general meeting they are not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chair, any Director or Person nominated by the Directors shall preside as chair, failing which the Shareholders present in person or by proxy shall choose any Person present to be chair of that meeting.

64.
The chair may adjourn a meeting from time to time and from place to place either:

(a)
with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)
without the consent of such meeting if, in their sole opinion, they consider it necessary to do so to:

(i)
secure the orderly conduct or proceedings of the meeting; or

(ii)
give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
65.
At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chair or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chair that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.
66.
If a poll is duly demanded it shall be taken in such manner as the chair directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

67.
In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

68.
A poll demanded on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chair of the meeting directs.

VOTES OF SHAREHOLDERS
69.
Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which they or the Person represented by proxy is the holder.

70.
In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

71.
A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by them, whether on a show of hands or on a poll, by their committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

72.
No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by them in respect of Shares carrying the right to vote held by them have been paid.

73.
On a poll votes may be given either personally or by proxy.

74.
The instrument appointing a proxy shall be in writing under the hand of the appointor or of their attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

75.
An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

76.
The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

77.
The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

78.
A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS
79.
Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were an individual Shareholder or Director.

DIRECTORS
80.
The name(s) of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

81.
The Company may by Ordinary Resolution appoint any Person to be a Director.

82.
Subject to these Articles, a Director shall hold office until such time as they are removed from office by Ordinary Resolution.

83.
The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

84.
The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

85.
There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

86.
The Directors shall have power at any time and from time to time to appoint any Person to be a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Ordinary Resolution.

ALTERNATE DIRECTOR
87.
Any Director may in writing appoint another Person to be their alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing them and where they are Director to have a separate vote in addition to their own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by them. Such alternate shall not be an Officer solely as a result of their appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing them and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS
88.
Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

89.
The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that their tenure of office be terminated.
90.
The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

91.
The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

92.
The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in them.

93.
The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

94.
The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

95.
The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

96.
Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

97.
The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

98.
The Directors shall have no authority to present a winding up petition on behalf of the Company without the sanction of a resolution passed by the Company in a general meeting.

BORROWING POWERS OF DIRECTORS
99.
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL
100.
The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

101.
The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

102.
Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS
103.
The office of Director shall be vacated, if the Director:

(a)
becomes bankrupt or makes any arrangement or composition with their creditors;

(b)
dies or is found to be or becomes of unsound mind;

(c)
resigns their office by notice in writing to the Company;

(d)
is removed from office by Ordinary Resolution;

(e)
is removed from office by notice addressed to them at their last known address and signed by all of their co-Directors (not being less than two in number); or

(f)
is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS
104.
The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chair shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

105.
A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106.
The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

107.
A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of their interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that they are to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that they may be interested therein and if they do so their vote shall be counted and they may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

108.
A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with their office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by their office from contracting with the Company either with regard to their tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding their interest, may be counted in the quorum present at any meeting of the Directors whereat such Director or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and they may vote on any such appointment or arrangement.

109.
Any Director may act by themselves or their firm in a professional capacity for the Company, and they or their firm shall be entitled to remuneration for professional services as if they were not a Director; provided that nothing herein contained shall authorise a Director or their firm to act as auditor to the Company.

110.
The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)
all appointments of Officers made by the Directors;

(b)
the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)
all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

111.
When the chair of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

112.
A resolution in writing signed by a majority of the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of their appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be provided that the resolution had been circulated to all Directors prior to the signing thereof. When signed a resolution may consist of several documents each signed by one or more of the Directors or their duly appointed alternate.

113.
The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

114.
The Directors may elect a chair of their meetings and determine the period for which they are to hold office but if no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting.

115.
Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chair of its meetings. If no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chair of the meeting.

116.
A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chair shall have a second or casting vote.

117.
All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS
118.
Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

119.
Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120.
The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

121.
Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at their registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

122.
The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

123.
Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

124.
If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

125.
No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION
126.
The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

127.
The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

128.
The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

129.
The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

130.
The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES
131.
Subject to the Companies Act and these Articles, the Directors may:

(a)
resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)
appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)
paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)
paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;
(c)
make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)
authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)
the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)
the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and
(e)
generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT
132.
The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

133.
There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES
134.
Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at their address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

135.
Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

136.
Any notice or other document, if served by:

(a)
post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)
facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)
recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)
electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.
137.
Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of their death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless their name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under them) in the Share.
138.
Notice of every general meeting of the Company shall be given to:

(a)
all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)
every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for their death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.
INDEMNITY
139.
Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

140.
No Indemnified Person shall be liable:

(a)
for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)
for any loss on account of defect of title to any property of the Company; or

(c)
on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)
for any loss incurred through any bank, broker or other similar Person; or

(e)
for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)
for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud.
NON-RECOGNITION OF TRUSTS
141.
Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP
142.
If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as they think fit in satisfaction of creditors’ claims.

143.
If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION
144.
Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE
145.
For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

146.
In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

147.
If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION
148.
The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION
149.
The Company may merge or consolidate in accordance with the Companies Act.

150.
To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE
151.
The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

Annex C
Confidential Special Committee of the Board of Directors Smart Share Global Limited 6th Floor, 799 Tianshan W Road Changning District, Shanghai 200335 People’s Republic of China	August 1, 2025
Ladies and Gentlemen:
Smart Share Global Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), has engaged Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to serve as an independent financial advisor and provide an opinion (this “Opinion”) to the special committee (the “Special Committee”) of the board of directors (the “Board of Directors”) of the Company (solely in their capacity as members of the Special Committee) as of the date hereof as to the fairness, from a financial point of view, to (i) the holders of Class A ordinary shares, par value US$0.0001 per share, of the Company and Class B ordinary shares, par value US$0.0001 per share, of the Company (each, a “Share” or, collectively, “Shares”), other than Excluded Shares, Dissenting Shares and Shares represented by ADSs (each as defined below), and (ii) the holders of American depositary shares of the Company, each of which represents two Class A ordinary shares of the Company (each, an “ADS” and collectively, “ADSs”), other than ADSs representing Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs).
Description of the Proposed Transaction
It is Duff & Phelps’ understanding that the Company, Mobile Charging Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Mobile Charging Investment Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“MidCo”), and Mobile Charging Merger Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned Subsidiary of MidCo (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), the latest draft of which Duff & Phelps has reviewed is dated as of July 31, 2025. Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, with the Company surviving the merger and becoming a wholly-owned subsidiary of MidCo as a result of the merger. In connection with such merger, among other things, (i) each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, Dissenting Shares and Shares represented by ADSs) shall be cancelled and cease to exist in exchange for the right to receive US$0.625 in cash per Share without interest (the “Per Share Merger Consideration”), and (ii) each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares), together with the Shares represented by such ADSs, shall be cancelled and cease to exist in exchange for the right to receive US$1.25 in cash per ADS without interest (the “Per ADS Merger Consideration”, and together with the Per Share Merger Consideration, the “Merger Consideration”) ((i)-(ii) collectively, and together with the preceding sentence, the “Proposed Transaction”).

The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.
For purposes of this Opinion, (i) “Excluded Shares” shall mean, collectively, (a) Rollover Shares, (b) any Shares (including ADSs corresponding to such Shares) held by the Depositary and reserved for issuance and allocation pursuant to the Company Share Plan and (c) any Shares held by Parent, MidCo, Merger Sub, the Company or any of their respective Subsidiaries; and (ii) “Dissenting Shares”, “Effective Time”, “Rollover Shares”, “Subsidiaries”, “Depositary” and “Company Share Plan” shall have the meanings set forth in the Merger Agreement.
Scope of Analysis
In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances to enable Duff & Phelps to render this Opinion. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:
1.
Reviewed the following documents:

a.
The Company’s audited consolidated financial statements as at and for the years ended December 31, 2019 through December 31, 2024 included in the Company’s annual reports on Form 20-F filed with the Securities and Exchange Commission (“SEC”);

b.
Certain unaudited and segment financial information for the Company as at and for the years ended December 31, 2020 through December 31, 2024, provided by the management of the Company (and together with paragraph a. above, the “Financial Information”);

c.
A detailed consolidated financial projection model for the Company for the years ending December 31, 2025 through December 31, 2029, including segment financial information, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (the “Management Projections”);

d.
Other internal documents relating to the history, current operations and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company;

e.
Letters dated July 26, 2025 from the management of the Company, which made certain representations as to historical financial statements, the Management Projections and the underlying assumptions of such projections (the “Management Representation Letters”);

f.
A draft of the Merger Agreement dated July 31, 2025; and

g.
A draft of the Support Agreement by and among Parent and certain shareholders of the Company listed in Schedule A thereto dated July 31, 2025 (and together with the Merger Agreement, the “Transaction Documents”).

2.
Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;

3.
Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business;

4.
Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

5.
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis and an analysis of selected public companies that Duff & Phelps deemed relevant; and

6.
Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions
In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the consent of the Company and the Special Committee:
1.
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the management of the Company, and did not independently verify such information;

2.
Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.
Assumed that the Management Projections and any other estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person(s) furnishing the same, and Duff & Phelps expresses no opinion with respect to the Management Projections or the underlying assumptions;

4.
Assumed that information supplied and representations made by the management of the Company are substantially accurate regarding the Company and the Proposed Transaction;

5.
Assumed that the representations and warranties made in the Transaction Documents and the Management Representation Letters are substantially accurate;

6.
Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

7.
Assumed that there has been no material change in the assets, liabilities (contingent or otherwise), financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

8.
Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Transaction Documents without any amendments thereto or any waivers of any terms or conditions thereof; and

9.
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.
Qualifications
Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.
Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction; (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Proposed Transaction; or (iii) advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction. Duff & Phelps did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. Management of the Company have represented in the Management Representation Letters that the Financial Information is the most current financial information of the Company available and that there have been no material change, financial or otherwise, in the business or affairs of the Company and that there have been no change of any fact which is of a nature as to render the Financial Information of the Company misleading or inaccurate in any material respect, and have further confirmed that they know of no facts that (a) would lead them to believe that the Financial Information of the Company is misleading or inaccurate in any material respect, and (b) have occurred other than the normal operation of the business of the Company as disclosed under the Management Projections.
Duff & Phelps is not expressing any opinion as to the market price or value of the Shares or ADSs (or anything else) prior to or after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.
In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Merger Consideration, or with respect to the fairness of any such compensation.
Limiting Conditions
This Opinion is furnished for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee, the Board of Directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction; and (iv) does not indicate that the Merger Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.
This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter among Duff & Phelps, the Company and the Special Committee dated January 21, 2025 (the “Engagement Letter”). This Opinion is confidential, and its use and disclosure are strictly limited in accordance with the terms set forth in the Engagement Letter.
Disclosure of Prior Relationships
Duff & Phelps has acted as a financial advisor to the Special Committee and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ delivery of its Opinion to the Special Committee. Pursuant to the Engagement Letter, the Company has also agreed to reimburse certain expenses of Duff & Phelps and to indemnify Duff & Phelps for certain liabilities. During the two years preceding the date of this Opinion, Duff & Phelps has provided opinion and other services to Trustar Capital Partners Limited (an affiliate of Parent) and certain of its affiliates. For these previous engagements, Duff & Phelps received professional fees, expense reimbursement, and indemnification.
Conclusion
Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the Per Share Merger Consideration to be received by the holders of Shares (other than Excluded Shares, Dissenting Shares and Shares represented by ADSs) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing Excluded Shares) in the Proposed Transaction is fair, from a financial point of view, to such holders of Shares and ADSs (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs).
This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.
Respectfully submitted,
/s/ Duff & Phelps Opinions Practice
Kroll, LLC
Duff & Phelps Opinions Practice
Kroll, LLC

Annex D
Cayman Islands Companies Act (As Revised) — Section 238
Rights of dissenters
238. (1) A member of a constituent company incorporated under this Act shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.
(2)   A member who desires to exercise that person’s entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.
(3)   An objection under subsection (2) shall include a statement that the member proposes to demand payment for that person’s shares if the merger or consolidation is authorised by the vote.
(4)   Within twenty days immediately following the date on which the vote of members giving authorisation for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.
(5)   A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of that person’s decision to dissent, stating —
(a)   that person’s name and address;
(b)   the number and classes of shares in respect of which that person dissents; and
(c)   a demand for payment of the fair value of that person’s shares.
(6)   A member who dissents shall do so in respect of all shares that that person holds in the constituent company.
(7)   Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of that person’s shares and the rights referred to in subsections (12) and (16).
(8)   Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase that person’s shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for that person’s shares, the company shall pay to the member the amount in money forthwith.
(9)   If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires —
(a)   the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and
(b)   the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.
(10)   A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).
(11)   At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

D-1

(12)   Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.
(13)   The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.
(14)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.
(15)   Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.
(16)   The enforcement by a member of that person’s entitlement under this section shall exclude the enforcement by the member of any right to which that person might otherwise be entitled by virtue of that person holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

D-2

Annex E
DIRECTORS AND EXECUTIVE OFFICERS OF EACH FILING PERSON
1.   Directors and Executive Officers of the Company
The Company is an exempted company incorporated in Cayman Islands with limited liability. The address of its principal executive office is at 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China. The Company’s telephone number is +86 21 6050 3535.
The name, present principal employment, and citizenship of each director and executive officer of the Company are set forth below. The business address of each director and executive officer is 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China.
Name	Position/Title	Citizenship
Mars Guangyuan Cai	Chairman of the board of directors and Chief Executive Officer	PRC
Peifeng Xu	Director and President	PRC
Maria Yi Xin	Director and Chief Financial Officer	PRC
Chen Shen	Director	PRC
Conor Chia-hung Yang	Independent Director	PRC
Jiawei Gan	Independent Director	PRC
Benny Yucong Xu	Independent Director	PRC
Victor Yaoyu Zhang	Chief Marketing Officer	PRC
Mr. Mars Guangyuan Cai is our co-founder and partner, and has been serving as our chairman of the board of directors and chief executive officer since our inception. Prior to founding Energy Monster, Mr. Cai served as general manager at Uber Shanghai and a marketing director at Uber China from June 2016 to December 2016. Prior to that, Mr. Cai served as a marketing director and head of the fast-moving consumer goods business unit of Element Fresh from May 2014 to May 2016. Mr. Cai also served as a category director and an associate marketing director of Xtep International Holdings Limited from April 2012 to April 2014, as well as a senior brand manager at Unilever from July 2005 to March 2012. Mr. Cai received his bachelor’s degree in management information systems from Shanghai International Studies University in 2005.
Mr. Peifeng Xu is our co-founder and partner, and has been serving as our president since September 2023 and as our director since June 2017. Mr. Xu also served as our chief operating officer from June 2017 to September 2023. Prior to joining us, Mr. Xu served as general manager of third-party delivery business and regional manager of groupon business at Meituan from February 2011 to April 2017. Mr. Xu studied telecommunications engineering at Nantong University.
Ms. Maria Yi Xin is our partner, and has been serving as our chief financial officer since June 2020 and our director since December 2020. Ms. Xin has over 10 years of experience in corporate finance and capital markets with US-listed companies. Prior to joining us, Ms. Xin held various key roles, including chief financial officer and vice president of investor relations, strategic investments and international media, at Tuniu Corporation (Nasdaq: TOUR) from December 2013 to May 2020. Prior to her tenure at Tuniu Corporation, Ms. Xin worked in equity research at China Renaissance (HKEx: 1911), a leading financial institution in China. She served as several key investor relations roles in the company such as E-Commerce China Dangdang Inc., a leading business-to-consumer e-commerce company in China and New Oriental Education and Technology Group Inc. (NYSE: EDU ; HKEx: 9901). Ms. Xin received bachelor’s degrees in economics and law from Nankai University in China in 2007.
Ms. Chen Shen has been serving as our director since June 2023. Ms. Shen currently serves as a director of strategic investments at Alibaba Group Holding Ltd. (NYSE: BABA) and serves as a director of Best Inc. (NYSE: BEST), Sanjiang Shopping Club Co., Ltd. (SSE: 601116), New Hua Du Supercenter Co., Ltd. (SZSE: 002264) and Xiaoju Kuaizhi Inc. (OTCPK: DIDI.Y). Prior to joining Alibaba Group Holding Ltd. in 2018, she served as senior investment officer in International Finance Corporation at World Bank Group

from 2017 to 2018. She was an associate from 2010 to 2012 and then vice president of CDH Investments from 2013 to 2016. She also served as an investment analyst and then associate at China International Capital Corporation Limited from 2004 to 2008. Ms. Shen holds a bachelor’s degree from Fudan University and an MBA degree from Columbia University.
Mr. Conor Chia-hung Yang has served as our independent director since June 2023. Mr. Yang has been the chief financial officer of EHang Holdings Limited (Nasdaq: EH) since September 2023. From 2007 to 2023, Mr. Yang served in several chief financial officer positions, including Tuniu Corporation (Nasdaq: TOUR), E-Commerce China Dangdang Inc. and AirMedia Group Inc. Mr. Yang was the chief executive officer of Rock Mobile Corporation from 2004 to 2007, and the chief financial officer of the Asia Pacific region for CellStar Asia Corporation from 1999 to 2004. Prior to that, Mr. Yang was a senior banker at Goldman Sachs (Asia) L.L.C., Lehman Brothers Asia Limited and Morgan Stanley Asia Limited from 1992 to 1999. Mr. Yang currently also serves as an independent director of I-Mab (Nasdaq: IMAB), iQIYI, Inc. (Nasdaq: IQ), Tongcheng Travel Holdings Limited (HKEx: 0780) and UP Fintech Holding Ltd. (Nasdaq: TIGR). Mr. Yang received his master’s degree in business administration from the University of California, Los Angeles.
Mr. Jiawei Gan has served as our independent director since March 2021. Mr. Gan currently serves as an independent director and the chairman of the compensation committee and the nominating and corporate governance committee of 17 Education & Technology Group Inc. (NYSE: YQ). Mr. Gan has also served as an operating partner of Hillhouse Capital Group since 2018, responsible for providing consulting services to invested companies. From 2011 to 2016, Mr. Gan worked in several positions at Meituan (HKEx: 3690), including as chief operation officer and president of the in-store food voucher business unit. From 2000 to 2011, Mr. Gan worked in several positions at Alibaba Group Holding Ltd. (NYSE: BABA), including as vice president of sales, senior director of sales operation team, internet operation director and marketing director, focusing on sales and marketing. Mr. Gan received his bachelor’s degree in food engineering from Zhejiang Gongshang University in 1995 and his EMBA degree from China Europe International Business School in 2011.
Mr. Benny Yucong Xu has served as our independent director since March 2021. Mr. Xu has spent over two decades at Unilever and rose through the ranks. He has served as the vice president of the food & refreshment division at Unilever North Asia since July 2019 and had various other roles with Unilever in the past, including marketing management trainee, brand manager and brand director at Unilever China, Asia and Global. Mr. Xu received his bachelor’s degree in mass communication and media from Shanghai International Studies University in June 2000.
Mr. Victor Yaoyu Zhang is our co-founder and partner, and has been serving as our chief marketing officer since June 2017. Mr. Zhang also served as our director from June 2017 to March 2021. Prior to joining us, Mr. Zhang served as the head of customer management at Uber Shanghai from March 2016 to December 2016. Mr. Zhang also served as a brand assistant manager at Johnson & Johnson (China) Co., Ltd. from September 2014 to March 2016. Mr. Zhang received his bachelor’s degree in public administration from Shanghai Jiao Tong University in 2014.
During the last five years, neither the Company nor, to the knowledge of the Company, any of the persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
2.   Directors and Executive Officers of Parent
Parent is an exempted company with limited liability incorporated under the laws of the Cayman Islands and is a holding company formed solely for the purpose of holding the equity interest in MidCo and completing the Transactions, including the Merger. The registered office of Parent is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The business address and telephone number of Parent is 28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong, + 852 3710 6888.

The name, address, present principal occupation or employment, and citizenship of each director of Parent as of the date of this proxy statement are set forth below. Parent does not have any executive officers as of the date of this proxy statement.
Name	Address	Present Principal Occupation or Employment	Citizenship
Matsukawa, Rikizo	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Managing Director of Trustar Capital Partners Limited (from April 2008 to present); director of Trustar Fund GP (as defined below) (from October 2021 to present); director of Trustar Capital (from December 2023 to present); director of Parent (from June 2025 to present); director of MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)	Japan
Hui Ching Ching Vicki	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Managing Director of Trustar Capital Partners Limited (from July 2010 to present); director of Trustar Fund GP (from October 2021 to present); director of Trustar Capital (from December 2023 to present); director of Parent (from June 2025 to present); director of MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)	Britain
Xike Cheng	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Director of Trustar Capital Partners Limited (from July 2015 to present); director of Trustar Capital (from April 2025 to present); director of Parent (from June 2025 to present); director of MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)	China
3.   Directors and Executive Officers of MidCo
Midco is an exempted company with limited liability incorporated under the laws of the Cayman Islands and is a holding company formed solely for the purpose of holding the equity interest in Merger Sub and completing the Transactions, including the Merger. The registered office of MidCo is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The business address and telephone number of MidCo is 28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong, + 852 3710 6888.
The name, address, present principal occupation or employment, and citizenship of each director of MidCo as of the date of this proxy statement are set forth below. MidCo does not have any executive officers as of the date of this proxy statement.
Name	Address	Present Principal Occupation or Employment	Citizenship
Matsukawa, Rikizo	28/F, CITIC Tower, 1 Tim Mei Avenue,	Managing Director of Trustar Capital Partners Limited (from	Japan

Name	Address	Present Principal Occupation or Employment	Citizenship
	Central, Hong Kong	April 2008 to present); director of Trustar Fund GP (from October 2021 to present); director of Trustar Capital (from December 2023 to present); director of Parent (from June 2025 to present); director of MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)
Hui Ching Ching Vicki	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Managing Director of Trustar Capital Partners Limited (from July 2010 to present); director of Trustar Fund GP (from October 2021 to present); director of Trustar Capital (from December 2023 to present); director of Parent (from June 2025 to present); director of MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)	Britain
Xike Cheng	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Director of Trustar Capital Partners Limited (from July 2015 to present); director of Trustar Capital (from April 2025 to present); director of Parent (from June 2025 to present); director of MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)	China
4.   Directors and Executive Officers of Merger Sub
Merger Sub is an exempted company with limited liability incorporated under the laws of the Cayman Islands and is a holding company formed solely for the purpose of effecting the Transactions, including the Merger. The registered office of Merger Sub is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The business address and telephone number of Merger Sub is 28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong, + 852 3710 6888.
The name, address, present principal occupation or employment, and citizenship of each director of Merger Sub as of the date of this proxy statement are set forth below. Merger Sub does not have any executive officers as of the date of this proxy statement.
Name	Address	Present Principal Occupation or Employment	Citizenship
Matsukawa, Rikizo	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Managing Director of Trustar Capital Partners Limited (from April 2008 to present); director of Trustar Fund GP (from October 2021 to present); director of Trustar Capital (from December 2023 to present);	Japan

Name	Address	Present Principal Occupation or Employment	Citizenship
director of Parent (from June 2025 to present); director of MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)
Hui Ching Ching Vicki	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Managing Director of Trustar Capital Partners Limited (from July 2010 to present); director of Trustar Fund GP (from October 2021 to present); director of Trustar Capital (from December 2023 to present); director of Parent (from June 2025 to present); director of MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)	Britain
Xike Cheng	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Director of Trustar Capital Partners Limited (from July 2015 to present); director of Trustar Capital (from April 2025 to present); director of Parent (from June 2025 to present); director of MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)	China
5.   Directors and Executive Officers of the Trustar Filing Persons
Trustar Capital is an exempted company with limited liability incorporated under the laws of the Cayman Islands. Trustar Fund is an exempted limited partnership formed under the laws of the Cayman Islands. The principal business of Trustar Capital is investment holdings. The principal business of Trustar Fund is investment management for the benefit of its limited partners. The principal business address and telephone number of each Trustar Filing Person is 28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong, + 852 3710 6888.
Trustar Capital is controlled by Trustar Fund. TCP V GP Ltd., an exempted limited partnership formed under the laws of the Cayman Islands (“Trustar Fund GP”) is the general partner of Trustar Fund. The principal business of Trustar Fund GP is investment management.
The name, address, present principal occupation or employment, and citizenship of each director of Trustar Capital as of the date of this proxy statement are set forth below. Trustar Capital does not have any executive officers as of the date of this proxy statement.
Name	Address	Present Principal Occupation or Employment	Citizenship
Matsukawa, Rikizo	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Managing Director of Trustar Capital Partners Limited (from April 2008 to present); director of Trustar Fund GP (from October 2021 to present); director of Trustar Capital (from December 2023 to present); director of Parent (from June 2025 to present); director of	Japan

Name	Address	Present Principal Occupation or Employment	Citizenship
MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)
Hui Ching Ching Vicki	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Managing Director of Trustar Capital Partners Limited (from July 2010 to present); director of Trustar Fund GP (from October 2021 to present); director of Trustar Capital (from December 2023 to present); director of Parent (from June 2025 to present); director of MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)	Britain
Xike Cheng	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Director of Trustar Capital Partners Limited (from July 2015 to present); director of Trustar Capital (from April 2025 to present); director of Parent (from June 2025 to present); director of MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)	China
The name, address, present principal occupation or employment, and citizenship of each director of Trustar Fund GP as of the date of this proxy statement are set forth below. Trustar Fund GP does not have any executive officers as of the date of this proxy statement.
Name	Address	Present Principal Occupation or Employment	Citizenship
Matsukawa, Rikizo	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Managing Director of Trustar Capital Partners Limited (from April 2008 to present); director of Trustar Fund GP (from October 2021 to present); director of Trustar Capital (from December 2023 to present); director of Parent (from June 2025 to present); director of MidCo (from June 2025 to present); director of Merger Sub (from July 2025 to present)	Japan
Hui Ching Ching Vicki	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Managing Director of Trustar Capital Partners Limited (from July 2010 to present); director of Trustar Fund GP (from October 2021 to present); director of Trustar Capital (from December 2023 to present); director of Parent (from June 2025 to present); director of MidCo (from June 2025 to	Britain

Name	Address	Present Principal Occupation or Employment	Citizenship
present); director of Merger Sub (from July 2025 to present)
Hans Omer Allegaert	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	Managing Director of Trustar Capital Partners Limited (from March 2014 to present); director of Trustar Fund GP (from October 2021 to present); director of CCP LTD. (from February 2016 to present)	Belgium
6.   Directors and Executive Officers of the Management Filing Persons
Mr. Mars Guangyuan Cai is a citizen of the People’s Republic of China whose principal business address is 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China. His principal occupation is as chairman of the board of directors and chief executive officer of the Company.
Smart Share Holdings Limited is a company incorporated under the laws of the British Virgin Islands whose principal business address is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands. It is an investment holding company and is wholly owned and controlled by Mr. Cai. Mr. Cai is the sole director of Smart Share Holdings Limited and, as of the date hereof, it does not have any executive officers.
Mr. Peifeng Xu is a citizen of the People’s Republic of China whose principal business address is 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China. His principal occupation is as director and president of the Company.
Super June Limited is a company incorporated under the laws of the British Virgin Islands whose principal business address is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands. It is an investment holding company and is wholly owned and controlled by Mr. Xu. Mr. Xu is the sole director of Super June Limited and, as of the date hereof, it does not have any executive officers.
Mr. Victor Yaoyu Zhang is a citizen of the People’s Republic of China whose principal business address is 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China. His principal occupation is as chief marketing officer of the Company.
Victor Family Limited is a company incorporated under the laws of the British Virgin Islands whose principal business address is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands. It is an investment holding company and is wholly owned and controlled by Mr. Zhang. Mr. Zhang is the sole director of Victor Family Limited and, as of the date hereof, it does not have any executive officers.
Ms. Maria Yi Xin is a citizen of the People’s Republic of China whose principal business address is 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China. Her principal occupation is as director and chief financial officer of the Company.
Jade Dew Capital Limited is a company incorporated under the laws of the British Virgin Islands whose principal business address is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands. It is an investment holding company and is wholly owned and controlled by Ms. Xin. Ms. Xin is the sole director of Jade Dew Capital Limited and, as of the date hereof, it does not have any executive officers.

Annex F
Smart Share Global Limited
(the “Company”)
FORM OF PROXY CARD FOR SHAREHOLDERS
I/We
Please Print Name(s)
of
Please Print Address(es)
                  Class [A/B] ordinary
being (a) shareholder(s) of the Company with                    shares respectively hereby appoint
                                      of
or failing him/her
                                      of
or failing him/her the duly appointed chairperson of the Extraordinary General Meeting (the “Chairperson”) as my/our proxy to vote for me/us and on my/our behalf at the Extraordinary General Meeting of the Company (the “Extraordinary General Meeting”) to be held on      , 2025 at      (China Standard Time) at      . and at any adjournment of the Extraordinary General Meeting. My proxy is instructed to vote on a poll or on a show of hands on the resolutions in respect of the matters specified in the Notice of the Extraordinary General Meeting as indicated below:
Resolutions	1. For	2. Against	3. Abstain

Proposal No. 1
As a special resolution:
THAT the Agreement and Plan of Merger, dated as of August 1, 2025 (the “Merger Agreement”), among the Company, Mobile Charging Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”) and Mobile Charging Investment Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“MidCo”) and Mobile Charging Merger Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly-owned Subsidiary of MidCo (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving company and becoming a wholly-owned subsidiary of MidCo (such Merger Agreement being in the form attached as Annex A to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for

Resolutions	1. For	2. Against	3. Abstain
inspection at the extraordinary general meeting), the plan of merger required to be registered with the Registrar of Companies of the Cayman Islands in connection with the Merger (the “Plan of Merger”) (such Plan of Merger being substantially in the form attached as Annex B to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), and the consummation of the transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the “Transactions”) including (a) the Merger, (b) upon the Merger becoming effective (the “Effective Time”), the variation of the authorized share capital of the Company from US$120,000 divided into 1,200,000,000 shares of a par value of US$0.0001 each, comprising of (i) 840,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (ii) 240,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and (iii) 120,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the Board may determine in accordance with the existing memorandum and articles of association of the Company to US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each (the “Variation of Capital”) and (c) the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of the Company (as the Surviving Company) at the Effective Time, in the form attached as Appendix II to the Plan of Merger (the “Adoption of Amended M&A”), be approved and authorized by the Company.

Proposal No. 2
As an ordinary resolution:
THAT each director of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital and the Adoption of Amended M&A

Resolutions	1. For	2. Against	3. Abstain

Proposal No. 3
As an ordinary resolution:
THAT the Extraordinary General Meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the Extraordinary General Meeting to pass the special resolutions to be proposed at the Extraordinary General Meeting.

Please indicate your voting preference by ticking, or inserting the number of shares to be voted for or against or to abstain, the boxes above in respect of each resolution. If you do not complete this section, your proxy will vote or abstain at his/her discretion, as he/she will on any other business that may be raised at the Extraordinary General Meeting.
You may instruct your proxy to vote some or all of the shares in respect of which the proxy is appointed either for or against any resolution and/or abstain from voting as such proxy need not cast the votes in respect of your shares in the same way on any resolution. In this case, please specify in the voting boxes above the number of shares in respect of which your proxy is to vote for or against or to abstain in respect of each resolution.
If you have appointed more than one proxy, please specify in the voting boxes above the number of shares in respect of which each proxy is entitled to exercise the related votes. If you do not complete this information, the first person listed above shall be entitled to exercise all the votes in relation to the relevant resolution. If you have appointed more than one proxy, the first person listed above shall be entitled to vote on a show of hands.
If you have appointed another proxy to vote on a show of hands in a separate form (in which case the proxy appointed in this form may not vote on a show of hands) please tick this box: ☐
Signed:
Name:
Date:
In the case of joint holders the
senior holder (see note 4 below) should sign.
Please provide the names of all other
joint holders:

NOTES
IF YOU HAVE EXECUTED A STANDING PROXY, YOUR STANDING PROXY WILL BE VOTED AS INDICATED IN NOTE 2 BELOW, UNLESS YOU ATTEND THE EXTRAORDINARY GENERAL MEETING IN PERSON OR COMPLETE AND SEND IN THIS FORM APPOINTING A SPECIFIC PROXY.
1
A proxy need not be a shareholder of the Company. A shareholder entitled to attend and vote at the Extraordinary General Meeting is entitled to appoint one or more proxies to attend and vote in his/her stead. Please insert the name of the person(s) of your own choice that you wish to be appointed proxy in the space provided, failing which the Chairperson will be appointed as your proxy.

2
Any standing proxy previously deposited by a shareholder with the Company will be voted in favour of the resolutions to be proposed at the Extraordinary General Meeting unless revoked prior to the Extraordinary General Meeting or the shareholder attends the Extraordinary General Meeting in person or completes and returns this form appointing a specific proxy.

3
Whether or not you propose to attend the relevant meeting(s) in person, you are strongly advised to complete and return this form of proxy in accordance with these instructions. To be valid, this form must be completed and deposited (together with any power of attorney or other authority under which it is signed or a notarially certified copy of that power or authority) at the offices of Smart Share Global Limited at 6th Floor, 799 Tianshan W Road, Changning District, Shanghai 200335, People’s Republic of China, or send copies of the foregoing by email to ir@enmonster.com, in each case marked for the attention of the Investor Relations Department, as soon as possible and in any event not later than 48 hours before the time for holding the relevant meeting or any adjourned meeting. Returning this completed form of proxy will not preclude you from attending the relevant meeting(s) and voting in person if you so wish.

4
If two or more persons are jointly registered as holders of a share, the vote of the senior person who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of other joint holders. For this purpose seniority shall be determined by the order in which the names stand on the Company’s register of shareholders in respect of the relevant shares. The senior holder should sign this form, but the names of all other joint holders should be stated on the form in the space provided.

5
If this form is returned without an indication as to how the proxy shall vote, the proxy will exercise his/her discretion as to whether he/she votes and if so how.

6
This form of proxy is for use by shareholders only. If the appointor is a corporate entity this form of proxy must either be under its seal or under the hand of some officer or attorney duly authorised for that purpose.

7
Any alterations made to this form must be initialled by you.

8
A proxy may vote on a show of hands or on a poll.

ANNEX G
FORM OF ADS VOTING INSTRUCTION CARD

BNY: PO BOX 505006, Louisville, KY 40233-5006

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Smart Share Global Limited

Extraordinary General Meeting of Shareholders

For Shareholders of record as of [TBD], 2025

[DATE & TIME TBD], Local Time

Mail:

Smart Share Global Limited

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

BNY: PO BOX 505006, Louisville, KY 40233-5006 Smart Share Global Limited Mail:•Mark, sign and date your Proxy Card•Fold and return your Proxy Card in the postage-paid envelope provided For Shareholders of record as of [TBD], 2025 [DATE & TIME TBD], Local TimeYOUR VOTE IS IMPORTANT!PLEASE VOTE BY: 12:00 PM Eastern Time [TBD]Smart Share Global LimitedInstructions to The Bank of New York Mellon, as Depositary(Must be received prior to 12:00 PM Eastern Time on [DATE TBD], 2025)The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt of Smart Share Global Limited registered in the name of the undersigned on the books of the Depositary as of the close of business [DATE TBD], 2025 at the Extraordinary General Meeting of the Shareholders of Smart Share Global Limited to be held on [DATE TBD], 2025, [TIME TBD], at [LOCATION TBD].NOTE:1. Please direct the Depositary how it is to vote by marking X in the appropriate box opposite the resolution.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDECopyright © 2025 BetaNXT, Inc. or its affiliates. All Rights

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Please make your marks like this: Smart Share Global Limited Extraordinary General Meeting of Shareholders PROPOSALYOUR VOTEFORAGAINSTABSTAIN1.As a special resolution:THAT the Agreement and Plan of Merger, dated as of August 1, 2025 (the "Merger Agreement"), among the Company, Mobile Charging Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent") and Mobile Charging Investment Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent ("MidCo") and Mobile Charging Merger Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly-owned Subsidiary of MidCo ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company (the "Merger"), with the Company surviving the Merger as the surviving company and becoming a wholly-owned subsidiary of MidCo (such Merger Agreement being in the form attached as Annex A to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger required to be registered with the Registrar of Companies of the Cayman Islands in connection with the Merger (the "Plan of Merger") (such Plan of Merger being substantially in the form attached as Annex B to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), and the consummation of the transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the "Transactions") including (a)the Merger,(b)upon the Merger becoming effective (the "Effective Time"), the variation of the authorized share capital of the Company from US$120,000 divided into 1,200,000,000 shares of a par value of US$0.0001 each, comprising of(i) 840,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (ii) 240,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and (iii) 120,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the Board may determine in accordance with the existing memorandum and articles of association of the Company to US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each (the "Variation of Capital") and(c)the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of the Company (as the Surviving Company) at the Effective Time, in the form attached as Appendix II to the Plan of Merger (the "Adoption of Amended M&A"), be approved and authorized by the Company.2.As an ordinary resolution:THAT each director of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, the Variation of Capital, and the Adoption of Amended M&A.3.As an ordinary resolution:THAT the Extraordinary General Meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the Extraordinary General Meeting to pass the special resolutions to be proposed at the Extraordinary General Meeting.Authorized Signatures - Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable)Date Signature (if held jointly) Date

G-2